                                               Filed Pursuant to Rule 424(b) (5)
                                            Registration File No.: 333-116820-04

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 10, 2005)

                                 $1,590,262,000
                                  (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-MCP1
                                    as Issuer
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                                 --------------

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund.
The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer. The trust fund will consist of a pool of 111 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $1,737,992,952 and the other characteristics described in this prospectus supplement. The trust fund will issue multiple classes of commercial mortgage pass-through certificates, twelve of which are being offered by this prospectus supplement. The offered certificates will accrue interest from June 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-41 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

                                 --------------


                                               APPROXIMATE          APPROXIMATE
                           EXPECTED           INITIAL TOTAL           INITIAL
                           RATINGS        PRINCIPAL BALANCE OR     PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                        (S&P/MOODY'S)        NOTIONAL AMOUNT           RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
                       ---------------   ----------------------   --------------   -------------------   ------------------

Class A-1 ..........       AAA/Aaa           $   67,693,000           4.2180%           April 2010            June 2043
Class A-2 ..........       AAA/Aaa           $  346,500,000           4.5560%           June 2010             June 2043
Class A-3 ..........       AAA/Aaa           $   47,661,000           4.6740%           June 2012             June 2043
Class A-SB .........       AAA/Aaa           $  100,000,000           4.6740%         September 2014          June 2043
Class A-4 ..........       AAA/Aaa           $  526,039,000           4.7470%            May 2015             June 2043
Class A-1A .........       AAA/Aaa           $  128,700,000           4.7350%            May 2015             June 2043
Class AM ...........       AAA/Aaa           $  173,800,000           4.8050%           June 2015             June 2043
Class AJ ...........       AAA/Aaa           $  115,142,000           4.8450%           June 2015             June 2043
Class B ............        AA/Aa2           $   36,932,000           4.9340%           June 2015             June 2043
Class C ............       AA-/Aa3           $   15,208,000           4.9530%           June 2015             June 2043
Class D ............         A/A2            $   32,587,000           5.0230%           June 2015             June 2043
Class XP ...........       AAA/Aaa           $1,694,554,000           0.5970%           June 2013             June 2043


     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                                 --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, PNC Capital Markets, Inc. and Wachovia Capital Markets, LLC are the
underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 42.0% of the class A-3 certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class A-3 certificates and all other classes of offered certificates. PNC Capital Markets,
Inc. and Wachovia Capital Markets, LLC will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 29, 2005. We expect to receive from this offering approximately
$1,655,796,463 in sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2005, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this prospectus supplement.

                                 --------------

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

PNC CAPITAL MARKETS, INC.                                    WACHOVIA SECURITIES

                                 --------------

            The date of this prospectus supplement is June 21, 2005.

                     MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

        Commercial Mortgage Pass-Through Certificates, Series 2005-MCP1
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

NEW YORK                      OKLAHOMA                    WASHINGTON
12 properties                 4 properties                13 properties
$344,305,392                  $13,959,707                 $50,816,159
19.8% of IPB                  0.8% of IPB                 2.9% of IPB

CONNECTICUT                   TEXAS                       WYOMING
2 properties                  11 properties               1 property
$16,219,139                   $117,975,040                $2,250,501
0.9% of IPB                   6.8% of IPB                 0.1% of IPB

NEW JERSEY                    NEW MEXICO                  MONTANA
7 properties                  2 properties                2 properties
$58,966,985                   $3,387,762                  $2,702,828
3.4% of IPB                   0.2% of IPB                 0.2% of IPB

MARYLAND                      COLORADO                    NEBRASKA
1 property                    3 properties                1 property
$11,967,335                   $7,676,107                  $2,157,523
0.7% of IPB                   0.4% of IPB                 0.1% of IPB

WEST VIRGINIA                 HAWAII                      MISSOURI
1 property                    3 properties                10 properties
$592,850                      $111,839,031                $35,608,543
0.0% of IPB                   6.4% of IPB                 2.0% of IPB

VIRGINIA                      ARIZONA                     ILLINOIS
9 properties                  12 properties               13 properties
$168,586,589                  $114,999,734                $75,478,345
9.7% of IPB                   6.6% of IPB                 4.3% of IPB

NORTH CAROLINA                SOUTHERN CALIFORNIA         MINNESOTA
2 properties                  30 properties               3 properties
$3,301,948                    $245,566,826                $14,119,642
0.2% of IPB                   14.1% of IPB                0.8% of IPB

GEORGIA                       CALIFORNIA                  WISCONSIN
3 properties                  33 properties               5 properties
$11,359,239                   $274,130,367                $5,561,230
0.7% of IPB                   15.8% of IPB                0.3% of IPB

FLORIDA                       NORTHERN CALIFORNIA         INDIANA
11 properties                 3 properties                5 properties
$100,677,045                  $28,563,541                 $15,126,993
5.8% of IPB                   1.6% of IPB                 0.9% of IPB

KENTUCKY                      NEVADA                      MICHIGAN
2 properties                  4 properties                6 properties
$17,200,000                   $23,474,945                 $31,168,144
1.0% of IPB                   1.4% of IPB                 1.8% of IPB

MISSISSIPPI                   OREGON                      OHIO
1 property                    2 properties                11 properties
$645,381                      $7,093,388                  $62,311,985
0.0% of IPB                   0.4% of IPB                 3.6% of IPB

KANSAS                        ALASKA                      PENNSYLVANIA
6 properties                  1 property                  3 properties
$15,324,366                   $2,776,638                  $14,232,070
0.9% of IPB                   0.2% of IPB                 0.8% of IPB

                                         ---------------------------------------
                                          [ ] < 1.0% of Cut-Off Date Balance
                                          [ ] 1.0%-5.0% of Cut-Off Date Balance
                                          [ ] 5.1%-10.0% of Cut-Off Date Balance
                                          [ ] > 10.0% of Cut-Off Date Balance
                                         ---------------------------------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                                                            Page
                                                                            ----
Important Notice About the Information Contained in this Prospectus
  Supplement, the Accompanying Prospectus and the Related

Annex A-1    --    Certain Characteristics of the Mortgage Loans
Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans
Annex B      --    Certain Characteristics Regarding Multifamily Properties
Annex C      --    Structural and Collateral Term Sheet
Annex D      --    Class XP Reference Rate Schedule
Annex E      --    Form of Trustee Report
Annex F      --    Class A-SB Planned Principal Balance Schedule

                                   PROSPECTUS
                                   ----------
                                                                            Page
                                                                            ----

                                      S-3

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

     If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until September 23, 2005, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                  OVERVIEW OF THE SERIES 2005-MCP1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2005-MCP1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1



                                              APPROX.        APPROX. %                       APPROX.
                             APPROX. %     INITIAL TOTAL     OF INITIAL        PASS-         INITIAL     WEIGHTED
              EXPECTED         TOTAL     PRINCIPAL BALANCE    MORTGAGE        THROUGH         PASS-       AVERAGE
               RATINGS        CREDIT        OR NOTIONAL         POOL            RATE         THROUGH       LIFE       PRINCIPAL
  CLASS      S&P/MOODY'S      SUPPORT         AMOUNT          BALANCE       DESCRIPTION        RATE       (YEARS)       WINDOW
 -------     -----------     ---------   -----------------   ----------     -----------      -------     --------    -----------

Offered Certificates
A-1            AAA/Aaa        30.000%    $    67,693,000        3.895%         Fixed         4.2180%       2.667     07/05-04/10
A-2            AAA/Aaa        30.000%    $   346,500,000       19.937%         Fixed         4.5560%       4.939     04/10-06/10
A-3            AAA/Aaa        30.000%    $    47,661,000        2.742%         Fixed         4.6740%       6.909     04/12-06/12
A-SB           AAA/Aaa        30.000%    $   100,000,000        5.754%        WAC Cap        4.6740%       7.210     06/10-09/14
A-4            AAA/Aaa        30.000%    $   526,039,000       30.267%        WAC Cap        4.7470%       9.717     09/14-05/15
A-1A           AAA/Aaa        30.000%    $   128,700,000        7.405%        WAC Cap        4.7350%       9.081     07/05-05/15
AM             AAA/Aaa        20.000%    $   173,800,000       10.000%        WAC Cap        4.8050%       9.941     05/15-06/15
AJ             AAA/Aaa        13.375%    $   115,142,000        6.625%        WAC Cap        4.8450%       9.953     06/15-06/15
B              AA/Aa2         11.250%    $    36,932,000        2.125%        WAC Cap        4.9340%       9.953     06/15-06/15
C              AA-/Aa3        10.375%    $    15,208,000        0.875%        WAC Cap        4.9530%       9.953     06/15-06/15
D               A/A2          8.500%     $    32,587,000        1.875%        WAC Cap        5.0230%       9.953     06/15-06/15
XP             AAA/Aaa          N/A      $ 1,694,554,000        N/A         Variable IO      0.5970%        N/A          N/A

Certificates Not Offered
E                N/A          7.375%     $    19,553,000        1.125%        WAC Cap        5.1310%        N/A          N/A
F                N/A          5.750%     $    28,242,000        1.625%          WAC          5.3435%        N/A          N/A
G                N/A          4.750%     $    17,380,000        1.000%          WAC          5.3565%        N/A          N/A
H                N/A          3.500%     $    21,725,000        1.250%          WAC          5.3565%        N/A          N/A
J                N/A          3.125%     $     6,518,000        0.375%        WAC Cap        4.5490%        N/A          N/A
K                N/A          2.625%     $     8,690,000        0.500%        WAC Cap        4.5490%        N/A          N/A
L                N/A          2.250%     $     6,517,000        0.375%        WAC Cap        4.5490%        N/A          N/A
M                N/A          2.000%     $     4,345,000        0.250%        WAC Cap        4.5490%        N/A          N/A
N                N/A          1.750%     $     4,345,000        0.250%        WAC Cap        4.5490%        N/A          N/A
P                N/A          1.250%     $     8,690,000        0.500%        WAC Cap        4.5490%        N/A          N/A
Q                N/A          0.000%     $    21,725,951        1.250%        WAC Cap        4.5490%        N/A          N/A
XC               N/A            N/A      $ 1,737,992,951        N/A         Variable IO      0.0492%        N/A          N/A


     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H,
          J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the

                                      S-5

          holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The class XC and XP certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
          P and Q certificates outstanding from time to time.

     o    For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of
          $63,711,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
          $128,349,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D,
          E, F, G, H, J, K and L certificates outstanding from time to time. The total notional amount of the class XP certificates will decline from time to time, in the manner described under "Description of the
          Offered Certificates--General" in this prospectus supplement. In any event, the total notional amount of the class XP certificates will be zero following the distribution date in June 2013.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Standard & Poor's
          Ratings Services, a division of The McGraw-Hill Companies, Inc. and
          Moody's Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in June 2043. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for the class
          A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, collectively.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates

                                      S-6

          on the mortgage loans from time to time minus, in the case of the class F certificates, a specified percentage.

     o    The pass-through rates for the class XC and XP certificates will be variable and, as to each such class, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates; provided that the class XP certificates will in no event accrue interest following the end of the May 2013 interest accrual period. Those strip rates will be calculated by reference to, among other things, a weighted average of the adjusted net mortgage interest rates on the mortgage loans and/or a reference rate.

     o    The pass-through rates applicable to the class XC and XP certificates will, as an aggregate matter, generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances.

     o    The initial pass-through rates listed for the class XC and XP certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o    The weighted average lives and principal windows for the respective classes of offered certificates with principal balances have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity (which means a 0% CPR; see "Yield and Maturity Considerations" in this prospectus supplement, including "--CPR Model"),

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

          See "Yield and Maturity Considerations--Weighted Average Lives" in
          this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   net of the sum of the per annum rates at which the related master servicing fee and the trustee fee accrue,

                                      S-7

          2.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          3.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          4.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          5.   as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

     The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex
A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of June 1, 2005. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information; Incorporation by Reference" in the accompanying prospectus.

     For purposes of making distributions to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, with an initial loan group 1 balance of $1,609,291,155 and representing approximately 92.6% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 11 mortgage loans, with an initial loan group 2 balance of $128,701,796 and representing approximately 7.4% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                RELEVANT PARTIES
                                ----------------

WE AND US.....................  Our name is Merrill Lynch Mortgage Investors,
                                Inc. We are a special purpose Delaware
                                corporation. Our address is 4 World Financial
                                Center, 16th Floor, 250 Vesey Street, New York,
                                New York 10080 and our telephone number is (212)
                                449-1000. See "Merrill Lynch Mortgage Investors,
                                Inc." in the accompanying prospectus.

TRUSTEE.......................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of
                                all the certificateholders. Wells Fargo Bank,
                                N.A. maintains an office at Sixth Street and
                                Marquette Avenue, MAC N9309-121, Minneapolis,
                                Minnesota for

                                      S-8

                                certificate transfers and surrenders; and
                                another office at 9062 Old Annapolis Road,
                                Columbia, Maryland for all other purposes. The
                                trustee will be responsible for distributing
                                payments to certificateholders and delivering
                                certain reports to certificateholders that
                                provide various details regarding the
                                certificates and the mortgage loans. In
                                addition, the trustee will also be primarily
                                responsible for back-up advancing. The trustee
                                will also have, or be responsible for appointing
                                an agent to perform, additional duties with
                                respect to tax administration. See "Description
                                of the Offered Certificates--The Trustee" in
                                this prospectus supplement.

MASTER SERVICER...............  Midland Loan Services, Inc., a Delaware
                                corporation, will act as master servicer with
                                respect to the mortgage loans. The master
                                servicer will be primarily responsible for
                                collecting payments and gathering information
                                with respect to the mortgage loans. See
                                "Servicing of the Mortgage Loans--The Master
                                Servicer and the Special Servicer" in this
                                prospectus supplement. Midland Loan Services,
                                Inc. is a subsidiary of PNC Bank, National
                                Association, one of the mortgage loan sellers,
                                and an affiliate of PNC Capital Markets, Inc.,
                                one of the underwriters.

SPECIAL SERVICER..............  Midland Loan Services, Inc., which is also acting as master servicer, will act as special
                                servicer with respect to the mortgage loans. The
                                special servicer will be primarily responsible
                                for making decisions and performing certain
                                servicing functions with respect to the mortgage
                                loans that, in general, are in default or as to
                                which default is imminent. See "--Master
                                Servicer" above and "Servicing of the Mortgage
                                Loans--The Master Servicer and the Special
                                Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
CERTIFICATEHOLDERS............  The holders-- or, if applicable, beneficial owners--of certificates representing a majority
                                interest in a designated controlling class of
                                the certificates (initially the class Q
                                certificates) will have the right, subject to
                                the conditions described under "Servicing of the
                                Mortgage Loans--The Controlling Class
                                Representative and the Westchester Controlling
                                Subordinate Noteholder" and "--Replacement of
                                the Special Servicer" in this prospectus
                                supplement, to--

                                o  replace the special servicer; and

                                o  select a representative that may direct and
                                   advise the special servicer on various
                                   servicing matters with respect to the
                                   mortgage loans, except to the extent that the
                                   holder of one of the non-trust subordinate
                                   loans described under "--The Westchester
                                   Controlling Subordinate Noteholder" below,
                                   may exercise those rights with respect to the
                                   mortgage loan that we identify on Annex A-1
                                   to this prospectus supplement as The
                                   Westchester.

                                      S-9

                                Unless there are significant losses on the
                                mortgage loans, the controlling class of
                                certificateholders will be the holders of a
                                non-offered class of certificates.

THE WESTCHESTER CONTROLLING
SUBORDINATE NOTEHOLDER AND
WESTCHESTER PARI PASSU
NON-TRUST LOAN NOTEHOLDER.....  As indicated under "--The Mortgage Loans and the
                                Mortgaged Real Properties--Loan Combinations"
                                below, the mortgage loan secured by the
                                mortgaged real property identified on Annex A-1
                                to this prospectus supplement as The
                                Westchester, is part of a loan combination that
                                includes multiple other loans, one (1) of which
                                is pari passu in right of payment and in other
                                respects to the Westchester pari passu trust
                                mortgage loan, and the others of which are
                                subordinate in right of payment and in other
                                respects to the Westchester pari passu trust
                                mortgage loan and the Westchester pari passu
                                non-trust loan. The Westchester subordinate
                                non-trust loans are grouped into three (3) tiers
                                of seniority--a "B note" tier, a "C note" tier
                                and a "D note" tier, each of which consists of
                                one or more subordinate non-trust loans.

                                The designated holder of the most junior
                                Westchester subordinate non-trust loan (or tier
                                of loans) that has an outstanding principal
                                balance, as reduced by, among other things, any
                                appraisal reduction amounts and principal
                                payments, that is equal to or greater than 25%
                                of its original principal balance, will have the
                                right, in lieu of the controlling class of
                                certificateholders, to direct and advise the
                                master servicer and special servicer on various
                                servicing matters with respect to the
                                Westchester loan combination and the related
                                mortgaged real property, in similar, but not
                                identical, manner to that described in
                                "--Controlling Class of Certificateholders"
                                above. See "Description of the Mortgage
                                Pool--Loan Combinations--Westchester Loan
                                Combination" in this prospectus supplement.

                                The holder of the Westchester pari passu
                                non-trust loan will have the right, directly or
                                through a representative to consult with the
                                master servicer and/or the special servicer with
                                respect to various servicing matters affecting
                                the Westchester loan combination.

MORTGAGE LOAN SELLERS.........  We will acquire the mortgage loans that will back the certificates from--

                                o  Merrill Lynch Mortgage Lending, Inc., a
                                   Delaware corporation;

                                o  Countrywide Commercial Real Estate Finance,
                                   Inc., a California corporation; and

                                o  PNC Bank, National Association, a national
                                   banking association;

                                      S-10

                                each of which originated or acquired the
                                mortgage loans to be included in the trust.

                                See "Description of the Mortgage Pool--The
                                Mortgage Loan Sellers" in this prospectus
                                supplement.

                                The following table shows the number of mortgage
                                loans that we expect will be sold to us by each
                                mortgage loan seller and the respective
                                percentages that those mortgage loans represent
                                of the initial mortgage pool balance, the
                                initial loan group 1 balance and the initial
                                loan group 2 balance.



                                                                                             % OF         % OF
                                                           AGGREGATE            % OF        INITIAL      INITIAL
                                           NUMBER OF      CUT-OFF DATE        INITIAL        LOAN         LOAN
                  MORTGAGE                 MORTGAGE        PRINCIPAL       MORTGAGE POOL    GROUP 1      GROUP 2
                 LOAN SELLER                 LOANS          BALANCE           BALANCE       BALANCE      BALANCE
----------------------------------------   ---------    ----------------   -------------    -------      -------

1.  Merrill Lynch Mortgage Lending, Inc.       49       $    979,944,449        56.4%         57.8%        39.0%
2.  Countrywide Commercial Real Estate
      Finance, Inc.                            29            456,814,657        26.3          26.8         19.8
3.  PNC Bank, National Association             33            301,233,846        17.3          15.4         41.2
                                           ---------    ----------------   -------------    -------      -------
                                              111       $  1,737,992,952         100%          100%         100%


UNDERWRITERS..................  The underwriters for this offering are: Merrill
                                Lynch, Pierce, Fenner & Smith Incorporated, a
                                Delaware corporation; Countrywide Securities
                                Corporation, a California corporation; PNC
                                Capital Markets, Inc., a Pennsylvania
                                corporation; and Wachovia Capital Markets, LLC,
                                a Delaware limited liability company. See
                                "Method of Distribution" in this prospectus
                                supplement. Merrill Lynch, Pierce, Fenner &
                                Smith Incorporated is our affiliate and is an
                                affiliate of one of the mortgage loan sellers.
                                Countrywide Securities Corporation is an
                                affiliate of another of the mortgage loan
                                sellers. PNC Capital Markets, Inc. is an
                                affiliate of the remaining mortgage loan seller
                                and Midland Loan Services, Inc., the initial
                                master servicer and initial special servicer.

                                Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated and Countrywide Securities
                                Corporation are acting as co-lead managers for
                                this offering. PNC Capital Markets, Inc. and
                                Wachovia Capital Markets, LLC are acting as
                                co-managers for this offering. Merrill Lynch,
                                Pierce, Fenner & Smith Incorporated and
                                Countrywide Securities Corporation are acting as
                                joint bookrunning managers in the following
                                manner: Countrywide Securities Corporation is
                                acting as sole bookrunning manager with respect
                                to 42.0% of the class A-3 certificates, and
                                Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated is acting as sole bookrunning
                                manager with respect with respect to the
                                remainder of the class A-3 certificates and all
                                other classes of offered certificates.

                                      S-11

                           RELEVANT DATES AND PERIODS
                           --------------------------

CUT-OFF DATE..................  References in this prospectus supplement to the
                                "cut-off date" mean, individually and
                                collectively, as the context may require, with
                                respect to each mortgage loan, the related due
                                date of that mortgage loan in June 2005 or, with
                                respect to those mortgage loans, if any, that
                                were originated in May or June 2005 and have
                                their first payment date in July 2005, June 1,
                                2005 or, with respect to those mortgage loans,
                                if any, that were originated in June 2005 and
                                have their first due date in August 2005, the
                                date of origination. All payments and
                                collections received on each mortgage loan after
                                the cut-off date, excluding any payments or
                                collections that represent amounts due on or
                                before that date, will belong to the trust fund.

                                With respect to five (5) mortgage loans (loan
                                numbers 5, 13, 38, 67 and 102), representing
                                7.3% of the initial mortgage pool balance, which
                                were originated in June 2005 and, in the case of
                                one (1) mortgage loan (loan number 29), a
                                portion of which will be advanced to the related
                                borrower prior to the date of initial issuance
                                of the certificates, the related mortgage loan
                                sellers will each deposit, for the benefit of
                                the trust, an amount that will cause the trust
                                to receive, in July 2005, a full month's
                                interest (and, in the case of loan number 29,
                                the related principal payment) with respect to
                                each of those mortgage loans. For purposes of
                                determining distributions on the certificates,
                                those supplemental interest payments should be
                                considered payments by the related borrowers.

CLOSING DATE..................  The date of initial issuance for the offered certificates will be on or about June 29, 2005.

DETERMINATION DATE............  For any distribution date, the fourth business day prior to the distribution date.

                                Notwithstanding the foregoing, the master
                                servicer may make its determination as to the
                                collections received in respect of the mortgage
                                loans originated by Countrywide Commercial Real
                                Estate Finance, Inc. as of a later date during
                                each month because those mortgage loans provide
                                for monthly debt-service payments to be due on
                                the 8th day of each month.

DISTRIBUTION DATE.............  Payments on the offered certificates are scheduled to occur monthly, commencing in July
                                2005. During any given month, the distribution
                                date will be the 12th day of such month or, if
                                the 12th day is not a business day, the next
                                succeeding business day.

RECORD DATE...................  The record date for each monthly payment on an offered certificate will be the last business
                                day of the prior calendar month. The registered
                                holders of the offered certificates at the close
                                of business on each record date will be entitled
                                to receive

                                      S-12

                                any payments on those certificates on the
                                following distribution date.

RATED FINAL DISTRIBUTION
DATE..........................  The rated final distribution date for each class of the offered certificates is the distribution
                                date in June 2043.

ASSUMED FINAL DISTRIBUTION
DATES.........................  The distribution date on which each class of offered certificates is expected to be paid in
                                full (or, in the case of the class XP
                                certificates, the distribution date on which its
                                notional amount is expected to be reduced to
                                zero), assuming, among other things, no
                                delinquencies, losses, modifications, extensions
                                of maturity dates, repurchases or, except as
                                contemplated by the next sentence, prepayments
                                of the mortgage loans after the initial issuance
                                of the certificates, is set forth opposite that
                                class in the table below. For purposes of the
                                table, each mortgage loan with an anticipated
                                repayment date is assumed to repay in full on
                                its anticipated repayment date.

                                                        MONTH AND YEAR OF
                                     CLASS       ASSUMED FINAL DISTRIBUTION DATE
                                ---------------  -------------------------------
                                      A-1                  April 2010
                                      A-2                   June 2010
                                      A-3                   June 2012
                                     A-SB                September 2014
                                      A-4                   May 2015
                                     A-1A                   May 2015
                                      AM                    June 2015
                                      AJ                    June 2015
                                       B                    June 2015
                                       C                    June 2015
                                       D                    June 2015
                                      XP                    June 2013

                                See the maturity assumptions described under
                                "Yield and Maturity Considerations" in this
                                prospectus supplement for further assumptions
                                that were taken into account in determining the
                                assumed final distribution dates.

COLLECTION PERIOD.............  On any distribution date, amounts available for payment on the offered certificates will depend
                                on the payments and other collections received,
                                and any advances of payments due, on the
                                mortgage loans during the related collection
                                period. Each collection period--

                                o  will relate to a particular distribution
                                   date;

                                o  will be approximately one month long;

                                o  will begin on the day after the determination
                                   date in the immediately preceding month or,
                                   in the case of the first collection period,
                                   will begin immediately following the cut-off
                                   date; and

                                      S-13

                                o  will end on the determination date in the
                                   month of the related distribution date.

                                However, the collection period for any
                                distribution date for the mortgage loans
                                originated by Countrywide Commercial Real Estate
                                Finance, Inc. may differ from the collection
                                period with respect to the rest of the mortgage
                                pool for that distribution date. Accordingly,
                                there may be two collection periods with respect
                                to each distribution date--

                                o  a collection period with respect to mortgage
                                   loans originated by Countrywide Commercial
                                   Real Estate Finance, Inc., and

                                o  a collection period with respect to the rest
                                   of the mortgage pool.

                                Unless the context clearly indicates otherwise,
                                references in any other portion of this
                                prospectus supplement to "collection period"
                                will mean, one or both, as the context requires,
                                of the foregoing two (2) collection periods for
                                the subject distribution date.

INTEREST ACCRUAL PERIOD.......  The amount of interest payable with respect to the offered certificates on any distribution
                                date will be a function of the interest accrued
                                during the related interest accrual period. The
                                interest accrual period for any distribution
                                date will be the calendar month immediately
                                preceding the month in which that distribution
                                date occurs; provided that, for the purposes of
                                calculating interest on the interest-bearing
                                classes of the certificates, each interest
                                accrual period will be deemed to consist of 30
                                days and each year will be deemed to consist of
                                360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES
                     ---------------------------------------

GENERAL.......................  The trust fund will issue 27 classes of the certificates with an approximate total principal
                                balance at initial issuance equal to
                                $1,737,992,951. Twelve (12) of those classes of
                                the certificates are being offered by this
                                prospectus supplement. The remaining classes of
                                the certificates will be offered separately in a
                                private offering.

                                The classes offered by this prospectus
                                supplement are:

                                o  class A-1, A-2, A-3, A-SB, A-4 and A-1A,

                                o  class AM,

                                o  class AJ,

                                o  class B,

                                      S-14

                                o  class C,

                                o  class D, and

                                o  class XP.

                                Distributions on the offered certificates will
                                be made solely from collections on the mortgage
                                pool. The offered certificates are
                                mortgage-backed securities issued by the trust
                                fund.

REGISTRATION AND
DENOMINATIONS.................  We intend to deliver the offered certificates in book-entry form in original denominations of--

                                o  in the case of the class XP certificates,
                                   $100,000 initial notional amount and in any
                                   whole dollar denominations in excess of
                                   $100,000; and

                                o  in the case of the other classes of offered
                                   certificates, $25,000 initial principal
                                   balance and in any whole dollar denomination
                                   in excess of $25,000.

                                You will initially hold your offered
                                certificates through The Depository Trust
                                Company and they will be registered in the name
                                of Cede & Co. as nominee for The Depository
                                Trust Company. As a result, you will not receive
                                a fully registered physical certificate
                                representing your interest in any offered
                                certificate, except under the limited
                                circumstances described under "Description of
                                the Offered Certificates--Registration and
                                Denominations" in this prospectus supplement and
                                under "Description of the
                                Certificates--Book-Entry Registration" in the
                                accompanying prospectus.

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL
ISSUANCE......................  The table appearing under the caption
                                "--Overview of the Series 2005-MCP1
                                Certificates" above identifies for each class of
                                the certificates, excluding the class Z, R-I and
                                R-II certificates, the approximate total initial
                                principal balance or notional amount, as
                                applicable, of that class.

                                The actual total initial principal balance or
                                notional amount of any class of certificates may
                                be larger or smaller than the amount shown
                                above, depending on the actual size of the
                                initial mortgage pool balance or for other
                                reasons. The actual size of the initial mortgage
                                pool balance may be as much as 5% larger or
                                smaller than the amount presented in this
                                prospectus supplement.

                                The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
                                AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                certificates are the only certificates with
                                principal balances and are sometimes referred to
                                as the principal balance certificates. The
                                principal balance of any of those certificates
                                at any time represents the maximum

                                      S-15

                                amount that the holder may receive as principal
                                out of cashflow received on or with respect to
                                the mortgage loans.

                                The class XC and XP certificates do not have
                                principal balances. They are interest-only
                                certificates. For a description of the notional
                                amounts of the class XC and XP certificates, see
                                "Description of the Offered
                                Certificates--General" in this prospectus
                                supplement.

                                The class R-I, R-II and Z certificates do not
                                have principal balances or notional amounts. The
                                class R-I and R-II certificates are residual
                                interest certificates, and the holders of the
                                class R-I and R-II certificates are not expected
                                to receive any material payments. The class Z
                                certificates represent the right to receive
                                additional interest, if any, accrued and
                                received in respect of mortgage loans with
                                anticipated repayment dates.

PASS-THROUGH RATE.............  The table appearing under the caption
                                "--Overview of the Series 2005-MCP1
                                Certificates" above provides the indicated
                                information regarding the pass-through rate at
                                which each interest-bearing class of the
                                certificates will accrue interest.

                                The pass-through rates for the class A-1, A-2
                                and A-3 certificates will, in the case of each
                                of these classes, be fixed at the rate per annum
                                identified in the table appearing under the
                                caption "--Overview of the Series 2005-MCP1
                                Certificates" above as the initial pass-through
                                rate for the subject class.

                                The pass-through rates for the class A-SB, A-4,
                                A-1A, AM, AJ, B, C, D, E, J, K, L, M, N, P and Q
                                certificates will, in the case of each of these
                                classes, be a variable rate that, with respect
                                to any interest accrual period, is equal to the
                                lesser of:

                                (a) the rate per annum identified in the table
                                    appearing under the caption "--Overview of
                                    the Series 2005-MCP1 Certificates" above as
                                    the initial pass-through rate for the
                                    subject class, and

                                (b) a weighted average of the adjusted net
                                    mortgage interest rates on the mortgage
                                    loans for the related distribution date.

                                The pass-through rate for the class F, G and H
                                certificates will, in the case of each of these
                                classes, be a variable rate that, with respect
                                to any interest accrual period, is equal to a
                                weighted average of the adjusted net mortgage
                                interest rates on the mortgage loans for the
                                related distribution date minus, in the case of
                                the class F certificates, 0.013%.

                                The pass-through rates for the class XC and XP
                                certificates will be variable and, as to each
                                such class, will equal the weighted average of
                                the respective strip rates at which interest
                                accrues

                                      S-16

                                from time to time on the respective components
                                of the total notional amount of the subject
                                class of certificates; provided that the class
                                XP certificates will in no event accrue interest
                                following the end of the May 2013 interest
                                accrual period.

                                When we refer to the adjusted net mortgage
                                interest rate of a mortgage loan in this
                                "--Pass-Through Rate" subsection, we mean the
                                net mortgage interest rate for that mortgage
                                loan as calculated and adjusted in the manner
                                described in the final bullet under "--Overview
                                of the Series 2005-MCP1 Certificates" above.

                                For additional information regarding the
                                pass-through rates for the interest-bearing
                                classes of the certificates, see "Description of
                                the Offered Certificates--Calculation of
                                Pass-Through Rates" in this prospectus
                                supplement.

PAYMENTS

A. GENERAL....................  For purposes of making distributions to the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                certificates, the mortgage loans will be deemed
                                to consist of two distinct groups, loan group 1
                                and loan group 2. Loan group 1 will consist of
                                100 mortgage loans, with an initial loan group 1
                                balance of $1,609,291,155 and representing
                                approximately 92.6% of the initial mortgage pool
                                balance, that are secured by the various
                                property types that constitute collateral for
                                those mortgage loans. Loan group 2 will consist
                                of 11 mortgage loans, with an initial loan group
                                2 balance of $128,701,796 and representing
                                approximately 7.4% of the initial mortgage pool
                                balance, that are secured by multifamily and
                                manufactured housing community properties. Annex
                                A-1 to this prospectus supplement sets forth the
                                loan group designation with respect to each
                                mortgage loan.

                                On each distribution date, to the extent of
                                available funds attributable to the mortgage
                                loans as described below, the trustee will make
                                payments of interest and, except in the case of
                                the class XC and XP certificates, principal to
                                the holders of the following classes of
                                certificates, in the following order:

                                      S-17

                                    PAYMENT ORDER                CLASS
                                ---------------------  -------------------------
                                          1            A-1, A-2, A-3, A-SB, A-4,
                                                            A-1A, XC and XP
                                          2                       AM
                                          3                       AJ
                                          4                        B
                                          5                        C
                                          6                        D
                                          7                        E
                                          8                        F
                                          9                        G
                                         10                        H
                                         11                        J
                                         12                        K
                                         13                        L
                                         14                        M
                                         15                        N
                                         16                        P
                                         17                        Q

                                Payments of interest in respect of the class
                                A-1, A-2, A-3, A-SB and A-4 certificates will be
                                made pro rata, based on entitlement, to the
                                extent of available funds attributable to the
                                mortgage loans in loan group 1. Payments of
                                interest in respect of the class A-1A
                                certificates will be made to the extent of
                                available funds attributable to the mortgage
                                loans in loan group 2. Payments of interest on
                                the class XC and XP certificates will be made
                                pro rata, based on entitlement, and without
                                regard to loan groups. If, on any distribution
                                date, the funds available for distribution are
                                insufficient to pay in full the total amount of
                                interest to be paid to any of the class A-1,
                                A-2, A-3, A-SB, A-4, A-1A, XC and/or XP
                                certificates, then the funds available for
                                distribution will be allocated among all these
                                classes pro rata in accordance with their
                                interest entitlements, without regard to loan
                                groups.

                                Allocation of principal payments among the class
                                A-1, A-2, A-3, A-SB, A-4 and A-1A certificates
                                is described under "--Payments--Payments of
                                Principal" below. The class XC and XP
                                certificates do not have principal balances and
                                do not entitle their holders to payments of
                                principal. See "Description of the Offered
                                Certificates--Payments--Priority of Payments" in
                                this prospectus supplement.

                                No payments or other collections on the
                                "non-trust" loans described under "--The
                                Mortgage Loans and the Mortgaged Real
                                Properties--Payment and Other Terms--Loan
                                Combinations" below, which are not part of the
                                trust fund, will be available for distributions
                                on the certificates.

                                      S-18

B. PAYMENTS OF INTEREST.......  Each class of certificates will bear interest, with the exception of the class Z, R-I and R-II
                                certificates. With respect to each
                                interest-bearing class of certificates, that
                                interest will accrue during each interest
                                accrual period based upon--

                                o  the pass-through rate applicable for the
                                   particular class for that interest accrual
                                   period;

                                o  the total principal balance or notional
                                   amount, as the case may be, of the particular
                                   class outstanding immediately prior to the
                                   related distribution date; and

                                o  the assumption that each year consists of
                                   twelve 30-day months.

                                A whole or partial prepayment on a mortgage loan
                                may not be accompanied by the amount of one full
                                month's interest on the prepayment. As and to
                                the extent described under "Description of the
                                Offered Certificates--Payments--Payments of
                                Interest" in this prospectus supplement, these
                                shortfalls may be allocated to reduce the amount
                                of accrued interest otherwise payable to the
                                holders of the respective interest-bearing
                                classes of the certificates (other than the
                                class XC and XP certificates).

                                On each distribution date, subject to available
                                funds and the payment priorities described under
                                "--Payments--General" above, you will be
                                entitled to receive your proportionate share of
                                all unpaid interest accrued with respect to your
                                class of offered certificates through the end of
                                the related interest accrual period less (other
                                than in the case of the class XP certificates)
                                your class's share of any shortfalls in interest
                                collections due to prepayments on mortgage loans
                                that are not offset by certain payments made by
                                the master servicer.

                                If, as described below under "--Payments of
                                Principal", collections of principal are
                                insufficient to make a full reimbursement for
                                nonrecoverable advances, those amounts may be
                                reimbursed from interest on the mortgage loans,
                                thereby reducing the amount of interest
                                otherwise distributable on the interest-bearing
                                certificates on the related distribution date.

                                See "Description of the Offered
                                Certificates--Payments--Payments of Interest",
                                "--Payments--Priority of Payments" and
                                "--Calculation of Pass-Through Rates" in this
                                prospectus supplement.

                                No payments or other collections of interest on
                                the non-trust loans described under "--The
                                Mortgage Loans and the Mortgaged Real
                                Properties--Payment and Other Terms--Loan
                                Combinations" below, which are not part of the
                                trust fund, will be available for distribution
                                on the interest-bearing classes of the
                                certificates.

                                      S-19

C. PAYMENTS OF PRINCIPAL......  The class XC, XP, R-I, R-II and Z certificates do not have principal balances and do not
                                entitle their holders to payments of principal.
                                Subject to available funds and the payment
                                priorities described under "--Payments--General"
                                above, however, the holders of each class of
                                principal balance certificates will be entitled
                                to receive a total amount of principal over time
                                equal to the initial principal balance of their
                                particular class. The trustee will be required
                                to make payments of principal in a specified
                                sequential order to ensure that--

                                o  no payments of principal will be made to the
                                   holders of the class E, F, G, H, J, K, L, M,
                                   N, P or Q certificates until the total
                                   principal balance of the offered
                                   certificates, exclusive of the class XP
                                   certificates, is reduced to zero;

                                o  no payments of principal will be made to the
                                   holders of the class AM, AJ, B, C or D
                                   certificates until, in the case of each of
                                   those classes, the total principal balance of
                                   all more senior classes of offered
                                   certificates, exclusive of the class XP
                                   certificates, is reduced to zero; and

                                o  except as described below in the following
                                   two paragraphs, payments of principal will be
                                   made--

                                   (i)  to the holders of the class A-1, A-2,
                                        A-3, A-SB and A-4 certificates, in
                                        sequential order, in an amount equal to
                                        the funds allocated to principal with
                                        respect to mortgage loans in loan group
                                        1 and, after the total principal balance
                                        of the class A-1A certificates has been
                                        reduced to zero, the funds allocated to
                                        principal with respect to mortgage loans
                                        in loan group 2, until the respective
                                        total principal balances of the class
                                        A-1, A-2, A-3, A-SB and A-4
                                        certificates, in that order, are reduced
                                        to zero, and

                                   (ii) to the holders of the class A-1A
                                        certificates, in an amount equal to the
                                        funds allocated to principal with
                                        respect to mortgage loans in loan group
                                        2 and, after the total principal balance
                                        of the class A-1, A-2, A-3, A-SB and A-4
                                        certificates has been reduced to zero,
                                        the funds allocated to principal with
                                        respect to mortgage loans in loan group
                                        1, until the total principal balance of
                                        the class A-1A certificates is reduced
                                        to zero.

                                The discussion in the foregoing paragraph
                                notwithstanding, and except as otherwise
                                described in the following paragraph, on each
                                distribution date the total principal balance of
                                the class A-SB certificates must, subject to
                                available funds, be paid down, if

                                      S-20

                                necessary, to the scheduled principal balance
                                for that class for that distribution date that
                                is set forth on Annex F to this prospectus
                                supplement before any payments of principal are
                                made with respect to the class A-1, A-2 and/or
                                A-3 certificates.

                                Because of losses on the mortgage loans and/or
                                default-related or other unanticipated expenses
                                of the trust, the total principal balance of the
                                class AM, AJ, B, C, D, E, F, G, H, J, K, L, M,
                                N, P and Q certificates could be reduced to zero
                                at a time when the class A-1, A-2, A-3, A-SB,
                                A-4 and A-1A certificates remain outstanding. If
                                the total principal balance of the class AM, AJ,
                                B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                certificates is reduced to zero at a time when
                                the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                certificates, or any two or more of those
                                classes, remain outstanding, any payments of
                                principal will be distributed to the holders of
                                the outstanding class A-1, A-2, A-3, A-SB, A-4
                                and A-1A certificates, pro rata, rather than
                                sequentially, in accordance with their
                                respective principal balances and without regard
                                to loan groups.

                                The total payments of principal to be made on
                                the certificates on any distribution date will
                                generally be a function of--

                                o  the amount of scheduled payments of principal
                                   due or, in some cases, deemed due on the
                                   mortgage loans during the related collection
                                   period, which payments are either received as
                                   of the end of that collection period or
                                   advanced by the master servicer or the
                                   trustee; and

                                o  the amount of any prepayments and other
                                   unscheduled collections of previously
                                   unadvanced principal with respect to the
                                   mortgage loans that are received during the
                                   related collection period.

                                However, if the master servicer, the special
                                servicer or the trustee reimburses itself out of
                                general collections on the mortgage pool for any
                                advance, together with any interest accrued on
                                that advance, that it has determined is not
                                recoverable out of collections on the related
                                mortgage loan, then (subject to the discussions
                                in the second and third following paragraphs)
                                that advance, together with interest accrued on
                                that advance, will be reimbursed first out of
                                payments and other collections of principal on
                                all the mortgage loans, thereby reducing the
                                amount of principal otherwise distributable on
                                the principal balance certificates on the
                                related distribution date, prior to being
                                reimbursed out of payments and other collections
                                of interest on all the mortgage loans.

                                Additionally, if any advance, together with
                                interest accrued on that advance, with respect
                                to a defaulted mortgage loan remains
                                unreimbursed following the time that the
                                mortgage loan is modified and returned to
                                performing status, then (subject to the
                                discussion in the following two paragraphs and
                                even though that advance has not been deemed
                                nonrecoverable from collections

                                      S-21

                                on the related mortgage loan) the master
                                servicer, the special servicer or the trustee,
                                as applicable, will be entitled to reimbursement
                                for that advance, with interest, on a monthly
                                basis, out of payments and other collections of
                                principal on all the mortgage loans after the
                                application of those principal payments and
                                collections to reimburse any party for advances
                                that are nonrecoverable on a loan-specific basis
                                as described in the prior paragraph, thereby
                                reducing the amount of principal otherwise
                                distributable in respect of the principal
                                balance certificates on the related distribution
                                date.

                                Reimbursements of the advances described in the
                                prior two paragraphs will generally be made
                                first from principal collections on the mortgage
                                loans included in the loan group which includes
                                the mortgage loan in respect of which the
                                advance was made, and if those collections are
                                insufficient to make a full reimbursement, then
                                from principal collections on the mortgage loans
                                in the other loan group. As a result,
                                distributions of principal of the class A-1,
                                A-2, A-3, A-SB, A-4 and A-1A certificates may be
                                reduced even if the advances being reimbursed
                                were made in respect of mortgage loans included
                                in the loan group that does not primarily relate
                                to such class of certificates.

                                If any advance described above is not reimbursed
                                in whole on any distribution date due to
                                insufficient principal collections or, in the
                                case of an advance that is nonrecoverable on a
                                loan-specific basis, interest collections on the
                                mortgage pool during the related collection
                                period, then the portion of that advance which
                                remains unreimbursed will be carried over, and
                                continue to accrue interest, for reimbursement
                                on the following distribution date.

                                The payment of certain default-related or
                                otherwise unanticipated expenses with respect to
                                any mortgage loan may reduce the amounts
                                allocable as principal of that mortgage loan
                                and, accordingly, the principal distributions on
                                the principal balance certificates.

                                See "Description of the Offered Certificates--
                                Payments--Payments of Principal" and "--Payments
                                --Priority of Payments" in this prospectus
                                supplement.

                                No payments or other collections of principal on
                                the non-trust loans described under "--The
                                Mortgage Loans and the Mortgaged Real
                                Properties--Payment and Other Terms--Loan
                                Combinations" below, which are not part of the
                                trust fund, will be available for distribution
                                on the principal balance certificates.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........  You may, in certain circumstances, also receive distributions of prepayment premiums and yield
                                maintenance charges collected on the mortgage
                                loans. Any distributions of those amounts

                                      S-22

                                would be in addition to the distributions of
                                principal and interest described above.

                                If any prepayment premium or yield maintenance
                                charge is collected on any of the mortgage
                                loans, then the trustee will pay that amount in
                                the proportions described under "Description of
                                the Offered Certificates--Payments--Payments of
                                Prepayment Premiums and Yield Maintenance
                                Charges" in this prospectus supplement, to--

                                o  the holders of any of the class A-1, A-2,
                                   A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F,
                                   G and/or H certificates that are then
                                   entitled to receive payments of principal
                                   with respect to the loan group that includes
                                   the prepaid mortgage loan;

                                o  the holders of the class XC certificates;
                                   and/or

                                o  the holders of the class XP certificates.

                                All prepayment premiums and yield maintenance
                                charges payable as described above will be
                                reduced, with respect to specially serviced
                                mortgage loans, by an amount equal to certain
                                expenses of the trust fund and losses realized
                                in respect of the mortgage loans previously
                                allocated to any class of certificates.

                                See "Description of the Offered
                                Certificates--Payments--Payments of Prepayment
                                Premiums and Yield Maintenance Charges" in this
                                prospectus supplement.

E. ALLOCATION OF ADDITIONAL
   INTEREST...................  On each distribution date, any additional interest collected during the related collection
                                period on a mortgage loan with an anticipated
                                repayment date will be distributed to the
                                holders of the class Z certificates. See
                                "Description of the Offered
                                Certificates--Payments--Payments of Additional
                                Interest" in this prospectus supplement.

EFFECT OF LOSSES ON THE
MORTGAGE LOANS AND OTHER
UNANTICIPATED EXPENSES........  Because of losses on the mortgage loans, reimbursements of advances determined to be
                                nonrecoverable on a loan-specific basis and
                                interest on such advances and/or default-related
                                and other unanticipated expenses of the trust,
                                the total principal balance of the mortgage
                                pool, less any related outstanding advances of
                                principal, may fall below the total principal
                                balance of the principal balance certificates.
                                For purposes of this determination only, effect
                                will not be given to any reductions of the
                                principal balance of any mortgage loan for
                                payments of principal collected on the mortgage
                                loans that were used to reimburse any advances
                                outstanding after a workout of another mortgage
                                loan to the extent those advances are not
                                otherwise determined to be nonrecoverable on a
                                loan-specific basis. If and to the extent that
                                those losses, reimbursements and expenses cause
                                the total principal balance of the mortgage
                                pool, less any related outstanding advances of
                                principal, to be less than the total principal
                                balance of the principal balance certificates
                                following

                                      S-23

                                the payments made on the certificates on any
                                distribution date, the total principal balances
                                of the following classes of principal balance
                                certificates will be successively reduced in the
                                following order, until the deficit is
                                eliminated:

                                   REDUCTION ORDER               CLASS
                                ---------------------   ------------------------
                                          1                        Q
                                          2                        P
                                          3                        N
                                          4                        M
                                          5                        L
                                          6                        K
                                          7                        J
                                          8                        H
                                          9                        G
                                         10                        F
                                         11                        E
                                         12                        D
                                         13                        C
                                         14                        B
                                         15                        AJ
                                         16                        AM
                                         17               A-1, A-2, A-3, A-SB,
                                                              A-4 and A-1A

                                Any reduction to the total principal balances of
                                the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                certificates will be made on a pro rata basis in
                                accordance with the relative sizes of those
                                principal balances.

                                Any losses realized on the mortgage loans or
                                additional trust fund expenses allocated in
                                reduction of the principal balance of any class
                                of principal balance certificates will result in
                                a corresponding reduction in the notional amount
                                of the class XC certificates and may result in a
                                reduction in the notional amount of the class XP
                                certificates.

                                See "Description of the Offered
                                Certificates--Reductions to Certificate
                                Principal Balances in Connection with Realized
                                Losses and Additional Trust Fund Expenses" in
                                this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................  Except as described in the next two paragraphs, the master servicer will be required to make
                                advances of principal and/or interest due on the
                                mortgage loans with respect to any delinquent
                                monthly payments, other than balloon payments.
                                In addition, the trustee must make any of those
                                advances that the master servicer is required to
                                but fails to make. As described under
                                "Description of the Offered Certificates--
                                Advances of Delinquent Monthly Debt Service
                                Payments and Reimbursement of Advances" in this
                                prospectus supplement, any party that makes an
                                advance will be

                                      S-24

                                entitled to be reimbursed for the advance,
                                together with interest at the prime rate, as
                                described in that section of this prospectus
                                supplement.

                                Notwithstanding the foregoing, none of the
                                master servicer or the trustee will be required
                                to make any advance that it determines (together
                                with interest accrued on that advance), in its
                                reasonable judgment, will not be recoverable
                                from proceeds of the related mortgage loan. The
                                trustee will be entitled to rely on any
                                determination of non-recoverability made by the
                                master servicer. The special servicer may also
                                determine that any interest and/or principal
                                advance made or proposed to be made by the
                                master servicer or the trustee is not or will
                                not be, as applicable, recoverable, together
                                with interest accrued on that advance, from
                                proceeds of the mortgage loan to which that
                                advance relates, and the master servicer and the
                                trustee will be entitled to rely on any
                                determination of nonrecoverability made by the
                                special servicer and will be required to act in
                                accordance with that determination.

                                In addition, if any of the adverse events or
                                circumstances that we refer to under "Servicing
                                of the Mortgage Loans--Required Appraisals" in,
                                and describe in the glossary to, this prospectus
                                supplement occur or exist with respect to any
                                mortgage loan or the mortgaged real property for
                                that mortgage loan, the special servicer will be
                                obligated to obtain a new appraisal or, at the
                                special servicer's option in cases involving
                                mortgage loans with relatively small principal
                                balances, conduct a valuation of that property.
                                If, based on that appraisal or other valuation,
                                it is determined that the sum of the principal
                                balance of the subject mortgage loan plus other
                                delinquent amounts due under the subject
                                mortgage loan exceeds 90% of the new estimated
                                value of the related mortgaged real property,
                                which value may be reduced by the special
                                servicer based on its review of the related
                                appraisal and other relevant information, plus
                                certain other amounts, then the amount otherwise
                                required to be advanced with respect to interest
                                on that mortgage loan will be reduced in the
                                same proportion that the excess, sometimes
                                referred to as an appraisal reduction amount,
                                bears to the principal balance of the mortgage
                                loan, which will be deemed to be reduced by any
                                outstanding advances of principal in respect of
                                that mortgage loan. In the event advances of
                                interest are so reduced, funds available to make
                                payments on the certificates then outstanding
                                will be reduced.

                                The calculation of any appraisal reduction
                                amount, as described in the preceding paragraph,
                                in respect of the Westchester pari passu trust
                                mortgage loan will take into account the related
                                non-trust loans. The special servicer will
                                determine whether an appraisal reduction amount
                                exists with respect to the entire loan
                                combination based on a calculation that
                                generally treats the Westchester loan
                                combination as if it were a single mortgage
                                loan. Any resulting appraisal reduction amount
                                with respect to

                                      S-25

                                the Westchester loan combination will be
                                allocated, first to the Westchester subordinate
                                non-trust loans (up to the amount of the
                                outstanding principal balance of those
                                subordinate non-trust loans), and then to the
                                Westchester pari passu trust mortgage loan and
                                the Westchester pari passu non-trust mortgage
                                loan, on a pari passu basis. The amount of
                                advances of interest on the Westchester pari
                                passu trust mortgage loan will reflect any
                                appraisal reduction amount allocable thereto.

                                See "Description of the Offered Certificates--
                                Advances of Delinquent Monthly Debt Service
                                Payments and Reimbursement of Advances" and
                                "Servicing of the Mortgage Loans--Required
                                Appraisals" in this prospectus supplement. See
                                also "Description of the Certificates--Advances"
                                in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............  On each distribution date, the trustee will make available on its internet website, initially
                                located at www.ctslink.com/cmbs, or provide on
                                request, to the registered holders of the
                                offered certificates, a monthly report
                                substantially in the form of Annex E to this
                                prospectus supplement. The trustee's report will
                                detail, among other things, the distributions
                                made to the certificateholders on that
                                distribution date and the performance of the
                                mortgage loans and the mortgaged real
                                properties.

                                You may also review, upon reasonable prior
                                notice, at the trustee's offices during normal
                                business hours, a variety of information and
                                documents that pertain to the mortgage loans and
                                the mortgaged real properties for those loans.
                                We expect that the additional information and
                                documents available at the trustee's offices
                                will include loan documents, borrower operating
                                statements, rent rolls and property inspection
                                reports, to the extent received by the trustee.

                                See "Description of the Offered Certificates--
                                Reports to Certificateholders; Available
                                Information" in this prospectus supplement.

OPTIONAL AND OTHER
TERMINATION...................  Specified parties to the transaction may purchase all of the mortgage loans and any
                                foreclosure properties remaining in the trust
                                fund, and thereby terminate the trust, when the
                                aggregate principal balance of the mortgage
                                loans, less any outstanding advances of
                                principal, is less than approximately 1.0% of
                                the initial mortgage pool balance.

                                In addition, if, following the date on which the
                                total principal balances of the class A-1, A-2,
                                A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D
                                certificates are reduced to zero, all of the
                                remaining certificates, including the class XP
                                certificates (but excluding the class Z, R-I and
                                R-II certificates), are held by the same
                                certificateholder, the trust fund may also be
                                terminated, subject to such additional
                                conditions as may be set forth in the pooling
                                and servicing agreement, in connection with an
                                exchange of all the remaining certificates
                                (other than the class Z, R-I and R-II

                                      S-26

                                certificates) for all the mortgage loans and any
                                foreclosure properties remaining in the trust
                                fund at the time of exchange.

                                See "Description of the Offered
                                Certificates--Termination" in this prospectus
                                supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES
              ----------------------------------------------------

GENERAL.......................  In this section, we provide summary information with respect to the mortgage loans that we
                                intend to include in the trust fund. For more
                                detailed information regarding those mortgage
                                loans, you should review the following sections
                                in this prospectus supplement:

                                o  "Description of the Mortgage Pool";

                                o  "Risk Factors--Risks Related to the Mortgage
                                   Loans";

                                o  Annex A-1--Certain Characteristics of the
                                   Mortgage Loans;

                                o  Annex A-2--Certain Statistical Information
                                   Regarding the Mortgage Loans;

                                o  Annex B--Certain Characteristics Regarding
                                   Multi- family Properties; and

                                o  Annex C--Structural and Collateral Term Sheet
                                   (which contains a description of the ten
                                   largest mortgage loans or groups of
                                   cross-collateralized mortgage loans).

                                When reviewing the information that we have
                                included in this prospectus supplement with
                                respect to the mortgage loans that are to be
                                included in the trust fund, please note that--

                                o  all numerical information provided with
                                   respect to the mortgage loans is provided on
                                   an approximate basis;

                                o  all cut-off date principal balances assume
                                   the timely receipt of the scheduled payments
                                   for each mortgage loan and that no
                                   prepayments occur prior to the cut-off date;

                                o  all weighted average information provided
                                   with respect to the mortgage loans reflects a
                                   weighting of the subject mortgage loans based
                                   on their respective cut-off date principal
                                   balances; the initial mortgage pool balance
                                   will equal the total cut-off date principal
                                   balance of the entire mortgage pool, and the
                                   initial loan group 1 balance and the initial
                                   loan group 2 balance will each equal the
                                   total cut-off date principal balance of the
                                   mortgage loans in the subject loan group; we
                                   show the cut-off date principal balance for
                                   each of the mortgage loans on Annex A-1 to
                                   this prospectus supplement;

                                o  when information with respect to the mortgage
                                   loans is expressed as a percentage of the
                                   initial mortgage pool

                                      S-27

                                   balance, the percentages are based upon the
                                   cut-off date principal balances of the
                                   subject mortgage loans;

                                o  when information with respect to the
                                   mortgaged real properties is expressed as a
                                   percentage of the initial mortgage pool
                                   balance, the percentages are based upon the
                                   cut-off date principal balances of the
                                   related mortgage loans;

                                o  if any mortgage loan is secured by multiple
                                   mortgaged real properties, the related
                                   cut-off date principal balance has been
                                   allocated among the individual properties
                                   based on any of (i) an individual property's
                                   appraised value as a percentage of the total
                                   appraised value of all the related mortgaged
                                   real properties, including the subject
                                   individual property, securing that mortgage
                                   loan, (ii) an individual property's
                                   underwritten net operating income as a
                                   percentage of the total underwritten net
                                   operating income of all the related mortgaged
                                   real properties, including the subject
                                   individual property, securing that mortgage
                                   loan and (iii) an allocated loan balance
                                   specified in the related loan documents;

                                o  unless specifically indicated otherwise (for
                                   example, with respect to loan-to-value and
                                   debt service coverage ratios and cut-off date
                                   balances per unit of mortgaged real property,
                                   in which cases, the Westchester pari passu
                                   non-trust loan is taken into account),
                                   statistical information presented in this
                                   prospectus supplement with respect to the
                                   Westchester pari passu trust mortgage loan
                                   excludes the related non-trust loans;

                                o  unless specifically indicated otherwise,
                                   statistical information presented in this
                                   prospectus supplement with respect to any
                                   A-note trust mortgage loan excludes the
                                   related B-note loan(s);

                                o  statistical information regarding the
                                   mortgage loans may change prior to the date
                                   of initial issuance of the offered
                                   certificates due to changes in the
                                   composition of the mortgage pool prior to
                                   that date, which may result in the initial
                                   mortgage pool balance being as much as 5%
                                   larger or smaller than indicated;

                                o  the sum of numbers presented in any column
                                   within a table may not equal the indicated
                                   total due to rounding; and

                                o  when a mortgage loan is identified by loan
                                   number, we are referring to the loan number
                                   indicated for that mortgage loan on Annex A-1
                                   to this prospectus supplement.

                                      S-28

SOURCE OF THE MORTGAGE LOANS..  We are not the originator of the mortgage loans that we intend to include in the trust. We will
                                acquire the mortgage loans from three separate
                                parties. Each of those mortgage loans was
                                originated by--

                                o  the related mortgage loan seller from whom we
                                   acquired the mortgage loan; or

                                o  an affiliate of the related mortgage loan
                                   seller.

PAYMENT AND OTHER TERMS.......  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with
                                interest. Each of the mortgage loans is secured
                                by a first mortgage lien on the fee or leasehold
                                interest of the related borrower or another
                                party in one or more commercial, multifamily or
                                manufactured housing community real properties.
                                Each mortgage lien will be subject to the
                                limited permitted encumbrances that we describe
                                in the glossary to this prospectus supplement.

                                All of the mortgage loans are or should be
                                considered nonrecourse. None of the mortgage
                                loans is insured or guaranteed by any
                                governmental agency or instrumentality, by any
                                private mortgage insurer, by any mortgage loan
                                seller or by any of the parties to the pooling
                                and servicing agreement.

                                Each of the mortgage loans currently accrues
                                interest at the annual rate specified with
                                respect to that loan on Annex A-1 to this
                                prospectus supplement. Except as otherwise
                                described below with respect to mortgage loans
                                that have anticipated repayment dates, the
                                mortgage interest rate for each mortgage loan
                                is, in the absence of default, fixed for the
                                entire term of the mortgage loan.

A. Partial Interest-Only
   Balloon Loans..............  Thirty-seven (37) of the mortgage loans, representing approximately 36.2% of the initial
                                mortgage pool balance (33 mortgage loans in loan
                                group 1, representing approximately 35.3% of the
                                initial loan group 1 balance, and four (4)
                                mortgage loans in loan group 2, representing
                                approximately 47.6% of the initial loan group 2
                                balance), require:

                                o  the payment of interest only on each due date
                                   until the expiration of a designated period;

                                o  the amortization of principal following the
                                   expiration of that interest-only period based
                                   on an amortization schedule that is
                                   significantly longer than its remaining term
                                   to stated maturity; and

                                o  a substantial payment of principal on its
                                   maturity date.

B. Interest-Only Balloon
   Loans......................  Four (4) of the mortgage loans, representing approximately 24.0% of the initial mortgage pool
                                balance and approximately 25.9% of the initial
                                loan group 1 balance, require the payment of

                                      S-29

                                interest only for the entire term of the
                                mortgage loan and the payment of all principal
                                on the maturity date.

C. Amortizing Balloon Loans...  Sixty-one (61) of the mortgage loans, representing approximately 36.6% of the initial
                                mortgage pool balance (54 mortgage loans in loan
                                group 1, representing approximately 35.4% of the
                                initial loan group 1 balance, and seven (7)
                                mortgage loans in loan group 2, representing
                                approximately 52.4% of the initial loan group 2
                                balance), provide for:

                                o  an amortization schedule that is
                                   significantly longer than its remaining term
                                   to stated maturity; and

                                o  a substantial payment of principal on its
                                   maturity date.

                                These 61 balloon loans do not include any of the
                                mortgage loans described under "--Partial
                                Interest-Only Balloon Loans" or "--Interest-Only
                                Balloon Loans" above.

D. ARD Loans..................  Six (6) of the mortgage loans, representing approximately 2.6% of the initial mortgage pool
                                balance and approximately 2.8% of the initial
                                loan group 1 balance, which are commonly
                                referred to as hyper-amortization loans or ARD
                                loans, each provide for material changes to
                                their terms to encourage the borrower to pay the
                                mortgage loan in full by a specified date. We
                                consider that date to be the anticipated
                                repayment date for each of those ARD loans.
                                There can be no assurance, however, that these
                                incentives will result in any of these mortgage
                                loans being paid in full on or before its
                                anticipated repayment date. The changes to the
                                loan terms, which, in each case, will become
                                effective as of the related anticipated
                                repayment date, include:

                                o  accrual of interest at a rate in excess of
                                   the initial mortgage interest rate with the
                                   additional interest to be deferred and
                                   payable only after the outstanding principal
                                   balance of the subject mortgage loan is paid
                                   in full; and

                                o  applying excess cash flow from the mortgaged
                                   real property to pay down the principal
                                   amount of the subject mortgage loan, which
                                   payment of principal will be in addition to
                                   the principal portion of the normal monthly
                                   debt service payment.

                                Two (2) of the above-identified six (6) ARD
                                loans, representing approximately 1.4% of the
                                initial mortgage pool balance and approximately
                                1.5% of the initial loan group 1 balance,
                                require

                                o  the payment of interest only until the
                                   expiration of a designated period; and

                                o  the amortization of principal following the
                                   expiration of that interest-only period.

                                      S-30

E. Fully Amortizing Loans.....  Three (3) mortgage loans, representing approximately 0.6% of the initial mortgage pool
                                balance and approximately 0.7% of the initial
                                loan group 1 balance, have payment schedules
                                that provide for the payment of principal of
                                such mortgage loans substantially in full by
                                their maturity dates.

F. Loan Combinations..........  The mortgage loan secured by the mortgaged real property identified on Annex A-1 to this
                                prospectus supplement as The Westchester, which
                                mortgage loan is referred to in this prospectus
                                supplement as the Westchester pari passu trust
                                mortgage loan, has a cut-off date principal
                                balance of $200,000,000 and represents
                                approximately 11.5% of the initial mortgage pool
                                balance and approximately 12.4% of the initial
                                loan group 1 balance. That mortgage loan is one
                                of multiple loans that are part of a split loan
                                structure (which we refer to in this prospectus
                                supplement as the Westchester loan combination),
                                all of which are secured by a single mortgage
                                instrument on the related mortgaged real
                                property. The payment priority between the loans
                                comprising the Westchester loan combination is
                                such that the Westchester pari passu trust
                                mortgage loan will be pari passu in right of
                                payment and in other respects with one of the
                                Westchester non-trust loans, which has an unpaid
                                principal balance of $100,000,000 as of the
                                cut-off date, and will be generally senior in
                                right of payment to the remaining Westchester
                                non-trust loans (which are grouped into three
                                (3) tiers of seniority--a "B note" tier, a "C
                                note" tier and a "D note" tier) having unpaid
                                principal balances of $60,000,000, $50,000,000
                                and $90,000,000, respectively as of the cut-off
                                date).

                                The master servicer and special servicer will
                                service and administer the Westchester loan
                                combination pursuant to the pooling and
                                servicing agreement and the related
                                intercreditor agreement. Amounts attributable to
                                the non-trust loans in the Westchester loan
                                combination will not be assets of the trust fund
                                and will be beneficially owned by respective
                                holders of the non-trust loans.

                                Five (5) mortgage loans, identified by loan
                                numbers 8, 23, 32, 48, and 51, and representing
                                approximately 2.3%, 0.9%, 0.7%, 0.6%, and 0.5%,
                                respectively, of the initial mortgage pool
                                balance and approximately 5.5% of the initial
                                loan group 1 balance, are, in each case,
                                evidenced by one of two promissory notes that
                                are secured by a single mortgage instrument on a
                                single mortgaged real property. Each related
                                non-trust loan, referred to in this prospectus
                                supplement as a B-note loan, will not be part of
                                the trust fund and is in certain respects
                                subordinated to the related mortgage loan that
                                will be in the trust fund.

                                      S-31

                                The intercreditor agreement for each of those
                                groups of loans, which we refer to in this
                                prospectus supplement as A/B loan combinations,
                                generally allocates collections in respect of
                                such loans first to amounts due on the mortgage
                                loan in the trust fund and second to amounts due
                                on the related B-note loan. The master servicer
                                and special servicer will service and administer
                                each A/B loan combination pursuant to the
                                pooling and servicing agreement and the related
                                intercreditor agreement. However, each
                                intercreditor agreement allows the trust fund
                                and the holder of the related B-note loan to
                                receive separate collections of principal and
                                interest prior to, and following the cure of,
                                any material defaults. Amounts attributable to
                                any B-note loan will not be assets of the trust
                                fund, and will be beneficially owned by the
                                holder of that B-note loan.

                                See "Description of the Mortgage Pool--Loan
                                Combinations" in this prospectus supplement.

DELINQUENCY STATUS............  None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt
                                service payment as of its cut-off date or at any
                                time during the 12-month period preceding that
                                date.

PREPAYMENT LOCK-OUT PERIODS...  Except as described under "Description of the
                                Mortgage Pool--Terms And Conditions of the
                                Mortgage Loans--Prepayment Lock-out Periods" in
                                this prospectus supplement with respect to one
                                mortgage loan (loan number 6), all of the
                                mortgage loans restrict prepayment for a
                                particular period commonly referred to as a
                                lock-out period and, in most cases (see
                                "--Defeasance" below), a period during which the
                                subject mortgage loan may be defeased but not
                                prepaid. The weighted average remaining lock-out
                                period and defeasance period of the mortgage
                                loans is approximately 97 payment periods.

DEFEASANCE....................  One hundred-one (101) of the mortgage loans, representing approximately 93.9% of the initial
                                mortgage pool balance (94 mortgage loans in loan
                                group 1, representing approximately 96.7% of the
                                initial loan group 1 balance, and seven (7)
                                mortgage loans in loan group 2, representing
                                58.8% of the initial loan group 2 balance),
                                permit the related borrower, under certain
                                conditions, to obtain a full or partial release
                                of the mortgaged real property from the mortgage
                                lien by delivering U.S. Treasury obligations or
                                other non-callable government securities as
                                substitute collateral. None of these mortgage
                                loans permits defeasance prior to the second
                                anniversary of the date of initial issuance of
                                the certificates. The payments on the defeasance
                                collateral are required to be at least equal to
                                an amount sufficient to make, when due, all debt
                                service payments on the defeased mortgage loan
                                or allocated to the related mortgaged real
                                property, including any balloon payment.

PREPAYMENT CONSIDERATION......  Ten (10) of the mortgage loans, representing approximately 6.1% of the initial mortgage pool
                                balance (six (6) mortgage loans

                                      S-32

                                in loan group 1, representing approximately 3.0%
                                of the initial loan group 1 balance, and four
                                (4) mortgage loans in loan group 2, representing
                                approximately 41.2% of the initial loan group 1
                                balance), provide for the payment of prepayment
                                consideration in connection with a voluntary
                                prepayment during part of the loan term and, in
                                all but one case (loan number 6), following an
                                initial prepayment lock-out period. See
                                "Description of the Mortgage Pool--Terms and
                                Conditions of the Mortgage Loans--Prepayment
                                Consideration" in this prospectus supplement.

                                      S-33

ADDITIONAL STATISTICAL
INFORMATION...................  The mortgage pool will have the following general characteristics as of the cut-off date:



                                                                 MORTGAGE POOL           LOAN GROUP 1           LOAN GROUP 2
                                                             ---------------------   --------------------   --------------------

Initial mortgage pool/loan group balance                            $1,737,992,952         $1,609,291,156           $128,701,796
Number of mortgage loans                                                       111                    100                     11
Number of mortgaged real properties                                            205                    194                     11
Percentage of investment-grade, shadow rated loans
  (mortgage loan nos. 1, 11 and 16) (1)                                      14.8%                  16.0%                     0%

Average cut-off date principal balance                                 $15,657,594            $16,092,912            $11,700,163
Largest cut-off date principal balance                                $200,000,000           $200,000,000            $33,900,000
Smallest cut-off date principal balance                                   $727,933               $727,933             $2,787,694

Weighted average mortgage interest rate                                    5.3923%                5.3863%                5.4674%
Highest mortgage interest rate                                             6.3650%                6.3650%                6.1250%
Lowest mortgage interest rate                                              4.6901%                4.6901%                4.8530%

Number of cross-collateralized loan groups                                       5                      5                      0
Cross-collateralized loan groups as a percentage of
  initial mortgage pool/loan group balance                                    3.1%                   3.4%                     0%
Number of multi-property mortgage loans                                          6                      6                      0
Multi-property mortgage loans as a percentage of initial
  mortgage pool/loan group balance                                           18.7%                  20.2%                     0%

Weighted average underwritten debt service coverage
  ratio (2)                                                                  1.56x x                 1.57xxx               1.41x

Highest underwritten debt service coverage ratio                             2.55x x                 2.55xxx               1.97x
Lowest underwritten debt service coverage ratio                              1.19x x                 1.19xxx               1.20x

Weighted average cut-off date loan-to-value ratio(2)                         68.9%                  68.8%                  70.6%
Highest cut-off date loan-to-value ratio                                     80.0%                  80.0%                  80.0%
Lowest cut-off date loan-to-value ratio                                      38.7%                  38.7%                  50.7%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                      107                    106                    119
Longest original term to maturity or anticipated repayment
  date (months)                                                                180                    180                    156
Shortest original term to maturity or anticipated
  repayment date (months)                                                       60                     60                     84

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                      106                    105                    117
Longest remaining term to maturity or anticipated
  repayment date (months)                                                      179                    179                    155
Shortest remaining term to maturity or anticipated
  repayment date (months)                                                       58                     58                     84


--------------------

(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that loan numbers 1, 11 and 16 have credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of two (2) mortgage loans (loan numbers 4 and 29), the related debt service coverage ratio and loan-to-value ratio was in each case calculated and/or presented on an adjusted basis that takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback that serves as additional collateral or otherwise covers losses to a limited extent.

     In the case of two (2) mortgage loans (loan numbers 19 and 80), the debt service coverage ratio was calculated assuming the application of a holdback amount in reduction of the respective cut-off date principal balances of each

                                      S-34

     of those two mortgage loans and in each case assuming a revised debt service payment. Further, in the case of two (2) mortgage loans (loan numbers 19 and 31), the loan-to-value ratio for those loans was determined in each case by reducing its unpaid principal balance by the amount of the related holdback amount. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios and loan-to-value ratios on the mortgage loans discussed in this paragraph and the preceding paragraph.

PROPERTY TYPE.................  The table below shows the number of and the total cut-off date principal balance and
                                percentages of the initial mortgage pool
                                balance, the loan group 1 balance and the loan
                                group 2 balance, respectively, secured by
                                mortgaged real properties operated primarily for
                                each indicated purpose:



                                              NUMBER OF          TOTAL         % OF INITIAL
                                              MORTGAGED       CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                                 REAL          PRINCIPAL           POOL        LOAN GROUP 1     LOAN GROUP 2
             PROPERTY TYPES                   PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
----------------------------------------      ----------    ----------------   ------------    ------------     ------------

Retail                                             51           $697,864,572        40.2%           43.4%              0%
  Retail-Anchored                                  14            474,524,331        27.3            29.5               0
  Retail-Unanchored                                18            100,646,722         5.8             6.3               0
  Retail-Single Tenant                             13             70,883,852         4.1             4.4               0
  Retail-Shadow-Anchored(2)                         6             51,809,666         3.0             3.2               0
Office(3)                                          33            456,080,202        26.2            28.3               0
Hospitality(4)                                     33            180,857,771        10.4            11.2               0
Multifamily                                        13            164,654,016         9.5             3.7              81.4
Self Storage                                       56             81,348,114         4.7             5.1               0
Industrial                                         12             78,651,389         4.5             4.9               0
Manufactured Housing Communities                    2             34,980,757         2.0             0.7              18.6
Mixed Use                                           4             31,588,795         1.8             2.0               0
Other                                               1             11,967,335         0.7             0.7               0
                                              ----------    ----------------   ------------    ------------     ------------
TOTAL                                             205         $1,737,992,952        100%            100%              100%


--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)  In the case of five (5) mortgage loans (loan numbers 14, 21, 60, 77 and
     87), the related mortgaged real property is a medical office.

(4)  With regard to one (1) mortgage loan (loan number 16), the related mortgaged real property consists primarily of the fee interest in land that has been improved by the related ground tenant and leased as three (3)
     limited service hotels. The source of funds for repayment of that mortgage loan, which is not secured by the hotel improvements, is the ground rent payments made to the related borrower. Another mortgage loan (loan number
     11) is secured by the leasehold interests in the fee estate that secures loan number 16 (referred to above) and by the three (3) limited service hotels referred to in the preceding sentence.

PROPERTY LOCATION.............  The mortgaged real properties are located in 34 states. The following table sets forth the
                                indicated information regarding those states
                                where 5% or more of mortgaged real properties,
                                based on allocated loan balance, are located.

                                      S-35



                                 NUMBER OF            TOTAL
                                 MORTGAGED         CUT-OFF DATE        % OF INITIAL       % OF INITIAL      % OF INITIAL
                                    REAL            PRINCIPAL            MORTGAGE         LOAN GROUP 1      LOAN GROUP 2
            STATE                PROPERTIES         BALANCE(1)        POOL BALANCE(1)       BALANCE(1)        BALANCE(1)
------------------------------   ----------   ---------------------   ---------------     ------------      ------------

New York                               12              $344,305,392        19.8%               21.4%              0%
California(2)                          33               274,130,367        15.8                16.8             2.3
  Southern                             30               245,566,826        14.1                15.1             2.3
  Northern                              3                28,563,541         1.6                 1.8               0
Virginia                                9               168,586,589         9.7                10.5               0
Texas                                  11               117,975,040         6.8                 4.9            30.8
Arizona                                12               114,999,734         6.6                 6.1            13.1
Hawaii                                  3               111,839,031         6.4                 6.9               0
Florida                                11               100,677,045         5.8                 4.8            18.6
                                 ----------   ---------------------   ---------------     ------------      ------------
                                       91            $1,232,513,198        70.9%               71.4%           64.8%


-----------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........  The table below shows the number of, as well as the total cut-off date principal balance and
                                percentage of the initial mortgage pool balance,
                                the initial loan group 1 balance and the initial
                                loan group 2 balance, respectively, secured by,
                                mortgaged real properties for which the
                                significant encumbered interest is as indicated:



      ENCUMBERED
    INTEREST IN THE           NUMBER OF               TOTAL            % OF INITIAL      % OF INITIAL     % OF INITIAL
    MORTGAGED REAL            MORTGAGED            CUT-OFF DATE          MORTGAGE        LOAN GROUP 1     LOAN GROUP 2
       PROPERTY            REAL PROPERTIES     PRINCIPAL BALANCE(1)   POOL BALANCE(1)     BALANCE(1)       BALANCE(1)
-----------------------    ---------------     --------------------   ---------------    ------------     ------------

Fee (2)                           194             $1,322,439,433            76.1%            74.2%             100%
Fee/Leasehold                       3                340,000,000            19.6             21.1                0
Leasehold                           8                 75,553,519             4.3              4.7                0
                           ---------------     --------------------   ---------------    ------------     ------------
                                  205             $1,737,992,952             100%             100%             100%


--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                                      S-36

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX
CONSEQUENCES..................  The trustee or its agent will make elections to treat designated portions of the assets of the
                                trust as two separate real estate mortgage
                                investment conduits or REMICs under sections
                                860A through 860G of the Internal Revenue Code
                                of 1986, as amended. The designations for each
                                of those two REMICs are as follows:

                                o  REMIC I, the lower tier REMIC, which will
                                   consist of, among other things--

                                   1. the mortgage loans, and

                                   2. various other related assets; and

                                o  REMIC II, which will hold the
                                   non-certificated regular interests in
                                   REMIC I.

                                The class R-I and R-II certificates will
                                represent the residual interests in each of such
                                REMICs.

                                The portion of the trust represented by the
                                class Z certificates will entitle the holders of
                                those certificates to receive any additional
                                interest accrued and deferred as to payment with
                                respect to each mortgage loan with an
                                anticipated repayment date that remains
                                outstanding past that date, and will constitute
                                a grantor trust for federal income tax purposes.
                                That additional interest will be excluded from
                                the REMICs referred to above.

                                The offered certificates will be treated as
                                regular interests in REMIC II. This means that
                                they will be treated as newly issued debt
                                instruments for federal income tax purposes. You
                                will have to report income on your offered
                                certificates in accordance with the accrual
                                method of accounting even if you are otherwise a
                                cash method taxpayer. The offered certificates
                                will not represent any interest in the grantor
                                trust referred to in the preceding paragraph.

                                The class XP certificates will be issued with
                                more than a de minimis amount of original issue
                                discount. The Class A-1 certificates will be
                                issued with a de minimis amount of original
                                issue discount. The other classes of offered
                                certificates will not be issued with original
                                issue discount and may be treated as having been
                                issued at a premium. If you own an offered
                                certificate issued with original issue discount,
                                you may have to report original issue discount
                                income and be subject to a tax on this income
                                before you receive a corresponding cash payment.

                                      S-37

                                The prepayment assumption that will be used in
                                determining the rate of accrual of original
                                issue discount, market discount and premium, if
                                any, for U.S. federal income tax purposes, will
                                be that, subsequent to any date of
                                determination--

                                o  each ARD loan will be paid in full on its
                                   anticipated repayment date,

                                o  no mortgage loan will otherwise be prepaid
                                   prior to maturity, and

                                o  there will be no extension of maturity for
                                   any mortgage loan.

                                However, no representation is made as to the
                                actual rate at which the mortgage loans will
                                prepay, if at all.

                                For a more detailed discussion of the federal
                                income tax aspects of investing in the offered
                                certificates, see "Federal Income Tax
                                Consequences" in this prospectus supplement and
                                "Federal Income Tax Consequences" in the
                                accompanying prospectus.

ERISA CONSIDERATIONS..........  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                                Considerations" in this prospectus supplement,
                                employee benefit plans and other retirement
                                plans or arrangements subject to--

                                o  Title I of the Employee Retirement Income
                                   Security Act of 1974, as amended, or

                                o  section 4975 of the Internal Revenue Code of
                                   1986, as amended,

                                will be able to invest in the offered
                                certificates without giving rise to a prohibited
                                transaction. This is based upon individual
                                prohibited transaction exemptions granted to
                                Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated and Countrywide Securities
                                Corporation by the U.S. Department of Labor.

                                If you are a fiduciary of any employee benefit
                                plan or other retirement plan or arrangement
                                subject to Title I of ERISA or section 4975 of
                                the Internal Revenue Code of 1986, as amended,
                                you should review carefully with your legal
                                advisors whether the purchase or holding of the
                                offered certificates could give rise to a
                                transaction that is prohibited under ERISA or
                                section 4975 of the Internal Revenue Code of
                                1986, as amended. See "ERISA Considerations" in
                                this prospectus supplement and in the
                                accompanying prospectus.

LEGAL INVESTMENT..............  The offered certificates will not be mortgage related securities for purposes of the Secondary
                                Mortgage Market Enhancement Act of 1984.

                                      S-38

                                All institutions whose investment activities are
                                subject to legal investment laws and
                                regulations, regulatory capital requirements or
                                review by regulatory authorities should consult
                                with their own legal advisors in determining
                                whether and to what extent the offered
                                certificates will be legal investments for them.
                                See "Legal Investment" in this prospectus
                                supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....  The rate and timing of payments and other collections of principal on or with respect to
                                the mortgage loans -- and, in particular, in the
                                case of the class A-1, A-2, A-3, A-SB and A-4
                                certificates, on or with respect to the mortgage
                                loans in loan group 1, and in the case of the
                                class A-1A certificates, on or with respect to
                                the mortgage loans in loan group 2 -- may affect
                                the yield to maturity on each offered
                                certificate. In the case of offered certificates
                                with principal balances purchased at a discount,
                                a slower than anticipated rate of payments and
                                other collections of principal on the mortgage
                                loans -- and, in particular, in the case of the
                                class A-1, A-2, A-3, A-SB and A-4 certificates,
                                on or with respect to the mortgage loans in loan
                                group 1, and in the case of the class A-1A
                                certificates, on or with respect to the mortgage
                                loans in loan group 2 -- could result in a lower
                                than anticipated yield. In the case of the class
                                XP certificates and the offered certificates
                                with principal balances purchased at a premium,
                                a faster than anticipated rate of payments and
                                other collections of principal on the mortgage
                                loans -- and, in particular, in the case of the
                                class A-1, A-2, A-3, A-SB and A-4 certificates,
                                on or with respect to the mortgage loans in loan
                                group 1, and in the case of the class A-1A
                                certificates, on or with respect to the mortgage
                                loans in loan group 2 -- could result in a lower
                                than anticipated yield.

                                If you are contemplating the purchase of class
                                XP certificates, you should be aware that--

                                o  the yield to maturity on those certificates
                                   will be highly sensitive to the rate and
                                   timing of principal prepayments and other
                                   liquidations on or with respect to the
                                   mortgage loans,

                                o  a faster than anticipated rate of payments
                                   and other collections of principal on the
                                   mortgage loans could result in a lower than
                                   anticipated yield with respect to those
                                   certificates, and

                                o  an extremely rapid rate of prepayments and/or
                                   other liquidation on or with respect to the
                                   mortgage loans could result in a substantial
                                   loss of your initial investment with respect
                                   to those certificates.

                                When trying to determine the extent to which
                                payments and other collections of principal on
                                the mortgage loans will adversely affect the
                                yields to maturity of the class XP

                                      S-39

                                certificates, you should consider what the
                                respective components of the total notional
                                amount of that class of certificates are and how
                                payments and other collections of principal on
                                the mortgage loans are to be applied to the
                                respective total principal balances (or portions
                                thereof) of the principal balance certificates
                                that make up those components.

                                The yield on any offered certificate with a
                                variable or capped pass-through rate could also
                                be adversely affected if the mortgage loans with
                                relatively higher net mortgage interest rates
                                pay principal faster than the mortgage loans
                                with relatively lower net mortgage interest
                                rates.

                                In addition, depending on timing and other
                                circumstances, the pass-through rate for the
                                class XP certificates may vary with changes in
                                the relative sizes of the total principal
                                balances of the class A-1, A-2, A-3, A-SB, A-4,
                                A-1A, AM, AJ, B, C, D, E, F, G, H, J, K and L
                                certificates.

                                See "Yield and Maturity Considerations" in this
                                prospectus supplement and in the accompanying
                                prospectus.

                                      S-40

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE
ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING
PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN
INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES
-----------------------------------------

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

     If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class XC certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-41

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates with principal balances that are expected to have relatively longer weighted average lives, or if you purchase any of the class XP certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with principal balances that are expected to have relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

                                      S-42

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates, other than the class XP certificates, at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates, other than the class XP certificates, at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield to maturity of the class XP certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans
(including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and
Substitutions"). Depending on the timing thereof, a payment of principal in reduction of the principal balance of any of the A-1, A-2, A-3, A-SB, A-4, A-1A,
AM, AJ, B, C, D, E, F, G, H, J, K and L certificates may result in a corresponding reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Prior to investing in the class XP certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage

                                      S-43

ratios and/or satisfying certain leasing conditions, have not been satisfied.
The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
B, C, D, E, F, G, H, J, K and L certificates.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates with principal balances may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges. However, as discussed below under "--Yield Maintenance Charges and Defeasance Provisions
May Not Fully Protect Against Prepayment Risk", there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

                                      S-44

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

     Depending on the timing thereof, any reduction in the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G,
H, J, K and L certificates as a result of losses on the mortgage loans and/or default-related or other unanticipated expenses may result in a reduction in the total notional amount of the class XP certificates.

YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT
AGAINST PREPAYMENT RISK

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-45

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer and the trustee will be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered Certificates--
Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICER AND THE
SPECIAL SERVICER

     Midland Loan Services, Inc., the initial master servicer and special servicer, is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage
Loans--General" in this prospectus supplement.

     The special servicer will be involved in determining whether to modify or foreclose upon a defaulted mortgage loan serviced by it. The initial special servicer is an affiliate of the entity which is expected to purchase certain of the non-offered certificates (including the controlling class of certificates).
This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its affiliate's interest as a holder of certificates issued under that agreement. The special servicer and affiliates of the special servicer own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and those affiliates of the special servicer may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

                                      S-46

     In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Westchester pari passu trust mortgage loan prior to the occurrence of change of control events with respect to the Westchester subordinate non-trust loans), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Westchester controlling subordinate noteholder or its designee (prior to the occurrence of change of control events that are continuing with respect to the Westchester subordinate non-trust loans, at the direction of the controlling class representative), take actions with respect to the Westchester pari passu trust mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the Westchester subordinate non-trust loans have par purchase options and cure rights with respect to the Westchester pari passu trust mortgage loan and the Westchester pari passu non-trust loan under various default scenarios.
See "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Westchester Controlling Subordinate Noteholder" in this prospectus supplement. The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the Westchester controlling subordinate noteholder may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the Westchester controlling subordinate noteholder may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates.
However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the United States. It is also impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

     See "Risk Factors--The Risk of Terrorism In the United States and Military
Action May Adversely Affect the Value of the Offered Certificates and Payments
on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS
-----------------------------------

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans and the
Mortgaged Real Properties--Additional Statistical Information" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Fifty-one (51) of the mortgaged real properties, which represent security for approximately 40.2% of the initial mortgage pool balance (comprised of 51 mortgage loans in loan group 1, representing approximately 43.4%

                                      S-47

of the initial loan group 1 balance), are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Thirty-three (33) of the mortgaged real properties, which represent security for approximately 26.2% of the initial mortgage pool balance (comprised of 33 mortgage loans in loan group 1, representing approximately 28.3% of the initial loan group 1 balance), are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Office Properties".

     Five (5) of the office properties referred to above, which represent security for approximately 3.6% of the initial mortgage pool balance and 3.9% of the initial loan group 1 balance (loan numbers 14, 21, 60, 77 and 87), are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to unique risks particular to health care related properties.
For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying prospectus captioned
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates--Health Care Related Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirty-three (33) of the mortgaged real properties, which represent security for approximately 10.4% of the initial mortgage pool balance (comprised of 33 mortgage loans in loan group 1, representing approximately 11.2% of the initial loan group 1 balance), are fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirteen (13) of the mortgaged real properties, which represent security for approximately 9.5% of the initial mortgage pool balance (comprised of three
(3) mortgage loans in loan group 1, representing approximately 3.7% of the initial loan group 1 balance, and 10 mortgage loans in loan group 2, representing approximately 81.4% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-48

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Multifamily Rental
Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Fifty-six (56) of the mortgaged real properties, which represent security for approximately 4.7% of the initial mortgage pool balance (comprised of 56 mortgage loans in loan group 1, representing approximately 5.1% of the initial loan group 1 balance), are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Warehouse, Mini-Warehouse and
Self Storage Facilities".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twelve (12) of the mortgaged real properties, which represent security for approximately 4.5% of the initial pool balance (comprised of 12 mortgage loans in loan group 1, representing approximately 4.9% of the initial loan group 1 balance), are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Industrial Properties".

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY
REDUCE PAYMENTS ON YOUR CERTIFICATES

     Two (2) of the mortgaged real properties, which represent security for approximately 2.0% of the initial mortgage pool balance (comprised of one (1)
mortgage loan in loan group 1, representing approximately 0.7% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 18.6% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks".

     The manufactured housing properties referred to above (loan numbers 15 and
40) are residential cooperative properties. Mortgage loans secured by liens on residential cooperative properties are also exposed to unique risks particular to those kinds of properties. For a more detailed discussion of factors uniquely affecting residential cooperative properties, you should refer to the section in the accompanying prospectus supplement captioned "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily

                                      S-49

and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates -- Cooperatively-Owned Apartment Buildings".

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance" and "Description of The Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties That May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

LOANS NOT INSURED OR GUARANTEED

     Generally, the mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

     We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be

                                      S-50

sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     In the case of one (1) mortgage loan (loan number 11), which is secured by the mortgaged real property identified on Annex A-1 as Tharaldson Portfolio IIB, and represents approximately 2.0% of the initial mortgage pool balance and approximately 2.2% of the initial loan group 1 balance, with respect to one of the mortgaged real properties, located in Grapevine, Texas, securing a portion of that mortgage loan (with an allocated loan amount of $5,455,430), the prior owner of this mortgaged real property retained a repurchase option that may be exercised upon the occurrence of certain events, including (i) any violation by the borrower of certain deed restrictions (including use restrictions), (ii) the failure of the borrower to timely commence and complete construction of the improvements on this mortgaged real property, or (iii) any discontinuation of operation of the hotel for any period in excess of 30 days (or 180 days in the case of certain "excused closures", which includes closures for substantial alterations or renovations, or for periods following casualties during which the hotel cannot be opened and operated practicably). Upon any such repurchase, the repurchase price will be the sum of (a) the purchase price paid by the borrower to the prior owner for the mortgaged real property (less certain costs and expenses paid or incurred by the prior owner in connection with such sale), and
(b) the remaining unamortized actual, verifiable construction costs of the improvements constructed at the mortgaged real property up to the date of such repurchase. To avoid triggering the option, the borrower may (x) partially defease the mortgage loan in an amount equal to 125% of the allocated loan amount for the mortgaged real property being released, if such defeasance otherwise meets the conditions under the mortgage loan documents, or (y)
substitute another mortgaged real property for such mortgaged real property (in accordance with the terms of the mortgage loan documents). If the borrower does not either partially defease the mortgage loan or substitute the mortgaged real property (in accordance with the mortgage loan documents), the borrower will be in default under the mortgage loan documents. Nevertheless, the mortgage loan will not be declared in default if (A) certain debt service coverage and loan-to-value tests are met (taking into account, in the case of the debt service coverage ratio, proceeds received from the sale to the third party and any additional cash received from the borrower) and (B) such proceeds equal at least 100% of the allocated loan amount of the related mortgaged real property.
In that case, such proceeds will be held in escrow as additional collateral for the mortgage loan.

     In the case of one (1) mortgage loan (loan number 70), which is secured by the mortgaged real property identified on Annex A-1 as Safeway Village at
Rockrimmon, and represents approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, the prior owner of the related mortgaged real property granted one of the tenants the right to purchase a parcel of the mortgaged real property. The mortgage loan is subject to this purchase option and the lender will be required to release the parcel subject to the option from the mortgage lien if the tenant exercises its purchase option subject to the satisfaction of certain conditions, including:
(i) approval of the subdivision of the mortgaged property by all necessary municipal authorities; (ii) reimbursement of lender's reasonable costs in connection with the partial release; (iii) an event of default must not be continuing under the loan documents and (iv) the remaining mortgaged property and option parcel must both comply with applicable laws, rules and regulations.
The mortgaged real property is

                                      S-51

approximately 44,464 square feet while the option parcel is approximately 9,000 square feet. The tenant must exercise its purchase option before September 1,
2019, and the option parcel must be used solely for the construction and expansion of the tenant's current store located adjacent to the option parcel.
If the tenant fails to use the option parcel for this purpose within two (2)
years of the purchase date, the option parcel will immediately reconvey to the prior owner. The purchase option is subject to the satisfaction of conditions precedent, specifically: (i) zoning of the option parcel for retail business use; (ii) availability of public utilities adequate for retail business use on the option parcel and (iii) related borrower's approval of an environmental report.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans (for example, loan numbers 6 and
76), the related mortgaged real properties are the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements are scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 71 mortgaged real properties, securing approximately 39.2%
of the initial mortgage pool balance and approximately 42.4% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 47 of those properties, securing approximately 18.2% of the initial mortgage pool balance and approximately 19.7% of the initial in loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued
operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" in the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT PROPERTIES
AND PROPERTIES WITH TENANT CONCENTRATIONS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. For example, in the case of one (1)
mortgage loan, which represents 0.8% of the initial mortgage pool balance and
0.9% of the initial loan group 1 balance, and is secured by the mortgaged real property identified on Annex A-1 as Dulles Creek, the largest tenant
(representing 74% of the net rentable area) has recently emerged from bankruptcy. See "Risk Factors--Bankruptcy Proceedings Entail Certain Risks" in
this prospectus supplement and "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults

                                      S-52

and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and
Losses May Be Highly Unpredictable--Dependence on a Single Tenant or a Small
Number of Tenants Makes a Property Riskier Collateral" in the accompanying prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      S-53

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

     Mortgaged real properties located in New York, California, Virginia, Texas,
Arizona, Hawaii and Florida will represent approximately 19.8%, 15.8%, 9.7%,
6.8%, 6.6%, 6.4% and 5.8%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 21.4%, 16.8%, 10.5%, 4.9%, 6.1%,
6.9% and 4.8%, respectively, of the initial loan group 1 balance and approximately 0.0%, 2.3%, 0.0%, 30.8%, 13.1%, 0.0% and 18.6%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

RISKS RELATED TO CALIFORNIA GEOGRAPHIC CONCENTRATION

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Ninety-eight (98) mortgage loans, representing approximately 72.8% of the initial mortgage pool balance (87 mortgage loans in loan group 1, representing approximately 70.7% of the initial loan group 1 balance and 11 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), are balloon loans. In addition, six (6) mortgage loans, representing approximately 2.6% of the initial mortgage pool balance and approximately 2.8%
of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

                                      S-54

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property, tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan to be included in the trust represents approximately 11.5% of the initial mortgage pool balance. The largest mortgage loan in loan group 1 represents approximately 12.4% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 26.3% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          33.1% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 35.8% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 75.1% of the initial loan group 2 balance.

     o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          45.7% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group
          1 represent approximately 49.3% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 97.8% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

                                      S-55

THE INTERESTS OF THE HOLDER OF THE SUBORDINATE COMPANION LOAN OF THE LARGEST
MORTGAGE LOAN MAY CONFLICT WITH YOUR INTERESTS

     The mortgage loan (loan number 1) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Westchester, which has a cut-off date principal balance of $200,000,000 and represents approximately 11.5% of the initial mortgage pool balance and approximately 12.4%
of the initial loan group 1 balance, is part of a split loan structure consisting of that mortgage loan, which we refer to in this prospectus supplement as the Westchester pari passu trust mortgage loan and multiple other loans that will not be included in the trust. The Westchester pari passu trust mortgage loan and those non-trust loans are secured by the same mortgage instrument encumbering the related mortgaged real property. The payment priorities between these loans are such that--

     o    the Westchester pari passu trust mortgage loan will be pari passu in right of payment with one of the Westchester non-trust loans, which we refer to in the prospectus supplement as the Westchester pari passu non-trust loan, which has an unpaid principal balance of $100,000,000 as of the cut-off date, and

     o    the Westchester pari passu trust mortgage loan and the Westchester pari passu non-trust loan will generally be senior in right of payment to the remaining Westchester non-trust loans, which we refer to in this prospectus supplement as the Westchester subordinate non-trust loans (and which are grouped into three tiers of seniority--a "B note"
          tier, a "C note" tier and a "D note" tier, having unpaid principal balances of $60,000,000, $50,000,000 and $90,000,000, respectively, as of the cut-off date). During the continuance of certain specified uncured events of default with respect to the Westchester pari passu trust mortgage loan and the Westchester pari passu non-trust loan, no payments of principal or interest will be paid with respect to the
          Westchester subordinate non-trust loans until all interest (other than default interest) on and principal of the Westchester pari passu trust mortgage loan and the Westchester pari passu non-trust loan have been paid in full.

     The Westchester non-trust loans will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if they were mortgage loans in the trust. As described under "Description of the Mortgage Pool--Loan Combinations--Westchester Loan Combination" in this prospectus supplement, the holders of the loans making up the Westchester loan combination will be entering into one or more related co-lender, intercreditor or other similar agreements, which are expected to include the following provisions--

     o    the holder of the Westchester pari passu non-trust loan has the right, directly or through a representative to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the Westchester loan combination;

     o    for so long as an amount generally equal to the unpaid principal balance of any of the Westchester subordinate non-trust loans (or the aggregate unpaid principal balance of any tier of Westchester subordinate non-trust loans), net of any appraisal reduction amounts allocable to those loans, as described under "Description of the
          Mortgage Pool--Loan Combinations--Westchester Loan Combination" in
          this prospectus supplement, is equal to or greater than 25% of its original principal balance (or the aggregate original principal balance of that tier of Westchester subordinate non-trust loans), the designated holder of the most junior Westchester subordinate non-trust loan (or tier) meeting that 25% threshold will have the ability, directly or through a designee, to advise and direct the special servicer with respect to various servicing matters affecting the
          Westchester loan combination;

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Westchester pari passu trust mortgage loan, the holder(s) of the Westchester

                                      S-56

          pari passu non-trust mortgage loan and the holders of the Westchester subordinate non-trust loans have the right to purchase the Westchester pari passu trust mortgage loan from the trust at the purchase price set forth in the related co-lender, intercreditor or other similar agreement; and

     o    the holders of the Westchester subordinate non-trust loans have cure rights with respect to the Westchester pari passu trust mortgage loan.

     In connection with exercising any of the foregoing rights, the holders of the Westchester pari passu non-trust loan or and the Westchester subordinate non-trust loans (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests. If the Westchester pari passu non-trust loan or any Westchester subordinate non-trust loan is included in a securitization, then the designee or assignee exercising any of the rights of the holders of the Westchester pari passu non-trust loan or that Westchester subordinate non-trust loan may be a servicer, securityholders, operating advisors or other comparable parties from that securitization.

     See "Description of the Mortgage Pool--Loan Combinations--Westchester Loan
Combination" and "Servicing of the Mortgage Loans--The Controlling Class
Representative and the Westchester Controlling Subordinate Noteholder" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of eight (8) mortgaged real properties, representing security for approximately 4.3% of the initial mortgage pool balance and approximately
4.7% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When
Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects
of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

                                      S-57

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning May Adversely Affect the Use or Value of a Real Property" in the
accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     One (1) mortgage loan (loan number 1), which we refer to in this prospectus supplement as the Westchester pari passu trust mortgage loan and which represents approximately 11.5% of the initial mortgage pool balance and approximately 12.4% of the initial loan group 1 balance, is part of a split loan combination that also includes other loans that will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the Westchester pari passu trust mortgage loan. One (1) of those other non-trust loans will be pari passu in right of payment and in other respects with the Westchester pari passu trust mortgage loan while the other non-trust loans will be generally subordinate in right of payment and in other respects to the Westchester pari passu trust mortgage loan.
See "Description of the Mortgage Pool--Loan Combinations--Westchester Loan
Combination" and "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing".

     Five (5) mortgage loans (loan numbers 8, 23, 32, 48 and 51), representing approximately 5.1% of the initial mortgage pool balance and approximately 5.5%
of the initial loan group 1 balance, are each part of a split loan structure, each of which we refer to in this prospectus supplement as an A/B loan combination, that also includes a subordinate non-trust loan, which we refer to in this prospectus supplement as a B-note loan. Each B-note loan will not be included in the trust but is secured by the same mortgage instrument on the same mortgaged real property that secures the related mortgage loan in the trust that we refer to in this prospectus supplement as an A-note trust mortgage loan, as described under "Description of the Mortgage Pool--Loan Combinations--A/B Loan
Combinations" and referred to under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing".

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of 19 of the mortgage loans (loan numbers 3, 4, 5, 6, 9, 10,
11, 13, 16, 29, 39, 55, 56, 61, 73, 81, 85, 99 and 104), representing approximately 31.8% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 33.8% of the initial loan group 1 balance, and two (2) mortgage loan in loan group 2, representing approximately
6.8% of the initial loan group 2 balance), as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing", direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

                                      S-58

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                      S-59

     If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Subordinate Debt Increases the Likelihood
That a Borrower Will Default on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.
The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Twelve (12) separate groups of mortgage loans, representing approximately
20.7% of the initial mortgage pool balance are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. For example, the tenant with respect to four (4) mortgaged real properties, securing four (4) mortgage loans, representing approximately 1.0% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, is Walgreen's. There may also be tenants that are related to or affiliated with a borrower. For example, with respect to the mortgaged real properties securing 4 mortgage loans (loan numbers 27, 37, 75 and 87), representing approximately 0.8%, 0.7%, 0.3% and
0.2%, respectively, of the initial mortgage pool balance and approximately 0.9%,
0.7%, 0.3% and 0.3%, respectively, of the initial loan group 1 balance, the tenant is affiliated with the borrower and represents approximately 100%, 12.8%,
69.2% and 15.4%

                                      S-60

of the gross leasable area. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance", "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Three (3) of the mortgaged real properties, which represent security for approximately 8.4% of the initial mortgage pool balance (comprised of 3 mortgage loans, representing approximately 9.1% of the initial loan group 1 balance), are secured by mortgaged real properties that include multiplex movie theaters, that generate a material portion of the revenue of those mortgaged real properties. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Self Storage
Facilities are Subject to Unique Risks Which May Reduce Payments on Your
Certificates", "--Industrial Facilities are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" and "--Manufactured Housing Community
Properties are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-61

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 12-month period ending on the cut-off date. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of six (6) mortgaged real properties, securing (six) separate mortgage loans (loan numbers 5, 39, 47, 69, 88 and 109)
and representing security for approximately 2.0% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under
"Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement, was taken.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     We are aware that with respect to five (5) mortgaged real properties securing five (5) mortgage loans (loan numbers 57, 100, 103, 110 and 111), representing approximately 0.9% of the initial mortgage pool balance (four (4)
mortgage loans in loan group 1, representing approximately 0.8% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 2.2% of the initial loan group 2 balance), the related borrower obtained a secured creditor impaired property environmental insurance policy.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Insurance" in this prospectus supplement.

     We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                      S-62

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" and "--Environmental Insurance" in this prospectus supplement. Also see "Risk Factors--Environmental Liabilities Will
Adversely Affect the Value and Operation of the Contaminated Property and May
Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the
Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and
This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

     A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

                                      S-63

     o    the age, quality, functionality and design of the property;

     o    the degree to which the property competes with other properties in the area;

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o    the willingness and ability of the owner to provide capable property management and maintenance;

     o    the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    the location of a mortgaged real property;

     o    whether a mortgaged real property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o    perceptions regarding the safety, convenience and attractiveness of such properties;

     o    vulnerability to litigation by tenants and patrons;

     o    environmental contamination; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the mortgage loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

                                      S-64

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include 19 mortgage loans, representing approximately 23.1% of the initial mortgage pool balance and approximately 24.9%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers", entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Thirteen (13) of the 19 mortgage loans referred to in the preceding paragraph, representing approximately 4.4% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

                                      S-65

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

     Four (4) mortgage loans, representing approximately 11.3% of the initial mortgage pool balance and approximately 12.2% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     The borrowers under two (2) of the mortgage loans (loan numbers 77 and 92)
are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead

                                      S-66

to a downgrade, withdrawal or qualification of the ratings of your certificates.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Nineteen (19) of the mortgage loans (loan numbers 2, 6, 10, 13, 18, 26, 32,
35, 36, 43, 45, 47, 54, 59, 62, 68, 70, 86 and 109), representing approximately
22.8% of the initial mortgage pool balance and approximately 24.6% of the initial loan group 1 balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, one (1) of the mortgage loans
(loan number 94), permits the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     In the case of one (1) mortgage loan (loan number 18), which is secured by the mortgaged real property identified on Annex A-1 as Missouri Falls, and represents approximately 1.2% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, the related tenant-in-common borrowers have not waived their rights to partition. If any tenant-in- common brings a partition action (i) an event of default may be declared under the related mortgage, (ii) the loan debt becomes fully recourse to the related borrower under the related mortgage note and (iii) the related indemnitor is fully liable for all sums due pursuant to the loan documents.
Notwithstanding the foregoing sentence, as indicated under "--Loans Not Insured or Guaranteed" above, the mortgage loan should be considered a non-recourse loan because the significance of the recourse provisions of the mortgage loans have not been evaluated.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current

                                      S-67

value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans, for example loan numbers 5, 9, 12, 35, 68,
72 and 94, have a sponsor that has previously filed for bankruptcy protection.
In each case, the related entity or person has emerged from bankruptcy. See, also, Annex C under the heading "Ten Largest Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans----U-Haul Self Storage Portfolio I--The
Borrower". However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

     In the case of the two (2) mortgage loans (loan numbers 16 and 11, respectively), which are secured by the mortgaged real properties identified on
Annex A-1 as Tharaldson Portfolio IIA and Tharaldson Portfolio IIB,
respectively, and representing approximately 1.3% and 2.0%, respectively, of the initial mortgage pool balance

                                      S-68

and approximately 1.4% and 2.2%, respectively, of the initial loan group 1 balance, the sponsor of both mortgage loans (Gary Tharaldson) and 48 other individuals, together with the Tharaldson Motels, Inc. Employee Stock Ownership
Plan and Trust, are defendants in a breach-of-duty lawsuit filed on December 30,
2004 and generally intended to force the re-formation of the terms and conditions under which the employee stock ownership plan in 1999 acquired, and became committed to pay for the controlling interest in Tharaldson Motels Inc.
The plaintiff alleges that the employee stock ownership plan overpaid for its purchase of shares of Tharaldson Motels, Inc. from Gary Tharaldson and his family members and that proper disclosure was not made in connection with the share purchase. Although currently none of the related borrowers are named in the lawsuit, there can be no assurance that the outcome of such litigation will not have a material adverse affect on the related mortgage loans.

     In the case of one (1) mortgage loan (loan number 29), which is secured by the mortgaged real property identified on Annex A-1 as the Tuscany at McCormick
Ranch mortgage loan, and represents approximately 0.8% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, the related borrower purchased the land and improved the property into a senior living facility with certain amenities. The borrower gave the seller an option to form a joint venture with the borrower, exercisable following the sale of the first condominium unit. If the option were exercised the amenities would be owned by the joint venture and ground leased to the borrower for $11,292 per month. The seller was required to pay the borrower $150,000 to exercise the option. While the property was initially set up as condominium units, the borrower converted the property into a rental property (as opposed to condominium units) and initiated a declaratory and quiet title action against the seller to terminate the option. The seller counterclaimed, alleging that the option should be exercisable. Title insurance was obtained from Stewart Title
Guaranty Company insuring, subject to the terms and conditions of the policy, against any title claim by the seller and the lender required an escrow of
$875,000, to be released only if, among other things, the litigation is settled without any ongoing or future expense to the borrower.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a

                                      S-69

financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans", "--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" and "--Risks Related to California Geographic
Concentration" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently

                                      S-70

35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, North Carolina and Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the

                                      S-71

federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration, in
December 2005, of the federal insurance back-stop program established by the act, it is possible that the program will not be renewed and there is no assurance that subsequent terrorism legislation would be passed.

     IF THE FEDERAL INSURANCE BACK-STOP PROGRAM REFERRED TO ABOVE IS NOT
EXTENDED OR RENEWED, PREMIUMS FOR TERRORISM INSURANCE COVERAGE WILL LIKELY
INCREASE AND/OR THE TERMS OF SUCH INSURANCE MAY BE MATERIALLY AMENDED TO ENLARGE
STATED EXCLUSIONS OR TO OTHERWISE EFFECTIVELY DECREASE THE SCOPE OF COVERAGE
AVAILABLE (PERHAPS TO THE POINT WHERE IT IS EFFECTIVELY NOT AVAILABLE). IN
ADDITION, TO THE EXTENT THAT ANY POLICIES CONTAIN "SUNSET CLAUSES" (I.E.,
CLAUSES THAT VOID TERRORISM COVERAGE IF THE FEDERAL INSURANCE BACKSTOP PROGRAM
IS NOT RENEWED), THEN SUCH POLICIES MAY CEASE TO PROVIDE TERRORISM INSURANCE
COVERAGE UPON THE EXPIRATION OF THE FEDERAL INSURANCE BACKSTOP PROGRAM.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property, to the extent available at commercially reasonable rates and to the extent the trustee has an insurable interest, all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if

                                      S-72

and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     With respect to two (2) of the mortgage loans (loan numbers 41 and 74), representing approximately 1.0% of the initial mortgage pool balance (two (2)
mortgage loans in loan group 1, representing approximately 1.0% of the initial loan group 1 balance, the requirement that the borrower maintain insurance against terrorist acts has been waived.

     Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

     If such casualty losses are not covered by standard casualty insurance policies and the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to

                                      S-73

identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 111 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,737,992,952. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to certain classes of offered certificates, as described under "Description of the Offered
Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 92.6% of the initial mortgage pool balance
(representing approximately 36.4% of all the mortgage loans secured by multifamily properties and 31.4% of all the mortgage loans secured by manufactured housing community properties), that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 11 mortgage loans, representing approximately 7.4% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $727,933 to $200,000,000, and the average of those cut-off date principal balances is $15,657,594; the cut-off date principal balances of the mortgage loans in loan group 1 range from $727,933 to $200,000,000, and the average of those cut-off date principal balances is $16,092,912; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$2,787,694 to $33,900,000, and the average of those cut-off date principal balances is $11,700,163.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the Non-Trust Loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower

                                      S-74

or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan or (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, the
          Westchester Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to the Westchester Pari Passu Trust Mortgage Loan excludes the
          Westchester Non-Trust Loans;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any A-Note
          Trust Mortgage Loan excludes the related B-Note Non-Trust Loan;

                                      S-75

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 19 mortgage loans, representing approximately 23.1% of the initial mortgage pool balance and approximately 24.9%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Sixteen (16) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but in one case (loan number 81), could be 100% under certain circumstances), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

                                      S-76

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1%
          of the initial mortgage pool balance.



                                                              NUMBER OF STATES            AGGREGATE           % OF INITIAL
                                                            WHERE THE PROPERTIES         CUT-OFF DATE           MORTGAGE
   GROUP                    PROPERTY NAMES                     ARE LOCATED(1)         PRINCIPAL BALANCE       POOL BALANCE
 ---------    -------------------------------------------   --------------------    ---------------------   ----------------

     1        ACP Woodland Park I                                   2                          88,500,000         5.1%
     1        Dulles Creek                                          1                          14,200,000         0.8%
                                                                                    ---------------------   ----------------
              TOTAL                                                                          $102,700,000         5.9%
                                                                                    =====================   ================
     1        The Mansions at Canyon Springs Country                1                         $37,360,000         2.1%
                Club Apartments
     2        The Villas at Sage Creek Apartments                   1                          33,900,000         2.0%
                                                                                    ---------------------   ----------------
              TOTAL                                                 2                          71,260,000         4.1%
                                                                                    =====================   ================
     1        Tharaldson Portfolio IIB                              5                          34,875,819         2.0%
     1        Tharaldson Portfolio IIA                              9                          22,727,481         1.3%
                                                                                    ---------------------   ----------------
              TOTAL                                                                           $57,603,000         3.3%
                                                                                    =====================   ================
     1        Holy Cross Medical Center                             1                          17,800,000         1.0%
     1        San Pedro Medical Center                              1                           7,700,000         0.4%
                                                                                    ---------------------   ----------------
              TOTAL                                                                           $25,500,000         1.5%
                                                                                    =====================   ================


-----------------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Eighty-one (81) of the mortgage loans, representing 68.4% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Thirty (30) of the mortgage loans, representing 31.6% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. No mortgage loan has a grace period that extends payment beyond the 8th day of any calendar month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.6901% per annum to 6.3650% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.3923% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.6901% to 6.3650% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.3863% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 4.8530% to
6.1250% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.4674% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

                                      S-77

     All of the mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     Partial Interest-Only Balloon Loans. Thirty-seven (37) of the mortgage loans, representing approximately 36.2% of the initial mortgage pool balance (33 mortgage loans in loan group 1, representing approximately 35.3% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 47.6% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Four (4) of the mortgage loans, representing approximately 24.0% of the initial mortgage pool balance and approximately 25.9%
of the initial loan group 1 balance, require the payment of interest only for the entire term of the subject mortgage loan and the payment of all principal on the maturity date.

     Amortizing Balloon Loans. Sixty-one (61) of the mortgage loans, representing approximately 36.6% of the initial mortgage pool balance (54 mortgage loans in loan group 1, representing approximately 35.4% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 52.4% of the initial loan group 2 balance) are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 61 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

     ARD Loans. Six (6) of the mortgage loans, representing approximately 2.6%
of the initial mortgage pool balance and approximately 2.8% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that is more than 20 years following origination;

     o    the designation of an anticipated repayment date that is generally
          5-10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated

                                      S-78

          repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Two (2) of the above-identified six (6) ARD loans, representing approximately 1.4% of the initial mortgage pool balance and approximately 1.5%
of the initial loan group 1 balance, require the payment of interest only for the entire term of the subject mortgage loan and the payment of all principal on the maturity date.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each of such mortgage loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Fully Amortizing Loans. Three (3) of the mortgage loans, representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7%
of the initial loan group 1 balance, are characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loans; and

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loans.

     These fully amortizing loans have neither--

     o    anticipated repayment dates; nor

     o    the associated repayment incentives.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     In the case of one (1) mortgage loan (loan number 6), which is secured by the mortgaged real properties identified on Annex A-1 as HSA Industrial
Portfolio I, representing approximately 3.6% of the initial mortgage

                                      S-79

pool balance and approximately 3.9% of the initial loan group 1 balance, if the related borrower prepays the mortgage loan in connection with a partial release of one of the mortgaged real properties securing the mortgage loan, the monthly payments will be reduced in proportion to the amount of the principal amount being prepaid as determined by the lender in its reasonable discretion.

     Voluntary Prepayment Provisions. In general (except as described below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to ten payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans", most of the mortgage loans
(94 mortgage loans in loan group 1, representing approximately 96.7% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing 58.8% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Except as described below in the second following sentence with respect to one (1) mortgage loan (loan number 6), all the mortgage loans provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 97 months (approximately 98 months for the mortgage loans in loan group 1 and approximately 82 months for the mortgage loans in loan group
2). One (1) mortgage loan (loan number 6), which is secured by the mortgaged real properties identified on Annex A-1 as HSA Industrial Portfolio I, and represents approximately 3.6% of the initial mortgage pool balance and approximately 3.9% of the initial group 1 balance, may be partially prepaid at any time in the first two years following the date of initial issuance of the certificates in connection with a partial release of an individual mortgaged real property. That mortgage loan otherwise provides for a prepayment lockout period. See "--Prepayment Consideration." below.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

     Prepayment Consideration. Ten (10) of the mortgage loans, representing approximately 6.1% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 3.3% of the

                                      S-80

initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 41.2% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but one case (loan number
6), following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     In the case of one (1) mortgage loan (loan number 6), which is secured by the mortgaged real properties identified on Annex A-1 as HSA Industrial
Portfolio I, and represents approximately 3.6% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance, the mortgage loan documents governing the HSA Industrial Portfolio I Loan permit the related borrower to prepay the HSA Industrial Portfolio I Loan in an amount that equals up to $25,000,000 in connection with a partial release of an individual property at any time prior to the date that is two years from the date of initial issuance of the certificates with the payment of the greater of 1% of the principal amount being prepaid and a yield maintenance formula. On and after the date that is two years from the date of initial issuance of the certificates, the borrower may defease the HSA Industrial Portfolio I Loan in whole or in part.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

                                      S-81

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests to a family member for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

                                      S-82

     Mortgage Loans Which May Require Principal Paydowns. Twelve (12) mortgage loans (loan numbers 4, 10, 19, 29, 31, 37, 38, 44, 57, 59, 66 and 80), representing approximately 13.5% of the initial mortgage pool balance and approximately 14.6% of the initial loan group 1 balance, are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$16,867,770, determined at the time of closing of each of those mortgage loans.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. One hundred-one (101) mortgage loans, representing approximately 93.9% of the initial mortgage pool balance (94 mortgage loans in loan group 1, representing approximately 96.7% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing 58.8% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount. Eight (8) mortgage loans, representing approximately
13.2% of the initial mortgage pool balance and approximately 14.2% of the initial loan group 1 balance, permit the partial release of collateral in connection with partial defeasance.

                                      S-83

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

     Collateral Substitution and Partial Release Provisions. In the case of one
(1) mortgage loan (loan number 6), identified on Annex A-1 as being secured by
HSA Industrial Portfolio I, representing approximately 3.6% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance, the related borrower may substitute certain of the mortgaged real properties upon satisfaction of certain conditions set forth under the related loan documents, including (without limitation) --

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties for the preceding twelve months will be no less than the greater of
          (i) the debt service coverage ratio as of the origination date, and
          (ii) the debt service coverage ratio immediately prior to the property substitution,

     o    the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of 85% and the loan to value ratio immediately prior to the proposed property substitution,

     o    if the borrower elects to replace either of the mortgaged real properties located at 2781 Westbelt Drive, Columbus, Ohio or 2771-2779
          Westbelt Drive, Columbus, Ohio, the borrower must simultaneously replace the other property located in Westbelt Drive, and

     o    the receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 6), identified on Annex
A-1 as being secured by HSA Industrial Portfolio I, the mortgage loan documents permit voluntary prepayment and the release of an individual property from the lien of the related mortgage at any time prior to the second anniversary of the creation of the series 2005-MCP1 trust in connection with the bona fide sale of a property to a third party provided that--

     o    the principal prepaid is in amount equal to the greatest of (a) 120%
          of the allocated loan amount of the individual property to be released, (b) 85% of the gross sales proceeds of such property, and
          (c) an amount necessary to produce a debt service coverage ratio on the remaining principal balance from cash flow on the remaining properties of at least 1.25:1;

     o    the borrowers pay an amount equal to the greater of 1% of the principal amount being prepaid and a yield maintenance formula; and

     o    the aggregate principal amount being prepaid in connection with such releases does not exceed $25,000,000.

For purposes of property releases and calculations of allocated loan amounts, the two properties occupied by Kellogg USA, Inc. are treated as a single property.

     In the case of two (2) mortgage loans (loan numbers 16 and 11 respectively), identified on Annex A-1 as being secured by Tharaldson Portfolio
IIA and Tharaldson Portfolio IIB, respectively, representing approximately 1.3%
and 2.0%, respectively, of the initial mortgage pool balance and approximately
1.4% and 2.2%,

                                      S-84

respectively, of the initial loan group 1 balance, the related borrower may substitute certain of the mortgaged real properties, all of which are limited service hotels, with properties of like kind and quality upon satisfaction of certain conditions set forth under the related loan documents, including
(without limitation) --

     o    the debt service coverage ratio for the aggregate of all individual properties, for the fiscal quarter then most recently ended, will be no less than the greater of (i) the debt service coverage ratio at closing and (ii) the debt service coverage ratio immediately prior to the property substitution,

     o    the current value of the proposed substitute mortgaged property will equal or exceed the greater of (i) the initial value of the property being replaced and (ii) the current market value of the property being replaced immediately prior to the substitution,

     o    no substitute property is located in, in the case of the Tharaldson
          Portfolio IIB Loan, (i) the greater metropolitan area of Dallas, Texas
          (ii) the greater metropolitan area of Houston, Texas or (iii) the greater metropolitan area of Grapevine, Texas, and, in the case of the
          Tharaldson Portfolio IIA Loan, (i) the greater metropolitan area of
          Chicago, Illinois or (ii) the greater metropolitan area of Phoenix,
          Arizona, and

     o    the receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 85), which is secured by the mortgaged real property identified on Annex A-1 as 1401 Walnut, and represents approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related borrower has a one-time right to release a portion of the property from the lien of the mortgage subject to the satisfaction of certain conditions, specifically--

     o    the related borrower must substitute the released collateral with the substitute property identified in the mortgage;

     o    no such substitution may occur sixty (60) days before or after (i) any sale of any of the mortgage loan to one or more investors as a whole loan, (ii) a participation of the debt to one or more investors or
          (iii) a securitization of the mortgage loan;

     o    after giving effect to the substitution, the debt service coverage ratio for the mortgage loan, as determined by lender, is not less than the debt service coverage ratio for the mortgage loan as of the date immediately preceding such substitution;

     o    within sixty days of such substitution, related borrower must deliver an appraisal indicating that the value of the substitute property is of equal or greater value than the value of the release parcel at the time of the encumbrance of the release parcel by the related mortgage;

     o    the net operating income, as determined by Lender, for the substitute property does not show a downward trend over the three (3) years immediately prior to the date of substitution;

     o    the receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates; and

     o    delivery of title insurance and title endorsements in favor of lender for the substitute property.

     Certain other of the mortgage loans permit the release of certain parcels upon the satisfaction of certain requirements other than defeasance. In those cases, no material value was given to such parcels in the underwriting of the related mortgage loans.

                                      S-85

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.



                                       NUMBER OF                                   % OF
                                       MORTGAGE                 % OF      % OF     INITIAL
                                        LOANS/                   INITIAL  INITIAL   LOAN
                             MORTGAGE  MORTGAGED  CUT-OFF DATE  MORTGAGE   LOAN     GROUP
                               LOAN      REAL       PRINCIPAL     POOL    GROUP 1     2
        LOAN NAME             SELLER   PROPERTIES    BALANCE     BALANCE  BALANCE  BALANCE
---------------------------- --------  ---------- ------------  --------  -------  -------

The Westchester(2)             MLML       1/1     200,000,000      11.5      12.4     -
711 Third Avenue               MLML       1/1     120,000,000       6.9       7.5     -
Queen Ka'ahumanu Center        MLML       1/1      92,000,000       5.3       5.7     -
ACP Woodland Park I             CRF       1/3      88,500,000       5.1       5.5     -
U-Haul Self Storage
  Portfolio 1                  MLML      1/54      74,988,000       4.3       4.7     -
HSA Industrial Portfolio I      CRF     1/9(3)     63,000,000       3.6       3.9     -
Norfolk Waterside Marriott     MLML       1/1      40,508,044       2.3       2.5     -
Prium Office Portfolio II      MLML      1/11      40,353,239       2.3       2.5     -
The Mansions at Canyon
   Springs Country Club
   Apartments                   PNC       1/1      37,360,000       2.1       2.3     -
Webster Place Shopping
   Center                       CRF       1/1      36,700,000       2.1       2.3     -
                                      ---------- ------------  --------    ------- ------
TOTAL/WEIGHTED AVERAGE                     83    $793,409,283      45.7%     49.3%  0.0%
                                      ========== ============  ========    ======= ======

                                                        CUT-OFF
                                                         DATE
                                                        PRINCIPAL           CUT-OFF
                                             PROPERTY   BALANCE             DATE
                               PROPERTY        SIZE       PER                LTV
        LOAN NAME                TYPE       SF/UNIT(1) SF/UNIT(4)  DSCR(4)  RATIO(4)
----------------------------   --------     ---------- ----------  -------  --------

The Westchester(2)               Retail       831,841        361    2.55     42.9
711 Third Avenue                 Office       550,651        218    1.57     66.7
Queen Ka'ahumanu Center          Retail       556,511        165    1.61     74.2
ACP Woodland Park I             Office        479,166        185    1.23     74.9
U-Haul Self Storage              Self
  Portfolio 1                   Storage     1,083,787         69    1.46     75.0
HSA Industrial Portfolio I     Industrial   2,270,205         28    1.19     79.8
Norfolk Waterside Marriott     Hospitality        405    100,020    1.60     68.7
Prium Office Portfolio II        Office       341,558        118    1.30     78.9
The Mansions at Canyon
   Springs Country Club
   Apartments                  Multifamily        360    103,778    1.32     75.1
Webster Place Shopping
   Center                        Retail       134,329        273    1.23     75.8

TOTAL/WEIGHTED AVERAGE                                              1.70     65.9%


--------------------

(1)  Property size is indicated in square feet, except with respect to manufactured housing (in which case it is indicated by pads) hospitality
     (in which case it is indicated in rooms) and multifamily (in which case it is indicated in dwelling units) properties.

(2)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the subject mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(3)  There are ten buildings; two of them are adjacent to one another, are leased to the same tenant and essentially function as one property. These two buildings are assigned an aggregate allocated loan amount and are treated as a single property for release purposes.

(4)  In the case of Westchester Pari Passu Trust Mortgage Loan, the cut-off date principal balance per square foot, the cut-off date debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the cut-off date debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the Westchester Pari Passu Trust Mortgage Loan and the Westchester Pari
     Passu Non-Trust Loan, excluding the annualized debt service payable under the Westchester Subordinate Non-Trust Loans and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut off date principal balance of the Westchester Pari Passu
     Trust Mortgage Loan and the Westchester Pari Passu Non-Trust Loan, not
     taking into account the principal balances of the Westchester Subordinate
     Non-Trust Loans.

                                      S-86

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

LOAN COMBINATIONS

  Westchester Loan Combination

     The Westchester Pari Passu Trust Mortgage Loan, which has a cut-off date principal balance of $200,000,000 and represents approximately 11.5% of the initial mortgage pool balance and approximately 12.4% of the initial loan group
1 balance, is part of a split loan structure consisting of that mortgage loan and multiple Non-Trust Loans, consisting of the Westchester Pari Passu Non-Trust
Loan and the Westchester Subordinate Non-Trust Loans. The Westchester Non-Trust
Loans will not be included in the trust. All of those mortgage loans are secured by the same mortgage instrument encumbering the Westchester Mortgaged Property.
The Westchester Subordinate Non-Trust Loans fall into three (3) tiers of priority--a "B note" tier, a "C note" tier and a "D note" tier, with loans within each tier being pari passu in right of payment and other respects with each other.

     Pursuant to the Westchester Intercreditor Agreement, so long as the conditions set forth in the next paragraph do not exist, collections on the
Westchester Loan Combination will be allocated (after application to certain unreimbursed costs and expenses and/or unpaid fees) generally in the following manner, to the extent of available funds:

     o    first, to the Westchester Pari Passu Trust Mortgage Loan and the
          Westchester Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to all accrued and unpaid interest (other than Penalty
          Interest) on their respective principal balances (net of related master servicing fees);

     o    second, to the Westchester Pari Passu Trust Mortgage Loan and the
          Westchester Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to their respective pro rata portion of all principal payments attributable to the Westchester Loan Combination in accordance with the related loan documents;

     o    third, to the Westchester Subordinate Non-Trust Loans, in descending order of seniority, in each case in an amount equal to all accrued and unpaid interest (other than Penalty Interest) on their respective principal balances (net of related master servicing fees);

     o    fourth, to the Westchester Subordinate Non-Trust Loans, in descending order of seniority, in each case in an amount equal to its respective pro rata portion of all principal payments attributable to the
          Westchester Loan Combination in accordance with the related loan documents; and

     o    fifth, for such remaining purposes and in accordance with the payment priorities as are provided in the Westchester Intercreditor Agreement.

     Pursuant to the Westchester Intercreditor Agreement, subsequent to the occurrence and continuance of a Westchester Triggering Event of Default, collections on the Westchester Loan Combination will be allocated (after application to certain unreimbursed costs and expenses and/or unpaid fees )
generally in the following manner, to the extent of available funds:

     o    first, to the Westchester Pari Passu Trust Mortgage Loan and the
          Westchester Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to accrued and unpaid interest (excluding Penalty
          Interest) on their respective principal balances (net of related master servicing fees);

     o    second, to the Westchester Pari Passu Trust Mortgage Loan and the
          Westchester Pari Passu Non-Trust Loan (on a pari passu basis) in an amount up to their respective principal balances, until each such principal balance has been reduced to zero;

                                      S-87

     o    third, to the Westchester Subordinate Non-Trust Loans, in descending order of seniority, in the case of each such loan in an amount equal to (a) accrued and unpaid interest (excluding Penalty Interest) on its principal balance (net of related master servicing fees) and (b) an amount up to its principal balance, until such principal balance has been reduced to zero; and

     o    fourth, for such remaining purposes and in accordance with the payment priorities as are provided in the Westchester Intercreditor Agreement.

     The Westchester Intercreditor Agreement will generally provide that:

     o    if--

          1.   any payment of principal or interest with respect to the
               Westchester Pari Passu Trust Mortgage Loan becomes 60 or more days delinquent,

          2.   the Westchester Pari Passu Trust Mortgage Loan is accelerated,

          3.   the Westchester Pari Passu Trust Mortgage Loan is not paid at maturity,

          4.   the related borrower files a bankruptcy petition, or

          5.   a non-monetary default that causes a Servicing Transfer Event occurs and is continuing;

          then (provided that a holder of a the Westchester Subordinate
          Non-Trust Loan has not exercised its cure rights), upon written notice of such occurrence, the holder of the Westchester Pari Passu Non-Trust
          Loan and the Westchester Subordinate Noteholders have the individual option to purchase the Westchester Pari Passu Trust Mortgage Loan from the trust (along with, in the case of a purchase by the holder of a
          Westchester Subordinate Non-Trust Loan, the Westchester Pari Passu
          Non-Trust Loan) at a price, insofar as it relates to the Westchester
          Pari Passu Trust Mortgage Loan, generally equal to the unpaid principal balance of the Westchester Pari Passu Trust Mortgage Loan, together with all accrued and unpaid interest on that loan (other than
          Penalty Interest) to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement by its terms;

     o    for so long as the Westchester Controlling Subordinate Noteholder is
          the Westchester Controlling Party, the Westchester Controlling
          Subordinate Noteholder will have the ability to advise and direct the special servicer with respect to certain specified servicing actions regarding the Westchester Loan Combination, including those involving acceleration, foreclosure or material modification of the Westchester
          Loan Combination, subject to the special servicer's obligation to act in accordance with the Servicing Standard;

     o    the holders of the Westchester Subordinate Non-Trust Loans Westchester
          Controlling Subordinate Noteholder has the right to cure any default susceptible to cure within a specified period of the receipt by the holders of the Westchester Subordinate Non-Trust Loans of written notice of the subject event of default and may be entitled to receive reimbursement of cure payments prior to the receipt by the holders of the Westchester Loan Combination of any prepayment premiums paid by the related borrower; provided that (i) no more than a specified number of cure events are permitted during the term of the Westchester
          Loan Combination, and (ii) no single cure event may have a duration longer than that specified in the Westchester Intercreditor Agreement;
          and

     o    the holder of the Westchester Pari Passu Non-Trust Loan has the right, directly or through a representative to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the Westchester Loan Combination.

                                      S-88

     See "Servicing of the Mortgage Loans--The Controlling Class Representative
and the Westchester Controlling Subordinate Noteholder" for a more detailed description of certain of the rights of the Westchester Controlling Subordinate
Noteholder.

  A/B Loan Combinations

     General. There are five (5) A-Note Trust Mortgage Loans, which respectively represent approximately 2.3%, 0.9%, 0.7%, 0.6% and 0.5% of the initial mortgage pool balance and approximately 2.5%, 1.0%, 0.8%, 0.6% and 0.6% of the initial loan group 1 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Prium Office Portfolio
II, Hilton Garden Inn - Fairfax, 844 Front Street, Hilton Garden Inn - Boca
Raton and Hilton Garden Inn - Miramar, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust Mortgage Loan and the related B-Note
Non-Trust Loan, which two mortgage loans constitute an A/B Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the A-Note Trust Mortgage Loans in the trust fund. Each of the B-Note Non-Trust Loans was sold immediately after origination to CBA Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

     In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

     The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as an A/B Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related A/B
Intercreditor Agreement. The following describes certain provisions of the A/B
Intercreditor Agreements.

     Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan
Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust Mortgage Loan and B-Note Non-Trust
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents;
provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to an A/B Loan
Combination, then all amounts tendered by the borrower or otherwise available for payment of that A/B Loan Combination will be applied by the master servicer
(with any payments received by the holder of the related B-Note Non-Trust Loan after and during an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, yield maintenance

                                      S-89

charges and outstanding expenses in respect of the subject A-Note Trust Mortgage
Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

     Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note
Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note Trust
Mortgage Loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related A-Note
Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

     Servicing of the A/B Loan Combinations. Each A-Note Trust Mortgage Loan and
the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Non-Trust Loan to the extent described below. The
Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related
B-Note Non-Trust Loan when servicing each A/B Loan Combination, with a view to maximizing the realization for both the trust and the holder of the related
B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan. The holder of each B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under
"--Modifications" and "--Purchase of an A-Note Trust Mortgage Loan by the Holder
of the Related B-Note Non-TrusT Loan"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

                                      S-90

     So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related A/B Intercreditor Agreement.

     Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing an A/B Loan
Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing an A/B Loan
Combination.

     Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related A/B Intercreditor
Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust
Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the related A/B Intercreditor Agreement, the holder of a B-Note
Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage
Loan at a purchase price determined under the A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note
Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note Trust Mortgage Loan,
(f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and
(g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

     The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

                                      S-91

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in June 2005, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the
12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in June 2005, without giving effect to any applicable grace period.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Seventy-one (71) of the mortgaged real properties, securing 39.2% of the initial mortgage pool balance and representing approximately 42.4%
          of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25%
          of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Thirty-two (32) of the mortgaged real properties, securing 10.5% of the initial mortgage pool balance and representing approximately 11.4%
          of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    One (1) of the mortgaged real properties, representing security for approximately 0.2% of the initial mortgage pool balance (loan number
          103), is a multifamily rental property that receives rent subsidies from the United States Department of Housing and Urban Development
          under its Section 42 Housing Assistance Program or otherwise.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. In the case of eight (8) mortgaged real properties, representing security for approximately 4.3% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated
maturity of the related mortgage loan and the ground lessor has agreed to give the holder of that mortgage loan notice of and the right to cure, any default or breach by the lessee. In the case of one (1) mortgage loan (loan number 56), which is secured by the mortgaged real property identified on Annex A-1 as Dave and Buster's, and represents approximately 0.5% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, and after the lender takes

                                      S-92

possession of the borrower's leasehold interests, expires on a date that is three months prior to the date that is 20 years after the stated maturity of the related mortgage loan.

     In the case of one (1) mortgage loan (loan number 2), which is secured by the mortgaged real property identified on Annex A-1 as 711 Third Avenue, and represents approximately 6.9% of the initial mortgage pool balance and approximately 7.5% of the initial loan group 1 balance, the mortgage loan is secured in part by the related borrower's leasehold interests in a ground sublease encumbering the related mortgaged real property. The ground sublease term expires in June 30, 2023 (eight (8) years beyond the stated maturity date of the mortgage loan), with no extension options. The initial term of the ground lease affecting this portion of the mortgaged real property expires on June 28,
2033 (eighteen (18) years beyond the stated maturity date of the mortgage loan), and is subject to five (5) 10-year extension options. As a condition to the funding of the mortgage loan, the related borrower has agreed to exercise its purchase option in the ground sublease to purchase the sublandlord's interest as tenant in the ground lease, thereby allowing the related borrower, as new tenant under the ground lease, to exercise the term extension option under the ground lease. Pursuant to the loan documents, the lien of the mortgage will be spread to cover the ground leasehold interest upon the execution of related borrower's purchase option.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

     Additional and Other Financing. In the case of the Westchester Pari Passu
Trust Mortgage Loan, the related mortgage also secures the Westchester Non-Trust
Loans, which will not be included in the trust fund. See "--Loan
Combinations--Westchester LoaN Combination" above for a description of certain aspects of the Westchester Loan Combination.

     In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the trust fund. See "--A/B Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

     We are aware that in the case of three (3) mortgage loans, representing approximately 6.0% of the initial mortgage pool balance and approximately 6.5%
of the initial loan group 1 balance, the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as described below--

     o    In the case of the mortgage loan (loan number 85) secured by the mortgaged real property identified on Annex A-1 as 1401 Walnut, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the limited partner of the borrower has pledged 100% of its ownership interests in the borrower, which interests represent 99.33% of the legal and beneficial equity interest in the borrower, to secure a mezzanine loan with an original principal balance of $750,000. The mezzanine loan was made by mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an

                                      S-93

          intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without the receipt of a written confirmation from the rating agencies that the proposed mezzanine loan will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable non-consolidation opinion, and

          2.   has subordinated its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     o    In the case of the mortgage loan (loan number 6) secured by the mortgaged real properties identified on Annex A-1 as HSA Industrial
          Portfolio I, representing approximately 3.6% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance, at the time of the origination of the mortgage loan, the lender also made a $4,200,000 mezzanine loan to the equity owners of the related borrowers. The mezzanine loan is secured by a pledge of
          100% of the equity interests in the related borrower. In addition, at any time after payment in full of the mezzanine loan, the mezzanine borrower may obtain a new mezzanine loan, secured by a pledge of the mezzanine borrower's direct equity interests in the borrowers, provided that the mezzanine borrower satisfies certain conditions. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the related mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without the receipt of a written confirmation from the rating agencies that the proposed mezzanine loan will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable nonconsolidation opinion, and

          2.   has subordinated its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     o    In the case of the mortgage loan (loan number 9) secured by the mortgaged real property identified on Annex A-1 as The Mansions at
          Canyon Springs Country Club Apartments, representing approximately
          2.1% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance, (i) Retreat at Canyon Springs
          Holdings, Ltd., a Texas limited partnership has pledged 99.5% of the legal and beneficial equity in the borrower (the remaining 0.5% of the equity interest in the borrower is owned by RACS, LLC, a Delaware limited liability company, the general partner of the borrower), (ii)
          U.S. Advisor, LLC, a Virginia limited liability company has pledged
          16.67% of the legal and beneficial equity in the general partner of the borrower and (iii) MBS Strategic Acquisitions, LLC, a Louisiana
          limited liability company has pledged 83.33% of the legal and beneficial equity in the general partner of the borrower to secure a mezzanine loan with an original principal balance of $7,000,000. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender.

                                      S-94

     In addition, we are aware that in the case of one (1) of the above-described mortgage loans (loan number 6) and in the case of 16 of the mortgage loans (loan numbers 3, 4, 5, 10, 11, 13, 16, 29, 39, 55, 56, 61, 73,
81, 99 and 104), for a total of 17 mortgage loans, representing in the aggregate approximately 29.4% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 31.2% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately
6.8% of the initial loan group 2 balance), the related borrowers are permitted under the loan documents, under certain circumstances, to incur secondary financing in the form of mezzanine debt.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce thE Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     We are aware that in the case of 11 of the mortgage loans, representing approximately 12.6% of the initial mortgage pool balance (nine (9) mortgage loans in loan group 1, representing approximately 12.8% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 10.3% of the initial loan group 2 balance), the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness, as described below--

     o    In the case of one (1) mortgage loan (loan number 46), which is secured by the mortgaged real property identified on Annex A-1 as
          Courtyards Apartments, and represents approximately 0.6% of the initial mortgage pool balance and approximately 8.2% of the initial loan group 2 balance, the related borrower is permitted to incur up to
          $1,775,000 of unsecured debt from Entrepreneurial Properties
          Corporation and is subject to the terms of a subordination and standstill agreement.

     o    In the case of four (4) mortgage loans (loan numbers 17, 22, 49 and
          70), representing approximately 3.1% of the initial mortgage pool balance (approximately 3.4% of the initial loan group 1 balance), the related borrower is permitted to incur future unsecured secondary financing in the form of loans from affiliates of related borrower subject to the satisfaction of certain conditions, specifically (i)
          the loans must not exceed $500,000 in the aggregate, (ii) the loans shall not have a maturity date, (iii) the lender is an "Insider" as defined in the U.S. Bankruptcy Code, (iv) the loans are unsecured, and
          (v) the loans are subject to a subordination and standstill agreement.

     o    In the case of one (1) mortgage loan (loan number 103), which is secured by the mortgaged real property identified on Annex A-1 as
          Madison Meadows Apartments, and represents approximately 0.2% of the initial mortgage pool balance and approximately 2.2% of the initial loan group 1 balance, the related borrower is permitted to incur future unsecured financing from its general partner and is subject to the terms of a subordination and standstill agreement.

                                      S-95

     o    In the case of one (1) mortgage loan (loan number 11), which is secured by the mortgaged real property identified on Annex A-1 as
          Tharaldson Portfolio IIB, and represents approximately 2.0% of the initial mortgage pool balance and approximately 2.2% of the initial loan group 1 balance, two of the borrowers are permitted to incur up to $3,500,000 of unsecured debt from their affiliates. As of the date of origination of the Tharaldson IIB Loan, one of the borrowers incurred unsecured debt from its affiliates, which is evidenced by two promissory notes in the amount of $244,163.25 and $11,488.60, respectively.

     o    In the case of one (1) mortgage loan (loan number 44), which is secured by the mortgaged real property identified on Annex A-1 as
          Holiday Inn Express--Hauppauge, and represents approximately 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, the related borrower is permitted to maintain existing unsecured secondary financing provided that the debt remain unsecured and not exceed the lesser of (i) $500,000 or (ii) the maximum amount that when added to the related mortgage loan would not cause the combined loan-to-value ratio for the mortgage loan and the unsecured loan to exceed 80%.

     o    In the case of one (1) mortgage loan (loan number 91), which is secured by the mortgaged real property identified on Annex A-1 as
          Wakarusa Market Place, and represents approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related borrower has incurred subordinate unsecured debt from Jaytide Investments, LLC, Kansas limited liability company in the amount of $400,000 and is subject to the terms of a subordination and standstill agreement.

     We are aware that in the case of two (2) of the mortgage loans, entities owning indirect ownership interests in the related borrowers have obtained financing secured by all or a portion of those interests, as described below--

     o    In the case of one (1) mortgage loan (loan number 4) secured by the mortgaged real property identified on Annex A-1 as ACP Woodland Park
          I, representing approximately 5.1% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 1 balance, in order to partially fund the equity contribution of the indirect owners of 37.5% of the managing member of the parent of the borrower, certain entities owned by the Baupost Group LLC, a group that indirectly owns
          90% of the parent of the borrower, have provided a revolving line of credit, which was drawn upon in the amount to $2,000,000. This line of credit is secured by a pledge of such owners' equity in the managing member of the parent of the borrower and is paid solely out of excess cash flow. Foreclosure of the line of credit would not result in a change of control as the lender under the facility is an existing controlling holder. The intercreditor agreement prevents transfers of the equity loan without the approval of the lender.

     o    In the case of the mortgage loan (loan number 28) secured by the mortgaged real property identified on Annex A-1 as ACP Dulles Creek, representing approximately 0.8% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, in order to partially fund the equity contribution of the indirect owners of
          100% of the managing member of the parent of the borrower, Baynorth
          Realty Fund VI Limited Partnership, the entity that owns 90% of the parent of the borrower, has provided a revolving line of credit, which was drawn upon in the amount to $1,500,000. This line of credit is secured by a pledge of such owners' equity in the managing member of the parent of the borrower and is paid solely out of excess cash flow.
          Foreclosure of the line of credit would not result in a change of control as the lender under the facility is an existing controlling holder. The intercreditor agreement prevents transfers of the equity loan without the approval of the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make

                                      S-96

no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Fifty-four (54) mortgage loans, representing approximately 72.4%
of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 76.3% of the initial loan group 1 balance, and two
(2) mortgage loans in loan group 2, representing approximately 23.1% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted.

                                      S-97

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 54 mortgage loans referred to above provide for lockbox accounts as follows:



                                                                    % OF INITIAL        % OF INITIAL          % OF INITIAL
                                                    NUMBER OF         MORTGAGE          LOAN GROUP 1          LOAN GROUP 2
               LOCKBOX TYPE                      MORTGAGE LOANS     POOL BALANCE     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------------------     --------------     ------------     -----------------     -----------------

Lockboxes in effect on the date of closing               51             71.0%              74.9%                 23.1%
                                                 --------------     ------------     -----------------     -----------------
                                   Hard                  42             61.0%              65.9%                   --
                                   Soft                   9             10.0%               9.0%                  23.1%
Springing (Including "Soft" springing or
   "Hard" springing lockboxes)                            3              1.3%               1.4%                   --
                                                 --------------     ------------     -----------------     -----------------
                                   Hard                   1              0.4%               0.4%                   --
                                   Soft                   2              1.0%               1.1%                   --


     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

                                      S-98

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20%
of the estimated replacement cost of the improvements.

     The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer (with respect to
REO Properties), will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by one or both of Moody's and S&P. In that case, the master servicer will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to

                                      S-99

the Mortgage Loans--The Absence or Inadequacy of Insurance Coverage on the
Property May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another

                                     S-100

appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date. In the case of five (5)
mortgaged real properties securing five (5) separate mortgage loans (loan numbers 39, 47, 69, 88 and 109), representing approximately 1.9% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not a secured creditor policy).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

                                     S-101

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2.   to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3.   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

                                     S-102

     In some cases, the originator of the related mortgage loan--

     o    agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o    required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails EnvironmentaL Risks" in this prospectus supplement.

     Environmental Insurance. In the case of five (5) mortgage loans (loan numbers 57, 100, 103, 110 and 111), representing approximately 0.9% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance and 2.2% of the initial loan group 2 balance, the related mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate.
Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loans to which they relate if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the trust during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real properties and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     The premiums for the secured creditor impaired property policies described above have been, or, as of the date of initial issuance of the offered certificates, will have been, paid in full. See "Risk Factors--Risks Related to the Mortgage Loans--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this prospectus supplement.

     We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties.
Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

                                     S-103

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

     o    Merrill Lynch Mortgage Lending, Inc. - 49 mortgage loans, representing approximately 56.4% of the initial mortgage pool balance (46 mortgage loans in loan group 1, representing approximately 57.8% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 39.0% of the initial loan group 2 balance);

     o    Countrywide Commercial Real Estate Finance, Inc. - 29 mortgage loans, representing approximately 26.3% of the initial mortgage pool balance
          (25 mortgage loans in loan group 1, representing approximately 26.8%
          of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 19.8% of the initial loan group 2 balance); and

     o    PNC Bank, National Association - 33 mortgage loans, representing approximately 17.3% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing approximately 15.4% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 41.2% of the initial loan group 2 balance).

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

     Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc.
is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware
corporation whose principal office is located in New York, New York. Merrill
Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors,
Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, which is an underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith
Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2004, Merrill Lynch Mortgage Capital Inc. and
its subsidiaries had total assets of approximately $18.6 billion.

     Countrywide Commercial Real Estate Finance, Inc. Countrywide Commercial
Real Estate Finance, Inc. is a California corporation with its principal offices located in Calabasas, California. Countrywide Commercial Real Estate Finance,
Inc. is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969 and a member of the S&P 500 and Fortune 500,
Countrywide Financial Corporation is headquartered in Calabasas, California.
Countrywide Commercial Real Estate Finance, Inc. is an affiliate of Countrywide
Securities Corporation. Countrywide Securities Corporation is a registered broker-dealer specializing in underwriting, buying and selling mortgage-backed debt securities.

     PNC Bank, National Association. PNC Bank, National Association is a
national banking association with its principal office in Pittsburgh,
Pennsylvania. PNC Bank, National Association's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank, National Association is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation
("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December
31, 2004, PNC Bank, National Association had total consolidated assets representing 92.58% of PNC Financial's consolidated assets. PNC Bank, National
Association is an affiliate of PNC Capital Markets, Inc., which is an

                                     S-104

underwriter. Midland Loan Services, Inc., the initial master servicer and special servicer, is a wholly-owned subsidiary of PNC Bank, National
Association.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company; and

     o    in those cases where applicable, the original or a copy of the related ground lease;

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of which is issuance of the offered certificates.

                                     S-105

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

                                     S-106

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, as of the cut-off date, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

                                     S-107

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or

                                     S-108

breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed
Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans
(including the affected Crossed Loan) at that time. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged property(ies) may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and such mortgaged property(ies) are, in fact, released,

     o    the remaining mortgaged property(ies) satisfy the requirements, if any, set forth in the mortgage loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a

                                     S-109

material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Although the obligations and duties of the master servicer and the special servicer with respect to the mortgage loans will initially be performed by a single entity (see "--The Master Servicer and the Special Servicer" below), the discussion in this "Servicing of the Mortgage Loans" section and otherwise in this prospectus supplement is presented so as to reflect an allocation of responsibilities as if two separate entities were acting as master servicer and special servicer. In the event the obligations and duties of the master servicer and the special servicer are performed by separate entities, neither entity will be liable for the actions of the other as master servicer or special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

                                     S-110

     Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of
"Servicing Transfer Event' in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The Westchester Non-Trust Loans will be serviced by the master servicer and the special servicer in accordance with the pooling and servicing agreement and the Westchester Intercreditor Agreement as described under "Description of the
Mortgage Pool--Loan Combinations--Westchester Loan Combination" in this prospectus supplement. The B-Note Non-Trust Loans will also be serviced by the master servicer and the special servicer under the pooling and servicing agreement under certain circumstances as described under "Description of the
Mortgage Pool-- Loan Combinations--A/B Loan Combinations--Servicing of the A/B
Loan Combinations" in this prospectUS supplement.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans that are not specially serviced mortgage loans and will not be responsible for servicing REO Properties. Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

     Midland Loan Services, Inc. will also be the initial special servicer under the pooling and servicing agreement and, in that capacity, will be responsible for servicing the specially serviced mortgage loans and REO Properties.

     Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank,
National Association, one of the mortgage loan sellers, and an affiliate of PNC
Capital Markets, Inc., one of the underwriters. PNC Bank,

                                     S-111

National Association and PNC Capital Markets, Inc. are both wholly-owned subsidiaries of The PNC Financial Services Group, Inc. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700,
Overland Park, Kansas 66210.

     As of March 31, 2005, Midland was servicing approximately 14,788 commercial and multifamily loans with a total principal balance of approximately $104.7 billion. The collateral for these loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,237 of
those loans, with a total principal balance of approximately $75.1 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties.
Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks
Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains updateD performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor
Insight(R) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement iN connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may bE sent to Midland via e-mail at
askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland
Loan Services, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust, including--

          1.   each specially serviced mortgage loan, if any;

          3.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    in the case of each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

                                     S-112

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

     Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If Midland resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of Midland as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Investment Income. The master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

                                     S-113

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related mortgage loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or controlling class representative), then, for purposes of determining the payment that the master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to the master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the master servicer will be required to apply any Prepayment Interest
Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class XC and XP certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee.  The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2    each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

                                     S-114

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicer's
               collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer
Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower except as described in the following paragraph. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof)
          provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates as described under "--Realization Upon Defaulted Mortgage
          Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--Loan Combinations--A/B Loan Combinations--Purchase of
          an A-Note Trust Mortgage LoAN by the Holder of the Related B-

                                     S-115

          Note Non-Trust Loan" in this prospectus supplement, unless provided for under the related A/B Intercreditor Agreement;

     o    the purchase of the Westchester Pari Passu Trust Mortgage Loan by the
          holder of a Westchester Subordinate Non-Trust Loan, as described under
          "Description of the Mortgage Pool--Loan Combinations--Westchester Loan
          Combination" in this prospectuS supplement, unless provided for under the Westchester Intercreditor Agreement;

     o    the purchase of all the mortgage loans and REO Properties by the master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates are reduced to zero, of all the remaining certificates
          (other than the class R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan or a Westchester Subordinate Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan or Westchester Subordinate
Non-Trust Loan, as applicable.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool (except to the extent required to offset any Prepayment Interest Shortfalls).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and
               Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing

                                     S-116

               Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the
Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO Property. The trustee will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the master servicer and the trustee will be entitled to rely conclusively on that determination and will be required to act in accordance with that determination.

     If the master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of the master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage

                                     S-117

loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the
Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related Non-Trust
Loan(s)), as a collective whole.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

                                     S-118

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans it is sub-servicing for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE AND THE WESTCHESTER CONTROLLING SUBORDINATE
NOTEHOLDER

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class XC, XP, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative; The Westchester
Controlling Subordinate Noteholder. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of the Controlling Class Representative and the
          Westchester Controlling Subordinate Noteholder" below; or

     o    replace an existing controlling class representative.

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

                                     S-119

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     In addition, the pooling and servicing agreement provides that the
Westchester Controlling Subordinate Noteholder may itself, or through its designee, so long as the Westchester Controlling Subordinate Noteholder is the
Westchester Controlling Party, advise the special servicer with respect to the servicing of the Westchester Loan Combination as described under "--Rights and
Powers of the Controlling Class Representative and the Westchester Controlling
Subordinate Noteholder" below.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative and the
Westchester Controlling Subordinate Noteholder. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the
Westchester Loan Combination, the holders of the Westchester Pari Passu
Non-Trust Loan and the Westchester Controlling Subordinate Noteholder), among others, by the special servicer.

     If, within ten business days of receiving an asset status report that relates to a recommended action to which the controlling class representative
(subject, in the case of the Westchester Loan Combination, to the discussion in the fifth paragraph following below) is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable mortgage loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise the asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously delivered and implement such modified report; provided that the modified report shall have been prepared,

                                     S-120

reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     Upon making a determination of the nature described in the last sentence of the immediately preceding paragraph, the special servicer will be required to notify the trustee of the rejection of the controlling class representative's disapproval and deliver to the trustee a proposed notice to certificateholders which must include a copy of the subject asset status report, and the trustee will be required to send that notice to all certificateholders. If the majority of such certificateholders, as determined by voting rights, fail, within 5 days of the trustee's sending such notice, to reject the asset status report, the special servicer will implement the same. If the asset status report is rejected by a majority of the certificateholders (other than for a reason which violates the Servicing Standard), the special servicer will be required to revise that asset status report as described above and provide a copy of such revised report to the master servicer. The trustee will be entitled to reimbursement from the trust fund for the reasonable expenses of providing any notice described above.

     Except under the circumstances described above where the certificateholders have approved an asset status report rejected by the controlling class representative, in the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative (or, in the case of the Westchester Loan Combination, the Westchester Controlling
Subordinate Noteholder, if it is the Westchester Controlling Party) will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     No direction of the controlling class representative or the majority of the certificateholders in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b)
result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the pooling and servicing agreement.

     In the case of the Westchester Loan Combination, if the Westchester
Controlling Subordinate Noteholder is the Westchester Controlling Party, the
Westchester Controlling Subordinate Noteholder or its designee will exercise the rights and powers described above with respect to the review and approval of asset status reports in lieu of the controlling class representative.

     In addition, the controlling class representative (or, in the case of the
Westchester Loan Combination, if the Westchester Controlling Subordinate
Noteholder is the Westchester Controlling Party, the Westchester Controlling
Subordinate Noteholder) will be entitled to advise the special servicer with respect to the following actions and the special servicer will not be permitted to take (or consent to the master servicer taking) any of the

                                     S-121

following actions as to which the controlling class representative (or, if applicable, the Westchester Controlling Subordinate Noteholder) has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer waiving Additional Interest or taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" and "--Modifications, Waivers, Amendments and Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than thE outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required (or, if applicable in the case of the
          Westchester Pari Passu Trust Mortgage Loan, the Westchester
          Controlling Subordinate Noteholder));

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative (or, if applicable in the case of the Westchester
          Pari Passu Trust Mortgage Loan, the Westchester Controlling
          Subordinate Noteholder));

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                                     S-122

     o    any waiver of insurance required under the related mortgage loan documents (except as contemplated in the preceding bullet).

provided that, in the case of the Westchester Pari Passu Trust Mortgage Loan, which is subject to the Westchester Intercreditor Agreement, the actions for which the Westchester Controlling Party's approval is required may vary, to a material extent, from the actions listed above and may include additional actions and the 10-business day response period referred to above may not begin until the delivery of certain back-up information.

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, if applicable in the case of the Westchester Pari Passu Trust Mortgage Loan, the Westchester Controlling
Subordinate Noteholder), as contemplated by either of the two preceding paragraphs of this "--Rights and Powers of the Controlling Class Representative"
subsection, may--

     o    require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the mortgage loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

     o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable in the case of the Westchester Pari Passu
Trust Mortgage Loan, the Westchester Controlling Subordinate Noteholder) that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, if applicable in the case of the
Westchester Pari Passu Trust Mortgage Loan, the Westchester Controlling
Subordinate Noteholder) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the third preceding paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative (or, if applicable in the case of the
Westchester Pari Passu Trust Mortgage Loan, the Westchester Controlling
Subordinate Noteholder) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative (or, if applicable in the case of the Westchester Pari Passu
Trust Mortgage Loan, the Westchester Controlling Subordinate Noteholder) has
objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

                                     S-123

     In addition to the rights and powers described above, the controlling class representative (or, with respect to the Westchester Pari Passu Trust Mortgage
Loan, the Westchester Controlling Party) may have certain non-binding consultation rights.

     In addition, the holder of the B-Note Non-Trust Loan will have certain approval rights relating to modifications of the A-Note Mortgage Loan or the
B-Note Non-Trust Loan, as described above under "Description of the Mortgage
Pool-- Loan Combinations--A/B Loan Combinations--Modifications".

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE WESTCHESTER PARI PASSU
TRUST MORTGAGE LOAN, THE WESTCHESTER CONTROLLING PARTY) DISCUSSED ABOVE COULD
HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE MASTER
SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust and all expenses of the Westchester Controlling
Subordinate Noteholder or its designee are to be borne by the Westchester
Controlling Subordinate Noteholder. However, if a claim is made against the controlling class representative (or, in the case of the Westchester Loan
Combination, the Westchester Controlling Subordinate Noteholder in its capacity as Westchester Controlling Party) by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative (or, in the case of the Westchester
Loan Combination, the Westchester Controlling Subordinate Noteholder in its
capacity as Westchester Controlling Party), but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative (or, in the case of the
               Westchester Loan Combination, the Westchester Controlling
               Subordinate Noteholder in its capacity as Westchester Controlling
               Party) acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative and the Westchester Controlling
Subordinate Noteholder may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Westchester Controlling Subordinate Noteholder
does not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and the Westchester
Controlling Subordinate Noteholder may act solely in its own interests, and neither such party will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Westchester Controlling Subordinate Noteholder for
having acted solely in its own interests.

                                     S-124

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights Upon Event of
Default" below. In either case, anY appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     If the Westchester Pari Passu Trust Mortgage Loan has become a specially serviced mortgage loan, the Westchester Controlling Subordinate Noteholder will have the right, subject to the conditions and restrictions set forth in the pooling and servicing agreement, to cause the special servicer to be terminated without cause with respect to the Westchester Loan Combination. The replacement special servicer for any special servicer terminated with respect to the
Westchester Loan Combination will be appointed by the controlling class of certificateholders in manner similar to the above discussion. If the special servicer for the Westchester Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Westchester Controlling Subordinate Noteholder"
          and "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Westchester Controlling Subordinate
          Noteholder" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

                                     S-125

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussions under "--The Controlling Class Representative and the Westchester Controlling Subordinate Noteholder" above and
"--Modifications, Waivers, Amendments and Consents" below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer, with respect to any non-specially serviced mortgage loan, and the special servicer, with respect to any specially serviced mortgage loan, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan--in the case of the master servicer, subject to a maximum of two separate one-year extensions without the special server's consent;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

                                     S-126

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the mortgagor or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the master servicer and the special servicer to agree to any of the foregoing, however, is subject to the discussion under
"--The Controlling Class Representative and the Westchester Controlling
Subordinate Noteholder" and "--EnforcemenT of Due-on-Sale and Due-on-Encumbrance
Provisions" above and the discussion under "Description of the Mortgage Pool--
Loan Combinations--A/B Loan Combinations" in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders
(or, if a Loan Combination is involved, the certificateholders and the holder(s)
of the related Non-Trust Loan(s)), as a collective whole, on a present value basis, than would liquidation.

     With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of any mortgage loan, if doing so would--

     o    affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

     o    in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

     Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

                                     S-127

     Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     With limited exception, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative (or, in the case of the Westchester Loan Combination, the
Westchester Controlling Subordinate Noteholder if it is the Westchester
Controlling Party) or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the mortgagor's ability to repay the related mortgage loan;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in mortgage loan documents with respect to insurance deductible amounts or
          claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be

                                     S-128

required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonably efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class

                                     S-129

representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a

                                     S-130

          mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan or the Westchester Pari Passu Trust Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the master servicer before being transferred to the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
          Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late

                                     S-131

          collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/ itself, in that order (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other
          Compensation and Payment of Expenses" above and "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO
          Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
          Compensation and Payment of Expenses" above and/or "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

                                     S-132

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of

                                     S-133

which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a
Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the plurality controlling class certificateholder that is not affiliated with the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the option price will include a principal recovery fee payable to the special servicer. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--Loan Combinations--A/B Loan Combinations--Purchase of an A-Note
Trust Mortgage Loan by the Holder of the Related B-Note Non-Trust Loan."
Similarly, any one of the holders of the Westchester Non-Trust Loans will have the right to purchase the Westchester Pari Passu Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--Loan Combinations--Westchester Loan Combination". In
addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by

                                     S-134

any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan and will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer, the trustee or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer or the trustee, as applicable, as servicing advances.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Westchester Controlling Subordinate
Noteholder" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related Non-Trust Loan(s)), to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions

                                     S-135

               contemplated by clause 1. above, is reasonably likely to maximize the recovery to certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related
               Non-Trust Loan(s)), taking into account the time value of money.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

                                     S-136

     The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying prospectus.
The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

                                     S-137

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2006, the master servicer, for each mortgage loan which is not a specially serviced mortgage loan and does not relate to an REO
Property, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2006 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2006), each of the master servicer and the special servicer must--

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that--

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except

                                     S-138

               for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report,

          provided that in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of
          30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and

                                     S-139

          adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

     o    the master servicer is removed from S&P's approved master servicer list or the special servicer is removed from S&P's approved special servicer list, and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

     The pooling and servicing agreement may provide that the Westchester
Controlling Subordinate Noteholder may have the right, similar to those of certificateholders entitled to not less than 25% of the voting rights for the certificates, to notify the master servicer or the special servicer of certain of the defaults and breaches described above, to the extent those defaults or breaches relate to the Westchester Subordinate Non-Trust Loan that it holds.
Additionally, the pooling and servicing agreement may provide for additional events of default, including those that relate solely to the Westchester
Subordinate Non-Trust Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of

                                     S-140

the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefits any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66?% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of Default"
above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     The pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to the Westchester Loan Combination and no other mortgage loan in the trust in circumstances where a default of the master servicer or the special servicer affects a Westchester Subordinate Non-Trust Loan. If the special servicer for the Westchester Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about June 29, 2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

                                     S-141

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the XP, A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the XC, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     The class XC and XP certificates will not have principal balances, and the holders of the class XC and XP certificates will not be entitled to receive payments of principal. However, each class XC and XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $1,737,992,951, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     The total notional amount of the class XP certificates will equal:

     o    during the period from the date of initial issuance of the certificates through and including the distribution date in December
          2005, the sum of (a) the lesser of $63,711,000 and the total principal balance of the class A-1 certificates outstanding from time to time,
          (b) the lesser of

                                     S-142

          $128,349,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H,
          J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in December 2005 through and including the distribution date in June 2006, the sum of
          (a) the lesser of $58,376,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $127,889,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H,
          J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in June 2006 through and including the distribution date in December 2006, the sum of (a)
          the lesser of $26,651,000 and the total principal balance of the class
          A-1 certificates outstanding from time to time, (b) the lesser of
          $125,294,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H,
          J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in December 2006 through and including the distribution date in June 2007, the sum of
          (a) the lesser of $336,810,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $122,307,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in June 2007 through and including the distribution date in December 2007, the sum of (a)
          the lesser of $300,686,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $119,354,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H and J certificates outstanding from time to time and (d) the lesser of
          $3,472,000 and the total principal balance of the class K certificates outstanding from time to time;

     o    during the period following the distribution date in December 2007 through and including the distribution date in June 2008, the sum of
          (a) the lesser of $265,212,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $116,428,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E, F and G certificates outstanding from time to time and (d) the lesser of
          $14,922,000 and the total principal balance of the class H certificates outstanding from time to time;

     o    during the period following the distribution date in June 2008 through and including the distribution date in December 2008, the sum of (a)
          the lesser of $230,685,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $113,460,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E, and F certificates outstanding from time to time and (d) the lesser of
          $16,088,000 and the total principal balance of the class G certificates outstanding from time to time;

     o    during the period following the distribution date in December 2008 through and including the distribution date in June 2009, the sum of
          (a) the lesser of $196,793,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $110,532,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E and F certificates

                                     S-143

          outstanding from time to time and (d) the lesser of $441,000 and the total principal balance of the class G certificates outstanding from time to time;

     o    during the period following the distribution date in June 2009 through and including the distribution date in December 2009, the sum of (a)
          the lesser of $7,967,000 and the total principal balance of the class
          A-2 certificates outstanding from time to time, (b) the lesser of
          $107,734,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D and E certificates outstanding from time to time and (d) the lesser of
          $13,590,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in December 2009 through and including the distribution date in June 2010, the sum of
          (a) the lesser of $12,346,000 and the total principal balance of the class A-SB certificates outstanding from time to time, (b) the lesser of $104,972,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, AM, AJ, B, C and D certificates outstanding from time to time and (d) the lesser of $18,611,000 and the total principal balance of the class E certificates outstanding from time to time;

     o    during the period following the distribution date in June 2010 through and including the distribution date in December 2010, the sum of (a)
          the lesser of $511,468,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $102,332,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B, C and D certificates outstanding from time to time and (d) the lesser of $7,022,000 and the total principal balance of the class E certificates outstanding from time to time;

     o    during the period following the distribution date in December 2010 through and including the distribution date in June 2011, the sum of
          (a) the lesser of $485,644,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $99,725,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $28,866,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in June 2011 through and including the distribution date in December 2011, the sum of (a)
          the lesser of $460,906,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $97,232,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $18,534,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in December 2011 through and including the distribution date in June 2012, the sum of
          (a) the lesser of $404,398,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $90,252,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $8,620,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in June 2012 through and including the distribution date in December 2012, the sum of (a)
          the lesser of $381,876,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of

                                     S-144

          $88,012,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ and B certificates outstanding from time to time and (d) the lesser of $14,636,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the distribution date in December 2012 through and including the distribution date in June 2013, the sum of
          (a) the lesser of $356,857,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $85,818,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ and B certificates outstanding from time to time and (d) the lesser of $5,863,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    following the distribution date in June 2013, $0.

     The total initial notional amount of the class XP certificates will be approximately $1,694,554,000, although it may be as much as 5% larger or smaller, depending on the actual total initial principal balance of the class
A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K and L
certificates.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of--

     o    in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
          and

     o    in the case of the other offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of
          $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

                                     S-145

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of The Certificates--Book-Entry
Registration" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery
                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund
                    Expenses, Penalty Interest and late payment charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the trust,

               (d)  amounts payable to the holder of a B-Note Non-Trust Loan;
                    and

          4.   amounts deposited in the master servicer's collection account in error;

     o    any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

                                     S-146

     o    any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          thE accompanying prospectus and "Servicing of the Mortgage Loans--REO
          Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
          Premiums and Yield MaintenancE Charges" below;

                                     S-147

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments oF Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class Z certificates, as described under
               "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class A-1, A-2 and A-3 certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2005-MCP1 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
J, K, L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the
Weighted Average Net Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series
2005-MCP1 Certificates" in this prospectus supplement.

                                     S-148

     The pass-through rate for the class F, G and H certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus, in the case of the class F certificates, 0.013%.

     The pass-through rate for the class XP certificates, for each interest accrual period through and including the May 2013 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General"
above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance
(or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
May 2013 interest accrual period, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Net Mortgage Rate for the related distribution date, over

     (2)  the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance, or a designated portion thereof, comprises such component.

     Following the May 2013 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the June 2013 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of the respective classes of the principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates;
provided that, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
May 2013 interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

     (1)  if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates immediately prior to the

                                     S-149

          related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net
          Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

     (2)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          the related distribution date, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

     (3)  if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates; and

     (4)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the May
2013 interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class
XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five

                                     S-150

business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the certificates will bear interest, except for the class Z, R-I and R-II certificates.

     With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate with respect to that class for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority oF Payments" below, the holders of each interest-bearing class of the certificates will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class
XC and XP certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates, exclusive of the class XP and XC certificates.

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal
balancE certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

                                     S-151

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan
          (or, in the case of a servicing advance, the related Loan Combination)
          that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date; and

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

                                     S-152

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date; and

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the fourth preceding bullet); and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; and, then, to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, up to the extent necessary to retire each such class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution

                                     S-153

Amount for each distribution date thereafter will be allocable among the A-1,
A-2, A-3, A-SB, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance and without regard to loan groups.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

               ORDER OF ALLOCATION                     CLASS
          -----------------------------        --------------------
                        1                               AM
                        2                               AJ
                        3                                B
                        4                                C
                        5                                D
                        6                                E
                        7                                F
                        8                                G
                        9                                H
                       10                                J
                       11                                K
                       12                                L
                       13                                M
                       14                                N
                       15                                P
                       16                                Q

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, thE holders of that class may receive reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

     In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance

                                     S-154

would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for such
Distribution Date.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:



     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------  ------------------------  --------------------------------------------------------------------------------------

        1                  XC and XP*          From the entire Available Distribution Amount, interest up to the total interest payable on those classes, pro rata, based on entitlement, without regard to loan groups

                         A-1, A-2, A-3,        From the portion of the Available Distribution Amount attributable to the mortgage
                         A-SB and A-4*         loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                              A-1A*            From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

        2                A-1, A-2, A-3,        Principal up to the Loan Group 1 Principal Distribution Amount (and, if the class
                         A-SB and A-4**        A-1A certificates are retired, any remaining portion of the Loan Group 2 Principal
                                               Distribution Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned Principal Balance, and then to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in the case of each such class until retired

                             A-1A**            Principal up to the Loan Group 2 Principal Distribution Amount (and, if the class A-4 certificates are retired, any remaining portion of the Loan Group 1 Principal
                                               Distribution Amount), until the class A-1A certificates are retired

        3                A-1, A-2, A-3,        Reimbursement up to the loss reimbursement amounts for those classes, pro rata, based
                       A-SB, A-4 and A-1A      on entitlement, without regard to loan groups
------------------------------------------------------------------------------------------------------------------------------------


                                     S-155



     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------  ------------------------  --------------------------------------------------------------------------------------

        4                      AM              Interest up to the total interest payable on that class
------------------------------------------------------------------------------------------------------------------------------------
        5                      AM              Principal up to the portion of the Principal Distribution Amount allocable to that class
------------------------------------------------------------------------------------------------------------------------------------
        6                      AM              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        7                      AJ              Interest up to the total interest payable on that class

        8                      AJ              Principal up to the portion of the Principal Distribution Amount allocable to that class

        9                      AJ              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        10                      B              Interest up to the total interest payable on that class

        11                      B              Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                      B              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        13                      C              Interest up to the total interest payable on that class

        14                      C              Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                      C              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        16                      D              Interest up to the total interest payable on that class

        17                      D              Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                      D              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        19                      E              Interest up to the total interest payable on that class

        20                      E              Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                      E              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        22                      F              Interest up to the total interest payable on that class

        23                      F              Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                      F              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------


                                                               S-156



     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------  ------------------------  --------------------------------------------------------------------------------------

        25                      G              Interest up to the total interest payable on that class

        26                      G              Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                      G              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        28                      H              Interest up to the total interest payable on that class

        29                      H              Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                      H              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        31                      J              Interest up to the total interest payable on that class

        32                      J              Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                      J              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        34                      K              Interest up to the total interest payable on that class

        35                      K              Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                      K              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        37                      L              Interest up to the total interest payable on that class

        38                      L              Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                      L              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        40                      M              Interest up to the total interest payable on that class

        41                      M              Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                      M              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        43                      N              Interest up to the total interest payable on that class

        44                      N              Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                      N              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------


                                                               S-157



     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------  ------------------------  --------------------------------------------------------------------------------------

        46                      P              Interest up to the total interest payable on that class

        47                      P              Principal up to the portion of the Principal Distribution Amount allocable to that class

        48                      P              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        49                      Q              Interest up to the total interest payable on that class

        50                      Q              Principal up to the portion of the Principal Distribution Amount allocable to that class

        51                      Q              Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------------
        52                R-I and R-II         Any remaining portion of the Available Distribution Amount
------------------------------------------------------------------------------------------------------------------------------------


----------------------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A, XC and
     XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 and/or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the
     Loan Group 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class
     A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2,
     A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
     P and Q certificates has been reduced to zero as described under
     "--Reductions to Certificate Principal Balances in Connection With Realized
     Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-3, A-SB,
A-4, A-1A, AM, AJ, B, C, D, E, F, G and H certificates that are entitled to payments of principal on that distribution date (or, for so long as the class
A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to the product of--

                                     S-158

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, principal payable to that class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
          Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution
          Amount or the Loan Group 2 Principal Distribution Amount, as
          applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XP and/or XC certificates as follows:

     o    on each distribution date up to and including the distribution date in
          June 2013--

          1.   to the holders of the class XP certificates, an amount equal to
               5.0% of that remaining portion of the prepayment consideration,
               and

          2.   to the holders of the class XC certificates, an amount equal to
               95.0% of that remaining portion of the prepayment consideration;
               and

     o    on each distribution date that occurs subsequent to June 2013, to the holders of the class XC certificates, an amount equal to 100% of that remaining portion of the prepayment consideration.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

                                     S-159

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" anD "--Other Prepayment Provisions" in
this prospectus supplement.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates; and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO
          Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

     On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated

                                     S-160

Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

           ORDER OF ALLOCATION                       CLASS
        -------------------------       --------------------------------
                    1                                  Q
                    2                                  P
                    3                                  N
                    4                                  M
                    5                                  L
                    6                                  K
                    7                                  J
                    8                                  H
                    9                                  G
                    10                                 F
                    11                                 E
                    12                                 D
                    13                                 C
                    14                                 B
                    15                                AJ
                    16                                AM
                    17                       A-1, A-2, A-3, A-SB,
                                        A-4 and A-1A, pro rata based on
                                           total principal balances

     The reductions in the total principal balances of the respective classes of principal balance certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of the principal balance certificates may result in a corresponding reduction in the total notional amount of the class XC and/or
XP certificates.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional
Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty
          Interest actually collected on the related mortgage loan;

                                     S-161

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--ProhibiteD Transactions Tax and Other Taxes" in the
               accompanying prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related A-Note Trust Mortgage Loan, pursuant to the related A/B Intercreditor Agreement;

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Westchester Non-Trust Loan by the trust, in its capacity as holder of the Westchester Pari Passu Trust
          Mortgage Loan, pursuant to the Westchester Intercreditor Agreement;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                     S-162

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence, and (y)
a fraction, expressed as a percentage, the numerator of which is equal to the
Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of the Westchester Pari Passu Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the Westchester
Loan Combination that is allocable to the Westchester Pari Passu Trust Mortgage
Loan. The Westchester Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to the Westchester Loan Combination will be allocated first to the Westchester Subordinate Non-Trust Loans, in each case, up to the outstanding principal balance thereof and then to the Westchester Pari
Passu Trust Mortgage Loan and the Westchester Pari Passu Non-Trust Loan on a
pari passu basis.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

     Subject to its own determination as to nonrecoverability, the trustee will be required to make any P&I advance that the master servicer fails to make. See
"--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the master servicer and the trustee will be required to act in accordance with such determination. If the master servicer or the trustee makes any P&I advance that it or the special

                                     S-163

servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of The
Certificates--Advances" in the accompanying prospectus and "Servicing of the
Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     None of the master servicer, the special servicer or the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute

                                     S-164

principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the
Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.ctslink.com/cmbs or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex E to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicer monthly, beginning in October 2005, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     The master servicer is required to deliver to the trustee monthly, beginning in July 2005, the CMSA loan periodic update file with respect to the subject distribution date.

                                     S-165

     Monthly, beginning in October 2005, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will

                                     S-166

also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at
www.ctslink.com/cmbs with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1, 2, 3, 4, 7 and 9 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2.   all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to
          certificateholders since the date of initial issuance of the offered certificates;

     3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the
          Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     4.   all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the master servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information"
          in this

                                     S-167

          prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage
          Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicer as described under "Servicing of the Mortgage
          Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

     8.   the servicing file relating to each mortgage loan; and

     9.   any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance.

     Copies of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, the trustee, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class XC and XP certificates
          (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts) and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of

                                     S-168

          principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

                                     S-169

     In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates are reduced to zero, all of the remaining certificates, including the class XP certificates (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the certificateholders. Wells Fargo Bank is a direct wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at:
(a) with respect to certificate transfers and surrenders, Sixth Street and
Marquette Avenue, MAC N9309-121, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services - Merrill Lynch Mortgage Trust 2005-MCP1; and (b) for
all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services - Merrill Lynch Mortgage Trust 2005-MCP1.
Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360 Basis, at 0.0013% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the TrusteE" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

                                     S-170

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for the class A-SB, A-4, A-1A,
AM, AJ, B, C and D certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. In addition, the pass-through rates for the class XP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Rate.
As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on the class XP, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates could be adversely affected if mortgage loans with relatively high
Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on the class XP, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     In addition, through and including the May 2013 interest accrual period, depending on timing and other circumstances, the pass-through rate for the class
XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D,
E, F, G, H, J, K and L certificates.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the MortgagE Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the class
XP certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon

                                     S-171

payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "Servicing of the Mortgage Loans--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance or if you purchase class XP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered
Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement.

     As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution

                                     S-172

Amount) for each distribution date will generally be distributable, following any allocation of such funds to pay down the principal balance of the class A-SB certificates to the Class A-SB Planned Principal Balance for that distribution date, first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero; second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero;
fourth, in respect of the class A-SB certificates until the principal balance thereof is reduced to zero; and fifth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2
Principal Distribution Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class AM, AJ, B, C and D certificates, in that order, and then in respect of the respective classes of principal balance certificates not offered in this prospectus supplement, in each case until the total principal balance of each of those classes of certificates is reduced to zero. The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

                                     S-173

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

                                     S-174

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority oF Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity on the class XP certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans
(including by reason of prepayments, defaults, liquidations and repurchases), to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class XP certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class XP certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class XP certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered
Certificates--Payments" in this prospectus supplement and on the Modeling

                                     S-175

Assumptions and with the assumed respective purchase prices (as a percentage of the initial total notional amount of the class XP certificates) of the class XP certificates set forth in the table, plus accrued interest thereon from June 1,
2005 to the Closing Date.

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                          OF THE CLASS XP CERTIFICATES


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND
                                             YIELD MAINTENANCE CHARGES OTHERWISE AT INDICATED CPR
                                       ----------------------------------------------------------------
     ASSUMED PURCHASE PRICE            0% CPR       25% CPR       50% CPR        75% CPR       100% CPR
---------------------------------      ------       -------       -------        -------       --------

            2.8772%                    9.781%        9.781%        9.781%        9.781%         9.781%
            3.0022%                    8.345%        8.345%        8.345%        8.345%         8.345%
            3.1272%                    7.005%        7.005%        7.005%        7.005%         7.005%
            3.2522%                    5.749%        5.749%        5.749%        5.749%         5.749%
            3.3772%                    4.569%        4.569%        4.569%        4.569%         4.569%
            3.5022%                    3.457%        3.457%        3.457%        3.457%         3.457%
            3.6272%                    2.406%        2.406%        2.406%        2.406%         2.406%
            3.7522%                    1.411%        1.411%        1.411%        1.411%         1.411%
            3.8772%                    0.467%        0.467%        0.467%        0.467%         0.467%
                                       ------       -------       -------        -------       --------
Weighted average life (in years)       5.887%        5.887%        5.887%        5.887%         5.887%


     There can be no assurance that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the class XP certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the class XP certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class XP certificates.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class XP certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate with a principal balance refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is June 29, 2005, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate with a principal balance is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

                                     S-176

     The weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto. As described in this prospectus supplement, the Loan Group 1 Principal Distribution
Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable, following any allocation of such funds to pay down the principal balance of the class A-SB certificate to the Class A-SB
Planned Principal Balance for that distribution date, first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero;
second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; fourth, in respect of the class A-SB certificates until the principal balance thereof is reduced to zero; and fifth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution
Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class AM, AJ, B, C and D Certificates, in that order, and then in respect of the respective classes of principal balance certificates not offered in this prospectus supplement, in each case until the principal balance of such class of certificates is reduced to zero.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (exclusive of the class
XP certificates) outstanding over time and their respective weighted average lives.

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................             85              85              85              85             85
June 12, 2007.............................             68              68              68              68             68
June 12, 2008.............................             45              45              45              45             45
June 12, 2009.............................             20              20              20              20             20
June 12, 2010 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........            2.7             2.6             2.6             2.6            2.6


                                     S-177

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........            4.9             4.9             4.8             4.8            4.4


 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................            100             100             100             100            100
June 12, 2012 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........            6.9             6.9             6.9             6.9            6.7


PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................             79              79              79              79             79
June 12, 2012.............................             57              57              57              57             57
June 12, 2013.............................             30              30              30              30             30
June 12, 2014.............................              6               3               0               0              0
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........            7.2             7.2             7.2             7.2            7.2


                                     S-178

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100              100            100            100
June 12, 2007.............................            100             100              100            100            100
June 12, 2008.............................            100             100              100            100            100
June 12, 2009.............................            100             100              100            100            100
June 12, 2010.............................            100             100              100            100            100
June 12, 2011.............................            100             100              100            100            100
June 12, 2012.............................            100             100              100            100            100
June 12, 2013.............................            100             100              100            100            100
June 12, 2014.............................            100             100              100             99             95
June 12, 2015 and thereafter..............              0               0                0              0              0

Weighted Average Life (in Years)..........            9.7             9.7             9.7             9.6            9.4


PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................             99              99              99              99             99
June 12, 2007.............................             98              98              98              98             98
June 12, 2008.............................             97              97              97              97             97
June 12, 2009.............................             96              96              96              96             96
June 12, 2010.............................             94              94              94              94             94
June 12, 2011.............................             93              93              93              93             93
June 12, 2012.............................             86              86              86              86             86
June 12, 2013.............................             84              84              84              84             84
June 12, 2014.............................             82              82              82              82             82
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........            9.1             9.1             9.1             9.0            8.9


 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100              100            100            100
June 12, 2007.............................            100             100              100            100            100
June 12, 2008.............................            100             100              100            100            100
June 12, 2009.............................            100             100              100            100            100
June 12, 2010.............................            100             100              100            100            100
June 12, 2011.............................            100             100              100            100            100
June 12, 2012.............................            100             100              100            100            100
June 12, 2013.............................            100             100              100            100            100
June 12, 2014.............................            100             100              100            100            100
June 12, 2015 and thereafter..............              0               0                0              0              0

Weighted Average Life (in Years)..........            9.9             9.9             9.9             9.9            9.7


                                     S-179

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................            100             100             100             100            100
June 12, 2012.............................            100             100             100             100            100
June 12, 2013.............................            100             100             100             100            100
June 12, 2014.............................            100             100             100             100            100
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........           10.0            10.0            10.0            10.0            9.7


  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................            100             100             100             100            100
June 12, 2012.............................            100             100             100             100            100
June 12, 2013.............................            100             100             100             100            100
June 12, 2014.............................            100             100             100             100            100
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........           10.0            10.0            10.0            10.0            9.8


  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................            100             100             100             100            100
June 12, 2012.............................            100             100             100             100            100
June 12, 2013.............................            100             100             100             100            100
June 12, 2014.............................            100             100             100             100            100
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........           10.0            10.0            10.0            10.0            9.8


                                     S-180

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
June 12, 2006.............................            100             100             100             100            100
June 12, 2007.............................            100             100             100             100            100
June 12, 2008.............................            100             100             100             100            100
June 12, 2009.............................            100             100             100             100            100
June 12, 2010.............................            100             100             100             100            100
June 12, 2011.............................            100             100             100             100            100
June 12, 2012.............................            100             100             100             100            100
June 12, 2013.............................            100             100             100             100            100
June 12, 2014.............................            100             100             100             100            100
June 12, 2015 and thereafter..............              0               0               0               0              0

Weighted Average Life (in Years)..........           10.0            10.0            10.0            10.0            9.8


         The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the Non-Trust Loans.

                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

         Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or
(with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

         Upon the issuance of the offered certificates, Sidley Austin Brown &
Wood LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC
II, respectively, will each qualify as a REMIC under the Code.

         The assets of REMIC I will generally include--

          o    the mortgage loans;

                                     S-181

          o    any REO Properties acquired on behalf of the certificateholders;

          o    the master servicer's collection account;

          o    the special servicer's REO account; and

          o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the
               ARD Loans.

         For federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II;

          o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

          o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, AM, AJ, B, C,
               D, E, F, G, H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

          o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

         The portion of the trust consisting of Additional Interest on the ARD
Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

         The class XP certificates will be issued with original issue discount.
The Class A-1 certificates will be issued with a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

          o    the ARD Loans will be paid in full on their respective
               anticipated repayment dates;

          o    no mortgage loan will otherwise be prepaid prior to maturity; and

          o    there will be no extension of maturity for any mortgage loan.

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

         The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class

                                     S-182

XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

         Whether a holder of any of these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear.
We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

          o    entitle the holder to a specified principal amount;

          o    pay interest at a fixed or variable rate; and

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code.

                                     S-183

Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

         Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

         In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

          1.   the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the related mortgage loan documents allow that substitution,

          3.   the lien is released to facilitate the disposition of the
               property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4.   the release is not within two years of the startup day of the
               REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                                     S-184

                              ERISA CONSIDERATIONS

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

         ERISA and section 4975 of the Code impose various requirements on--

          o    Plans, and

          o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

         A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

          o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o    second, at the time of its acquisition by the Plan, that
               certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

          o    third, the trustee cannot be an affiliate of any other member of the Restricted Group, other than any of the Exemption Favored
               Parties;

                                     S-185

          o    fourth, the following must be true--

               1.   the sum of all payments made to and retained by
                    Exemption-Favored Parties must represent not more than
                    reasonable compensation for underwriting the relevant class of certificates;

               2.   the sum of all payments made to and retained by us in
                    connection with the assignment of mortgage loans to the
                    trust must represent not more than the fair market value of the obligations; and

               3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
                    represent not more than reasonable compensation for that
                    person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                    connection therewith; and

          o    fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities
               Act of 1933, as amended.

         It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Exemption also requires that the trust meet the following requirements:

          o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

          o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

          o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
               Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored
               Party or mortgagor is, a Party in Interest with respect to the investing Plan;

                                     S-186

          o    the direct or indirect acquisition or disposition in the
               secondary market of an offered certificate by a Plan; and

          o    the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

          o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a
               borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

          o    the direct or indirect acquisition or disposition in the
               secondary market of such offered certificates by a Plan; and

          o    the continued holding of such offered certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

          o    providing services to the Plan, or

          o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are

                                     S-187

satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

         The sale of offered certificates to a Plan is in no way a
representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
1984. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

          o    are legal investments for them; or

          o    are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                     S-188

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, Inc. and
Wachovia Capital Markets, LLC, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:



                        MERRILL LYNCH,
                            PIERCE,            COUNTRYWIDE
                        FENNER & SMITH          SECURITIES          PNC CAPITAL        WACHOVIA CAPITAL
     CLASS               INCORPORATED          CORPORATION         MARKETS, INC.         MARKETS, LLC
---------------          ------------          -----------         -------------         ------------

Class A-1               $   49,900,549         $ 17,792,451              --                    --
Class A-2               $  255,425,822         $ 91,074,178              --                    --
Class A-3               $   35,133,767         $ 12,527,233              --                    --
Class A-SB              $   73,715,966         $ 26,284,034              --                    --
Class A-4               $  369,345,739         $131,693,261              --               $25,000,000
Class A-1A              $   94,872,448         $ 33,827,552              --                    --
Class AM                $  128,118,349         $ 45,681,651              --                    --
Class AJ                $   84,878,038         $ 30,263,962              --                    --
Class B                 $   27,224,781         $  9,707,219              --                    --
Class C                 $   11,210,724         $  3,997,276              --                    --
Class D                 $   24,021,822         $  8,565,178              --                    --
Class XP                $1,249,156,852         $445,397,148              --                    --


         Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. PNC Capital Markets, Inc. and Wachovia Capital
Markets, LLC will act as co-managers for this offering. Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint-bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to 42.0% of the class A-3 certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated
is acting as sole bookrunning manager with respect to the remainder of the class
A-3 certificates and all other classes of offered certificates.

         Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $1,655,796,463, before adjusting for accrued interest.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

         Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered

                                     S-189

certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have LimiteD Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

         We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., which is one of the mortgage loan sellers. PNC
Capital Markets, Inc., one of the underwriters, is an affiliate of PNC Bank,
National Association, which is one of the mortgage loan sellers and Midland Loan
Services, Inc., the initial master servicer and initial special servicer.

                                  LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins llp, New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                     S&P                     MOODY'S
            -----                     ---                     -------
          Class A-1                   AAA                       Aaa
          Class A-2                   AAA                       Aaa
          Class A-3                   AAA                       Aaa
         Class A-SB                   AAA                       Aaa
          Class A-4                   AAA                       Aaa
         Class A-1A                   AAA                       Aaa
          Class AM                    AAA                       Aaa
          Class AJ                    AAA                       Aaa
           Class B                    AA                        Aa2
           Class C                    AA-                       Aa3
           Class D                     A                        A2
          Class XP                    AAA                       Aaa

                                     S-190

         The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o     the tax attributes of the offered certificates or of the trust;

         o     whether or to what extent prepayments of principal may be
               received on the mortgage loans;

         o     the likelihood or frequency of prepayments of principal on the mortgage loans;

         o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those
               originally anticipated;

         o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
               Aggregate Prepayment Interest Shortfalls; and

         o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be
               received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

         Further, in the case of the class XP certificates, a security rating does not represent any assessment of the possibility that the holders of those certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the mortgage loans.

         In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                     S-191

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "30/360 BASIS" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "A-NOTE TRUST MORTGAGE LOAN" means any of:

         o     the mortgage loan (loan number 8),secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
               Prium Office Portfolio II, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $40,353,239 and a corresponding
               B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $2,557,500;

         o     the mortgage loan (loan number 23) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
               Hilton Garden Inn - Fairfax, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $16,379,039 and a
               corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $1,125,000;

         o     the mortgage loan (loan number 32),secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
               844 Front Street, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $12,339,031 and a corresponding B-Note
               Non-Trust Loan that has an unpaid principal balance as the cut-off date of $772,250;

         o     the mortgage loan (loan number 48) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
               Hilton Garden Inn - Boca Raton, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $9,787,475 and a
               corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $670,000; and

         o     the mortgage loan (loan number 51) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
               Hilton Garden Inn - Miramar, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $9,537,794 and a
               corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $700,000.

          "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

         "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

         "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage
Loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

         "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of

                                     S-192

terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

         "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

         "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

         o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

         o     is not covered by a servicing advance or a corresponding
               collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

         1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative (or, with respect to the Westchester Pari Passu Trust Mortgage Loan, the
               Westchester Controlling Subordinate Noteholder if it is the
               Westchester Controlling Party), as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant Appraisal
               Trigger Event occurred, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if
               applicable) is obtained, and each anniversary of such
               determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

               (a)  the Stated Principal Balance of the subject mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due
                    date prior to the date of determination at the related Net
                    Mortgage Rate (exclusive of any portion thereof that
                    constitutes Additional Interest);

               (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to
                    the subject mortgage loan and, without duplication, all
                    accrued or otherwise incurred but unpaid (from related
                    collections) Additional Trust Fund Expenses with respect to the subject mortgage loan;

                                     S-193

               (d)  all related unreimbursed Advances made by or on behalf of the master servicer or the trustee with respect to the
                    subject mortgage loan, together with (i) interest on those
                    Advances and (ii) any related Unliquidated Advances; and

               (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property; and

         2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
               implying any duty to do so), reduced, to not less than zero, by
               (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

         If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal
Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

         The foregoing notwithstanding, in the case of the Westchester Pari
Passu Trust Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to the related Westchester Loan Combination as if it were a single loan, and then will be allocated to the Westchester Subordinate Non-Trust Loans, in each case up to the outstanding principal balance of the subject loan, and then will be allocated among the Westchester Pari Passu Trust Mortgage Loan and
Westchester Pari Passu Non-Trust Loan on a pari passu basis.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

         o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure
               continues for 60 days;

         o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

         o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

         o     the mortgaged real property securing the mortgage loan becomes an
               REO Property; or

         o     any balloon payment on the mortgage loan has not been paid by the
               60th day following its scheduled maturity date, so long as the master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without
               omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

                                     S-194

         For purposes of the foregoing, the Westchester Loan Combination will be treated as a single mortgage loan.

          "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectuS supplement.

         "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

         (a)   an amount equal to the sum, without duplication, of the following amounts:

                  (i)      the aggregate of all amounts on deposit in the master
                           servicer's collection account and the trustee's
                           distribution account as of the close of business on
                           the related determination date and the amounts
                           collected by or on behalf of the master servicer as
                           of the close of business on such determination date
                           and required to be deposited in the collection
                           account;

                  (ii)     the aggregate amount of all P&I advances made by the
                           master servicer or the trustee for distribution on
                           the certificates on that distribution date;

                  (iii)    the aggregate amount transferred from the special
                           servicer's REO account and/or any separate custodial
                           account maintained with respect to a Loan Combination
                           to the master servicer's collection account during
                           the month of that distribution date, on or prior to
                           the date on which P&I advances are required to be
                           made in that month;

                  (iv)     the aggregate amount deposited by the master servicer
                           in its collection account for that distribution date
                           in connection with Prepayment Interest Shortfalls;
                           and

                  (v)      for each distribution date occurring in March, the
                           aggregate of all interest reserve amounts in respect
                           of each mortgage loan that accrues interest on an
                           Actual/360 Basis deposited in the trustee's
                           distribution account;

         exclusive of

         (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

                  (i)      any monthly debt service payments collected but due
                           on a due date after the end of the related collection
                           period;

                  (ii)     all amounts in the master servicer's collection
                           account or the trustee's distribution account that
                           are payable or reimbursable to any person other than
                           the certificateholders from:

                           (A)      the master servicer's collection account,
                                    including, but not limited to, servicing
                                    compensation, as described under "Servicing
                                    of the Mortgage Loans--Collection
                                    Account--Withdrawals" in thiS prospectus
                                    supplement; and

                           (B)      the trustee's distribution account,
                                    including, but not limited to, trustee fees,
                                    as described under "Description of the
                                    Offered Certificates--Distribution
                                    Account--Withdrawals" in thiS prospectus
                                    supplement;

                  (iii)    any prepayment premiums and yield maintenance
                           charges;

                  (iv)     any Additional Interest on the ARD Loans (which is
                           separately distributed to the holders of the class Z
                           certificates);

                                     S-195

                  (v)      if such distribution date occurs during February of
                           any year or during January of any year that is not a
                           leap year, the interest reserve amounts in respect of
                           each mortgage loan that accrues interest on an
                           Actual/360 Basis to be deposited in the trustee's
                           interest reserve account and held for future
                           distribution; and

                  (vi)     any amounts deposited in the master servicer's
                           collection account or the trustee's distribution
                           account in error.

         In no event will the Available Distribution Amount include amounts payable to the holders of the Non-Trust Loans.

         "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Trust
Mortgage Loan, the other mortgage loan that is part of the related A/B Loan
Combination and--

         o     is not included in the trust fund,

         o     is subordinate in right of payment to that A-Note Trust Mortgage
               Loan to the extent set forth in the A/B Intercreditor Agreement,
               and

         o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.

         "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex F to this prospectus supplement. The principal balances set forth on Annex F to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex F to this prospectus supplement.

         "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about June 29, 2005.

         "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

         "CROSSED GROUP" means a group of related Crossed Loans.

         "DTC" means The Depository Trust Company.

                                     S-196

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "EXEMPTION" means, collectively, Prohibited Transaction Exemptions
90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34,
2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

         "EXEMPTION-FAVORED PARTY" means any of--

         o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

         o     Countrywide Securities Corporation;

         o     any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

         o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through
               certificates.

         "FITCH" means Fitch, Inc.

         "IRS" means the Internal Revenue Service.

         "LOAN COMBINATIONS" means any of the A/B Loan Combinations or the
Westchester Loan Combination.

          "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

         "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

         o     the mortgage loans have the characteristics set forth on Annex
               A-1, and the initial mortgage pool balance is approximately
               $1,737,992,952 and the mortgage loans are allocated to loan group
               1 and loan group 2 as described in this prospectus supplement;

         o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

         o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

         o     there are no delinquencies or losses with respect to the mortgage loans;

         o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         o     there are no casualties or condemnations affecting the
               corresponding mortgaged real properties;

         o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an Actual/360 Basis or a 30/360 Basis;

                                     S-197

         o     all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest;

         o     there are no breaches of our representations and warranties regarding the mortgage loans;

         o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

         o     each ARD Loan is paid in full on its anticipated repayment date;

         o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         o     no mortgage loan is required to be repurchased by any mortgage loan seller;

         o     no prepayment premiums or yield maintenance charges are
               collected;

         o     there are no Additional Trust Fund Expenses;

         o     payments on the offered certificates are made on the 12th day of each month, commencing in July 2005; and

         o     the offered certificates are settled on June 29, 2005.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

         o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         o     the total payments made by the master servicer to cover those
               Prepayment Interest Shortfalls.

         "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate
(which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate and the pass-through rate for each of the non-fixed rate interest-bearing classes of certificates, namely the class A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P, Q, XP and XC certificates, from time to time--

         o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or
               amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

         o     if any mortgage loan does not accrue interest on the basis of a
               360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of those non-fixed rate interest-bearing classes of certificates, then the Net
               Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the

                                     S-198

               aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

         As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.6588% per annum to 6.3337%, with a weighted average of those
Net Mortgage Rates of 5.3565% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan or Pari Passu Trust Mortgage Loan, on or
with respect to the related Loan Combination).

         "NON-TRUST LOAN" means any of the B-Note Non-Trust Loans or Westchester
Non-Trust Loans.

          "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

         "PARTY IN INTEREST" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

         "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

         o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

         o     is in excess of all interest at the related mortgage interest rate.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

         o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

         o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

         o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

                                     S-199

         o     other matters to which like properties are commonly subject;

         o     the rights of tenants, as tenants only, under leases and
               subleases, pertaining to the related mortgaged real property;

         o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of cross-collateralized loans; and

         o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

         "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

         "PRIMARY COLLATERAL" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that
Crossed Loan with other related Crossed Loans.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

         (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO
               Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date;

         (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

                                     S-200

         (c)   with respect to any mortgage loan as to which the related stated
               maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal
               prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal
               Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

         (d)   the aggregate of the principal portion of all liquidation
               proceeds, sale proceeds, insurance proceeds, condemnation
               proceeds and, to the extent not otherwise included in clause (a),
               (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date
               pursuant to clause (a) above; and

         (e)   if such distribution date is subsequent to the initial
               distribution date, the excess, if any, of the Principal
               Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

         If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

                                     S-201

         The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

         The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

         "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan and, in the case of the Westchester Pari Passu Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holders of the Westchester Non-Trust Loans.
If any portion of the debt due under a mortgage loan (other than Additional
Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal
Distribution Amount, will be Realized Losses.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

         "RESTRICTED GROUP" means, collectively--

         1.    the trustee;

         2.    the Exemption-Favored Parties;

         3.    us;

         4.    the master servicer;

         5.    the special servicer;

         6.    any sub-servicers;

         7.    the mortgage loan sellers;

                                     S-202

         8.    each borrower, if any, with respect to mortgage loans
               constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

         9.    any and all affiliates of any of the aforementioned persons.

         "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans (including the Non-Trust Loans) for which that party is responsible under the pooling and servicing agreement:

         o     in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

         o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and the holder of any
               Non-Trust Loan(s), all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of an A/B Loan Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan and, in the case of a Pari Passu Loan Combination, the holder(s) of the related Non-Trust Loan(s), taking into account, in the case of the Westchester Loan Combination, to the extent consistent with the Westchester Intercreditor Agreement, the subordinate nature of the Westchester Subordinate Non-Trust Loans; and

         o     without regard to--

               1.   any relationship that the master servicer or the special
                    servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                    transaction;

               2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

               3.   the obligation of the master servicer or the special
                    servicer, as the case may be, to make Advances;

               4.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing agreement;

                                     S-203

               5.   the ownership, servicing or management by the master
                    servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage
                    pool;

               6.   any obligation of the master servicer or any of its
                    affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

               7.   any obligation of the master servicer or any of its
                    affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

               8.   any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

         "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

         1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

               (a)  except in the case of a balloon payment, for 60 days; or

               (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly
                    payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B)
                    delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed
                    120 days) beyond the related maturity date ending on the
                    date on which it is determined that the refinancing could
                    not reasonably be expected to occur;

         2.    the master servicer, or the special servicer (with the consent of the controlling class representative), determines in its
               reasonable judgment (exercised in accordance with the Servicing
               Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

         3.    the master servicer, or the special servicer (with the consent of the controlling class representative), determines in its
               reasonable judgment (exercised in accordance with the Servicing
               Standard) that a non-payment default (other than an Acceptable
               Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

         4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5.    the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
               corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or

                                     S-204

               similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o     with respect to the circumstances described in clauses 2. and 4.
               of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in
               accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

         o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

         If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
Westchester Subordinate Non-Trust Loan prevents the occurrence of a Servicing
Transfer Event with respect to the Westchester Pari Passu Trust Mortgage Loan through the exercise of cure rights as set forth in the Westchester
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the Westchester Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the
Westchester Pari Passu Trust Mortgage Loan or cause the servicing of the
Westchester Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

         o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its substitution date balance); and

         o     will be permanently reduced on each distribution date, to not less than zero, by--

               1.   all payments and other collections of principal, if any,
                    with respect to that mortgage loan that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the
                    definition of "Principal Distribution Amount" in this
                    glossary;

               2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation
                    that occurred during the related collection period; and

               3.   any other related Realized Losses incurred during the
                    related collection period that represents a loss of
                    principal with respect to that mortgage loan.

         With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

         o     all amounts, if any, collected with respect to the related REO
               Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
               Amount for such distribution date pursuant to clause (a), clause
               (b), clause (c) and/or clause (d)

                                     S-205

               of, and without regard to the provisos to, the definition of
               "Principal Distribution Amount" in this glossary; and

         o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

         "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

         o     is not a Nonrecoverable Advance;

         o     has been reimbursed to the party that made the Advance as a
               Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

         o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

         "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

         "USAP" means the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers of America.

         "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

         "WESTCHESTER CONTROL EVENT CURE" means, the right of the holder of a
Westchester Subordinate Non-Trust Loan, as provided in the Westchester
Intercreditor Agreement, to reduce any Appraisal Reduction Amount allocated to the Westchester Loan Combination, by posting cash or a letter of credit with the result that the unpaid principal balance of the related Westchester Subordinate
Non-Trust Loan, net of the portion of any Appraisal Reduction Amount allocable to that Westchester Subordinate Non-Trust Loan, is equal to or greater than 25%
of its initial principal balance.

         "WESTCHESTER CONTROLLING PARTY" means, with respect to the Westchester
Loan Combination, either--

         o     the holder of the most junior Westchester Subordinate Non-Trust
               Loan (if any) that has, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal
               Reduction Amounts allocable to that Westchester Subordinate
               Non-Trust Loan, equal to or greater than 25% of its initial principal balance, taking into account any Westchester Control
               Event Cure that remains in effect; or

         o     the controlling class representative (as the designee of the trust as holder of the Westchester Pari Passu Trust Mortgage
               Loan), but only if and for so long as the unpaid principal balance of each Westchester Subordinate Non-Trust Loan, net of the sum of the portion of any Appraisal Reduction Amounts
               allocable to each Westchester Subordinate Non-Trust Loan, is less than 25% of its initial principal balance, taking into account any related Westchester Control Event Cure that had previously been effected.

          "WESTCHESTER CONTROLLING SUBORDINATE NOTEHOLDER" means, as of any date of determination, the holder of the most junior Westchester Subordinate
Non-Trust Loan, if any, that is the Westchester Controlling Party.

                                     S-206

         "WESTCHESTER INTERCREDITOR AGREEMENT" means the agreement(s) executed between the holders of the Westchester Pari Passu Trust Mortgage Loan, the
Westchester Pari Passu Non-Trust Loan and the Westchester Subordinate Non-Trust
Loans, as described under "Description of the Mortgage Pool--Loan
Combinations--Westchester Loan Combination" in this prospectus supplement.

         "WESTCHESTER LOAN COMBINATION" means, collectively, the Westchester
Pari Passu Trust Mortgage Loan, the Westchester Pari Passu Non-Trust Loan and
the Westchester Subordinate Non-Trust Loans.

         "WESTCHESTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Westchester.

         "WESTCHESTER NON-TRUST LOAN" means the Westchester Pari Passu Non-Trust
Loan or a Westchester Subordinate Non-Trust Loan.

         "WESTCHESTER PARI PASSU NON-TRUST LOAN" means the loan that--

         o     is not a part of the trust fund;

         o     has an unpaid principal balances of $100,000,000 as of the cut-off date;

         o     is secured by the same mortgage encumbering the Westchester
               Mortgaged Property as is the Westchester Pari Passu Trust
               Mortgage Loan; and

         o     is not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

         "WESTCHESTER PARI PASSU TRUST MORTGAGE LOAN" means the mortgage loan in the trust fund that has a cut-off date principal balance of $200,000,000, and is secured by a mortgage encumbering the Westchester Mortgaged Property.

         "WESTCHESTER SUBORDINATE NON-TRUST LOAN" means each of those loans that--

         o     are not a part of the trust fund;

         o     belongs to one of three tiers of priority, which tiers have unpaid principal balances of $60,000,000, $50,000,000 and
               $90,000,000, respectively, as of the cut-off date;

         o     are secured by the same mortgage encumbering the Westchester
               Mortgaged Property as is the Westchester Pari Passu Trust
               Mortgage Loan; and

                  are not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

          "WESTCHESTER TRIGGERING EVENT OF DEFAULT" means, with respect to the
Westchester Loan Combination--

         o     any event of default with respect to an obligation of the related borrower to

               1.   make a monthly debt service payment under the Westchester
                    Pari Passu Trust Mortgage Loan,

               2.   fund a required reserve under the Westchester Pari Passu
                    Trust Mortgage Loan, or

               3.   pay any other money due under the Westchester Pari Passu
                    Trust Mortgage Loan and which is the subject of a servicing advance; or

                                     S-207

         o     any non-monetary event of default as a result of which the
               Westchester Pari Passu Trust Mortgage Loan becomes a specially serviced mortgage loan (which Westchester Triggering Event of
               Default, in each case will cease to exist when the event of default giving rise to it has been cured, notwithstanding that the Westchester Pari Passu Trust Mortgage Loan remains a
               specially serviced mortgage loan for a reason other than another
               Westchester Triggering Event of Default; provided that no
               Westchester Triggering Event of Default will be deemed to have occurred so long as the Westchester Controlling Subordinate
               Noteholder is permitted to, and has, cured the Westchester
               Triggering Event of Default.

          "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

         The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

                  (i) References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments.
         However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x)
         for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement with respect to
         38 mortgage loans, representing approximately 37.2% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In the case of Westchester Pari Passu Trust Mortgage
         Loan, the "UW DSCR" was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the Westchester Pari Passu Trust Mortgage Loan and the Westchester Pari
         Passu Non-Trust Loan, excluding the annualized debt service payable under the Westchester Subordinate Non-Trust Loans.

                           In the case of two (2) mortgage loans (loan numbers 4
         and 29), the related debt service coverage ratio and loan-to-value ratio was in each case calculated and/or presented on an adjusted basis that takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback that serves as additional collateral or otherwise covers losses to a limited extent.

                           In the case of two (2) mortgage loans (loan numbers
         19 and 80), the debt service coverage ratio was calculated assuming the application of a holdback amount in reduction of the respective cut-off date principal balances of each of those two mortgage loans and in each case assuming a revised debt service payment. Further, in the case of two (2) mortgage loans (loan numbers 19 and 31),

                                     S-208

         the loan-to-value ratio for those loans was determined in each case by reducing its unpaid principal balance by the amount of the related holdback amount. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios and loan-to-value ratios on the mortgage loans discussed in this paragraph and the preceding paragraph.

                  (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a
         "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

                  In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses
         (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

                  In determining the "revenue" component of UW Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
         Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

                  In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers

                                     S-209

         recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow")
         where the mortgage loan sellers determined appropriate.

                  The borrowers' financial information used to determine UW Net
         Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

                  (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the Westchester
         Pari Passu Trust Mortgage Loan, the Cut off Date LTV % is equal to the ratio, expressed as a percentage, of the cut off date principal balance of the Westchester Pari Passu Trust Mortgage Loan and the Westchester
         Pari Passu Non-Trust Loan (not taking into account, in the case of the
         Westchester Loan Combination, the principal balance of the Westchester
         Subordinate Non-Trust Loans) to the appraised value of the related mortgaged real property.

                  (iv) References to "Maturity LTV %" are references to the
         ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the Westchester Pari Passu Trust Mortgage Loan, the
         Maturity LTV % is equal to the ratio, expressed as a percentage, of the expected balance of the Westchester Pari Passu Trust Mortgage Loan and
         the Westchester Pari Passu Non-Trust Loan (not taking into account the principal balances of the Westchester Subordinate Non-Trust Loans), to the appraised value of the related mortgaged real property.

                  (v) References to "Original Balance per Unit ($)" and "Cut-off
         Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the Westchester Pari Passu Trust Mortgage
         Loan, the "Original Balance per Unit ($)" and "Cut-off Date Balance per
         Unit ($)" are references to the original principal balance and the cut off date balance of the Westchester Pari Passu Trust Mortgage Loan and
         the Westchester Pari Passu Non-Trust Loan (not taking into account the principal balance of the Westchester Subordinate Non-Trust Loans), divided by the net rentable square footage of the related mortgaged real property

                  (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

                  (vii) References to "Admin. Fee %" for each mortgage loan
         represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

                  (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan

                                     S-210

         (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

                  (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

                  (x) References to "LO ()" represent, with respect to each
         mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted.
         The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM
         ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

                  (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

                  (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

                  (xiii) References to "Capex Reserve ($)" under the heading
         "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                  (xiv) References to "Engineering Reserve ($)" under the
         heading "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

                  (xv) References to "Capex Reserve ($)" under the heading
         "Monthly Escrow" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvi) References to "TI/LC Reserve ($)" under the heading
         "Upfront Escrow" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases,

                                     S-211

         however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvii) References to "TI/LC Reserve ($)" under the heading
         "Monthly Escrow" are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-212

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ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



  LOAN #    ORIGINATOR      PROPERTY NAME                                            STREET ADDRESS
  ------    ----------      -------------                                            --------------

     1      MLML            The Westchester                                          125 Westchester Avenue
     2      MLML            711 Third Avenue                                         711 Third Avenue
     3      MLML            Queen Ka'ahumanu Center                                  275 West Ka'ahumanu Avenue
     4      CRF             ACP Woodland Park I                                      Various
   4.01     CRF             Plaza Ridge II                                           2250 Corporate Park Drive
   4.02     CRF             South Pointe II                                          2300 Corporate Park Drive
   4.03     CRF             South Pointe I                                           2350 Corporate Park Drive
     5      MLML            U-Haul Self Storage Portfolio I                          Various
   5.01     MLML            U-Haul Center Nanuet                                     170  1st Street
   5.02     MLML            U-Haul Mission Ave                                       950 West Mission Avenue
   5.03     MLML            U-Haul Center Fairbanks                                  209 College Road
   5.04     MLML            U-Haul Ctr El Cajon                                      1186 East Main Street
   5.05     MLML            U-Haul Ctr Lakewood                                      5880 Paramount Boulevard
   5.06     MLML            U-Haul Rolling Acres                                     1570 V. Odom Boulevard
   5.07     MLML            U-Haul West Maple                                        8920 Maple Street
   5.08     MLML            U-Haul Center Midlothian                                 6101 Midlothian Turnpike
   5.09     MLML            U-Haul Ctr Blaine                                        9890 Highway 65 NE
   5.10     MLML            U-Haul Center Bragg Blvd                                 5400 Bragg Boulevard
   5.11     MLML            U-Haul Ct Hillsboro                                      2380 NE Cornell Road
   5.12     MLML            U-Haul Park Forest                                       2210 Western Avenue
   5.13     MLML            U-Haul Ct Good Hope                                      5701 West Good Hope Road
   5.14     MLML            U-Haul Waterford                                         3760 Elizabeth Lake Road
   5.15     MLML            U-Haul Ctr Ridge Rd                                      1875 Ridge Road East
   5.16     MLML            U-Haul Center Of Elizabeth                               1000 Sherman Avenue
   5.17     MLML            U-Haul Stevenson Drive                                   1032 Stevenson Drive
   5.18     MLML            U-Haul Center Watertown                                  19153 US Route 11
   5.19     MLML            U-Haul Ctr Main St                                       1145 Main Street
   5.20     MLML            U-Haul Schererville                                      1861 US Route 41
   5.21     MLML            U-Haul Noland I-70                                       4312 South Noland Road
   5.22     MLML            U-Haul Berrien                                           1529 M 139 Highway
   5.23     MLML            U-Haul Center Of 64 East                                 4720 New Bern Avenue
   5.24     MLML            U-Haul Little Creek                                      7448 North Military Highway
   5.25     MLML            U-Haul Center Waukegan                                   1735 North Lewis Avenue
   5.26     MLML            U-Haul University                                        7270 Olive Street Road
   5.27     MLML            U-Haul Ct Genesee                                        1400 Genesee Street
   5.28     MLML            U-Haul Academy Blvd                                      1227 North Academy Boulevard
   5.29     MLML            U-Haul Ctr Tustin                                        1431 El Camino Real
   5.30     MLML            U-Haul Ct Main St                                        1748 Main Street
   5.31     MLML            U-Haul Circle City                                       314 East 6th Street
   5.32     MLML            U-Haul Ctr Troy                                          1250 West Maple
   5.33     MLML            U-Haul Keystone Pla                                      5251 North Keystone Avenue
   5.34     MLML            U-Haul Greenfield                                        924 South 108th Street
   5.35     MLML            U-Haul Frenchtown                                        1649 North Telegraph Road
   5.36     MLML            U-Haul Transit Road                                      6161 Transit Road
   5.37     MLML            U-Haul Mayfield Rd                                       3211 Mayfield Road
   5.38     MLML            U-Haul Eastview                                          8045 Pittsford Victor
   5.39     MLML            U-Haul Niagara Fall                                      2485 Military Road
   5.40     MLML            U-Haul Ctr Cache Rd                                      1102 NW Cache Road
   5.41     MLML            U-Haul Ctr Midway                                        4705 West 47th Street
   5.42     MLML            U-Haul Shadeland Av                                      2701 North Shadeland Avenue
   5.43     MLML            U-Haul Ctr Columbia                                      800 Business Loop 70 West
   5.44     MLML            U-Haul Ctr of Rome                                       244 Erie Boulevard East
   5.45     MLML            U-Haul Ctr Baseline                                      1198 East Base Line Street
   5.46     MLML            U-Haul Ct Of Auburn                                      917 Auburn Way South
   5.47     MLML            U-Haul Center N Freeway                                  4030 North Freeway Road
   5.48     MLML            U-Haul Ct Queen Cty                                      334 North Frontage Road
   5.49     MLML            U-Haul Ctr Anmoore                                       RR 2 Box 484
   5.50     MLML            U-Haul Center Janesville                                 1900 East Milwaukee Street
   5.51     MLML            U-Haul Ctr Fairview                                      13042 Fairview Avenue
   5.52     MLML            U-Haul Center La Crosse                                  2134 Rose Street
   5.53     MLML            U-Haul Ct Roswell                                        1309 South Virginia Avenue
   5.54     MLML            U-Haul Crossroads                                        6027 South High Avenue
     6      CRF             HSA Industrial Portfolio I                               Various
   6.01     CRF             EGL Eagle Global Logistics                               2727 London-Groveport Road
   6.02     CRF             Kellogg Sales Company Buildings                          2771-2779 and 2781 Westbelt Drive
   6.03     CRF             The Gap, Inc. Building                                   2700 Earhart Court
   6.04     CRF             Eagle USA Airfreight, Inc.                               6700 Port Road
   6.05     CRF             MBM Foods Building                                       4300 Diplomacy Drive
   6.06     CRF             Hammacher Schlemmer & Co.                                9180 LeSaint Drive
   6.07     CRF             Sears Logistics Services, Inc.                           1727 Georgesville Road
   6.08     CRF             Georgesville Commerce Center Building                    1715 Georgesville Road
   6.09     CRF             Sears Logistics Services, Inc.                           1615 Georgesville Road
     7      MLML            Norfolk Waterside Marriott                               235 East Main Street
     8      MLML            Prium Office Portfolio II                                Various
   8.01     MLML            Lacey DSHS                                               640 Woodland Square Loop SE
   8.02     MLML            Lacey Revenue                                            4565 7th Avenue SE
   8.03     MLML            Capitol Building                                         5000 Capitol Boulevard SE
   8.04     MLML            Attorney General Building                                629 Woodland Square Loop SE
   8.05     MLML            Wenatchee II                                             805 South Mission Street
   8.06     MLML            Moses Lake Building                                      1620 South Pioneer Way
   8.07     MLML            Department of Corrections                                637 Woodland Square Loop SE
   8.08     MLML            Seattle West                                             8830 25th Avenue SW
   8.09     MLML            Wenatchee I                                              215 Bridge Street
   8.10     MLML            Chehalis Building                                        2025 NE Kresky Avenue
   8.11     MLML            Department of Licensing                                  645 Woodland Square Loop SE
     9      PNC             The Mansions at Canyon Springs Country Club Apartments   24245 Wilderness Oak
    10      CRF             Webster Place Shopping Center                            1435 - 1471 West Webster Avenue
    11      CRF             Tharaldson Portfolio IIB                                 Various
   11.01    CRF             Homewood Suites by Hilton - Grapevine                    2214 Grapevine Mills Circle
   11.02    CRF             Residence Inn by Marriott - Houston                      655 North Sam Houston Pkwy
   11.03    CRF             Courtyard by Marriott - Houston                          16500 Hedgecroft Drive
   11.04    CRF             Hampton Inn - Rancho Cordova                             10755 Gold Center Drive
   11.05    CRF             Niles Fairfield Inn - Warren                             1860 Niles-Cortland Road SE
   11.06    CRF             Residence Inn by Marriott - Independence                 3700 South Arrowhead Avenue
   11.07    CRF             Residence Inn by Marriott - Bloomingdale                 295 Knollwood Drive
   11.08    CRF             Courtyard by Marriot - Bloomingdale                      275 Knollwood Drive
   11.09    CRF             Fairfield Inn and Suites - Kansas City                   4231 North Corrington Avenue
   11.10    CRF             Fairfield Inn by Marriott - Independence                 18700 East 37th Terrace
    12      PNC             The Villas of Sage Creek Apartments                      12820 North Lamar Boulevard
    13      PNC             Murrieta Town Center                                     40469-40485 Murrieta Hot Springs Road &
                                                                                       39825-39875 Alta Murrieta Drive
    14      CRF             West Valley Medical                                      5353,5359,5363 Balboa Boulevard
    15      MLML            Forest Lake Estates                                      6429 Forest Lake Drive
    16      CRF             Tharaldson Portfolio IIA                                 Various
   16.01    CRF             Fairfield Inn by Marriott - Roseville                    3045 Centre Pointe Drive
   16.02    CRF             Homewood Suites by Hilton - Dallas                       9169 Markville Drive
   16.03    CRF             Hampton Inn - Shawnee                                    4851 North Kickapoo Street
   16.04    CRF             Fairfield Inn - Cheyenne                                 1415 Stillwater Avenue
   16.05    CRF             Springhill Suites by Marriott - Phoenix                  9425 North Black Canyon Highway
   16.06    CRF             Fairfield Inn and Suites - Naperville                    1847 West Diehl Road
   16.07    CRF             Hawthorne Suites - Naperville                            1843 West Diehl Road
   16.08    CRF             TownePlace Suites - Phoenix                              9425 North Black Canyon Highway
   16.09    CRF             Fairfield Inn - Racine                                   6421 Washington Avenue
   16.10    CRF             Sleep Inn - Missoula                                     3425 Dore Lane
   16.11    CRF             Leased Fee Interest - Bloomingdale Courtyard             275 Knollwood Drive
   16.12    CRF             Leased Fee Interest - Bloomingdale Residence Inn         295 Knollwood Drive
   16.13    CRF             Leased Fee Interest - Kansas City Fairfield Inn          4231 North Corrington Avenue
    17      MLML            Penney's Plaza                                           5516-96 Springdale Avenue
    18      MLML            Missouri Falls                                           645 East Missouri Avenue
    19      MLML            Willow Creek Retail Center                               42000 Ford Road
    20      MLML            Barron's Gate at Woodbridge                              826 Rahway Avenue
    21      CRF             Holy Cross Medical Center                                11550 Indian Hill Road
    22      MLML            North Hills Shopping Center                              16826 Devonshire Street
    23      MLML            Hilton Garden Inn - Fairfax                              3950 Fair Ridge Drive
    24      MLML            8501 West Higgins                                        8501 West Higgins Road
    25      PNC             Hilton Tampa Bay/North Redington Beach Resort            17120 Gulf Blvd
    26      MLML            Maricopa Fiesta Shopping Center                          20928, 21104, 21116, 21164 North John Wayne
                                                                                       Parkway
    27      CRF             First National Bank of Arizona Headquarters              17600 North Perimeter Drive
    28      CRF             Dulles Creek                                             13800 Coppermine Road
    29      CRF             Tuscany at McCormick Ranch                               9000 East San Victor Drive
    30      CRF             Home Depot                                               740 West 182nd Street
    31      PNC             River Drive Center 3                                     611 River Drive
    32      MLML            844 Front Street                                         844 Front Street
    33      PNC             Briarcliff III Office Building                           4150 Mulberry Drive
    34      MLML            Park N Go                                                790 Camp Meade Road
    35      PNC             Northridge Service Center - NSC 10                       19809 Prairie Street
    36      PNC             Diamond Bar Village Center                               23401-23499 Golden Springs and 325-379 Diamond
                                                                                       Bar Boulevard
    37      MLML            The Village at Schneithorst's                            1600 South Lindbergh Boulevard
    38      PNC             West Ridge Corporate Campus                              One Industrial Way West
    39      MLML            Van Buren Plaza                                          5600-5750 Van Buren Boulevard
    40      MLML            Serendipity                                              29081 US Highway 19
    41      PNC             Fiesta Mart - Austin                                     3909 Interstate 35 North
    42      MLML            Big Curve Shopping Center                                3101-3121 South 4th Avenue; 305-313 West
                                                                                       Catalina Drive; 128-362 West 32nd Street; 100
                                                                                       East 32nd Street
    43      MLML            Occidental Business Center                               9400, 9410, 9420 and 9430 Topanga Canyon
                                                                                       Boulevard
    44      MLML            Holiday Inn Express - Hauppauge                          2050 Express Drive South
    45      PNC             Oceanside Retail Center                                  1702-1710 Oceanside Boulevard
    46      PNC             Courtyards Apartments                                    6748 East 91st Street
    47      MLML            Yorba Canyon Center - Retail                             21430-21560 Yorba Linda Boulevard
    48      MLML            Hilton Garden Inn - Boca Raton                           8201 Congress Avenue
    49      MLML            Aurora Square                                            15725-913 Westminster Way North
    50      MLML            Carmax Louisville Kentucky                               9550 Bluegrass Parkway
    51      MLML            Hilton Garden Inn - Miramar                              14501 Hotel Road
    52      CRF             Arcadia Del Sol                                          4127 East Indian School Road
    53      PNC             Staybridge Suites - Bloomington                          5150 American Boulevard West
    54      CRF             Casa Grande Center                                       1322-1348 East Florence Boulevard
    55      CRF             Boulder Palms Apartments                                 4350 Boulder Highway
    56      CRF             Dave and Buster's                                        2931 Camino Del Rio North
    57      PNC             SONO at Marshall & North Main Streets                    1 and 13 Marshall Street and 71 and 73 North
                                                                                       Main Street
    58      MLML            Plaza Del Mar                                            1515 North Federal Highway
    59      CRF             316 Courtland Avenue                                     316 Courtland Avenue
    60      CRF             San Pedro Medical Center                                 1360 West Sixth Street
    61      MLML            Decatur Twain Shopping Center                            3650 South Decatur Boulevard
    62      MLML            Halekuai Center                                          563-565 Farrington Highway
    63      CRF             Tamarack Apartments                                      1111 West Saint Mary's Road
    64      MLML            Harcourt Club                                            2000 West 79th Street
    65      MLML            Ocoee Town Square                                        11029 West Colonial Drive
    66      CRF             Recker Brown Center                                      1135 North Recker Road
    67      PNC             Normandy Plaza                                           31805 Woodward Avenue
    68      PNC             Northridge Service Center - NSC 17                       20001 Prairie Street
    69      MLML            Olympia Plaza                                            113 West Joe Orr Road
    70      MLML            Safeway Village at Rockrimmon                            710-836 Village Center Drive
    71      CRF             Corbin Office Center                                     5530 Corbin Avenue
    72      PNC             Park Forest Apartments                                   901 West Aaron Drive
    73      CRF             Corners Apartments                                       7878 Marvin D Love Freeway
    74      PNC             Fiesta Mart - Dallas                                     611 West Jefferson Boulevard
    75      PNC             HunterLab II                                             11491 Sunset Hills Road
    76      MLML            Walgreens - New Brunswick                                20 Jersey Avenue
    77      CRF             Center Medical Building                                  7677 Center Avenue
    78      MLML            Walgreens - Chamblee                                     5373 Peachtree Industrial Boulevard
    79      MLML            12800-12830 Seal Beach Boulevard                         12800-12830 Seal Beach Boulevard
    80      MLML            Ontario Marketplace                                      203-263 East Lane
    81      CRF             24 Hour Fitness - Henderson, NV                          2893 North Green Valley Parkway
    82      PNC             Best Western Coral Inn & Suites                          9200 College Parkway
    83      MLML            Mega Play Plaza                                          5269 West Irlo Bronson Highway
    84      MLML            Meridian Marketplace                                     8923 South Meridian Street
    85      MLML            1401 Walnut                                              1401 Walnut Street
    86      PNC             Trader Joes                                              3025 De La Vina Street
    87      PNC             Linden Professional Tower                                210 W. St. Georges Avenue
    88      MLML            Bell Street Center                                       251 North Bell Street
    89      CRF             CVS - Homosassa                                          3959 South Suncoast Parkway
    90      CRF             Lyons Village Center                                     23226-23254 Lyons Avenue
    91      PNC             Wakarusa Market Place                                    1520-1540 Wakarusa Drive
    92      CRF             Bridgeworks Industrial Center                            631-39 South 10th Street
    93      MLML            Holiday Inn Express - Bishop                             636 North Main Street
    94      CRF             Auburn Business Center                                   2015, 2025 & 2043 Airport Court
    95      PNC             Bell Plaza                                               4251 West Bell Road
    96      PNC             Lackland Self-Storage                                    445 Wagaraw Road
    97      PNC             Fairfield Inn by Marriott - Savannah Airport             10 Stephen South Green Drive
    98      PNC             Leawood Square                                           12902 State Line Road
    99      CRF             Desert Colony Town Homes                                 2818 West Avenue K8
    100     PNC             Rosehill Center                                          12715-12843 West 87th Street
    101     MLML            Wal-Mart Las Cruces                                      2350 East Lohman Avenue
    102     MLML            Jennings Road Self Storage                               3737 Southeast Jennings Road
    103     PNC             Madison Meadows Apartments                               10 Packinghouse Road
    104     CRF             24 Hour Fitness - Monrovia, CA                           715 East Huntington Drive
    105     MLML            9821 South Eastern Avenue                                9821 South Eastern Avenue
    106     PNC             Lions Gate Marketplace South                             14521 Metcalf Avenue
    107     MLML            Walgreens Houston                                        12702 Bammel-North Houston Road
    108     PNC             Executive Hills Shops                                    8601 College Boulevard
    109     MLML            Yorba Canyon Center - Office                             21580 Yorba Linda Boulevard
    110     PNC             Main Street Station                                      6001-6305 Main Street
    111     PNC             Roe 89 Center                                            8823-8841 Roe Avenue




                                                                                                                  NUMBER OF
  LOAN #    CITY                                        STATE       ZIP CODE    COUNTY                            PROPERTIES
  ------    ----                                        -----       --------    ------                            ----------

     1      White Plains                                 NY          10601      Westchester                           1
     2      New York                                     NY          10017      New York                              1
     3      Kahului                                      HI          96732      Maui                                  1
     4      Herndon                                      VA          20171      Fairfax                               3
   4.01     Herndon                                      VA          20171      Fairfax                               1
   4.02     Herndon                                      VA          20171      Fairfax                               1
   4.03     Herndon                                      VA          20171      Fairfax                               1
     5      Various                                    Various      Various     Various                               54
   5.01     Nanuet                                       NY          10954      Rockland                              1
   5.02     Escondido                                    CA          92025      San Diego                             1
   5.03     Fairbanks                                    AK          99701      Fairbanks North Star                  1
   5.04     El Cajon                                     CA          92021      San Diego                             1
   5.05     Long Beach                                   CA          90805      Los Angeles                           1
   5.06     Akron                                        OH          44320      Summit                                1
   5.07     Omaha                                        NE          68134      Douglas                               1
   5.08     Richmond                                     VA          23225      Chesterfield                          1
   5.09     Blaine                                       MN          55434      Anoka                                 1
   5.10     Fayetteville                                 NC          28303      Cumberland                            1
   5.11     Hillsboro                                    OR          97124      Washington                            1
   5.12     Park Forest                                  IL          60466      Cook                                  1
   5.13     Milwaukee                                    WI          53223      Milwaukee                             1
   5.14     Waterford                                    MI          48328      Oakland                               1
   5.15     Rochester                                    NY          14622      Monroe                                1
   5.16     Elizabeth                                    NJ          07208      Union                                 1
   5.17     Springfield                                  IL          62703      Sangamon                              1
   5.18     Watertown                                    NY          13601      Jefferson                             1
   5.19     Billings                                     MT          59105      Yellowstone                           1
   5.20     Schererville                                 IN          46375      Cook                                  1
   5.21     Independence                                 MO          64055      Jackson                               1
   5.22     Benton Harbor                                MI          49022      Berrien                               1
   5.23     Raleigh                                      NC          27610      Wake                                  1
   5.24     Norfolk                                      VA          23518      Norfolk City                          1
   5.25     Waukegan                                     IL          60085      Lake                                  1
   5.26     University City                              MO          63130      Saint Louis                           1
   5.27     Buffalo                                      NY          14211      Erie                                  1
   5.28     Colorado Springs                             CO          80909      El Paso                               1
   5.29     Tustin                                       CA          92780      Orange                                1
   5.30     Buffalo                                      NY          14208      Erie                                  1
   5.31     Corona                                       CA          92879      Riverside                             1
   5.32     Troy                                         MI          48084      Oakland                               1
   5.33     Indianapolis                                 IN          46220      Marion                                1
   5.34     West Allis                                   WI          53214      Milwaukee                             1
   5.35     Monroe                                       MI          48162      Monroe                                1
   5.36     Depew                                        NY          14043      Erie                                  1
   5.37     Cleveland Heights                            OH          44118      Cuyahoga                              1
   5.38     Victor                                       NY          14564      Ontario                               1
   5.39     Niagara Falls                                NY          14304      Niagara                               1
   5.40     Lawton                                       OK          73507      Comanche                              1
   5.41     Chicago                                      IL          60632      Cook                                  1
   5.42     Indianapolis                                 IN          46219      Marion                                1
   5.43     Columbia                                     MO          65203      Boone                                 1
   5.44     Rome                                         NY          13440      Oneida                                1
   5.45     San Bernardino                               CA          92410      San Bernardino                        1
   5.46     Auburn                                       WA          98002      King                                  1
   5.47     Pueblo                                       CO          81008      Pueblo                                1
   5.48     Meridian                                     MS          39301      Lauderdale                            1
   5.49     Bridgeport                                   WV          26330      Harrison                              1
   5.50     Janesville                                   WI          53545      Rock                                  1
   5.51     Garden Grove                                 CA          92841      Orange                                1
   5.52     La Crosse                                    WI          54603      La Crosse                             1
   5.53     Roswell                                      NM          88203      Chaves                                1
   5.54     Oklahoma City                                OK          73149      Oklahoma                              1
     6      Various                                    Various      Various     Various                               9
   6.01     Groveport                                    OH          43125      Franklin                              1
   6.02     Columbus                                     OH          43228      Franklin                              1
   6.03     Hebron                                       KY          41048      Boone                                 1
   6.04     Groveport                                    OH          43125      Franklin                              1
   6.05     Columbus                                     OH          43228      Franklin                              1
   6.06     Fairfield                                    OH          45014      Butler                                1
   6.07     Columbus                                     OH          43228      Franklin                              1
   6.08     Columbus                                     OH          43228      Franklin                              1
   6.09     Columbus                                     OH          43228      Franklin                              1
     7      Norfolk                                      VA          23510      Norfolk City                          1
     8      Various                                      WA         Various     Various                               11
   8.01     Lacey                                        WA          98503      Thurston                              1
   8.02     Lacey                                        WA          98503      Thurston                              1
   8.03     Tumwater                                     WA          98501      Thurston                              1
   8.04     Lacey                                        WA          98503      Thurston                              1
   8.05     Wenatchee                                    WA          98801      Chelan                                1
   8.06     Moses Lake                                   WA          98837      Grant                                 1
   8.07     Lacey                                        WA          98503      Thurston                              1
   8.08     Seattle                                      WA          98106      King                                  1
   8.09     Wenatchee                                    WA          98801      Chelan                                1
   8.10     Chehalis                                     WA          98532      Lewis                                 1
   8.11     Lacey                                        WA          98503      Thurston                              1
     9      San Antonio                                  TX          78258      Bexar                                 1
    10      Chicago                                      IL          60614      Cook                                  1
    11      Various                                    Various      Various     Various                               10
   11.01    Grapevine                                    TX          76051      Tarrant                               1
   11.02    Houston                                      TX          77060      Harris                                1
   11.03    Houston                                      TX          77060      Harris                                1
   11.04    Rancho Cordova                               CA          95670      Sacramento                            1
   11.05    Warren                                       OH          44484      Trumbull                              1
   11.06    Independence                                 MO          64057      Jackson                               1
   11.07    Bloomingdale                                 IL          60108      DuPage                                1
   11.08    Bloomingdale                                 IL          60108      DuPage                                1
   11.09    Kansas City                                  MO          64117      Clay                                  1
   11.10    Independence                                 MO          64057      Jackson                               1
    12      Austin                                       TX          78753      Travis                                1
    13      Murrieta                                     CA          92563      Riverside                             1
    14      Encino                                       CA          91316      Los Angeles                           1
    15      Zephyrhills                                  FL          33540      Pasco                                 1
    16      Various                                    Various      Various     Various                               13
   16.01    Roseville                                    MN          55113      Ramsey                                1
   16.02    Dallas                                       TX          75243      Dallas                                1
   16.03    Shawnee                                      OK          74801      Pottawatomie                          1
   16.04    Cheyenne                                     WY          82001      Laramie                               1
   16.05    Phoenix                                      AZ          85021      Maricopa                              1
   16.06    Naperville                                   IL          60563      DuPage                                1
   16.07    Naperville                                   IL          60563      DuPage                                1
   16.08    Phoenix                                      AZ          85021      Maricopa                              1
   16.09    Town of Mount Pleasant                       WI          53406      Racine                                1
   16.10    Missoula                                     MT          59801      Missoula                              1
   16.11    Bloomingdale                                 IL          60108      DuPage                                1
   16.12    Bloomingdale                                 IL          60108      DuPage                                1
   16.13    Kansas City                                  MO          64117      Clay                                  1
    17      Pleasanton                                   CA          94588      Alameda                               1
    18      Phoenix                                      AZ          85012      Maricopa                              1
    19      Canton                                       MI          48187      Wayne                                 1
    20      Woodbridge                                   NJ          07095      Middlesex                             1
    21      Mission Hills                                CA          91345      Los Angeles                           1
    22      Granada Hills                                CA          91344      Los Angeles                           1
    23      Fairfax                                      VA          22033      Fairfax                               1
    24      Chicago                                      IL          60631      Cook                                  1
    25      North Redington Beach                        FL          33708      Pinellas                              1
    26      Maricopa                                     AZ          85239      Pinal                                 1
    27      Scottsdale                                   AZ          85255      Maricopa                              1
    28      Herndon                                      VA          20171      Fairfax                               1
    29      Scottsdale                                   AZ          85258      Maricopa                              1
    30      Gardena                                      CA          90248      Los Angeles                           1
    31      Elmwood Park                                 NJ          07407      Bergen                                1
    32      Lahaina                                      HI          96761      Maui                                  1
    33      Kansas City                                  MO          64116      Clay                                  1
    34      Linthicum                                    MD          41090      Anne Arundel                          1
    35      Chatsworth                                   CA          91311      Los Angeles                           1
    36      Diamond Bar                                  CA          91765      Los Angeles                           1
    37      Saint Louis                                  MO          63131      Saint Louis                           1
    38      Eatontown                                    NJ          07724      Monmouth                              1
    39      Riverside                                    CA          92503      Riverside                             1
    40      Clearwater                                   FL          33761      Pinellas                              1
    41      Austin                                       TX          78722      Travis                                1
    42      Yuma                                         AZ          85634      Yuma                                  1
    43      Chatsworth                                   CA          91311      Los Angeles                           1
    44      Hauppauge                                    NY          11788      Suffolk                               1
    45      Oceanside                                    CA          92054      San Diego                             1
    46      Tulsa                                        OK          74133      Tulsa                                 1
    47      Yorba Linda                                  CA          92887      Orange                                1
    48      Boca Raton                                   FL          33487      Palm Beach                            1
    49      Shoreline                                    WA          98133      King                                  1
    50      Louisville                                   KY          40299      Jefferson                             1
    51      Miramar                                      FL          33027      Broward                               1
    52      Phoenix                                      AZ          85018      Maricopa                              1
    53      Bloomington                                  MN          55437      Hennepin                              1
    54      Casa Grande                                  AZ          85222      Pinal                                 1
    55      Las Vegas                                    NV          89121      Clark                                 1
    56      San Diego                                    CA          92108      San Diego                             1
    57      Norwalk                                      CT          06880      Fairfield                             1
    58      Fort Lauderdale                              FL          33304      Broward                               1
    59      Stamford                                     CT          06906      Fairfield                             1
    60      San Pedro                                    CA          90732      Los Angeles                           1
    61      Las Vegas                                    NV          89103      Clark                                 1
    62      Kapolei                                      HI          96707      Honolulu                              1
    63      Tucson                                       AZ          85745      Pima                                  1
    64      Indianapolis                                 IN          46260      Marion                                1
    65      Ocoee                                        FL          34761      Orange                                1
    66      Mesa                                         AZ          85205      Maricopa                              1
    67      Royal Oak                                    MI          48073      Oakland                               1
    68      Chatsworth                                   CA          91311      Los Angeles                           1
    69      Chicago Heights                              IL          60411      Cook                                  1
    70      Colorado Springs                             CO          80919      El Paso                               1
    71      Tarzana                                      CA          91356      Los Angeles                           1
    72      Ferguson and Patton Townships                PA          16803      Centre                                1
    73      Dallas                                       TX          75237      Dallas                                1
    74      Dallas                                       TX          75208      Dallas                                1
    75      Reston                                       VA          20190      Fairfax                               1
    76      New Brunswick                                NJ          08901      Middlesex                             1
    77      Huntington Beach                             CA          92647      Orange                                1
    78      Chamblee                                     GA          30341      DeKalb                                1
    79      Seal Beach                                   CA          90740      Orange                                1
    80      Ontario                                      OR          97914      Malheur                               1
    81      Henderson                                    NV          89014      Clark                                 1
    82      Ft. Meyers                                   FL          33919      Lee                                   1
    83      Kissimmee                                    FL          34746      Osceola                               1
    84      Indianapolis                                 IN          46217      Marion                                1
    85      Philadelphia                                 PA          19102      Philadelphia                          1
    86      Santa Barbara                                CA          93108      Santa Barbara                         1
    87      Linden                                       NJ          07036      Union                                 1
    88      Cedar Park                                   TX          78613      Williamson                            1
    89      Homosassa                                    FL          34448      Citrus                                1
    90      Santa Clarita                                CA          91321      Los Angeles                           1
    91      Lawrence                                     KS          66047      Douglas                               1
    92      Allentown                                    PA          18103      Lehigh                                1
    93      Bishop                                       CA          93514      Inyo                                  1
    94      Auburn                                       CA          95602      Placer                                1
    95      Phoenix                                      AZ          85053      Maricopa                              1
    96      Fair Lawn                                    NJ          07410      Bergen                                1
    97      Savannah                                     GA          31408      Chatham                               1
    98      Leawood                                      KS          66209      Johnson                               1
    99      Lancaster                                    CA          93536      Los Angeles                           1
    100     Lenexa                                       KS          66215      Johnson                               1
    101     Las Cruces                                   NM          88001      Dona Ana                              1
    102     Port Saint Lucie                             FL          34952      Saint Lucie                           1
    103     Statesboro                                   GA          30459      Bulloch                               1
    104     Monrovia                                     CA          91016      Los Angeles                           1
    105     Las Vegas                                    NV          89123      Clark                                 1
    106     Overland Park                                KS          66223      Johnson                               1
    107     Houston                                      TX          77066      Harris                                1
    108     Overland Park                                KS          66210      Johnson                               1
    109     Yorba Linda                                  CA          92887      Orange                                1
    110     Grandview                                    MO          65801      Jackson                               1
    111     Prairie Village                              KS          66207      Johnson                               1




            PROPERTY                       PROPERTY                                           YEAR                TOTAL
  LOAN #    TYPE                           SUBTYPE                        YEAR BUILT       RENOVATED            SF/UNITS
  ------    ----                           -------                        ----------       ---------            --------

     1      Retail                         Anchored                          1995                                 831,841
     2      Office                         CBD                               1955                                 550,651
     3      Retail                         Anchored                          1972             2005                556,511
     4      Office                         Suburban                         Various                               479,166
   4.01     Office                         Suburban                          2001                                 158,888
   4.02     Office                         Suburban                          2000                                 159,737
   4.03     Office                         Suburban                          2000                                 160,541
     5      Self Storage                   Self Storage                     Various         Various             1,083,787
   5.01     Self Storage                   Self Storage                      2000                                  27,575
   5.02     Self Storage                   Self Storage                      1979             2002                 29,100
   5.03     Self Storage                   Self Storage                      2002                                  44,020
   5.04     Self Storage                   Self Storage                      1977                                  19,594
   5.05     Self Storage                   Self Storage                      1984                                  23,000
   5.06     Self Storage                   Self Storage                      1970             1994                 48,830
   5.07     Self Storage                   Self Storage                      1980                                  25,336
   5.08     Self Storage                   Self Storage                      1989             2002                 32,650
   5.09     Self Storage                   Self Storage                      1990                                  39,430
   5.10     Self Storage                   Self Storage                      1983                                  27,685
   5.11     Self Storage                   Self Storage                      1960             2000                 25,860
   5.12     Self Storage                   Self Storage                      1980                                  37,200
   5.13     Self Storage                   Self Storage                      1990             1992                 27,800
   5.14     Self Storage                   Self Storage                      1983                                  28,525
   5.15     Self Storage                   Self Storage                      1980                                  23,564
   5.16     Self Storage                   Self Storage                      1994                                  13,850
   5.17     Self Storage                   Self Storage                      1971                                  25,690
   5.18     Self Storage                   Self Storage                      1970                                  20,957
   5.19     Self Storage                   Self Storage                      1955             2000                 34,930
   5.20     Self Storage                   Self Storage                      1960             1991                 30,850
   5.21     Self Storage                   Self Storage                      1973             2002                 20,979
   5.22     Self Storage                   Self Storage                      1968                                  19,350
   5.23     Self Storage                   Self Storage                      2002                                  20,339
   5.24     Self Storage                   Self Storage                      1975             2001                 12,260
   5.25     Self Storage                   Self Storage                      1980                                  19,104
   5.26     Self Storage                   Self Storage                      1955                                  13,750
   5.27     Self Storage                   Self Storage                      1967                                  24,310
   5.28     Self Storage                   Self Storage                      1979                                  24,275
   5.29     Self Storage                   Self Storage                      1970                                   8,764
   5.30     Self Storage                   Self Storage                      1920                                  14,288
   5.31     Self Storage                   Self Storage                      1960                                  11,355
   5.32     Self Storage                   Self Storage                      1965                                  13,665
   5.33     Self Storage                   Self Storage                      1961                                  17,317
   5.34     Self Storage                   Self Storage                      1991                                  16,300
   5.35     Self Storage                   Self Storage                      1983             1991                 19,010
   5.36     Self Storage                   Self Storage                      1957                                  17,176
   5.37     Self Storage                   Self Storage                      1957                                   7,413
   5.38     Self Storage                   Self Storage                      1970                                   8,750
   5.39     Self Storage                   Self Storage                      1965                                  14,030
   5.40     Self Storage                   Self Storage                      1979                                  24,300
   5.41     Self Storage                   Self Storage                      1960                                  10,152
   5.42     Self Storage                   Self Storage                      1973                                  20,136
   5.43     Self Storage                   Self Storage                      1986             1991                 15,500
   5.44     Self Storage                   Self Storage                      1979             1985                 13,648
   5.45     Self Storage                   Self Storage                      1960             1984                  8,378
   5.46     Self Storage                   Self Storage                      1953             2002                  9,095
   5.47     Self Storage                   Self Storage                      1981                                  19,258
   5.48     Self Storage                   Self Storage                      1991                                  10,350
   5.49     Self Storage                   Self Storage                      1966             1984                 13,725
   5.50     Self Storage                   Self Storage                      1958                                  10,703
   5.51     Self Storage                   Self Storage                      1973                                   5,230
   5.52     Self Storage                   Self Storage                      1980             1990                 13,300
   5.53     Self Storage                   Self Storage                      1950                                  10,331
   5.54     Self Storage                   Self Storage                      1979                                  10,800
     6      Industrial                     Warehouse                        Various         Various             2,270,205
   6.01     Industrial                     Warehouse                         1994                                 509,190
   6.02     Industrial                     Warehouse                         1980                                 505,040
   6.03     Industrial                     Warehouse                         1996                                 325,000
   6.04     Industrial                     Warehouse                         1996                                 240,000
   6.05     Industrial                     Warehouse                         1980             1998                237,170
   6.06     Industrial                     Warehouse                         1988                                 124,880
   6.07     Industrial                     Warehouse                         1996                                 120,000
   6.08     Industrial                     Warehouse                         1988                                 112,600
   6.09     Industrial                     Warehouse                         1986                                  96,325
     7      Hospitality                    Full Service                      1991             2004                    405
     8      Office                         Suburban                         Various         Various               341,558
   8.01     Office                         Suburban                          2000                                  85,238
   8.02     Office                         Suburban                          2001                                  66,596
   8.03     Office                         Suburban                          1973             2002                 46,080
   8.04     Office                         Suburban                          1988                                  33,269
   8.05     Office                         Suburban                          1988                                  28,383
   8.06     Office                         Suburban                          1980             1990                 25,307
   8.07     Office                         Suburban                          1986                                  18,104
   8.08     Office                         Suburban                          1977                                   9,385
   8.09     Office                         Suburban                          1974                                  10,800
   8.10     Office                         Suburban                          1976                                  12,650
   8.11     Office                         Suburban                          1985                                   5,746
     9      Multifamily                    Garden                            2001                                     360
    10      Retail                         Anchored                          1988                                 134,329
    11      Hospitality                    Various                          Various                                   853
   11.01    Hospitality                    Extended Stay                     2001                                     105
   11.02    Hospitality                    Extended Stay                     2001                                     105
   11.03    Hospitality                    Limited Service                   2001                                      90
   11.04    Hospitality                    Limited Service                   1999                                      87
   11.05    Hospitality                    Limited Service                   1999                                      64
   11.06    Hospitality                    Extended Stay                     2000                                      80
   11.07    Hospitality                    Limited Service                   2002                                      96
   11.08    Hospitality                    Limited Service                   2002                                      93
   11.09    Hospitality                    Limited Service                   1999                                      70
   11.10    Hospitality                    Limited Service                   1999                                      63
    12      Multifamily                    Garden                            2003                                     450
    13      Retail                         Anchored                          1990                                 379,510
    14      Office                         Medical                           1959             2002                103,189
    15      Manufactured Housing           Manufactured Housing              1993                                   1,164
    16      Hospitality                    Various                          Various                                   709
   16.01    Hospitality                    Limited Service                   1998                                      81
   16.02    Hospitality                    Extended Stay                     1998                                      78
   16.03    Hospitality                    Limited Service                   1996                                      64
   16.04    Hospitality                    Limited Service                   1994                                      62
   16.05    Hospitality                    Limited Service                   1998                                      81
   16.06    Hospitality                    Limited Service                   1997                                      64
   16.07    Hospitality                    Limited Service                   1997                                      63
   16.08    Hospitality                    Extended Stay                     1999                                      94
   16.09    Hospitality                    Limited Service                   1991                                      63
   16.10    Hospitality                    Limited Service                   1996                                      59
   16.11    Hospitality                    Limited Service
   16.12    Hospitality                    Limited Service
   16.13    Hospitality                    Limited Service
    17      Retail                         Anchored                          1982             1996                163,467
    18      Office                         Suburban                          1987                                 187,648
    19      Retail                         Anchored                          1991             2004                166,746
    20      Multifamily                    Garden                            1995             1998                    228
    21      Office                         Medical                           1985                                  73,724
    22      Retail                         Shadow Anchored                 1957/1994                               95,608
    23      Hospitality                    Full Service                      2002                                     149
    24      Office                         Suburban                          1969             2005                165,957
    25      Hospitality                    Full Service                      1987             2004                    125
    26      Retail                         Anchored                          2004                                  92,937
    27      Office                         Suburban                          1999             2004                128,502
    28      Office                         Suburban                          2000                                  87,562
    29      Multifamily                    Senior Housing                    2003                                      73
    30      Retail                         Anchored                          1964             1989                150,000
    31      Office                         Suburban                          2001                                  93,464
    32      Retail                         Unanchored                        1978             1988                 12,038
    33      Office                         Suburban                          2001                                  90,513
    34      Other                          Parking                           1988             1998                  1,553
    35      Office                         Single Tenant                     1992                                  89,971
    36      Retail                         Unanchored                        1976                                  59,746
    37      Mixed Use                      Retail/Office                     2004                                  38,451
    38      Office                         Suburban                          1982             2005                113,715
    39      Retail                         Unanchored                        1987             1989                 93,956
    40      Manufactured Housing           Manufactured Housing              1970             1975                    425
    41      Retail                         Single Tenant                     1993                                 132,125
    42      Retail                         Shadow Anchored                   1969             1996                126,402
    43      Office                         Suburban                          1987                                  92,749
    44      Hospitality                    Limited Service                   2001                                     133
    45      Retail                         Anchored                          1968             1996                 65,065
    46      Multifamily                    Garden                            1986             2004                    272
    47      Retail                         Shadow Anchored                   1990                                  37,514
    48      Hospitality                    Full Service                      2002                                     149
    49      Retail                         Anchored                          1987                                  65,733
    50      Retail                         Single Tenant                     2004                                  50,736
    51      Hospitality                    Full Service                      2002                                     149
    52      Multifamily                    Garden                            1970             2005                    260
    53      Hospitality                    Extended Stay                     2001                                     127
    54      Retail                         Anchored                          1981             2003                 93,812
    55      Multifamily                    Garden                            1997             2003                    183
    56      Retail                         Single Tenant                     2000                                  45,000
    57      Mixed Use                      Retail/Office                     1924             1992                 46,282
    58      Retail                         Unanchored                        1984             1994                 32,076
    59      Industrial                     Flex Office                       1972                                 116,472
    60      Office                         Medical                           1963             2005                 61,760
    61      Retail                         Unanchored                        1987                                  49,807
    62      Mixed Use                      Retail/Office                     2001                                  25,753
    63      Multifamily                    Garden                            1985             2004                    270
    64      Multifamily                    Garden                            1967             2003                    148
    65      Retail                         Unanchored                        1986                                 126,168
    66      Retail                         Anchored                          1992             2002                 53,245
    67      Retail                         Unanchored                        2004                                  15,726
    68      Office                         Single Tenant                     1992             2005                 78,783
    69      Retail                         Anchored                          1957             2003                127,694
    70      Retail                         Shadow Anchored                   1984             1995                 44,464
    71      Office                         Suburban                          1981                                  49,205
    72      Multifamily                    Garden                            1968                                     273
    73      Multifamily                    Garden                            1986             1997                    243
    74      Retail                         Single Tenant                     1993                                  64,541
    75      Office                         Suburban                          1986                                  67,867
    76      Retail                         Single Tenant                     2004                                  14,480
    77      Office                         Medical                           1985                                  56,041
    78      Retail                         Single Tenant                     2004                                  14,560
    79      Retail                         Unanchored                        2002                                  19,316
    80      Retail                         Shadow Anchored                 2003-2004                               30,000
    81      Retail                         Single Tenant                     1996                                  26,000
    82      Hospitality                    Limited Service                   1999                                     100
    83      Retail                         Unanchored                        1995                                  29,400
    84      Retail                         Unanchored                        1992                                  41,167
    85      Retail                         Single Tenant                     1911             1998                 18,491
    86      Retail                         Single Tenant                     1951             2003                 18,472
    87      Office                         Medical                           1956             2004                 39,237
    88      Retail                         Unanchored                        1985                                  30,980
    89      Retail                         Single Tenant                     2003                                  13,813
    90      Mixed Use                      Retail/Office                     1982             2005                 28,631
    91      Retail                         Unanchored                        2003                                  35,442
    92      Industrial                     Warehouse                         1923             1997                264,000
    93      Hospitality                    Limited Service                   1999                                      66
    94      Industrial                     Flex Office                       1990                                  42,400
    95      Retail                         Unanchored                        1979             2002                 27,424
    96      Self Storage                   Self Storage                      1999             2003                    864
    97      Hospitality                    Limited Service                   1999                                      80
    98      Retail                         Unanchored                        1988             1991                 38,865
    99      Multifamily                    Townhouse                         1988                                      36
    100     Retail                         Unanchored                        1989                                  30,264
    101     Retail                         Single Tenant                     1985                                 100,774
    102     Self Storage                   Self Storage                      1999                                  47,910
    103     Multifamily                    Garden                            2002                                     120
    104     Retail                         Single Tenant                     1995             2003                 17,000
    105     Retail                         Shadow Anchored                   2000                                   8,000
    106     Retail                         Anchored                          2004                                  23,610
    107     Retail                         Single Tenant                     2005                                  14,820
    108     Retail                         Unanchored                        1982                                  14,501
    109     Office                         Suburban                          1990                                   9,658
    110     Retail                         Unanchored                        1989                                  22,902
    111     Retail                         Unanchored                        1965             1988                  9,534




                UNIT OF                                       OCCUPANCY           APPRAISED          APPRAISAL        CUT-OFF DATE
  LOAN #        MEASURE        OCCUPANCY % (1) (2) (3)           DATE         VALUE ($) (4) (5)         DATE         LTV (%) (6) (7)
  ------        --------       -----------------------           ----         -----------------         ----         ---------------

     1            SF                    97.0                  5/19/2005          700,000,000         5/12/2005            42.9
     2            SF                    98.7                   4/1/2005          180,000,000          6/1/2005            66.7
     3            SF                    86.8                  4/30/2005          124,000,000         5/25/2005            74.2
     4            SF                    80.8                  4/30/2005          118,100,000          Various             74.9
   4.01           SF                    93.1                  4/30/2005           41,200,000          4/1/2006
   4.02           SF                    72.9                  4/30/2005           39,000,000          4/1/2006
   4.03           SF                    76.5                  4/30/2005           37,900,000          4/1/2006
     5            SF                    85.3                  3/31/2005           99,925,000          Various             75.0
   5.01           SF                    86.4                  3/31/2005           5,500,000           5/1/2005
   5.02           SF                    84.1                  3/31/2005           3,860,000           5/1/2005
   5.03           SF                    96.3                  3/31/2005           3,700,000           5/1/2005
   5.04           SF                    85.4                  3/31/2005           3,600,000           5/1/2005
   5.05           SF                    96.1                  3/31/2005           3,300,000          4/19/2005
   5.06           SF                    88.9                  3/31/2005           3,300,000          4/28/2005
   5.07           SF                    92.3                  3/31/2005           2,875,000           5/3/2005
   5.08           SF                    74.7                  3/31/2005           2,790,000           5/1/2005
   5.09           SF                    84.8                  3/31/2005           2,700,000          4/18/2005
   5.10           SF                    92.2                  3/31/2005           2,625,000          4/18/2005
   5.11           SF                    80.6                  3/31/2005           2,620,000           5/5/2005
   5.12           SF                    94.0                  3/31/2005           2,600,000          4/27/2005
   5.13           SF                    92.9                  3/31/2005           2,540,000          4/27/2005
   5.14           SF                    83.8                  3/31/2005           2,450,000           5/1/2005
   5.15           SF                    89.8                  3/31/2005           2,270,000           5/1/2005
   5.16           SF                    93.0                  3/31/2005           2,260,000          4/29/2005
   5.17           SF                    96.8                  3/31/2005           2,180,000           5/1/2005
   5.18           SF                    92.7                  3/31/2005           2,100,000           5/1/2005
   5.19           SF                    83.8                  3/31/2005           1,950,000          4/15/2005
   5.20           SF                    95.0                  3/31/2005           1,900,000          4/27/2005
   5.21           SF                    86.4                  3/31/2005           1,850,000           5/2/2005
   5.22           SF                    84.8                  3/31/2005           1,800,000           5/1/2005
   5.23           SF                    57.9                  3/31/2005           1,775,000          4/16/2005
   5.24           SF                    93.6                  3/31/2005           1,740,000          4/28/2005
   5.25           SF                    72.5                  3/31/2005           1,700,000          4/27/2005
   5.26           SF                    87.0                  3/31/2005           1,675,000           5/1/2005
   5.27           SF                    87.6                  3/31/2005           1,640,000           5/1/2005
   5.28           SF                    63.1                  3/31/2005           1,600,000          4/21/2005
   5.29           SF                    93.3                  3/31/2005           1,570,000           5/1/2005
   5.30           SF                    88.4                  3/31/2005           1,570,000           5/1/2005
   5.31           SF                    89.0                  3/31/2005           1,560,000           5/1/2005
   5.32           SF                    78.5                  3/31/2005           1,500,000           5/1/2005
   5.33           SF                    61.0                  3/31/2005           1,490,000           5/1/2005
   5.34           SF                    90.7                  3/31/2005           1,450,000          4/27/2005
   5.35           SF                    73.6                  3/31/2005           1,350,000           5/1/2005
   5.36           SF                    76.5                  3/31/2005           1,285,000           5/1/2005
   5.37           SF                    95.7                  3/31/2005           1,260,000          4/28/2005
   5.38           SF                    97.1                  3/31/2005           1,240,000           5/1/2005
   5.39           SF                    89.6                  3/31/2005           1,230,000           5/1/2005
   5.40           SF                    76.8                  3/31/2005           1,200,000           5/1/2005
   5.41           SF                    91.2                  3/31/2005           1,130,000          4/27/2005
   5.42           SF                    70.0                  3/31/2005           1,110,000           5/1/2005
   5.43           SF                    93.8                  3/31/2005           1,070,000           5/1/2005
   5.44           SF                    93.8                  3/31/2005           1,070,000           5/1/2005
   5.45           SF                    90.5                  3/31/2005           1,000,000           5/1/2005
   5.46           SF                    91.8                  3/31/2005            950,000            5/1/2005
   5.47           SF                    63.2                  3/31/2005            900,000           4/21/2005
   5.48           SF                    92.2                  3/31/2005            860,000            5/1/2005
   5.49           SF                    68.9                  3/31/2005            790,000            5/1/2005
   5.50           SF                    84.5                  3/31/2005            790,000           4/28/2005
   5.51           SF                    96.1                  3/31/2005            790,000            5/1/2005
   5.52           SF                    88.3                  3/31/2005            750,000           4/28/2005
   5.53           SF                    96.0                  3/31/2005            700,000           4/28/2005
   5.54           SF                    70.2                  3/31/2005            410,000            5/1/2005
     6            SF                    100.0                 5/17/2005           78,900,000          Various             79.8
   6.01           SF                    100.0                 5/17/2005           20,700,000          4/8/2005
   6.02           SF                    100.0                 5/17/2005           15,500,000          4/8/2005
   6.03           SF                    100.0                 5/17/2005           11,200,000          4/7/2005
   6.04           SF                    100.0                 5/17/2005           8,400,000           4/8/2005
   6.05           SF                    100.0                 5/17/2005           8,500,000           4/8/2005
   6.06           SF                    100.0                 5/17/2005           4,800,000           4/7/2005
   6.07           SF                    100.0                 5/17/2005           3,700,000           4/8/2005
   6.08           SF                    100.0                 5/17/2005           3,300,000           4/8/2005
   6.09           SF                    100.0                 5/17/2005           2,800,000           4/8/2005
     7           Rooms                  74.6                  3/31/2005           59,000,000         6/14/2004            68.7
     8            SF                    98.6                  5/23/2005           51,150,000          9/1/2004            78.9
   8.01           SF                    97.6                  5/23/2005           14,200,000          9/1/2004
   8.02           SF                    95.9                  5/23/2005           11,000,000          9/1/2004
   8.03           SF                    100.0                 5/23/2005           6,900,000           9/1/2004
   8.04           SF                    100.0                 5/23/2005           5,300,000           9/1/2004
   8.05           SF                    100.0                 5/23/2005           3,800,000           9/1/2004
   8.06           SF                    100.0                 5/23/2005           2,800,000           9/1/2004
   8.07           SF                    100.0                 5/23/2005           2,300,000           9/1/2004
   8.08           SF                    100.0                 5/23/2005           1,700,000           9/1/2004
   8.09           SF                    100.0                 5/23/2005           1,200,000           9/1/2004
   8.10           SF                    100.0                 5/23/2005           1,050,000           9/1/2004
   8.11           SF                    100.0                 5/23/2005            900,000            9/1/2004
     9           Units                  93.6                  2/21/2005           49,750,000         2/22/2005            75.1
    10            SF                    100.0                 3/31/2005           48,400,000         3/15/2005            75.8
    11           Rooms                  71.5                  2/28/2005           62,000,000          Various             56.3
   11.01         Rooms                  92.0                  2/28/2005           9,700,000           1/7/2005
   11.02         Rooms                  81.0                  2/28/2005           9,600,000          1/12/2005
   11.03         Rooms                  73.0                  2/28/2005           7,800,000          1/12/2005
   11.04         Rooms                  74.0                  2/28/2005           6,800,000           1/1/2005
   11.05         Rooms                  71.0                  2/28/2005           6,200,000           1/1/2005
   11.06         Rooms                  70.0                  2/28/2005           5,700,000          12/31/2004
   11.07         Rooms                  67.0                  2/28/2005           5,400,000          12/31/2004
   11.08         Rooms                  63.0                  2/28/2005           4,400,000          12/31/2004
   11.09         Rooms                  56.0                  2/28/2005           3,700,000          12/31/2004
   11.10         Rooms                  55.0                  2/28/2005           2,700,000          12/31/2004
    12           Units                  86.9                  2/15/2005           42,400,000         2/14/2005            80.0
    13            SF                    99.2                   4/1/2005           42,550,000          4/6/2005            74.9
    14            SF                    100.0                  4/1/2005           35,000,000         3/18/2005            80.0
    15           Pads                   96.6                   2/1/2005           35,000,000         2/15/2005            68.5
    16           Rooms                  74.5                  2/28/2005           41,760,000          Various             54.4
   16.01         Rooms                  66.0                  2/28/2005           4,900,000          12/31/2004
   16.02         Rooms                  93.0                  2/28/2005           5,500,000          1/10/2005
   16.03         Rooms                  86.0                  2/28/2005           4,000,000          1/11/2005
   16.04         Rooms                  79.0                  2/28/2005           4,000,000           1/1/2005
   16.05         Rooms                  87.0                  2/28/2005           4,600,000           1/1/2005
   16.06         Rooms                  50.0                  2/28/2005           3,800,000          12/31/2004
   16.07         Rooms                  60.0                  2/28/2005           3,400,000          12/31/2004
   16.08         Rooms                  85.0                  2/28/2005           3,900,000           1/1/2005
   16.09         Rooms                  70.0                  2/28/2005           2,500,000          12/31/2004
   16.10         Rooms                  58.0                  2/28/2005           2,200,000           1/1/2005
   16.11                                                                          1,200,000
   16.12                                                                          1,200,000
   16.13                                                                           560,000
    17            SF                    100.0                 4/14/2005           28,000,000         3/25/2005            75.0
    18            SF                    89.2                  1/19/2005           29,500,000         12/24/2004           67.8
    19            SF                    96.4                   4/6/2005           23,500,000         11/29/2004           80.0
    20           Units                  95.2                   1/1/2005           34,200,000         1/29/2005            55.4
    21            SF                    100.0                  1/3/2005           23,100,000         2/14/2005            77.1
    22            SF                    89.8                  11/17/2004          23,600,000          4/5/2005            73.7
    23           Rooms                  80.3                  1/31/2005           23,800,000         2/11/2005            68.8
    24            SF                    95.4                  3/31/2005           25,890,000         3/30/2005            61.7
    25           Rooms                  74.3                  2/28/2005           21,400,000         3/16/2005            70.1
    26            SF                    100.0                 11/23/2004          18,630,000         11/9/2004            80.0
    27            SF                    100.0                 4/28/2005           24,200,000         3/17/2005            59.8
    28            SF                    87.4                   1/1/2005           19,500,000         2/17/2006            72.8
    29           Units                  75.3                  4/30/2005           18,150,000         10/7/2005            77.0
    30            SF                    90.0                   3/1/2005           18,000,000         2/10/2005            74.8
    31            SF                    100.0                  4/4/2005           16,300,000         2/18/2005            79.8
    32            SF                    99.2                  3/17/2005           16,425,000         3/14/2005            75.1
    33            SF                    100.0                 4/14/2005           15,875,000         3/22/2005            77.5
    34           Units                  85.0                  3/31/2005           20,300,000          1/4/2005            59.0
    35            SF                    100.0                 3/28/2005           16,100,000         3/22/2005            74.4
    36            SF                    96.6                  2/24/2005           15,900,000         2/15/2005            74.5
    37            SF                    100.0                  3/1/2005           14,500,000         2/21/2005            79.9
    38            SF                    97.4                   5/3/2005           14,700,000         3/29/2005            78.2
    39            SF                    96.4                  4/20/2005           14,950,000          2/6/2005            76.0
    40           Pads                   91.5                  3/30/2005           16,300,000         3/10/2005            67.5
    41            SF                    100.0                 3/18/2005           13,680,000          2/7/2005            79.8
    42            SF                    96.2                  2/28/2005           13,650,000         2/10/2005            79.9
    43            SF                    96.0                  3/23/2005           13,700,000         2/22/2005            79.4
    44           Rooms                  73.0                  2/28/2005           16,500,000          3/1/2005            65.9
    45            SF                    100.0                  3/1/2005           13,800,000          2/7/2005            76.8
    46           Units                  93.8                  2/23/2005           13,400,000          3/3/2005            78.4
    47            SF                    94.9                  3/10/2005           12,580,000          3/4/2005            79.4
    48           Rooms                  75.6                  1/31/2005           14,200,000         2/10/2005            68.9
    49            SF                    85.0                  4/21/2005           12,750,000         3/28/2005            76.5
    50            SF                    100.0                 2/17/2005           17,500,000         2/15/2005            54.9
    51           Rooms                  73.3                  1/31/2005           14,600,000          2/9/2005            65.3
    52           Units                  90.8                   3/7/2005           14,200,000         3/24/2005            65.8
    53           Rooms                  79.0                  12/31/2004          12,475,000         2/22/2005            74.8
    54            SF                    92.2                  1/15/2005           11,200,000          1/8/2005            79.8
    55           Units                  97.3                  3/10/2005           12,000,000          3/2/2005            71.7
    56            SF                    100.0                 5/23/2005           11,900,000         3/18/2005            67.7
    57            SF                    92.6                  1/28/2005           10,750,000         12/22/2004           77.3
    58            SF                    100.0                  9/9/2004           10,400,000         12/4/2004            77.4
    59            SF                    96.1                   2/7/2005           10,500,000          3/9/2005            75.4
    60            SF                    92.3                   3/3/2005           10,700,000         2/16/2005            72.0
    61            SF                    94.2                   1/3/2005           9,600,000          11/30/2004           78.4
    62            SF                    96.4                  3/28/2005           10,000,000         1/10/2005            75.0
    63           Units                  94.1                   3/1/2005           9,750,000           2/2/2005            76.4
    64           Units                  95.9                  4/25/2005           9,750,000          1/30/2005            74.4
    65            SF                    100.0                 1/17/2005           9,300,000           1/1/2005            77.1
    66            SF                    91.4                   2/1/2005           9,100,000           6/1/2005            78.7
    67            SF                    100.0                 5/13/2005           7,800,000           2/1/2005            80.0
    68            SF                    100.0                 3/28/2005           8,100,000          3/22/2005            74.4
    69            SF                    89.8                  5/31/2005           8,500,000           9/1/2004            70.5
    70            SF                    100.0                 3/31/2005           7,260,000          2/18/2005            79.9
    71            SF                    92.3                  3/30/2005           7,900,000          2/23/2005            73.4
    72           Units                  98.2                  3/22/2005           10,400,000          3/4/2005            55.6
    73           Units                  96.7                  2/24/2005           7,400,000          2/16/2005            77.7
    74            SF                    100.0                 3/18/2005           7,150,000          1/31/2005            80.0
    75            SF                    94.6                   2/1/2005           8,800,000           2/4/2005            63.6
    76            SF                    100.0                 2/16/2005           7,445,000          3/25/2005            74.5
    77            SF                    97.3                   3/1/2005           11,000,000         3/15/2005            50.0
    78            SF                    100.0                 4/18/2005           6,800,000           4/1/2005            78.4
    79            SF                    100.0                 2/15/2005           9,900,000          3/30/2005            52.5
    80            SF                    86.8                   1/7/2005           6,450,000           3/1/2005            79.5
    81            SF                    100.0                 5/23/2005           7,000,000          3/18/2005            67.7
    82           Rooms                  78.5                  1/31/2005           6,800,000          2/23/2005            67.6
    83            SF                    89.8                   6/7/2005           5,800,000           3/1/2005            78.0
    84            SF                    100.0                 1/31/2005           6,750,000          1/25/2005            66.7
    85            SF                    100.0                 4/13/2005           8,800,000           3/7/2005            50.6
    86            SF                    100.0                 2/17/2005           7,100,000          3/15/2005            62.0
    87            SF                    89.5                   4/7/2005           5,900,000           1/3/2005            72.6
    88            SF                    91.6                   2/1/2005           5,420,000          3/14/2005            79.0
    89            SF                    100.0                 2/15/2005           5,470,000           2/5/2005            77.3
    90            SF                    94.8                   4/7/2005           5,900,000          2/27/2005            71.1
    91            SF                    91.0                   4/1/2005           5,270,000           7/1/2004            78.0
    92            SF                    90.6                   2/1/2005           6,100,000          11/4/2004            65.6
    93           Rooms                  76.1                  12/31/2004          7,600,000          3/16/2005            52.6
    94            SF                    100.0                  5/1/2005           5,000,000          12/17/2004           74.8
    95            SF                    100.0                 3/24/2005           4,640,000          12/20/2004           79.2
    96           Units                  64.0                  3/13/2005           9,200,000          1/20/2005            38.7
    97           Rooms                  84.2                  1/31/2005           5,000,000           3/4/2005            64.8
    98            SF                    88.2                   3/3/2005           4,550,000          9/24/2004            70.2
    99           Units                  97.2                  2/28/2005           4,100,000          12/23/2004           73.1
    100           SF                    100.0                  3/3/2005           3,700,000          2/18/2005            77.7
    101           SF                    100.0                  3/7/2005           5,600,000           2/3/2005            51.1
    102           SF                    88.0                  9/30/2004           3,750,000           3/4/2005            74.7
    103          Units                  90.8                  1/31/2005           5,500,000           3/1/2005            50.7
    104           SF                    100.0                 5/23/2005           4,400,000          3/18/2005            67.7
    105           SF                    100.0                 11/18/2004          3,750,000          12/5/2004            69.3
    106           SF                    61.7                   3/8/2005           4,600,000          12/7/2004            61.1
    107           SF                    100.0                  5/6/2005           4,355,000           1/5/2005            47.1
    108           SF                    100.0                  4/8/2005           2,500,000          12/7/2004            61.1
    109           SF                    100.0                 3/10/2005           2,220,000           3/4/2005            79.4
    110           SF                    93.9                   3/3/2005           1,580,000          9/24/2004            77.7
    111           SF                    100.0                 2/16/2005           1,060,000          9/24/2004            68.7




                                                                                                              CUT-OFF DATE
                     ORIGINAL              ORIGINAL BALANCE         CUT-OFF DATE          % OF INITIAL          BALANCE
  LOAN #     BALANCE ($) (8) (9) (10)        PER UNIT ($)          BALANCE ($) (8)        POOL BALANCE        PER UNIT ($)
  ------     ------------------------        ------------          ---------------        ------------        ------------

     1             200,000,000                   361                 200,000,000              11.5                361
     2             120,000,000                   218                 120,000,000              6.9                 218
     3              92,000,000                   165                 92,000,000               5.3                 165
     4              88,500,000                   185                 88,500,000               5.1                 185
   4.01             30,900,000                                       30,900,000               1.8
   4.02             30,200,000                                       30,200,000               1.7
   4.03             27,400,000                                       27,400,000               1.6
     5              74,988,000                    69                 74,988,000               4.3                  69
   5.01             4,127,436                                         4,127,436               0.2
   5.02             2,896,709                                         2,896,709               0.2
   5.03             2,776,638                                         2,776,638               0.2
   5.04             2,701,594                                         2,701,594               0.2
   5.05             2,476,461                                         2,476,461               0.1
   5.06             2,476,461                                         2,476,461               0.1
   5.07             2,157,523                                         2,157,523               0.1
   5.08             2,093,736                                         2,093,736               0.1
   5.09             2,026,196                                         2,026,196               0.1
   5.10             1,969,912                                         1,969,912               0.1
   5.11             1,966,160                                         1,966,160               0.1
   5.12             1,951,151                                         1,951,151               0.1
   5.13             1,906,125                                         1,906,125               0.1
   5.14             1,838,585                                         1,838,585               0.1
   5.15             1,703,505                                         1,703,505               0.1
   5.16             1,696,001                                         1,696,001               0.1
   5.17             1,635,965                                         1,635,965               0.1
   5.18             1,575,930                                         1,575,930               0.1
   5.19             1,463,364                                         1,463,364               0.1
   5.20             1,425,841                                         1,425,841               0.1
   5.21             1,388,319                                         1,388,319               0.1
   5.22             1,350,797                                         1,350,797               0.1
   5.23             1,332,036                                         1,332,036               0.1
   5.24             1,305,771                                         1,305,771               0.1
   5.25             1,275,753                                         1,275,753               0.1
   5.26             1,256,992                                         1,256,992               0.1
   5.27             1,230,726                                         1,230,726               0.1
   5.28             1,200,709                                         1,200,709               0.1
   5.29             1,178,195                                         1,178,195               0.1
   5.30             1,178,195                                         1,178,195               0.1
   5.31             1,170,691                                         1,170,691               0.1
   5.32             1,125,664                                         1,125,664               0.1
   5.33             1,118,160                                         1,118,160               0.1
   5.34             1,088,142                                         1,088,142               0.1
   5.35             1,013,098                                         1,013,098               0.1
   5.36              964,319                                           964,319                0.1
   5.37              945,558                                           945,558                0.1
   5.38              930,549                                           930,549                0.1
   5.39              923,045                                           923,045                0.1
   5.40              900,531                                           900,531                0.1
   5.41              848,000                                           848,000                0.0
   5.42              832,992                                           832,992                0.0
   5.43              802,974                                           802,974                0.0
   5.44              802,974                                           802,974                0.0
   5.45              750,443                                           750,443                0.0
   5.46              712,921                                           712,921                0.0
   5.47              675,399                                           675,399                0.0
   5.48              645,381                                           645,381                0.0
   5.49              592,850                                           592,850                0.0
   5.50              592,850                                           592,850                0.0
   5.51              592,850                                           592,850                0.0
   5.52              562,832                                           562,832                0.0
   5.53              525,310                                           525,310                0.0
   5.54              307,682                                           307,682                0.0
     6              63,000,000                    28                 63,000,000               3.6                  28
   6.01             16,400,000                                       16,400,000               0.9
   6.02             12,900,000                                       12,900,000               0.7
   6.03             7,600,000                                         7,600,000               0.4
   6.04             7,100,000                                         7,100,000               0.4
   6.05             7,075,000                                         7,075,000               0.4
   6.06             3,860,000                                         3,860,000               0.2
   6.07             2,900,000                                         2,900,000               0.2
   6.08             2,625,000                                         2,625,000               0.2
   6.09             2,540,000                                         2,540,000               0.1
     7              41,000,000                 101,235               40,508,044               2.3               100,020
     8              40,700,000                   119                 40,353,239               2.3                 118
   8.01             11,299,000                                       11,202,733               0.6
   8.02             8,753,000                                         8,678,425               0.5
   8.03             5,490,000                                         5,443,226               0.3
   8.04             4,217,000                                         4,181,071               0.2
   8.05             3,024,000                                         2,998,236               0.2
   8.06             2,228,000                                         2,209,018               0.1
   8.07             1,830,000                                         1,814,409               0.1
   8.08             1,353,000                                         1,341,473               0.1
   8.09              955,000                                           946,863                0.1
   8.10              835,000                                           827,886                0.0
   8.11              716,000                                           709,900                0.0
     9              37,360,000                 103,778               37,360,000               2.1               103,778
    10              36,700,000                   273                 36,700,000               2.1                 273
    11              35,116,000                  41,168               34,875,819               2.0                40,886
   11.01            5,493,000                                         5,455,430               0.3
   11.02            5,435,000                                         5,397,826               0.3
   11.03            4,417,000                                         4,386,789               0.3
   11.04            3,851,000                                         3,824,660               0.2
   11.05            3,514,000                                         3,489,965               0.2
   11.06            3,226,000                                         3,203,935               0.2
   11.07            3,063,000                                         3,042,050               0.2
   11.08            2,497,000                                         2,479,921               0.1
   11.09            2,093,000                                         2,078,685               0.1
   11.10            1,527,000                                         1,516,556               0.1
    12              33,900,000                  75,333               33,900,000               2.0                75,333
    13              31,875,000                    84                 31,875,000               1.8                  84
    14              28,000,000                   271                 28,000,000               1.6                 271
    15              24,000,000                  20,619               23,980,757               1.4                20,602
    16              22,884,000                  32,276               22,727,481               1.3                32,056
   16.01            2,775,000                                         2,756,020               0.2
   16.02            2,775,000                                         2,756,020               0.2
   16.03            2,267,000                                         2,251,495               0.1
   16.04            2,266,000                                         2,250,501               0.1
   16.05            2,266,000                                         2,250,501               0.1
   16.06            2,093,000                                         2,078,685               0.1
   16.07            2,093,000                                         2,078,685               0.1
   16.08            1,930,000                                         1,916,799               0.1
   16.09            1,421,000                                         1,411,281               0.1
   16.10            1,248,000                                         1,239,464               0.1
   16.11             710,000                                           705,144                0.0
   16.12             710,000                                           705,144                0.0
   16.13             330,000                                           327,743                0.0
    17              21,000,000                   128                 21,000,000               1.2                 128
    18              20,000,000                   107                 20,000,000               1.2                 107
    19              19,600,000                   118                 19,600,000               1.1                 118
    20              19,000,000                  83,333               18,955,550               1.1                83,138
    21              17,800,000                   241                 17,800,000               1.0                 241
    22              17,400,000                   182                 17,400,000               1.0                 182
    23              16,400,000                 110,067               16,379,039               0.9               109,926
    24              16,000,000                    96                 15,985,823               0.9                  96
    25              15,000,000                 120,000               15,000,000               0.9               120,000
    26              14,900,000                   160                 14,900,000               0.9                 160
    27              14,500,000                   113                 14,479,860               0.8                 113
    28              14,200,000                   162                 14,200,000               0.8                 162
    29              13,972,977                 191,411               13,972,977               0.8               191,411
    30              13,500,000                    90                 13,472,201               0.8                  90
    31              13,440,000                   144                 13,425,985               0.8                 144
    32              12,350,000                  1,026                12,339,031               0.7                1,025
    33              12,300,000                   136                 12,300,000               0.7                 136
    34              12,000,000                  7,727                11,967,335               0.7                7,706
    35              11,925,000                   133                 11,925,000               0.7                 133
    36              11,850,000                   198                 11,850,000               0.7                 198
    37              11,600,000                   302                 11,586,596               0.7                 301
    38              11,500,000                   101                 11,500,000               0.7                 101
    39              11,360,000                   121                 11,360,000               0.7                 121
    40              11,000,000                  25,882               11,000,000               0.6                25,882
    41              10,944,000                    83                 10,920,582               0.6                  83
    42              10,920,000                    86                 10,910,002               0.6                  86
    43              10,880,000                   117                 10,880,000               0.6                 117
    44              10,900,000                  81,955               10,868,713               0.6                81,720
    45              10,600,000                   163                 10,600,000               0.6                 163
    46              10,500,000                  38,603               10,500,000               0.6                38,603
    47              9,974,000                    266                  9,974,000               0.6                 266
    48              9,800,000                   65,772                9,787,475               0.6                65,688
    49              9,750,000                    148                  9,750,000               0.6                 148
    50              9,600,000                    189                  9,600,000               0.6                 189
    51              9,550,000                   64,094                9,537,794               0.5                64,012
    52              9,350,000                   35,962                9,350,000               0.5                35,962
    53              9,350,000                   73,622                9,337,426               0.5                73,523
    54              8,960,000                     96                  8,933,850               0.5                  95
    55              8,600,000                   46,995                8,600,000               0.5                46,995
    56              8,325,000                    185                  8,325,000               0.5                 185
    57              8,331,000                    180                  8,306,630               0.5                 179
    58              8,070,000                    252                  8,053,311               0.5                 251
    59              7,920,000                     68                  7,912,509               0.5                  68
    60              7,700,000                    125                  7,700,000               0.4                 125
    61              7,550,000                    152                  7,526,508               0.4                 151
    62              7,500,000                    291                  7,500,000               0.4                 291
    63              7,450,000                   27,593                7,450,000               0.4                27,593
    64              7,250,000                   48,986                7,250,000               0.4                48,986
    65              7,200,000                     57                  7,167,274               0.4                  57
    66              7,180,000                    135                  7,159,007               0.4                 134
    67              6,240,000                    397                  6,240,000               0.4                 397
    68              6,075,000                     77                  6,075,000               0.3                  77
    69              6,000,000                     47                  5,992,023               0.3                  47
    70              5,800,000                    130                  5,800,000               0.3                 130
    71              5,800,000                    118                  5,794,779               0.3                 118
    72              5,800,000                   21,245                5,782,070               0.3                21,180
    73              5,760,000                   23,704                5,748,392               0.3                23,656
    74              5,720,000                     89                  5,720,000               0.3                  89
    75              5,600,000                     83                  5,600,000               0.3                  83
    76              5,550,000                    383                  5,544,818               0.3                 383
    77              5,500,000                     98                  5,500,000               0.3                  98
    78              5,330,000                    366                  5,330,000               0.3                 366
    79              5,200,000                    269                  5,200,000               0.3                 269
    80              5,150,000                    172                  5,127,227               0.3                 171
    81              4,750,000                    183                  4,750,000               0.3                 183
    82              4,600,000                   46,000                4,594,434               0.3                45,944
    83              4,525,000                    154                  4,525,000               0.3                 154
    84              4,500,000                    109                  4,500,000               0.3                 109
    85              4,450,000                    241                  4,450,000               0.3                 241
    86              4,400,000                    238                  4,400,000               0.3                 238
    87              4,299,000                    110                  4,284,517               0.2                 109
    88              4,280,000                    138                  4,280,000               0.2                 138
    89              4,231,000                    306                  4,231,000               0.2                 306
    90              4,200,000                    147                  4,195,569               0.2                 147
    91              4,145,000                    117                  4,111,750               0.2                 116
    92              4,000,000                     15                  4,000,000               0.2                  15
    93              4,000,000                   60,606                4,000,000               0.2                60,606
    94              3,750,000                     88                  3,738,880               0.2                  88
    95              3,680,000                    134                  3,676,737               0.2                 134
    96              3,600,000                   4,167                 3,560,114               0.2                4,121
    97              3,250,000                   40,625                3,241,545               0.2                40,519
    98              3,200,000                     82                  3,193,717               0.2                  82
    99              3,000,000                   83,333                2,997,333               0.2                83,259
    100             2,960,000                     98                  2,954,188               0.2                  98
    101             2,900,000                     29                  2,862,452               0.2                  28
    102             2,800,000                     58                  2,800,000               0.2                  58
    103             2,790,000                   23,250                2,787,694               0.2                23,231
    104             2,700,000                    159                  2,700,000               0.2                 159
    105             2,612,000                    327                  2,598,437               0.1                 325
    106             2,550,000                    108                  2,542,249               0.1                 108
    107             2,050,000                    138                  2,050,000               0.1                 138
    108             1,800,000                    124                  1,794,529               0.1                 124
    109             1,776,000                    184                  1,776,000               0.1                 184
    110             1,150,000                     50                  1,146,743               0.1                  50
    111              730,000                      77                   727,933                0.0                  76




               LOAN          % OF           % OF
               GROUP         LOAN           LOAN         CROSSED          RELATED          INTEREST        ADMIN.
  LOAN #      1 OR 2       GROUP 1        GROUP 2       LOAN (11)      BORROWER (12)        RATE %       FEE % (13)
  ------      ------       -------        -------       ---------      -------------        ------       ----------

     1           1           12.4                          No                               4.6901         0.0313
     2           1           7.5                           No                               4.9900         0.0313
     3           1           5.7                           No                               4.8220         0.0313
     4           1           5.5                           No               28              5.8300         0.0313
   4.01          1           1.9
   4.02          1           1.9
   4.03          1           1.7
     5           1           4.7                           No                               5.6820         0.0313
   5.01          1           0.3
   5.02          1           0.2
   5.03          1           0.2
   5.04          1           0.2
   5.05          1           0.2
   5.06          1           0.2
   5.07          1           0.1
   5.08          1           0.1
   5.09          1           0.1
   5.10          1           0.1
   5.11          1           0.1
   5.12          1           0.1
   5.13          1           0.1
   5.14          1           0.1
   5.15          1           0.1
   5.16          1           0.1
   5.17          1           0.1
   5.18          1           0.1
   5.19          1           0.1
   5.20          1           0.1
   5.21          1           0.1
   5.22          1           0.1
   5.23          1           0.1
   5.24          1           0.1
   5.25          1           0.1
   5.26          1           0.1
   5.27          1           0.1
   5.28          1           0.1
   5.29          1           0.1
   5.30          1           0.1
   5.31          1           0.1
   5.32          1           0.1
   5.33          1           0.1
   5.34          1           0.1
   5.35          1           0.1
   5.36          1           0.1
   5.37          1           0.1
   5.38          1           0.1
   5.39          1           0.1
   5.40          1           0.1
   5.41          1           0.1
   5.42          1           0.1
   5.43          1           0.0
   5.44          1           0.0
   5.45          1           0.0
   5.46          1           0.0
   5.47          1           0.0
   5.48          1           0.0
   5.49          1           0.0
   5.50          1           0.0
   5.51          1           0.0
   5.52          1           0.0
   5.53          1           0.0
   5.54          1           0.0
     6           1           3.9                           No                               5.6450         0.0313
   6.01          1           1.0
   6.02          1           0.8
   6.03          1           0.5
   6.04          1           0.4
   6.05          1           0.4
   6.06          1           0.2
   6.07          1           0.2
   6.08          1           0.2
   6.09          1           0.2
     7           1           2.5                           No                               6.3650         0.0313
     8           1           2.5                           No                               5.4500         0.0313
   8.01          1           0.7
   8.02          1           0.5
   8.03          1           0.3
   8.04          1           0.3
   8.05          1           0.2
   8.06          1           0.1
   8.07          1           0.1
   8.08          1           0.1
   8.09          1           0.1
   8.10          1           0.1
   8.11          1           0.0
     9           1           2.3                           No               12              5.1700         0.0613
    10           1           2.3                           No                               5.6300         0.0313
    11           1           2.2                           No               16              5.2380         0.0313
   11.01         1           0.3
   11.02         1           0.3
   11.03         1           0.3
   11.04         1           0.2
   11.05         1           0.2
   11.06         1           0.2
   11.07         1           0.2
   11.08         1           0.2
   11.09         1           0.1
   11.10         1           0.1
    12           2                          26.3           No                9              5.2900         0.0413
    13           1           2.0                           No                               5.2000         0.0413
    14           1           1.7                           No                               5.5600         0.0313
    15           2                          18.6           No                               6.1250         0.0313
    16           1           1.4                           No               11              5.2380         0.0313
   16.01         1           0.2
   16.02         1           0.2
   16.03         1           0.1
   16.04         1           0.1
   16.05         1           0.1
   16.06         1           0.1
   16.07         1           0.1
   16.08         1           0.1
   16.09         1           0.1
   16.10         1           0.1
   16.11         1           0.0
   16.12         1           0.0
   16.13         1           0.0
    17           1           1.3                           No                               5.3160         0.0313
    18           1           1.2                           No                               5.5040         0.0313
    19           1           1.2                           No                               5.3150         0.0613
    20           2                          14.7           No                               4.8530         0.0313
    21           1           1.1                           No               60              5.7100         0.0313
    22           1           1.1                           No                               5.3476         0.0313
    23           1           1.0                           No                               5.9930         0.0313
    24           1           1.0                           No                               5.7425         0.0313
    25           1           0.9                           No                               6.0500         0.0413
    26           1           0.9                           No                               5.0800         0.0313
    27           1           0.9                           No                               5.5600         0.0313
    28           1           0.9                           No                4              5.4800         0.0313
    29           1           0.9                           No                               6.0600         0.0313
    30           1           0.8                           No                               5.4600         0.0313
    31           1           0.8                           No                               5.0800         0.0413
    32           1           0.8                           No                               5.7330         0.0313
    33           1           0.8                           No                               5.2600         0.0413
    34           1           0.7                           No                               6.0100         0.0313
    35           1           0.7                           68               68              5.6900         0.0713
    36           1           0.7                           No               45              5.3000         0.0413
    37           1           0.7                           No                               5.8555         0.0313
    38           1           0.7                           No                               5.4800         0.0413
    39           1           0.7                           No                               5.2620         0.0313
    40           1           0.7                           No                               5.6250         0.0313
    41           1           0.7                           No                               5.2800         0.0413
    42           1           0.7                           No                               5.6130         0.0313
    43           1           0.7                           No                               5.2960         0.0313
    44           1           0.7                           No                               5.7010         0.0313
    45           1           0.7                           No               36              5.2200         0.0413
    46           2                          8.2            No                               5.1000         0.0413
    47           1           0.6                           109                              5.1700         0.0313
    48           1           0.6                           No                               5.9930         0.0313
    49           1           0.6                           No                               5.3372         0.0313
    50           1           0.6                           No                               6.2950         0.0313
    51           1           0.6                           No                               5.9930         0.0313
    52           2                          7.3            No                               5.4900         0.0313
    53           1           0.6                           No                               5.7300         0.0913
    54           1           0.6                           No               66              5.6100         0.0313
    55           1           0.5                           No                               5.9100         0.0313
    56           1           0.5                         81, 104          81, 104           5.4500         0.0313
    57           1           0.5                           No                               5.6000         0.0413
    58           1           0.5                           No                               5.4400         0.0313
    59           1           0.5                           No                               5.4825         0.0313
    60           1           0.5                           No               21              5.6400         0.0313
    61           1           0.5                           No                               5.3250         0.0313
    62           1           0.5                           No                               5.1970         0.0313
    63           2                          5.8            No                               5.4000         0.0313
    64           2                          5.6            No                               6.0760         0.0613
    65           1           0.4                           No                               5.3400         0.0313
    66           1           0.4                           No               54              5.6020         0.0313
    67           1           0.4                           No                               5.7400         0.0413
    68           1           0.4                           35               35              5.6900         0.0713
    69           1           0.4                           No                               5.7900         0.0313
    70           1           0.4                           No                               5.4899         0.0313
    71           1           0.4                           No               90              5.6800         0.0313
    72           2                          4.5            No                               5.2600         0.0413
    73           2                          4.5            No                               5.5600         0.0313
    74           1           0.4                           No                               5.4100         0.0413
    75           1           0.3                           No                               5.7500         0.0913
    76           1           0.3                           No                               5.5350         0.0313
    77           1           0.3                           No                               5.4900         0.0313
    78           1           0.3                           No                               5.5106         0.0313
    79           1           0.3                           No                               5.2180         0.0313
    80           1           0.3                           No                               5.4880         0.0313
    81           1           0.3                         56, 104          56, 104           5.4500         0.0313
    82           1           0.3                           No               97              6.2700         0.0413
    83           1           0.3                           No                               5.5080         0.1113
    84           1           0.3                           No                               5.5410         0.0313
    85           1           0.3                           No                               5.7170         0.0313
    86           1           0.3                           No                               5.4800         0.0713
    87           1           0.3                           No                               5.7000         0.0413
    88           1           0.3                           No                               5.2660         0.1113
    89           1           0.3                           No                               5.4200         0.0313
    90           1           0.3                           No               71              5.7000         0.0313
    91           1           0.3                           No                               6.3000         0.1113
    92           1           0.2                           No                               5.7800         0.0313
    93           1           0.2                           No                               6.2500         0.0313
    94           1           0.2                           No                               5.5400         0.0313
    95           1           0.2                           No                               5.7400         0.0913
    96           1           0.2                           No                               5.2900         0.0413
    97           1           0.2                           No               82              6.2700         0.0413
    98           1           0.2                           No          100, 110, 111        5.6800         0.0913
    99           2                          2.3            No                               5.7300         0.0313
    100          1           0.2                           110         98, 110, 111         5.6800         0.0913
    101          1           0.2                           No                               4.7500         0.0313
    102          1           0.2                           No                               5.2000         0.0313
    103          2                          2.2            No                               6.0100         0.0413
    104          1           0.2                         56, 81           56, 81            5.4500         0.0313
    105          1           0.2                           No                               5.5590         0.0313
    106          1           0.2                           108              108             5.4300         0.0913
    107          1           0.1                           No                               5.7260         0.0313
    108          1           0.1                           106              106             5.4300         0.0913
    109          1           0.1                           47                               5.1700         0.0313
    110          1           0.1                           100         98, 100, 111         5.7800         0.0913
    111          1           0.0                           No          98, 100, 110         5.7800         0.0913




                   NET
                MORTGAGE                                   IO MONTHLY                 IO ANNUAL            MONTHLY P&I DEBT
  LOAN #       RATE % (13)        ACCRUAL TYPE        DEBT SERVICE ($) (14)        DEBT SERVICE ($)           SERVICE ($)
  ------       -----------        ------------        ---------------------        ----------------           -----------

     1           4.6588            Actual/360              792,540.05               9,510,480.56
     2           4.9587            Actual/360              505,930.56               6,071,166.67
     3           4.7907            Actual/360              374,821.20               4,497,854.44
     4           5.7987            Actual/360              435,934.20               5,231,210.42              520,968.39
   4.01
   4.02
   4.03
     5           5.6507            Actual/360              260,383.33                                         468,677.77
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6           5.6137            Actual/360              300,478.65               3,605,743.75              363,459.45
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7           6.3337            Actual/360                                                                 273,386.30
     8           5.4187            Actual/360                                                                 229,814.95
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9           5.1087            Actual/360              163,194.88               1,958,338.56              204,456.00
    10           5.5987            Actual/360              174,575.61               2,094,907.36              211,381.77
    11           5.2067            Actual/360                                                                 236,391.77
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12           5.2487            Actual/360              151,518.09               1,818,217.08              188,037.81
    13           5.1587            Actual/360              140,043.40               1,680,520.83              175,029.09
    14           5.5287            Actual/360              131,535.19               1,578,422.22              160,036.57
    15           6.0937            Actual/360                                                                 145,826.53
    16           5.2067            Actual/360                                                                 154,049.13
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17           5.2847            Actual/360               94,322.08               1,131,865.00              116,822.72
    18           5.4727            Actual/360               93,007.41               1,116,088.89              113,608.00
    19           5.2537            Actual/360               88,017.38               1,056,208.61              109,022.36
    20           4.8217            Actual/360                                                                 100,296.00
    21           5.6787            Actual/360               85,874.70               1,030,496.39              103,424.10
    22           5.3163            Actual/360               78,617.15                943,405.77                97,137.98
    23           5.9617            Actual/360                                                                 105,595.27
    24           5.7112            Actual/360                                                                  93,295.44
    25           6.0087            Actual/360               76,675.35                920,104.17                97,104.19
    26           5.0487            Actual/360               63,952.73                767,432.78                80,716.50
    27           5.5287            Actual/360                                                                  89,562.99
    28           5.4487            Actual/360               65,747.32                788,967.78                80,447.94
    29           6.0287            Actual/360                                                                  84,314.83
    30           5.4287            Actual/360                                                                  76,313.05
    31           5.0387            Actual/360                                                                  72,807.37
    32           5.7017            Actual/360                                                                  71,937.93
    33           5.2187            Actual/360               54,663.82                655,965.83                67,997.26
    34           5.9787            Actual/360                                                                  77,389.54
    35           5.6187            Actual/360               57,329.71                687,956.56                69,137.20
    36           5.2587            Actual/360               53,064.41                636,772.92                65,803.60
    37           5.8242            Actual/360                                                                  71,894.10
    38           5.4387            Actual/360               53,246.07                                          65,151.50
    39           5.2307            Actual/360               50,505.46                606,065.47                62,814.80
    40           5.5937            Actual/360                                                                  63,322.20
    41           5.2387            Actual/360                                                                  60,636.69
    42           5.5817            Actual/360                                                                  62,778.97
    43           5.2647            Actual/360               48,683.97                584,207.64                60,390.12
    44           5.6697            Actual/360                                                                  68,250.21
    45           5.1787            Actual/360               46,750.42                561,005.00                58,336.79
    46           5.0587            Actual/360               45,244.79                542,937.50                57,009.73
    47           5.1387            Actual/360               43,568.14                522,817.69                54,583.62
    48           5.9617            Actual/360                                                                  63,099.61
    49           5.3059            Actual/360               43,967.04                527,604.46                54,367.66
    50           6.2637            Actual/360               51,059.44                612,713.33                59,390.10
    51           5.9617            Actual/360                                                                  61,489.93
    52           5.4587            Actual/360               43,370.37                520,444.38                53,029.62
    53           5.6387            Actual/360                                                                  58,708.50
    54           5.5787            Actual/360                                                                  51,493.99
    55           5.8787            Actual/360               42,943.26                515,319.17                51,064.78
    56           5.4187            Actual/360                                                                  47,007.60
    57           5.5587            Actual/360                                                                  47,826.52
    58           5.4087            Actual/360                                                                  45,517.24
    59           5.4512            Actual/360                                                                  44,881.97
    60           5.6087            Actual/360               36,692.64                440,311.67                44,398.49
    61           5.2937            Actual/360                                                                  42,042.79
    62           5.1657            Actual/360               32,932.38                395,188.54                41,169.42
    63           5.3687            Actual/360               33,990.63                407,887.50                41,834.04
    64           6.0147            Actual/360                                                                  43,822.29
    65           5.3087            Actual/360                                                                  40,160.97
    66           5.5707            Actual/360                                                                  41,227.93
    67           5.6987            Actual/360               30,262.56                363,150.72                36,375.32
    68           5.6187            Actual/360               29,205.70                350,468.44                35,220.84
    69           5.7587            Actual/360                                                                  37,891.55
    70           5.4586            Actual/360               26,903.05                322,836.62                32,895.02
    71           5.6487            Actual/360                                                                  33,589.75
    72           5.2187            Actual/360                                                                  34,790.59
    73           5.5287            Actual/360                                                                  32,921.81
    74           5.3687            Actual/360               26,145.83                313,749.94                32,155.28
    75           5.6587            Actual/360               27,206.02                326,472.22                32,680.08
    76           5.5037            Actual/360                                                                  31,634.27
    77           5.4587            Actual/360                                                                  31,193.90
    78           5.4793            Actual/360                                                                  30,298.61
    79           5.1867            Actual/360                                                                  28,611.61
    80           5.4567            Actual/360                                                                  29,202.37
    81           5.4187            Actual/360                                                                  26,821.16
    82           6.2287            Actual/360                                                                  30,401.68
    83           5.3967            Actual/360                                                                  25,715.17
    84           5.5097            Actual/360               21,067.34                252,808.13                25,666.38
    85           5.6857            Actual/360               21,494.99                257,939.92
    86           5.4087            Actual/360               20,372.41                244,468.89                24,927.53
    87           5.6587            Actual/360                                                                  35,584.33
    88           5.1547            Actual/360                                                                  23,676.75
    89           5.3887            Actual/360               19,375.43                232,505.20                23,811.22
    90           5.6687            Actual/360                                                                  25,046.24
    91           6.1887            Actual/360                                                                  27,471.55
    92           5.7487            Actual/360                                                                  25,236.82
    93           6.2187            Actual/360                                                                  26,386.78
    94           5.5087            Actual/360                                                                  21,386.29
    95           5.6487            Actual/360                                                                  21,452.11
    96           5.2487            Actual/360                                                                  36,031.39
    97           6.2287            Actual/360                                                                  21,479.45
    98           5.5887            Actual/360                                                                  18,532.28
    99           5.6987            Actual/360                                                                  17,469.09
    100          5.5887            Actual/360                                                                  17,142.36
    101          4.7187            Actual/360                                                                  30,405.85
    102          5.1687            Actual/360               12,301.85                                          15,375.10
    103          5.9687            Actual/360                                                                  16,745.40
    104          5.4187            Actual/360                                                                  15,245.71
    105          5.5277            Actual/360                                                                  15,464.93
    106          5.3387            Actual/360                                                                  14,366.83
    107          5.6947            Actual/360                                                                  11,932.01
    108          5.3387            Actual/360                                                                  10,141.29
    109          5.1387            Actual/360               7,757.87                  93,094.47                9,719.32
    110          5.6887            Actual/360                                                                  7,255.59
    111          5.6887            Actual/360                                                                  4,605.72




                ANNUAL P&I DEBT                                FIRST
  LOAN #          SERVICE ($)           NOTE DATE        PAYMENT DATE (15)        REM. TERM (15)         REM. AMORT
  ------          -----------           ---------        -----------------        --------------         ----------

     1                                  6/1/2005             7/1/2005                   60                    0
     2                                  6/1/2005             7/1/2005                   120                   0
     3                                  6/7/2005             7/8/2005                   60                    0
     4            6,251,620.68          5/10/2005            7/8/2005                   120                  360
   4.01
   4.02
   4.03
     5            5,624,133.24          6/8/2005             7/1/2005                   121                  300
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6            4,361,513.40          5/19/2005            7/8/2005                   120                  360
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7            3,280,635.60          8/24/2004            10/1/2004                  111                  291
     8            2,757,779.40          9/29/2004            11/1/2004                  112                  352
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9            2,453,472.00          5/3/2005             7/1/2005                   84                   360
    10            2,536,581.24          4/28/2005            6/8/2005                   119                  360
    11            2,836,701.24          2/24/2005            4/6/2005                   117                  237
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12            2,256,453.72          3/21/2005            5/1/2005                   118                  360
    13            2,100,349.08          6/2/2005             7/1/2005                   121                  360
    14            1,920,438.84          5/10/2005            7/8/2005                   120                  360
    15            1,749,918.36          4/15/2005            6/1/2005                   119                  359
    16            1,848,589.56          2/24/2005            4/6/2005                   117                  237
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17            1,401,872.64          5/2/2005             7/1/2005                   120                  360
    18            1,363,296.00          4/15/2005            6/1/2005                   119                  360
    19            1,308,268.32          4/12/2005            6/1/2005                   119                  360
    20            1,203,552.00          3/7/2005             5/1/2005                   118                  358
    21            1,241,089.20          3/22/2005            5/8/2005                   118                  360
    22            1,165,655.76          2/1/2005             4/1/2005                   117                  360
    23            1,267,143.24          4/29/2005            6/1/2005                   119                  299
    24            1,119,545.28          4/25/2005            6/1/2005                   59                   359
    25            1,165,250.28          4/5/2005             6/1/2005                   119                  300
    26             968,598.00           1/19/2005            3/1/2005                   116                  360
    27            1,074,755.88          4/28/2005            6/8/2005                   119                  299
    28             965,375.28           4/4/2005             5/8/2005                   58                   360
    29            1,011,777.96          6/23/2005            7/8/2005                   117                  360
    30             915,756.60           3/16/2005            5/8/2005                   82                   358
    31             873,688.44           4/18/2005            6/1/2005                   119                  359
    32             863,255.16           4/8/2005             6/1/2005                   119                  359
    33             815,967.12           5/18/2005            7/1/2005                   120                  360
    34             928,674.48           3/22/2005            5/1/2005                   118                  298
    35             829,646.40           5/2/2005             7/1/2005                   120                  360
    36             789,643.20           3/11/2005            5/1/2005                   118                  360
    37             862,729.20           4/13/2005            6/1/2005                   119                  317
    38             781,818.00           6/9/2005             7/1/2005                   121                  360
    39             753,777.60           5/9/2005             7/1/2005                   60                   360
    40             759,866.40           5/13/2005            7/1/2005                   120                  360
    41             727,640.28           3/17/2005            5/1/2005                   118                  358
    42             753,347.64           4/5/2005             6/1/2005                   119                  359
    43             724,681.44           4/29/2005            6/1/2005                   59                   360
    44             819,002.52           3/23/2005            5/1/2005                   118                  298
    45             700,041.48           2/22/2005            4/1/2005                   117                  360
    46             684,116.76           3/16/2005            5/1/2005                   118                  360
    47             655,003.44           4/26/2005            6/1/2005                   119                  360
    48             757,195.32           4/29/2005            6/1/2005                   119                  299
    49             652,411.92           5/2/2005             7/1/2005                   120                  360
    50             712,681.20           4/6/2005             6/1/2005                   119                  360
    51             737,879.16           4/29/2005            6/1/2005                   119                  299
    52             636,355.44           4/19/2005            6/8/2005                   119                  360
    53             704,502.00           4/1/2005             6/1/2005                   119                  299
    54             617,927.88           3/1/2005             4/6/2005                   117                  357
    55             612,777.36           4/8/2005             5/8/2005                   118                  360
    56             564,091.20           6/2/2005             7/8/2005                   120                  360
    57             573,918.24           2/3/2005             4/1/2005                   117                  357
    58             546,206.88           3/16/2005            5/1/2005                   118                  358
    59             538,583.64           4/20/2005            6/8/2005                   119                  359
    60             532,781.88           4/6/2005             5/8/2005                   118                  360
    61             504,513.48           2/24/2005            4/1/2005                   117                  357
    62             494,033.04           4/18/2005            6/1/2005                   119                  360
    63             502,008.48           4/7/2005             5/8/2005                   118                  360
    64             525,867.48           5/31/2005            7/1/2005                   84                   360
    65             481,931.64           1/21/2005            3/1/2005                   116                  356
    66             494,735.16           3/1/2005             4/6/2005                   117                  357
    67             436,503.84           6/10/2005            7/1/2005                   121                  360
    68             422,650.08           5/2/2005             7/1/2005                   120                  360
    69             454,698.60           4/8/2005             6/1/2005                   119                  299
    70             394,740.24           4/28/2005            6/1/2005                   119                  360
    71             403,077.00           4/19/2005            6/8/2005                   119                  359
    72             417,487.08           3/29/2005            5/1/2005                   118                  298
    73             395,061.72           3/11/2005            5/8/2005                   118                  358
    74             385,863.36           3/19/2005            5/1/2005                   118                  360
    75             392,160.96           3/28/2005            5/1/2005                   118                  360
    76             379,611.24           4/21/2005            6/1/2005                   119                  359
    77             374,326.80           5/11/2005            7/8/2005                   120                  360
    78             363,583.32           5/10/2005            7/1/2005                   120                  360
    79             343,339.32           5/26/2005            7/1/2005                   120                  360
    80             350,428.44           1/28/2005            3/1/2005                   116                  356
    81             321,853.92           6/2/2005             7/8/2005                   120                  360
    82             364,820.16           4/7/2005             6/1/2005                   119                  299
    83             308,582.04           5/3/2005             7/1/2005                   120                  360
    84             307,996.56           2/25/2005            4/1/2005                   117                  360
    85                                  3/21/2005            5/1/2005                   94                    0
    86             299,130.36           4/20/2005            6/1/2005                   119                  360
    87             427,011.96           4/11/2005            6/1/2005                   179                  179
    88             284,121.00           5/27/2005            7/1/2005                   120                  360
    89             285,734.64           3/17/2005            5/8/2005                   118                  360
    90             300,554.88           5/2/2005             6/8/2005                   119                  335
    91             329,658.60          11/29/2004            1/1/2005                   114                  294
    92             302,841.84           5/18/2005            7/8/2005                   120                  300
    93             316,641.36           5/19/2005            7/1/2005                   120                  300
    94             256,635.48           2/28/2005            4/6/2005                   117                  357
    95             257,425.32           4/11/2005            6/1/2005                   119                  359
    96             432,376.68           3/22/2005            5/1/2005                   130                  130
    97             257,753.40           3/24/2005            5/1/2005                   118                  298
    98             222,387.36           3/9/2005             5/1/2005                   118                  358
    99             209,629.08           5/2/2005             6/8/2005                   119                  359
    100            205,708.32           3/9/2005             5/1/2005                   118                  358
    101            364,870.20           3/16/2005            5/1/2005                   118                  118
    102            184,501.20           6/10/2005            7/1/2005                   121                  360
    103            200,944.80           4/8/2005             6/1/2005                   155                  359
    104            182,948.52           6/2/2005             7/8/2005                   120                  360
    105            185,579.16           1/5/2005             3/1/2005                   116                  326
    106            172,401.96           2/4/2005             4/1/2005                   117                  357
    107            143,184.12           5/6/2005             7/1/2005                   120                  360
    108            121,695.48           2/4/2005             4/1/2005                   117                  357
    109            116,631.84           4/26/2005            6/1/2005                   119                  360
    110            87,067.08            3/9/2005             5/1/2005                   118                  298
    111            55,268.64            3/9/2005             5/1/2005                   118                  298




                                                             PAYMENT           GRACE         MATURITY/
  LOAN #       I/O PERIOD (15) (16)       SEASONING       DUE DATE (17)       PERIOD         ARD DATE          ARD LOAN
  ------       --------------------       ---------       -------------       -------        --------          --------

     1                  60                    0                 1                6           6/1/2010             No
     2                 120                    0                 1                0           6/1/2015             No
     3                  60                    0                 8                            6/8/2010             No
     4                  60                    0                 8                0           6/8/2015             No
   4.01
   4.02
   4.03
     5                  1                     0                 1                5           7/1/2015             No
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6                  24                    0                 8                0           6/8/2015             No
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7                  0                     9                 1                7           9/1/2014             No
     8                  0                     8                 1                0           10/1/2014            No
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9                  24                    0                 1                5           6/1/2012             No
    10                  60                    1                 8                0           5/8/2015             No
    11                  0                     3                 8                0           3/8/2015             No
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12                  36                    2                 1                5           4/1/2015             No
    13                  49                    0                 1                5           7/1/2015             No
    14                  24                    0                 8                0           6/8/2015             No
    15                  0                     1                 1                5           5/1/2015             No
    16                  0                     3                 8                0           3/8/2015             No
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17                  60                    0                 1                5           6/1/2015             No
    18                  24                    1                 1                5           5/1/2015             No
    19                  24                    1                 1                5           5/1/2015             No
    20                  0                     2                 1                5           4/1/2015             No
    21                  24                    2                 8                0           4/8/2015             No
    22                  36                    3                 1                5           3/1/2015             No
    23                  0                     1                 1                5           5/1/2015             No
    24                  0                     1                 1                5           5/1/2010             No
    25                  12                    1                 1                5           5/1/2015             No
    26                  60                    4                 1                5           2/1/2015             No
    27                  0                     1                 8                0           5/8/2015             No
    28                  36                    2                 8                0           4/8/2010            Yes
    29                  0                     0                 8                0           3/8/2015             No
    30                  0                     2                 8                0           4/8/2012             No
    31                  0                     1                 1                5           5/1/2015             No
    32                  0                     1                 1                0           5/1/2015             No
    33                  36                    0                 1                5           6/1/2015             No
    34                  0                     2                 1                5           4/1/2015             No
    35                  12                    0                 1                5           6/1/2015             No
    36                  60                    2                 1                5           4/1/2015             No
    37                  0                     1                 1                5           5/1/2015             No
    38                  1                     0                 1                5           7/1/2015             No
    39                  24                    0                 1                5           6/1/2010             No
    40                  0                     0                 1                5           6/1/2015             No
    41                  0                     2                 1                5           4/1/2015             No
    42                  0                     1                 1                5           5/1/2015             No
    43                  24                    1                 1                5           5/1/2010             No
    44                  0                     2                 1                5           4/1/2015             No
    45                  60                    3                 1                5           3/1/2015             No
    46                  24                    2                 1                5           4/1/2015             No
    47                  36                    1                 1                5           5/1/2015             No
    48                  0                     1                 1                5           5/1/2015             No
    49                  60                    0                 1                5           6/1/2015             No
    50                  60                    1                 1                5           5/1/2015            Yes
    51                  0                     1                 1                5           5/1/2015             No
    52                  12                    1                 8                0           5/8/2015             No
    53                  0                     1                 1                5           5/1/2015             No
    54                  0                     3                 8                0           3/8/2015             No
    55                  36                    2                 8                0           4/8/2015             No
    56                  0                     0                 8                0           6/8/2015            Yes
    57                  0                     3                 1                5           3/1/2015             No
    58                  0                     2                 1                5           4/1/2015             No
    59                  0                     1                 8                0           5/8/2015             No
    60                  24                    2                 8                0           4/8/2015             No
    61                  0                     3                 1                5           3/1/2015             No
    62                  36                    1                 1                5           5/1/2015             No
    63                  24                    2                 8                0           4/8/2015             No
    64                  0                     0                 1                5           6/1/2012             No
    65                  0                     4                 1                5           2/1/2015             No
    66                  0                     3                 8                0           3/8/2015             No
    67                  13                    0                 1                5           7/1/2015             No
    68                  12                    0                 1                5           6/1/2015             No
    69                  0                     1                 1                5           5/1/2015             No
    70                  60                    1                 1                5           5/1/2015             No
    71                  0                     1                 8                0           5/8/2015             No
    72                  0                     2                 1                5           4/1/2015             No
    73                  0                     2                 8                0           4/8/2015             No
    74                  24                    2                 1                5           4/1/2015             No
    75                  24                    2                 1                5           4/1/2015             No
    76                  0                     1                 1                5           5/1/2015             No
    77                  0                     0                 8                0           6/8/2015             No
    78                  0                     0                 1                5           6/1/2015            Yes
    79                  0                     0                 1                5           6/1/2015             No
    80                  0                     4                 1                5           2/1/2015             No
    81                  0                     0                 8                0           6/8/2015            Yes
    82                  0                     1                 1                5           5/1/2015             No
    83                  0                     0                 1                5           6/1/2015             No
    84                  12                    3                 1                5           3/1/2015             No
    85                  96                    2                 1                5           4/1/2013             No
    86                  24                    1                 1                5           5/1/2015             No
    87                  0                     1                 1                5           5/1/2020             No
    88                  0                     0                 1                0           6/1/2015             No
    89                  9                     2                 8                0           4/8/2015             No
    90                  0                     1                 8                0           5/8/2015             No
    91                  0                     6                 1                5           12/1/2014            No
    92                  0                     0                 8                0           6/8/2015             No
    93                  0                     0                 1                0           6/1/2015             No
    94                  0                     3                 8                0           3/8/2015             No
    95                  0                     1                 1                5           5/1/2015             No
    96                  0                     2                 1                5           4/1/2016             No
    97                  0                     2                 1                5           4/1/2015             No
    98                  0                     2                 1                5           4/1/2015             No
    99                  0                     1                 8                0           5/8/2015             No
    100                 0                     2                 1                5           4/1/2015             No
    101                 0                     2                 1                5           4/1/2015             No
    102                 1                     0                 1                5           7/1/2015             No
    103                 0                     1                 1                5           5/1/2018             No
    104                 0                     0                 8                0           6/8/2015            Yes
    105                 0                     4                 1                5           2/1/2015             No
    106                 0                     3                 1                5           3/1/2015             No
    107                 0                     0                 1                5           6/1/2015             No
    108                 0                     3                 1                5           3/1/2015             No
    109                 36                    1                 1                5           5/1/2015             No
    110                 0                     2                 1                5           4/1/2015             No
    111                 0                     2                 1                5           4/1/2015             No




                 FINAL
               MATURITY            MATURITY/ARD     MATURITY                                REMAINING
  LOAN #         DATE             BALANCE ($) (8)   LTV % (6)          PREPAYMENT PROVISION (PAYMENTS) (15) (18) (19) (20)
  ------         ----             ---------------   ---------          ---------------------------------------------------

     1                               200,000,000      42.9                             LO(24),Def(26),O(10)
     2                               120,000,000      66.7                             LO(24),Def(93),O(3)
     3                                92,000,000      74.2                             LO(24),Def(33),O(3)
     4                                82,599,393      69.9                             LO(24),Def(92),O(4)
   4.01                               28,839,788
   4.02                               28,186,459
   4.03                               25,573,145
     5                                57,445,042      57.5                             LO(24),Def(90),O(7)
   5.01                                3,161,849
   5.02                                2,219,043
   5.03                                2,127,062
   5.04                                2,069,574
   5.05                                1,897,109
   5.06                                1,897,109
   5.07                                1,652,785
   5.08                                1,603,920
   5.09                                1,552,180
   5.10                                1,509,064
   5.11                                1,506,190
   5.12                                1,494,692
   5.13                                1,460,199
   5.14                                1,408,460
   5.15                                1,304,981
   5.16                                1,299,232
   5.17                                1,253,242
   5.18                                1,207,251
   5.19                                1,121,019
   5.20                                1,092,275
   5.21                                1,063,531
   5.22                                1,034,787
   5.23                                1,020,415
   5.24                                1,000,294
   5.25                                  977,299
   5.26                                  962,927
   5.27                                  942,806
   5.28                                  919,811
   5.29                                  902,564
   5.30                                  902,564
   5.31                                  896,815
   5.32                                  862,322
   5.33                                  856,574
   5.34                                  833,578
   5.35                                  776,090
   5.36                                  738,723
   5.37                                  724,351
   5.38                                  712,853
   5.39                                  707,104
   5.40                                  689,858
   5.41                                  649,616
   5.42                                  638,119
   5.43                                  615,123
   5.44                                  615,123
   5.45                                  574,882
   5.46                                  546,138
   5.47                                  517,393
   5.48                                  494,398
   5.49                                  454,156
   5.50                                  454,156
   5.51                                  454,156
   5.52                                  431,161
   5.53                                  402,417
   5.54                                  235,701
     6                                55,382,453      70.2                             LO(24),Def(92),O(4)
   6.01                               14,417,020
   6.02                               11,340,217
   6.03                                6,681,058
   6.04                                6,241,515
   6.05                                6,219,537
   6.06                                3,393,274
   6.07                                2,549,351
   6.08                                2,307,602
   6.09                                2,232,880
     7                                32,128,856      54.5                             LO(24),Def(80),O(7)
     8                                33,941,718      66.4                             LO(24),Def(85),O(3)
   8.01                                9,422,788
   8.02                                7,299,554
   8.03                                4,578,379
   8.04                                3,516,762
   8.05                                2,521,861
   8.06                                1,858,038
   8.07                                1,526,126
   8.08                                1,128,333
   8.09                                  796,421
   8.10                                  696,347
   8.11                                  597,107
     9                                34,548,882      69.4                             LO(36),Def(44),O(4)
    10                                34,159,897      70.6                             LO(24),Def(91),O(4)
    11                                22,346,657      36.0                             LO(24),Def(89),O(4)
   11.01                               3,495,563
   11.02                               3,458,654
   11.03                               2,810,832
   11.04                               2,450,649
   11.05                               2,236,193
   11.06                               2,052,919
   11.07                               1,949,192
   11.08                               1,589,008
   11.09                               1,331,916
   11.10                                 971,732
    12                                30,193,851      71.2                          LO(33),GRTR1%orYM(81),O(4)
    13                                28,926,412      68.0                             LO(37),Def(77),O(7)
    14                                24,564,883      70.2                             LO(24),Def(92),O(4)
    15                                20,429,620      58.4                             LO(24),Def(93),O(2)
    16                                14,562,618      34.9                             LO(24),Def(89),O(4)
   16.01                               1,765,918
   16.02                               1,765,918
   16.03                               1,442,644
   16.04                               1,442,007
   16.05                               1,442,007
   16.06                               1,331,916
   16.07                               1,331,916
   16.08                               1,228,188
   16.09                                 904,277
   16.10                                 794,186
   16.11                                 451,820
   16.12                                 451,820
   16.13                                 210,001
    17                                19,458,449      69.5                             LO(24),Def(92),O(4)
    18                                17,524,052      59.4                             LO(24),Def(93),O(2)
    19                                17,095,061      72.7                             LO(24),Def(91),O(4)
    20                                15,545,097      45.5                             LO(24),Def(90),O(4)
    21                                15,671,896      67.8                             LO(24),Def(87),O(7)
    22                                15,517,337      65.8                             LO(24),Def(89),O(4)
    23                                12,697,997      53.4                             LO(24),Def(91),O(4)
    24                                14,915,691      57.6                             LO(24),Def(33),O(2)
    25                                12,073,543      56.4                          LO(34),GRTR1%orYM(78),O(7)
    26                                13,756,866      73.8                             LO(24),Def(88),O(4)
    27                                11,061,081      45.7                             LO(24),Def(91),O(4)
    28         4/8/2035               13,827,883      70.9                             LO(24),Def(30),O(4)
    29                                11,938,811      65.8                             LO(24),Def(89),O(4)
    30                                12,068,874      67.0                             LO(24),Def(54),O(4)
    31                                11,078,955      68.0                             LO(35),Def(80),O(4)
    32                                10,391,061      63.3                             LO(24),Def(94),O(1)
    33                                10,948,211      69.0                             LO(36),Def(80),O(4)
    34                                 9,295,625      45.8                             LO(24),Def(90),O(4)
    35                                10,263,627      64.0                          LO(23),GRTR1%orYM(93),O(4)
    36                                10,977,651      69.0                             LO(34),Def(80),O(4)
    37                                 9,237,496      63.7                             LO(24),Def(93),O(2)
    38                                 9,600,791      65.3                          LO(59),GRTR1%orYM(58),O(4)
    39                                10,882,540      72.8                             LO(24),Def(33),O(3)
    40                                 9,223,880      56.6                             LO(24),Def(94),O(2)
    41                                 9,078,919      66.4                             LO(34),Def(80),O(4)
    42                                 9,154,318      67.1                             LO(24),Def(93),O(2)
    43                                10,425,921      76.1                             LO(24),Def(31),O(4)
    44                                 8,354,965      50.6                             LO(24),Def(92),O(2)
    45                                 9,808,494      71.1                             LO(33),Def(80),O(4)
    46                                 9,108,953      68.0                          LO(57),GRTR1%orYM(57),O(4)
    47                                 8,861,315      70.5                             LO(24),Def(91),O(4)
    48                                 7,587,828      53.4                             LO(24),Def(91),O(4)
    49                                 9,037,063      70.9                             LO(24),Def(92),O(4)
    50         5/1/2035                9,015,666      51.5                             LO(24),Def(92),O(3)
    51                                 7,394,261      50.6                             LO(24),Def(91),O(4)
    52                                 8,004,390      56.4                             LO(24),Def(91),O(4)
    53                                 7,174,707      57.5                             LO(35),Def(80),O(4)
    54                                 7,510,707      67.1                             LO(24),Def(89),O(4)
    55                                 7,757,010      64.6                             LO(24),Def(90),O(4)
    56         6/8/2035                6,943,150      56.5                             LO(24),Def(90),O(6)
    57                                 6,981,304      64.9                             LO(33),Def(80),O(4)
    58                                 6,728,517      64.7                             LO(24),Def(92),O(2)
    59                                 6,612,676      63.0                             LO(24),Def(91),O(4)
    60                                 6,768,266      63.3                             LO(24),Def(87),O(7)
    61                                 6,272,814      65.3                             LO(24),Def(91),O(2)
    62                                 6,667,155      66.7                             LO(24),Def(91),O(4)
    63                                 6,511,017      66.8                             LO(24),Def(90),O(4)
    64                                 6,561,585      67.3                             LO(24),Def(56),O(4)
    65                                 5,982,561      64.3                             LO(24),Def(90),O(2)
    66                                 6,017,145      66.1                             LO(24),Def(89),O(4)
    67                                 5,378,214      69.0                             LO(37),Def(80),O(4)
    68                                 5,228,640      64.0                          LO(23),GRTR1%orYM(93),O(4)
    69                                 4,613,604      54.3                             LO(24),Def(91),O(4)
    70                                 5,387,898      74.2                             LO(24),Def(91),O(4)
    71                                 4,872,158      61.7                             LO(24),Def(91),O(4)
    72                                 4,377,404      42.1                          LO(45),GRTR1%orYM(69),O(4)
    73                                 4,820,426      65.1                             LO(24),Def(90),O(4)
    74                                 5,000,275      69.9                             LO(34),Def(80),O(4)
    75                                 4,935,095      56.1                             LO(34),Def(80),O(4)
    76                                 4,641,437      62.3                             LO(24),Def(92),O(3)
    77                                 4,592,779      41.8                             LO(24),Def(92),O(4)
    78         6/1/2035                4,453,666      65.5                             LO(24),Def(93),O(3)
    79                                 4,305,221      43.5                             LO(24),Def(93),O(3)
    80                                 4,299,006      66.7                             LO(24),Def(88),O(4)
    81         6/8/2035                3,961,556      56.5                             LO(24),Def(90),O(6)
    82                                 3,594,759      52.9                             LO(35),Def(80),O(4)
    83                                 3,780,716      65.2                             LO(24),Def(92),O(4)
    84                                 3,857,838      57.2                             LO(24),Def(89),O(4)
    85                                 4,450,000      50.6                             LO(24),Def(66),O(4)
    86                                 3,853,070      54.3                          LO(58),GRTR1%orYM(57),O(4)
    87                                    55,667       0.9                             LO(35),Def(140),O(4)
    88                                 3,548,952      65.5                             LO(24),Def(93),O(3)
    89                                 3,591,671      65.7                             LO(24),Def(90),O(4)
    90                                 3,421,861      58.0                             LO(24),Def(91),O(4)
    91                                 3,241,466      61.5                             LO(30),Def(80),O(4)
    92                                 3,074,310      50.4                             LO(24),Def(94),O(2)
    93                                 3,123,380      41.1                             LO(24),Def(93),O(3)
    94                                 3,136,659      62.7                             LO(24),Def(89),O(4)
    95                                 3,096,940      66.7                          LO(35),GRTR1%orYM(80),O(4)
    96                                         0       0.0                             L0(34),Def(92),O(4)
    97                                 2,539,503      50.8                             LO(34),Def(80),O(4)
    98                                 2,687,881      59.1                             LO(34),Def(80),O(4)
    99                                 2,523,915      61.6                             LO(24),Def(91),O(4)
    100                                2,486,290      63.8                             LO(34),Def(80),O(4)
    101                                   15,149       0.3                             LO(24),Def(90),O(4)
    102                                2,317,015      61.8                             LO(24),Def(93),O(4)
    103                                2,181,329      39.7                          LO(58),GRTR1%orYM(93),O(4)
    104        6/8/2035                2,251,832      56.5                             LO(24),Def(90),O(6)
    105                                2,098,779      56.0                             LO(24),Def(88),O(4)
    106                                2,125,642      51.1                             LO(33),Def(80),O(4)
    107                                1,724,293      39.6                             LO(24),Def(92),O(4)
    108                                1,500,453      51.1                             LO(33),Def(80),O(4)
    109                                1,577,872      70.5                             LO(24),Def(91),O(4)
    110                                  883,888      63.8                             LO(34),Def(80),O(4)
    111                                  561,077      52.9                             LO(34),Def(80),O(4)




                                                                     MOST RECENT     MOST RECENT
  LOAN #      2003 NOI ($) (21)     2004 NOI ($) (21) (22)             NOI ($)        NOI DATE              UW NOI ($)
  ------      -----------------     ----------------------             -------        --------              ----------

     1            35,550,033              35,747,375                                                        37,502,691
     2            11,148,327              11,228,123                                                        10,455,567
     3            6,121,640                6,717,514                   6,697,335      4/30/2005              7,582,111
     4            5,414,825                4,664,371                   5,545,109      3/31/2005              8,387,513
   4.01           1,416,210                1,542,556                   1,726,182      3/31/2005              2,846,634
   4.02           2,508,787                1,994,597                   2,150,955      3/31/2005              2,954,310
   4.03           1,489,828                1,127,218                   1,667,972      3/31/2005              2,586,569
     5            9,305,402               10,208,860                  11,159,127      3/31/2005              8,330,966
   5.01            406,517                  435,322                      489,021      3/31/2005                419,019
   5.02            290,406                  352,578                      401,970      3/31/2005                297,928
   5.03            -30,298                  219,226                      340,265      3/31/2005                297,082
   5.04            301,637                  298,661                      344,239      3/31/2005                269,519
   5.05            354,357                  398,758                      416,444      3/31/2005                356,463
   5.06            393,433                  438,670                      406,712      3/31/2005                360,962
   5.07            292,672                  324,204                      339,774      3/31/2005                249,617
   5.08            100,750                  148,375                      260,174      3/31/2005                226,123
   5.09            237,398                  214,546                      242,740      3/31/2005                190,487
   5.10            238,716                  293,038                      335,920      3/31/2005                247,756
   5.11            191,490                  219,450                      274,142      3/31/2005                203,595
   5.12            186,645                  232,288                      332,889      3/31/2005                271,549
   5.13            312,610                  309,148                      344,481      3/31/2005                272,539
   5.14            240,632                  261,294                      269,826      3/31/2005                198,089
   5.15            216,766                  229,241                      232,453      3/31/2005                178,199
   5.16            178,172                  177,369                      220,038      3/31/2005                173,757
   5.17            204,759                  210,618                      229,050      3/31/2005                182,179
   5.18            194,862                  198,642                      188,301      3/31/2005                147,453
   5.19            179,647                  192,634                      221,653      3/31/2005                161,275
   5.20            290,141                  215,487                      228,465      3/31/2005                196,237
   5.21             94,117                  157,006                      190,439      3/31/2005                136,750
   5.22             86,226                  113,741                      104,070      3/31/2005                 81,222
   5.23             53,296                  99,194                       147,268      3/31/2005                110,952
   5.24            155,739                  185,104                      198,748      3/31/2005                166,674
   5.25            138,943                  122,211                      104,283      3/31/2005                 77,185
   5.26            162,031                  160,114                      169,278      3/31/2005                125,801
   5.27            120,863                  129,046                      153,520      3/31/2005                140,150
   5.28            236,113                  201,314                      152,937      3/31/2005                104,991
   5.29            210,807                  199,799                      214,098      3/31/2005                146,442
   5.30            117,894                  107,647                      116,558      3/31/2005                 93,211
   5.31            181,095                  200,157                      239,617      3/31/2005                158,179
   5.32            325,499                  290,491                      292,575      3/31/2005                189,062
   5.33            133,096                  157,831                      134,499      3/31/2005                 96,232
   5.34            279,684                  282,708                      288,816      3/31/2005                176,042
   5.35            169,146                  210,880                      210,281      3/31/2005                144,524
   5.36            139,701                  126,560                      117,304      3/31/2005                 70,027
   5.37            132,622                  130,827                      171,872      3/31/2005                116,015
   5.38            122,429                  150,169                      164,963      3/31/2005                115,880
   5.39             98,907                  115,193                      110,378      3/31/2005                 80,130
   5.40            196,611                  234,265                      205,046      3/31/2005                140,106
   5.41             62,772                  63,214                        80,447      3/31/2005                 58,611
   5.42             97,537                  90,341                        97,564      3/31/2005                 68,222
   5.43            115,753                  137,544                      148,828      3/31/2005                 96,652
   5.44             56,035                  75,858                        93,196      3/31/2005                 63,053
   5.45            125,494                  132,945                      116,892      3/31/2005                 64,850
   5.46            110,711                  99,813                       131,261      3/31/2005                 86,218
   5.47            138,203                  98,401                       106,315      3/31/2005                 67,394
   5.48             94,908                  108,433                      105,973      3/31/2005                 64,321
   5.49            131,360                  137,518                      143,928      3/31/2005                 84,178
   5.50             94,681                  112,252                      107,452      3/31/2005                 66,932
   5.51             48,913                  72,774                       100,376      3/31/2005                 58,698
   5.52            144,316                  172,604                      164,472      3/31/2005                 95,293
   5.53            103,908                  114,153                      119,787      3/31/2005                 69,739
   5.54             44,680                  49,204                        37,529      3/31/2005                 17,402
     6            2,177,921                5,789,946                   6,579,215      3/31/2005              5,800,725
   6.01                                    1,499,024                   1,543,062      3/31/2005              1,455,770
   6.02           1,465,464                1,451,008                   1,418,098      3/31/2005              1,192,880
   6.03                                     856,161                      779,523      3/31/2005                730,126
   6.04                                     732,716                      726,289      3/31/2005                679,518
   6.05            712,457                  603,566                      738,288      3/31/2005                642,516
   6.06                                     352,311                      377,430      3/31/2005                352,377
   6.07                                     49,659                       331,090      3/31/2005                269,926
   6.08                                     -24,048                      246,464      3/31/2005                223,396
   6.09                                     269,549                      418,971      3/31/2005                254,216
     7            5,736,926                6,302,404                   6,471,256      3/31/2005              6,126,030
     8            3,498,951                3,994,078                   4,101,114      2/28/2005              3,826,618
   8.01           1,006,920                 994,710                                                          1,030,572
   8.02            732,180                  730,653                                                            789,745
   8.03            526,514                  520,378                                                            575,913
   8.04            346,276                  414,458                                                            411,064
   8.05            291,282                  306,164                                                            334,573
   8.06            241,395                  239,507                                                            236,260
   8.07            -81,255                  12,644                                                             172,755
   8.08            141,487                  135,595                                                            133,978
   8.09            101,655                  116,041                                                             98,664
   8.10            127,884                  337,070                                                            -25,700
   8.11             64,613                  81,626                                                              68,794
     9            3,288,163                3,371,011                                                         3,323,361
    10            3,019,828                3,028,763                   3,187,299      3/31/2005              3,251,101
    11            6,019,287                7,164,677                   7,093,821      2/28/2005              6,456,485
   11.01          1,197,213                1,305,387                   1,333,091      2/28/2005              1,232,853
   11.02           968,237                 1,159,455                   1,111,154      2/28/2005              1,014,228
   11.03           658,779                  950,885                      874,363      2/28/2005                789,741
   11.04           696,619                  674,796                      716,015      2/28/2005                644,274
   11.05           539,171                  756,762                      694,918      2/28/2005                644,570
   11.06           521,803                  522,967                      510,445      2/28/2005                459,705
   11.07           554,443                  656,447                      691,681      2/28/2005                635,240
   11.08           201,515                  489,629                      524,921      2/28/2005                473,071
   11.09           416,031                  409,209                      404,917      2/28/2005                355,860
   11.10           265,475                  239,139                      232,317      2/28/2005                206,944
    12             148,799                 1,232,811                   3,813,476      1/31/2005              2,942,273
    13            2,095,878                2,577,168                   2,489,069      3/31/2005              3,018,556
    14            2,504,419                2,573,172                   2,570,284      3/31/2005              2,506,880
    15            1,402,239                1,557,232                   1,615,070      1/31/2005              2,407,721
    16            3,723,735                4,807,320                   4,978,420      2/28/2005              4,445,398
   16.01           468,761                  543,271                      578,622      2/28/2005                517,696
   16.02           519,351                  561,617                      600,942      2/28/2005                529,705
   16.03           637,454                  716,932                      731,565      2/28/2005                675,799
   16.04           419,090                  450,129                      465,347      2/28/2005                424,980
   16.05           294,278                  421,987                      460,154      2/28/2005                410,155
   16.06           309,127                  517,156                      506,643      2/28/2005                440,862
   16.07           139,454                  351,815                      351,662      2/28/2005                288,220
   16.08           261,608                  371,516                      406,815      2/28/2005                354,157
   16.09           207,127                  322,717                      329,759      2/28/2005                291,483
   16.10           225,053                  307,749                      304,481      2/28/2005                269,910
   16.11            97,768                  97,768                        97,768      2/28/2005                 97,768
   16.12            97,768                  97,768                        97,768      2/28/2005                 97,768
   16.13            46,895                  46,895                        46,895      2/28/2005                 46,895
    17            1,769,801                1,885,146                                                         1,843,712
    18            2,503,933                2,508,857                   2,506,343      2/28/2005              2,432,642
    19                                                                                                       1,628,046
    20            2,330,928                2,321,747                                                         2,344,607
    21            1,460,626                1,569,434                   1,644,019      2/28/2005              1,621,786
    22            1,577,419                1,404,410                                                         1,576,735
    23            1,382,842                2,043,757                   2,253,567      3/31/2005              2,229,166
    24                                      536,942                                                          1,602,179
    25            1,925,772                2,179,214                   2,162,056      2/28/2005              2,095,994
    26                                                                 1,229,615      3/31/2005              1,272,929
    27                                     2,296,664                   2,316,315      2/28/2005              1,923,063
    28             642,290                 1,377,588                                                         1,269,975
    29                                      141,728                      310,393      3/31/2005              1,451,738
    30            1,205,585                1,212,002                                                         1,200,465
    31                                      882,956                                                          1,535,401
    32             917,416                 1,013,494                   1,339,072      4/30/2005              1,206,818
    33             739,005                 1,116,323                     990,832      2/28/2005              1,333,118
    34            2,015,452                1,759,640                   1,468,110      4/30/2005              1,494,863
    35                                                                                                       1,229,695
    36             754,511                  866,145                                                          1,059,179
    37                                                                                                       1,120,744
    38            1,198,398                1,144,472                                                         1,297,830
    39                                                                                                         991,851
    40             901,003                  900,499                      930,665      2/28/2005              1,223,938
    41            1,263,396                                                                                  1,011,068
    42            1,100,560                1,034,067                     331,713      3/31/2005              1,097,344
    43            1,057,671                 903,425                                                          1,121,006
    44            1,355,037                1,343,061                   1,272,248      2/28/2005              1,324,122
    45             926,570                  943,199                                                            920,834
    46             690,595                  794,060                                                            992,249
    47             718,202                  755,324                                                            834,396
    48             466,933                 1,185,067                   1,320,174      3/1/2005               1,324,202
    49             842,806                  937,491                                                            843,556
    50                                                                                                       1,182,568
    51             659,307                 1,208,252                   1,400,676      3/1/2005               1,317,045
    52             650,146                  638,040                      663,509      2/28/2005                817,707
    53            1,014,543                1,139,887                                                         1,158,641
    54             779,401                  831,623                                                            852,609
    55                                                                   762,259      2/28/2005                794,122
    56                                                                                                       1,043,383
    57             561,835                  697,514                                                            792,238
    58             603,274                  848,383                                                            718,928
    59             638,837                  604,595                                                            907,321
    60             664,913                  607,935                      634,917      2/28/2005                744,684
    61             805,825                  619,007                                                            801,642
    62             676,087                  752,582                                                            671,904
    63             536,673                  711,904                      694,080      2/28/2005                669,524
    64             670,490                  611,235                      679,033      3/31/2005                710,035
    65             541,616                  218,622                      345,654      3/31/2005                774,791
    66                                      80,234                                                             673,403
    67                                                                                                         619,678
    68                                                                                                         756,424
    69             685,995                  684,672                                                            744,056
    70             489,383                  541,848                                                            527,079
    71                                                                                                         598,279
    72             932,360                  893,960                                                            904,118
    73             682,489                  620,305                                                            647,429
    74             631,597                                                                                     534,756
    75             659,955                  565,509                                                            672,497
    76                                                                                                         489,850
    77             777,649                  718,228                      707,080      2/28/2005                789,681
    78                                                                                                         436,500
    79             621,599                  713,073                      697,543      4/30/2005                619,468
    80                                                                                                         475,671
    81                                                                                                         448,573
    82             264,175                  777,034                      793,649      1/31/2005                706,078
    83             369,598                                               408,565      4/30/2005                450,418
    84             387,577                  456,579                                                            457,087
    85                                                                                                         381,610
    86                                      412,354                      460,749      2/28/2005                402,197
    87             113,788                  154,169                                                            564,604
    88             419,109                  432,481                                                            399,551
    89                                                                                                         376,707
    90                                      409,044                      403,932      2/28/2005                413,850
    91                                      309,896                      501,954      2/28/2005                471,823
    92             659,721                  454,291                      544,442     12/31/2004                541,828
    93             879,595                  974,939                      973,147      2/28/2005                788,448
    94             375,423                  337,863                                                            369,463
    95             354,660                  355,314                                                            345,545
    96             317,209                  477,761                      506,862      2/28/2005                548,023
    97             379,553                  604,672                      638,682      1/31/2005                552,698
    98             407,187                  373,252                                                            341,857
    99             234,582                  257,538                      262,714      2/28/2005                267,397
    100            300,440                  297,434                                                            294,032
    101                                                                                                        432,798
    102             62,710                  158,381                      244,233      3/31/2005                260,616
    103            181,116                                               257,104      3/31/2005                290,703
    104                                                                                                        284,627
    105            259,053                                               294,113      8/31/2004                267,658
    106                                                                  476,187      9/30/2004                243,844
    107                                                                                                        274,510
    108            187,475                  175,706                                                            202,877
    109            146,118                  166,348                                                            150,697
    110            106,417                  162,409                                                            161,954
    111             98,388                  102,815                                                             88,854




                                                                                                                        UPFRONT
                                                UW DSCR (x)                                                           ENGINEERING
  LOAN #           UW NCF ($) (23)   (4) (5) (6) (7) (24) (25) (26) (27)        TITLE TYPE         PML %              RESERVE ($)
  ------           ---------------   -----------------------------------        ----------         -----              -----------

     1                 36,435,269                   2.55                      Fee/Leasehold
     2                  9,517,662                   1.57                      Fee/Leasehold                              409,228
     3                  7,225,732                   1.61                           Fee              6.00                 280,000
     4                  7,678,473                   1.23                           Fee
   4.01                 2,611,368                                                  Fee
   4.02                 2,718,018                                                  Fee
   4.03                 2,349,087                                                  Fee
     5                  8,222,590                   1.46                           Fee            Various                800,092
   5.01                   416,262                                                  Fee
   5.02                   295,018                                                  Fee             10.00
   5.03                   292,680                                                  Fee              8.00
   5.04                   267,559                                                  Fee             10.00
   5.05                   354,163                                                  Fee             16.00
   5.06                   356,079                                                  Fee
   5.07                   247,084                                                  Fee
   5.08                   222,858                                                  Fee
   5.09                   186,544                                                  Fee
   5.10                   244,988                                                  Fee
   5.11                   201,009                                                  Fee              4.00
   5.12                   267,829                                                  Fee
   5.13                   269,759                                                  Fee
   5.14                   195,237                                                  Fee
   5.15                   175,842                                                  Fee
   5.16                   172,372                                                  Fee
   5.17                   179,610                                                  Fee
   5.18                   145,358                                                  Fee
   5.19                   157,782                                                  Fee
   5.20                   193,152                                                  Fee
   5.21                   134,653                                                  Fee
   5.22                    79,287                                                  Fee
   5.23                   108,918                                                  Fee
   5.24                   165,448                                                  Fee
   5.25                    75,274                                                  Fee
   5.26                   124,426                                                  Fee
   5.27                   137,719                                                  Fee
   5.28                   102,564                                                  Fee
   5.29                   145,566                                                  Fee              5.00
   5.30                    91,782                                                  Fee
   5.31                   157,043                                                  Fee             18.00
   5.32                   187,696                                                  Fee
   5.33                    94,500                                                  Fee
   5.34                   174,412                                                  Fee
   5.35                   142,623                                                  Fee
   5.36                    68,309                                                  Fee
   5.37                   115,274                                                  Fee
   5.38                   115,005                                                  Fee
   5.39                    78,727                                                  Fee
   5.40                   137,676                                                  Fee
   5.41                    57,596                                                  Fee
   5.42                    66,209                                                  Fee
   5.43                    95,102                                                  Fee
   5.44                    61,688                                                  Fee
   5.45                    64,012                                                  Fee             15.00
   5.46                    85,308                                                  Fee              7.00
   5.47                    65,469                                                  Fee
   5.48                    63,286                                                  Fee
   5.49                    82,806                                                  Fee
   5.50                    65,861                                                  Fee
   5.51                    58,175                                                  Fee              5.00
   5.52                    93,963                                                  Fee
   5.53                    68,706                                                  Fee
   5.54                    16,322                                                  Fee
     6                  5,194,636                   1.19                           Fee
   6.01                 1,324,320                                                  Fee
   6.02                 1,064,112                                                  Fee
   6.03                   648,745                                                  Fee
   6.04                   607,307                                                  Fee
   6.05                   579,068                                                  Fee
   6.06                   321,859                                                  Fee
   6.07                   234,995                                                  Fee
   6.08                   189,290                                                  Fee
   6.09                   224,940                                                  Fee
     7                  5,256,246                   1.60                        Leasehold
     8                  3,592,321                   1.30                           Fee            Various
   8.01                   983,453                                                  Fee              4.00
   8.02                   751,600                                                  Fee              4.00
   8.03                   536,657                                                  Fee              7.00
   8.04                   366,151                                                  Fee             12.00
   8.05                   309,312                                                  Fee
   8.06                   217,786                                                  Fee
   8.07                   157,728                                                  Fee             12.00
   8.08                   120,676                                                  Fee             16.00
   8.09                    88,080                                                  Fee
   8.10                   -27,345                                                  Fee              7.00
   8.11                    63,221                                                  Fee             12.00
     9                  3,233,361                   1.32                           Fee                                   400,000
    10                  3,126,827                   1.23                           Fee
    11                  6,456,485                   2.28                         Various
   11.01                1,232,853                                                  Fee
   11.02                1,014,228                                                  Fee
   11.03                  789,741                                                  Fee
   11.04                  644,274                                                  Fee              3.00
   11.05                  644,570                                                  Fee
   11.06                  459,705                                                  Fee
   11.07                  635,240                                               Leasehold
   11.08                  473,071                                               Leasehold
   11.09                  355,860                                               Leasehold
   11.10                  206,944                                                  Fee
    12                  2,829,773                   1.25                           Fee                                   400,000
    13                  2,776,815                   1.32                           Fee             19.00
    14                  2,352,594                   1.23                           Fee             17.00                  19,900
    15                  2,349,421                   1.34                           Fee
    16                  4,445,398                   2.40                           Fee
   16.01                  517,696                                                  Fee
   16.02                  529,705                                                  Fee
   16.03                  675,799                                                  Fee
   16.04                  424,980                                                  Fee
   16.05                  410,155                                                  Fee
   16.06                  440,862                                                  Fee
   16.07                  288,220                                                  Fee
   16.08                  354,157                                                  Fee
   16.09                  291,483                                                  Fee
   16.10                  269,910                                                  Fee
   16.11                   97,768                                                  Fee
   16.12                   97,768                                                  Fee
   16.13                   46,895                                                  Fee
    17                  1,767,082                   1.26                           Fee             18.00                  30,375
    18                  2,150,769                   1.58                      Fee/Leasehold
    19                  1,509,235                   1.20                           Fee
    20                  2,282,819                   1.90                           Fee
    21                  1,494,355                   1.20                           Fee             18.00                  13,688
    22                  1,480,740                   1.27                           Fee             10.00                  43,158
    23                  1,962,914                   1.55                           Fee
    24                  1,356,563                   1.21                           Fee
    25                  1,830,035                   1.57                           Fee
    26                  1,207,423                   1.25                           Fee
    27                  1,746,912                   1.63                           Fee
    28                  1,205,796                   1.25                           Fee
    29                  1,438,963                   1.42                           Fee
    30                  1,095,981                   1.20                           Fee             19.00                 400,000
    31                  1,416,772                   1.62                           Fee
    32                  1,164,296                   1.35                           Fee             14.00
    33                  1,227,100                   1.50                           Fee
    34                  1,418,213                   1.53                           Fee                                    26,250
    35                  1,103,253                   1.40                           Fee             12.00
    36                  1,007,851                   1.28                           Fee             12.00
    37                  1,037,523                   1.20                           Fee
    38                  1,155,589                   1.48                           Fee                                    15,841
    39                    912,457                   1.21                           Fee             15.00                  57,828
    40                  1,202,688                   1.58                           Fee
    41                    978,311                   1.34                           Fee
    42                  1,018,839                   1.35                           Fee             12.00
    43                  1,011,033                   1.40                           Fee             19.00                 250,000
    44                  1,139,895                   1.39                           Fee
    45                    880,985                   1.26                           Fee             17.00
    46                    924,249                   1.35                           Fee
    47                    786,675                   1.20                           Fee              6.00                   7,813
    48                  1,134,695                   1.50                           Fee
    49                    797,981                   1.22                           Fee             13.00                  13,238
    50                  1,133,138                   1.59                           Fee
    51                  1,127,358                   1.53                           Fee
    52                    765,707                   1.20                           Fee                                    10,341
    53                  1,031,745                   1.46                           Fee
    54                    764,897                   1.24                           Fee                                     3,750
    55                    748,372                   1.22                           Fee                                    12,689
    56                  1,006,717                   1.60                        Leasehold          12.00
    57                    738,081                   1.29                           Fee                                    32,938
    58                    683,862                   1.25                           Fee                                    68,414
    59                    839,231                   1.56                           Fee                                     4,938
    60                    656,245                   1.23                           Fee             16.00                  36,294
    61                    737,003                   1.46                           Fee
    62                    634,459                   1.28                        Leasehold           6.00
    63                    608,774                   1.21                           Fee
    64                    670,075                   1.27                           Fee                                    25,625
    65                    706,034                   1.47                           Fee
    66                    625,250                   1.26                           Fee                                     2,188
    67                    600,230                   1.38                           Fee
    68                    645,705                   1.40                        Leasehold          14.00
    69                    627,030                   1.38                           Fee                                    90,875
    70                    489,055                   1.24                           Fee                                    16,950
    71                    537,896                   1.33                           Fee             19.00                 137,500
    72                    822,218                   1.97                           Fee
    73                    586,679                   1.49                           Fee                                     3,081
    74                    519,864                   1.35                           Fee
    75                    603,156                   1.54                           Fee                                   111,250
    76                    489,850                   1.29                        Leasehold                                 50,000
    77                    706,764                   1.89                           Fee             16.00
    78                    436,500                   1.20                           Fee                                    11,813
    79                    582,493                   1.70                           Fee             10.00
    80                    434,433                   1.33                           Fee
    81                    428,458                   1.60                           Fee                                    12,304
    82                    629,807                   1.73                           Fee
    83                    423,256                   1.37                           Fee
    84                    420,143                   1.36                           Fee
    85                    379,761                   1.47                           Fee
    86                    385,101                   1.29                           Fee             19.00                  13,844
    87                    528,733                   1.24                           Fee                                   131,875
    88                    376,828                   1.33                           Fee
    89                    375,326                   1.31                           Fee
    90                    378,236                   1.26                           Fee             11.00                  67,275
    91                    443,822                   1.35                           Fee
    92                    450,887                   1.49                           Fee                                     8,625
    93                    722,345                   2.28                           Fee              5.00
    94                    329,655                   1.28                           Fee              9.00                     500
    95                    326,617                   1.27                           Fee                                    60,831
    96                    536,501                   1.24                           Fee
    97                    481,873                   1.87                           Fee
    98                    307,997                   1.38                           Fee                                    13,594
    99                    258,397                   1.23                           Fee             11.00                  36,813
    100                   265,564                   1.38                           Fee
    101                   432,798                   1.19                           Fee
    102                   255,212                   1.38                           Fee
    103                   260,703                   1.30                           Fee
    104                   271,578                   1.60                           Fee             14.00                  88,705
    105                   253,114                   1.36                           Fee
    106                   226,064                   1.41                           Fee
    107                   273,028                   1.91                           Fee
    108                   189,521                   1.41                           Fee                                    60,563
    109                   139,973                   1.20                           Fee              6.00                  12,500
    110                   139,484                   1.38                           Fee
    111                    77,670                   1.41                           Fee




                    UPFRONT            UPFRONT            UPFRONT           UPFRONT           UPFRONT            UPFRONT
                     CAPEX              ENVIR.             TI/LC            RE TAX              INS.              OTHER
  LOAN #          RESERVE ($)         RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($) (28)
  ------          -----------         -----------       -----------       -----------       -----------      ----------------

     1
     2                                                                     3,212,062            266,348           5,006,453
     3
     4                                                                       373,760             52,905
   4.01
   4.02
   4.03
     5                                    412,991                            388,608             26,305
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6                                                     940,000                                                  218,850
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7                                                                        23,026                                833,439
     8                                                     250,000
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9
    10                                                                        74,470             24,488
    11               188,000                                                 330,300                                 60,364
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12                                                                                                            1,000,000
    13
    14                                                                        94,468
    15                                                                        49,579             22,046             899,415
    16               128,089                                                 193,740
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17                                                                        34,350             29,788             500,000
    18                                        938                             19,188              4,169
    19                                                                       207,083
    20
    21                                                                        35,769             25,042
    22                                                     100,000                               14,623              91,703
    23                                                                        47,704
    24                                                      62,481            54,583                                 10,532
    25               250,000                                                                                        224,000
    26                                                     100,000            14,502              1,317             258,000
    27
    28                                                     200,000            59,222              5,790
    29                                                                         7,932             10,202
    30                                                                         4,861
    31
    32                                                                         7,836                                 66,500
    33
    34                                                                       124,537             18,771
    35
    36                26,886
    37                                                                        29,309                                  2,500
    38
    39                                    245,675                             18,395
    40                                                                        11,753
    41
    42                12,500                               200,000            17,654              3,026              14,816
    43                                                                        42,612              6,012
    44                                                                       138,806             16,252              71,700
    45                29,280                                25,000
    46               250,000
    47                47,700                                                  22,082              2,590
    48                                                                        91,636
    49               184,235                                                  20,082              7,159             350,000
    50                 8,628
    51                                                                       143,325                                600,000
    52                                                                        21,032             17,375
    53
    54                                                                        12,437
    55                                                                        11,670             12,712
    56                                                                                                               22,070
    57                                        500
    58                                                                        12,072             13,393
    59                                                                        47,705             24,148
    60                81,969                                                  19,945              4,471
    61                69,025                               237,000                                3,996
    62                                                                        19,553              5,056             200,000
    63
    64                                                                        15,761              3,008
    65                50,000                                                  10,008             18,504
    66                                                                         3,844
    67                                                                                                               16,250
    68
    69                30,000              100,000           75,000                                4,972              60,000
    70               161,660                                                                      1,736
    71                                                                        30,800
    72                                        750
    73                 5,063                                                  43,377             16,272              10,081
    74
    75
    76                                                                        95,781
    77                                                                        29,719              5,001
    78                                                                                                               30,299
    79                                                                         6,594              5,038
    80                                                                         9,239
    81
    82                                                                                           16,606
    83                                                      80,000            18,722
    84                                                                        17,960             12,031
    85                                                                        30,081             26,504              38,891
    86
    87                                                                                                              478,000
    88                                                     150,000            23,807              6,752
    89
    90                                                                        17,962              4,490
    91
    92                                                                        31,101             25,124
    93                                                                        13,537              8,603             110,000
    94                                                                         4,535              2,337
    95
    96
    97               205,000                                                                      8,983
    98
    99                                                                        10,171              3,130
    100
    101
    102                                                                       19,269              4,845             110,000
    103
    104
    105                                                                        2,555              4,812
    106                                                     90,450
    107                                                                                                              12,056
    108
    109               12,300                                                   8,577                518
    110
    111




                       MONTHLY                                       MONTHLY
                        CAPEX                     MONTHLY             TI/LC              MONTHLY             MONTHLY
                     RESERVE ($)                  ENVIR.           RESERVE ($)           RE TAX               INS.
  LOAN #    (29) (30) (31) (32) (33) (34) (35)  RESERVE ($)      (36) (37) (38)     RESERVE ($) (39)       RESERVE ($)
  ------    ----------------------------------  -----------      --------------     ----------------       -----------

     1
     2                                                                                       401,508            29,594
     3
     4                              3,993                                35,139               62,293            13,258
   4.01
   4.02
   4.03
     5                             13,547                                                    129,536
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6                                                                   40,114
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7               4% of Gross Revenues                                                     55,603            17,816
     8                              4,269                                14,000               31,082             4,627
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9                              7,500                                                     57,434            11,567
    10                                415                                                     74,470
    11                                                                                        76,209
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12                              9,375                                                     52,410             9,515
    13                              4,176                                 4,167               34,375
    14                              1,294                                10,811               18,894             4,633
    15                              4,858                                                     24,789             4,409
    16                                                                                        62,751
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17                              2,043                                                     17,175             4,965
    18                              3,909                78              12,766               19,188             2,085
    19                              1,390                                 7,817               29,583             1,708
    20                              5,149
    21                              1,536                                 9,523               11,923             2,782
    22                              2,311                                 4,167               13,006             4,874
    23               4% of Gross Revenues                                                     11,926
    24                              4,840                                15,628               54,583
    25                                                                                        13,127            16,350
    26                              1,157                                 4,167               20,300             1,317
    27                              2,142
    28                                730                                                     14,806             2,895
    29                              1,521                                                      7,932             5,101
    30                              1,875                                 5,000                1,620             1,255
    31                              1,433                                 6,250               24,674             1,175
    32                                204                                 3,500                3,918             3,357
    33                              1,525                                 3,750               19,115             1,772
    34                              6,388                                                     17,791             3,754
    35                              2,813                                 8,333               16,274             2,182
    36                                                                    4,167               16,488             3,007
    37                                482                                 5,500                5,862             1,996
    38                              4,795                                10,000               16,752             1,504
    39                              2,228                                 6,500                3,066             1,569
    40                              1,771                                                      3,918             2,994
    41
    42                              3,160                                 6,500               17,654             1,513
    43                              1,546                                 9,500               14,204             2,004
    44                             15,362                                                     27,761             8,126
    45                                                                                        12,383             1,250
    46                              5,667                                                      9,608             3,365
    47                                469                                                      7,361             1,295
    48               4% of Gross Revenues                                                     13,091
    49                                822                                                     10,041             1,193
    50                                719
    51               4% of Gross Revenues                                                     20,475
    52                              4,333                                                      7,011             4,344
    53                             10,486                                                     19,806             3,329
    54                              1,873                                 4,691               12,437             1,921
    55                              3,813                                                      5,835             1,589
    56
    57                                650                                 2,083                7,175             1,392
    58                                629                                 2,266               12,072             1,420
    59                              1,456                                 3,979                9,541             2,081
    60                              1,030                                                      6,649             1,490
    61                                908                                 4,000                3,874             1,332
    62                                322                                 2,917                4,888             2,528
    63                              5,063                                                     10,310             2,796
    64                              3,330                                                      7,880             1,504
    65                              1,284                                 5,783               10,008             3,701
    66                                887                                 2,219                3,844             1,099
    67                                196                                 2,083               11,167               982
    68                              1,313                                 8,333                9,233             1,418
    69                              2,660                                 6,385               30,623             2,486
    70                                741                                 2,084                5,627             1,736
    71                                820                                 4,100                7,700               821
    72                              6,825                                                      7,560             4,842
    73                              5,063                                                     14,459             2,712
    74
    75                              1,141                                                      7,733               998
    76
    77                                                                                         7,430             1,250
    78
    79                                                                                         3,297
    80                                367                                 2,500                3,080               908
    81
    82                              5,349                                                      5,528
    83                                368                                                      2,764             1,598
    84                                                                                         4,490             1,094
    85                                                                                        15,040             2,650
    86                                231                                                      6,112               450
    87                                654                                 1,250                6,467             1,438
    88                                371                                                      5,952               675
    89
    90                                477                                 2,385                4,834               806
    91                                443                                 1,250                8,451               667
    92                              4,400                                 3,178                4,450             2,094
    93               4% of Gross Revenues                                                      3,384
    94                                530                                 2,650                2,267               776
    95                                375                                 1,000                6,040               577
    96                                960                                                     11,148
    97                              5,784                                                      6,896
    98                              1,087                                 2,500               13,621               678
    99                                750                                                      2,543             1,043
    100                               701                                 1,250                8,921               516
    101
    102                               450                                                      2,753             2,422
    103                             2,500                                                      5,266             2,764
    104
    105                               127                                   533                  894               535
    106                               181                                   833                9,452               502
    107                               124
    108                               181                                   833                4,861               449
    109                               121                                                      2,859               259
    110                               842                                 1,250                2,558               368
    111                               350                                   667                1,723               172




                                                                                     LARGEST TENANT
                        MONTHLY                    ---------------------------------------------------------------------------------
                         OTHER        SINGLE                                                                             LEASE
  LOAN #              RESERVE ($)     TENANT       TENANT NAME                                          UNIT SIZE   EXPIRATION (40)
  ------              -----------     ------       -----------                                          ---------   ---------------

     1                                  No         Nordstrom                                               206,197     3/31/2035
     2                    423,484       No         Ketchum                                                 100,876    11/30/2015
     3                                  No         Macy's                                                  162,970    10/31/2014
     4                                  No
   4.01                                 No         McDonald Bradley, Inc                                    54,868     4/30/2014
   4.02                                 No         France Telecom Long Distance USA, LLC                    55,504     9/30/2009
   4.03                                 No         Veritas Software Global, LLC                             28,036     8/31/2014
     5                                  No
   5.01                                 No
   5.02                                 No
   5.03                                 No
   5.04                                 No
   5.05                                 No
   5.06                                 No
   5.07                                 No
   5.08                                 No
   5.09                                 No
   5.10                                 No
   5.11                                 No
   5.12                                 No
   5.13                                 No
   5.14                                 No
   5.15                                 No
   5.16                                 No
   5.17                                 No
   5.18                                 No
   5.19                                 No
   5.20                                 No
   5.21                                 No
   5.22                                 No
   5.23                                 No
   5.24                                 No
   5.25                                 No
   5.26                                 No
   5.27                                 No
   5.28                                 No
   5.29                                 No
   5.30                                 No
   5.31                                 No
   5.32                                 No
   5.33                                 No
   5.34                                 No
   5.35                                 No
   5.36                                 No
   5.37                                 No
   5.38                                 No
   5.39                                 No
   5.40                                 No
   5.41                                 No
   5.42                                 No
   5.43                                 No
   5.44                                 No
   5.45                                 No
   5.46                                 No
   5.47                                 No
   5.48                                 No
   5.49                                 No
   5.50                                 No
   5.51                                 No
   5.52                                 No
   5.53                                 No
   5.54                                 No
     6                                  No
   6.01                                Yes         EGL Global Logistics, LP                                509,190    12/31/2007
   6.02                                Yes         Kellogg USA, Inc.                                       505,040     1/31/2008
   6.03                                Yes         The Gap, Inc.                                           325,000     2/29/2008
   6.04                                Yes         Eagle USA Airfreight, Inc.                              240,000    11/30/2007
   6.05                                Yes         Meadowbrook Meat Co., Inc.                              237,170     5/31/2006
   6.06                                Yes         Hammacher Schlemmer & Co., Inc.                         124,880     3/31/2009
   6.07                                Yes         Sears Logistics Services, Inc.                          120,000     1/14/2006
   6.08                                 No         Genco L. Inc.                                            72,600     5/31/2004
   6.09                                Yes         Sears Logistics Services, Inc.                           96,325    12/31/2006
     7                     83,344       No
     8                               Various
   8.01                                 No         State of WA/DSHS                                         61,091     6/30/2010
   8.02                                 No         State of WA/Gambling Commission                          41,156     5/31/2011
   8.03                                Yes         State of WA/Insurance Commissioner                       46,080     1/31/2012
   8.04                                Yes         State of WA/Attorney General                             33,269    12/31/2006
   8.05                                Yes         State of WA/DSHS                                         28,383    10/31/2008
   8.06                                Yes         State of WA/DSHS                                         25,307     7/31/2005
   8.07                                Yes         State of WA/Dept. of Corrections                         18,104     5/31/2009
   8.08                                 No         State of WA/Dept. of Licensing                            6,147     7/31/2005
   8.09                                Yes         State of WA/Employment Security                          10,800     3/31/2006
   8.10                                Yes         State of WA/DSHS                                         12,650       m-t-m
   8.11                                Yes         State of WA/Dept. of Licensing                            5,746     1/31/2008
     9                                  No
    10                                  No         Webster Chicago Cinemas, Inc.                            49,500     3/31/2019
    11                                  No
   11.01                                No
   11.02                                No
   11.03                                No
   11.04                                No
   11.05                                No
   11.06                                No
   11.07                                No
   11.08                                No
   11.09                                No
   11.10                                No
    12                                  No
    13                                  No         Metropolix                                              103,904     8/5/2006
    14                                  No         Cedars Sinai                                             10,666     9/30/2007
    15                                  No
    16                                  No
   16.01                                No
   16.02                                No
   16.03                                No
   16.04                                No
   16.05                                No
   16.06                                No
   16.07                                No
   16.08                                No
   16.09                                No
   16.10                                No
   16.11                                No
   16.12                                No
   16.13                                No
    17                                  No         JCPenney                                                 67,104     2/28/2012
    18                                  No         CSK Auto, Inc.                                          114,691    10/31/2012
    19                                  No         Marshalls                                                38,000     1/31/2015
    20                                  No
    21                                  No         Holy Cross Surgery Center                                10,884    10/31/2006
    22                                  No         Mann Theatres/W.F. Cinema Holdings, LP                   40,000    11/17/2014
    23                                  No
    24                                  No         Westwood College of Technology                           40,809    11/30/2014
    25                                  No
    26                                  No         Bashas                                                   54,434     7/31/2024
    27                                 Yes         FNBA                                                    128,502     3/31/2015
    28                                  No         Regus                                                    64,741     3/7/2016
    29                                  No
    30                                  No         Home Depot                                              135,000     1/31/2010
    31                                  No         Spencer Savings Bank                                     32,495     8/31/2012
    32                                  No         Moose McGillyCuddy's                                      5,908     2/16/2013
    33                                  No         MetLife Insurance                                        41,205    11/25/2011
    34                                  No
    35                                 Yes         Washington Mutual                                        89,971    12/29/2009
    36                                  No         Well & Fit ADHC                                           7,280     4/1/2007
    37                                  No         Prudential                                                8,245    12/31/2015
    38                                  No         Millenium                                                32,504    10/14/2008
    39                                  No         Fiesta Discount                                          20,160     9/30/2008
    40                                  No
    41                                 Yes         Fiesta Mart, Inc.                                       132,125     3/31/2025
    42                                  No         Beall's Outlet                                           28,000     4/30/2009
    43                                  No         Northridge Insurance Agency                               6,496     4/30/2010
    44                     23,900       No
    45                                  No         Ralphs                                                   42,731     4/10/2015
    46                                  No
    47                                  No         Kidz Gymz                                                 4,070     1/11/2009
    48                                  No
    49                                  No         Marshall's Dept. Store                                   25,736     1/31/2012
    50                                 Yes         CarMax, Inc.                                             50,736     2/27/2025
    51                                  No
    52                                  No
    53                                  No
    54                                  No         Ace Hardware, Inc.                                       12,500    12/31/2010
    55                                  No
    56                                 Yes         Dave & Busters                                           45,000     4/20/2020
    57                                  No         Monty LLC                                                 8,805    10/31/2011
    58                                  No         BC Sports                                                 7,765     1/31/2006
    59                                  No         Southern New England Telephone Company                   74,903     8/31/2014
    60                                  No         COR Healthcare Medical Associates                         7,246    12/31/2009
    61                                  No         Top Cue Inc.                                              8,280     4/30/2008
    62                                  No         SSA Offices                                               9,555     6/30/2012
    63                                  No
    64                                  No
    65                                  No         Olde Time Pottery                                        85,063     1/5/2017
    66                                  No         World Gym                                                28,826     6/30/2019
    67                                  No         Bombay Furniture                                          8,500     3/31/2015
    68                                 Yes         Washington Mutual Bank                                   78,783    12/29/2009
    69                                  No         Country Squire Food Mart                                 15,000     4/30/2009
    70                                  No         Pikes Peak Library District                               8,668    12/31/2014
    71                                  No         First Fidelity Centers, Inc.                              3,476     4/30/2008
    72                                  No
    73                                  No
    74                                 Yes         Fiesta Mart, Inc.                                        64,541     3/31/2025
    75                                  No         Hunter Associates Laboratory, Inc.                       46,994     3/27/2017
    76                                 Yes         Walgreen's                                               14,480     9/30/2029
    77                                  No         Memorial Health Services                                 14,444     3/31/2008
    78                                 Yes         Walgreen's                                               14,560     9/30/2029
    79                                  No         Wells Fargo Bank                                          6,018     12/1/2011
    80                                  No         Maurice's                                                 4,500    10/31/2009
    81                                 Yes         24-Hour Fitness                                          26,000     8/31/2016
    82                                  No
    83                                  No         Las Vegas Buffet                                          9,100     1/31/2008
    84                                  No         Walgreen's                                               13,940     9/30/2042
    85                                 Yes         Banana Republic                                          18,491     1/31/2008
    86                                 Yes         Trader Joe's                                             18,472    11/30/2013
    87                                  No         Union County Orthopedics                                 13,000     2/28/2020
    88                                  No         Gracy Title                                               2,785     2/28/2006
    89                                 Yes         CVS Pharmacy, Inc.                                       13,813    11/25/2023
    90                                  No         Final Score                                               2,750     3/14/2010
    91                                  No         Tanners                                                   5,800     4/30/2013
    92                                  No         Apex Apparel                                             75,146     6/30/2006
    93                                  No
    94                                  No         Mad Wills                                                16,000     4/30/2007
    95                                  No         West Marine Product                                       5,394     6/18/2008
    96                                  No
    97                                  No
    98                                  No         Goodyear                                                  5,789     6/30/2006
    99                                  No
    100                                 No         Video Library                                             9,860     1/31/2010
    101                    30,406      Yes         Wal-Mart                                                100,774     1/31/2014
    102                                 No
    103                                 No
    104                                Yes         24 Hour Fitness - Monrovia                               17,000    12/31/2014
    105                                 No         Sprint Store                                              4,220     7/31/2010
    106                                 No         Sunset Grill                                              4,549    11/30/2009
    107                                Yes         Walgreen's                                               14,820     5/31/2080
    108                                 No         Executive Hills Family Dentistry                          3,390     8/31/2006
    109                                 No         Dr. Joss                                                  4,704    11/30/2006
    110                                 No         Dolgencorp, Inc.                                          8,400     8/31/2008
    111                                 No         MLK Sunseekers, LLC                                       2,400     9/30/2006




                                            2ND LARGEST TENANT
            --------------------------------------------------------------------------------------
                                                                                          LEASE
  LOAN #    TENANT NAME (3)                                           UNIT SIZE         EXPIRATION
  ------    ---------------                                           ---------         ----------

     1      Neiman Marcus                                                  143,196      1/21/2017
     2      Crain Communications                                            90,531      2/28/2009
     3      Sears                                                           77,582      10/17/2013
     4
   4.01     Triple Canopy, Inc.                                             27,434      6/30/2010
   4.02     Dieca Communications, Inc                                       37,517      7/31/2010
   4.03     Finetre Corporation                                             28,036      9/30/2007
     5
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08     BT Property, Inc.                                               40,000      10/31/2010
   6.09
     7
     8
   8.01     State of WA/Employment Security                                 21,330      8/31/2005
   8.02     State of WA/Dept. of Revenue                                    19,748      9/30/2006
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08     Sylvan Learning Center                                           3,238      11/30/2006
   8.09
   8.10
   8.11
     9
    10      Bally Total Fitness                                             32,315      11/30/2014
    11
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12
    13      Ralph's Grocery Co. - Ralph's #735                              36,646      7/31/2015
    14      Nations Surgery Center                                           9,600      3/31/2012
    15
    16
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17      Office Max                                                      23,584      8/31/2010
    18      Clear Channel Communications                                    26,161      3/31/2006
    19      Bed, Bath and Beyond                                            38,000      12/1/2020
    20
    21      NMC-Mission Hills                                               10,639       3/1/2006
    22      Newberry Schools                                                10,790      9/30/2009
    23
    24      Educational Commission for Foreign                              18,792      5/31/2014
    25
    26      Native New Yorker                                                5,491      6/30/2014
    27
    28      Strategic Business Systems                                      11,776      2/28/2010
    29
    30
    31      Verizon Information Systems                                     17,277      9/30/2009
    32      Higgins Harte International Galleries                            2,825      12/31/2009
    33      U.S. Department of Justice                                      15,403      5/31/2015
    34
    35
    36      East West Bank                                                   5,000      3/17/2006
    37      Fidelity Brokerage Services, LLC                                 8,035      2/28/2014
    38      Najarian Associates                                             14,400       1/6/2013
    39      Dollar Tree                                                     10,000      8/31/2007
    40
    41
    42      Millers Outpost                                                 21,000      1/31/2007
    43      Titan Corporation                                                5,998      2/28/2007
    44
    45      Savon Drugs                                                     16,480      5/21/2017
    46
    47      Ichihana                                                         3,700      2/28/2007
    48
    49      Pier 1 Imports (U.S.), Inc.                                      7,500      2/29/2008
    50
    51
    52
    53
    54      Beall's Outlet                                                  12,500      4/30/2007
    55
    56
    57      Vtech Ind                                                        4,860      7/17/2007
    58      Houston's Restaurants, Inc.                                      6,688      3/31/2010
    59      Fairfield County Record Retention                               15,500      7/31/2009
    60      San Pedro Peninsula Hospital                                     3,270      5/31/2005
    61      Radtrax                                                          8,126      5/31/2006
    62      Tan Hawaii Golf Shop                                             1,658      12/31/2006
    63
    64
    65      Pino Tile                                                        4,000      1/31/2010
    66      Tuesday Morning                                                  9,116      1/15/2009
    67      Potbelly Sandwich Works                                          2,283      12/26/2014
    68
    69      Pay Half                                                         9,610      1/31/2014
    70      Movie Gallery                                                    6,075      1/31/2008
    71      Dan Monaco                                                       2,925      3/21/2007
    72
    73
    74
    75      Whitham, Curtis & Christofferson, P.C.                           6,551      4/30/2008
    76
    77      Advanced Healthcare Group                                        8,170      4/30/2008
    78
    79      Citibank - CRS                                                   3,500      10/12/2011
    80      Primo's                                                          3,250      10/31/2011
    81
    82
    83      Florida Oasis                                                    8,900       9/1/2006
    84      Play It Again Sports                                             3,027      10/31/2007
    85
    86
    87      Health South                                                     9,455      12/31/2005
    88      Popeye's Chicken                                                 2,320      8/31/2009
    89
    90      Valencia Lighting                                                2,500      10/31/2006
    91      Gragg's Paint of Lawence, Inc.                                   5,136      7/31/2009
    92      American Knitting                                               72,000      6/30/2006
    93
    94      Fresh Air Media, Inc.                                           12,000      3/31/2006
    95      Imperial Cafe                                                    3,300      10/31/2009
    96
    97
    98      Danceworks Conservatory, Inc.                                    4,400      9/30/2006
    99
    100     James L. Ney, Inc.                                               3,940      1/31/2006
    101
    102
    103
    104
    105     Mama Fresco's                                                    3,780      9/30/2019
    106     Fortune Wok                                                      3,158      1/20/2010
    107
    108     Pride Cleaners                                                   2,752      12/31/2009
    109     Dr. M. Vyas & Dr. J. Vyas                                        2,921      8/31/2005
    110     Econo-Lube N' Tune                                               2,830      10/19/2009
    111     Prairie Lithographs & Fine Art                                   1,484      6/30/2006




                                                      3RD LARGEST TENANT
            ---------------------------------------------------------------------------------------------------
                                                                                                        LEASE
  LOAN #    TENANT NAME                                                              UNIT SIZE       EXPIRATION
  ------    -----------                                                              ---------       ----------

     1      Crate & Barrel                                                                 32,591     1/31/2011
     2      Parade Publications                                                            82,444     8/31/2010
     3      Ka'ahumanu Theater                                                             26,356    11/30/2014
     4
   4.01     Cap Gemini Ernst & Young Government Solutions, LLC                             19,754    12/31/2009
   4.02     Windward Consulting Group, Inc.                                                14,735    10/31/2011
   4.03     Trusted Computer Solutions, Inc.                                               21,200     8/31/2008
     5
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
   5.20
   5.21
   5.22
   5.23
   5.24
   5.25
   5.26
   5.27
   5.28
   5.29
   5.30
   5.31
   5.32
   5.33
   5.34
   5.35
   5.36
   5.37
   5.38
   5.39
   5.40
   5.41
   5.42
   5.43
   5.44
   5.45
   5.46
   5.47
   5.48
   5.49
   5.50
   5.51
   5.52
   5.53
   5.54
     6
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
     7
     8
   8.01     Crazee Espresso                                                                   783     9/27/2005
   8.02     State of WA/Sentencing Guidelines                                               2,974     8/31/2009
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.09
   8.10
   8.11
     9
    10      Barnes & Noble Booksellers, Inc.                                               29,957     4/30/2012
    11
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
    12
    13      Rite-Aid Corp. Store #5728                                                     27,465     9/30/2015
    14      Insight Health Corp.                                                            6,025    11/30/2012
    15
    16
   16.01
   16.02
   16.03
   16.04
   16.05
   16.06
   16.07
   16.08
   16.09
   16.10
   16.11
   16.12
   16.13
    17      Cost Plus Inc.                                                                 18,000     6/30/2015
    18      21st Century Insurance                                                          8,375     4/30/2006
    19      Michaels                                                                       24,000     8/31/2014
    20
    21      Ramin Ganjianpour, M.D.                                                         4,987     4/30/2012
    22      Water & Power Community Credit Union                                            5,250     5/30/2007
    23
    24      Stanley Consultants, Inc.                                                      13,932     2/29/2008
    25
    26      Blockbuster Video                                                               4,800     1/31/2010
    27
    28
    29
    30
    31      Langan Engineering                                                              7,582     5/30/2010
    32      Lassen International                                                            1,680     4/30/2006
    33      RCFL - Block A                                                                 14,975     5/18/2010
    34
    35
    36      Village Montessori Academy                                                      4,669     5/31/2013
    37      Schneithorst's or The Kaffee Haus                                               4,929    12/31/2013
    38      Eastern Title                                                                   7,487     7/31/2010
    39      99 Cents Plus                                                                  10,000    12/31/2008
    40
    41
    42      Applebees                                                                       6,089     3/28/2010
    43      City National Bank                                                              5,082    10/31/2009
    44
    45      Blockbuster                                                                     5,854     3/31/2007
    46
    47      Lamppost Pizza                                                                  2,940     2/22/2010
    48
    49      Children's Retail                                                               6,436     8/31/2005
    50
    51
    52
    53
    54      La Mansion Furniture                                                           12,500     9/30/2012
    55
    56
    57      Seacloth LLC                                                                    3,134     9/1/2008
    58      Retro Interiors                                                                 6,091    12/31/2012
    59      Planet Fitness Center                                                          15,125     4/4/2015
    60      Kenneth J. Miller, M.D., INC.                                                   2,951     9/30/2011
    61      Pho Huong Saigon                                                                3,385     8/31/2005
    62      Integrated Concepts                                                             1,512     9/30/2011
    63
    64
    65      Renters Choice, Inc.                                                            4,000    10/31/2009
    66      Tammy D'Antonio (Little Gym)                                                    3,037     3/31/2010
    67      Caribou Coffee                                                                  2,083     3/31/2015
    68
    69      Family Dollar, Inc.                                                             8,440    12/31/2005
    70      Sharon Montville                                                                5,200     4/30/2007
    71      Manuel Miller A.P.C.                                                            2,685    12/31/2005
    72
    73
    74
    75      NV Enterprises, Inc.                                                            5,649     3/31/2009
    76
    77      Insight Health Corp.                                                            5,623    12/31/2007
    78
    79      Cingular Wireless                                                               3,360    11/11/2008
    80      PayLess ShoeSource                                                              3,000    12/31/2013
    81
    82
    83      Ruby Tuesday                                                                    6,000    12/31/2010
    84      Dental Health Resources                                                         2,400    11/30/2007
    85
    86
    87      Linden Surgical Center, LLC                                                     6,027     2/28/2020
    88      Mexican Restaurant                                                              2,307     2/28/2006
    89
    90      Korean Community Ctr.                                                           2,185    10/31/2008
    91      Movie Gallery                                                                   3,306     5/31/2009
    92      Gateway Industrial Services                                                    68,000     6/30/2007
    93
    94      Dal Tile                                                                        7,200     8/31/2009
    95      Circle K Store                                                                  3,200     6/4/2009
    96
    97
    98      Continua Home Health, L.L.C.                                                    3,875     2/28/2010
    99
    100     Callahan's                                                                      3,200     3/31/2010
    101
    102
    103
    104
    105
    106     The Great Frame Up                                                              1,805    12/31/2009
    107
    108     College Boulevard Wine & Spirits                                                2,100    12/31/2009
    109     Orthopaedic Consultants of OC                                                   2,033     3/31/2006
    110     Doghouse Bar and Grill                                                          1,715     2/28/2014
    111     Mitsu & Aris Sato                                                               1,368     1/31/2007


                             FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

(1)      For mortgage loans secured by multiple mortgaged real properties, the
         Occupancy % for such Mortgage Loans is the weighted average Occupancy %
         of each mortgaged real property based on square footage, number of units, number of pads, number of rooms or Appraised Value ($).

(2)      The Occupancy % for the Park N Go mortgage loan is based upon the economic occupancy of the Park N Go mortgage property.

(3)      Occupancy % for the Plaza Ridge Property II in the ACP Woodland Park
         portfolio is reflected on a percentage leased basis. The second largest tenant's lease begins on July 1, 2005.

(4)      UW DSCR (x) and Appraised Value ($) for the ACP Woodland Park I
         mortgage loan was calculated based on certain assumptions related to the property's lease-up in order to achieve a stabilized value. These assumptions are consistent with the performance related criteria required to obtain the release of a cash holdback that serves as additional collateral. The "as is" UW DSCR (which is based on a NCF of
         $6,808,539) is 1.09 (x) based on existing leases in place and without assumptions related to the holdback. The "as-is" LTV based on the cut-off balance is 81.5%.

(5)      UW DSCR (x) and Appraised Value ($) for the Tuscany at McCormick Ranch
         mortgage loan was calculated based on certain assumptions related to the property's lease up in order to achieve a stabilized value. These assumptions are consistent with the performance related criteria required to obtain the release of a cash holdback that serves as additional collateral. The "as is" UW DSCR (which is a NCF of
         $1,159,143) is 1.14 (x) based on existing leases in place and without assumptions related to the cash holdback. The "as-is" LTV based on the cut-off balance is 91.3%.

(6)      With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) are
         calculated on an aggregate basis.

(7)      UW DSCR (x) and Cut-Off Date LTV (%) for the Willow Creek Retail Center
         mortgage loan was calculated after taking into account (i.e. reducing the loan amount by) a cash reserve of $800,000. Before taking this reserve into account, the UW DSCR (x) is 1.15x and the Cut-Off Date LTV
         (%) is 83.4%.

(8)      For mortgage loans secured by multiple mortgaged properties, each mortgage loan's Original Balance ($), Cut-Off Date Balances ($) and
         Maturity/ARD Balance ($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised Value ($).

(9)      The River Drive Center 3 mortgage loan was funded in the amount of
         $13,444,000 with the lender holding back proceeds of $423,000. $400,000 of the holdback is for the difference between an 80% LTV using the
         Appraisal "as is" value of $16.3 million, and "As stabilized" value of
         $16.8 million. The remaining $23,000 is for an insurance dispute that is pending.

(10)     The Original Balance for Tuscany at McCormick Ranch is based on an amended and restated note dated June 23, 2005.

(11)     Each Loan number identifies a group of crossed loans.

(12)     Each Loan number identifies a group of related borrowers.

(13)     For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the trustee fee rate and a correspondence fee rate, if applicable, in total. The Net
         Mortgage Rate % equates to the related Interest Rate % less the related
         Admin. Fee %.

(14)     IO Monthly Debt Service ($) has been determined by dividing IO Annual
         Debt Service ($) by 12.

(15)     With respect to U-Haul Self Storage Portfolio I, Murrieta Town Center,
         West Ridge Corporate Center, Normandy Plaza and Jennings Road Self
         Storage mortgage loans, the Rem. Term, First Payment Date, I/O Period, and the Remaining Prepayment Provision (Payments) for these loans were adjusted to include 1 (one) interest-only period to reflect the interest payment the Trust will receive on July 1, 2005.

(16)     For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

(17)     With respect to Tharaldson Portfolio IIA, Tharaldson Portfolio IIB,
         Recker Brown Center, Casa Grande Center, and Auburn Business Center,
         the Payment Date has changed to the 8th of the month. This change became effective after each loan's First Payment Date.

(18)     The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O"
         represents remaining open periods, and "YM" represents remaining yield maintenance periods.

(19)     The Bell Plaza, Courtyards Apartments, Hilton Tampa Bay/North Redington
         Beach Resort, Madison Meadows Apartments, Park Forest Apartments, The
         Villas of Sage Creek Apartments, Trader Joes, Northridge Service Center
         - NSC 17, and Northridge Service Center - NSC 10 mortgage loans provide for prepayment premiums, as defined in the applicable mortgage loan documents (the "Yield Maintenance Amount"), that equal the present value, as of the

         Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the
         Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
         Rates under the heading U.S. Governmental Securities/Treasury Constant
         Maturities for the week ending prior to the Prepayment Date, of U.S.
         Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

(20)     In connection with a bona fide sale of an individual property, the borrower on the HSA Industrial Portfolio I has the right to pay down the loan up to $25 million including the payment of the greater of the principal amount being prepaid subject to a yield maintenance formula at any time prior to a date that is two years from the closing date of this securitization.

(21)     With respect to the U-Haul Self Storage Portfolio I mortgage loan, the
         2003 NOI ($) and 2004 NOI ($) is based upon the trailing-twelve month period ending March 31, 2003 and March 31, 2004, respectively.

(22)     The sum of each 2004 NOI ($) for the Prium Office Portfolio II mortgage properties is not equal to the 2004 NOI ($) for the Prium Office
         Portfolio II mortgage loan as the 2004 NOI ($) for each of the Prium
         Portfolio mortgage properties is based upon trailing-twelve months as of September 30, 2004, while the 2004 NOI ($) for the Prium Portfolio mortgage loan is based upon trailing-twelve months as of December 31,
         2004.

(23)     The sum of each UW NCF ($) for the Prium Office Portfolio II mortgage properties do not equal the UW NCF ($) for the Prium Office Portfolio
         II mortgage loan as a credit of $25,000 was applied to account for the
         Upfront TI/LC Reserve ($) over the term of the loan.

(24)     UW DSCR (x) for loans with partial interest-only periods is shown after the expiration of the I/O period.

(25)     In the case of The Westchester mortgage loan, the UW DSCR (x) was calculated based upon the aggregate indebtedness of The Westchester pari passu trust mortgage loan and The Westchester pari passu non-trust loan but excludes The Westchester subordinate non-trust loans. If The
         Westchester subordinate non-trust loans were included in the calculation, then the resulting ratio would have been lower.

(26)     With respect to The Westchester, 711 Third Avenue, Queen Ka'ahumanu
         Center, and 1401 Walnut mortgage loans, which are interest-only for the full term with no amortization, UW DSCR (x) for these loans is calculated based upon the IO Annual Debt Service ($) which is calculated a the product of (i) the Original Balance ($), (ii) the
         Interest Rate %, and (iii) 365/360.

(27)     UW DSCR (x) for the Ontario Marketplace mortgage loan was calculated after taking into account (i.e. reducing the loan amount by) a cash reserve of $350,000. Before taking this reserve into account, the UW
         DSCR (x) is 1.24x.

(28)     With regard to The Villas of Sage Creek Apartments mortgage loan, borrower deposited with lender the sum of $1,000,000.00, to be held by lender in escrow (the "Operating Income Reserve"). Borrower may withdraw from the Operating Income Reserve 15 days after the end of each calendar month the amount by which actual collections for such calendar month are less than $400,000.

(29)     The Monthly Capex Reserve ($) for Ocoee Town Square is $1,284 for
         months 1-36 and $1,577 thereafter and the Capex Reserve balance shall not exceed $50,000.

(30)     There is no Monthly Capex Reserve ($) for the Hilton - Tampa Bay/North
         Redington Beach Resort mortgage loan so long as the balance in the
         FF&E Reserve is at least $250,000. If the FF&E reserve falls below this level, then the Monthly FF&E Reserve ($) will equal $25,000.

(31)     There is no Monthly Capex Reserve ($) for the Oceanside Retail Center
         mortgage loan so long as the balance in the Capex Reserve is at least
         $29,280. If the reserve falls below this level, then the Monthly Capex
         Reserve ($) will equal $813.33.

(32)     There is no Monthly Capex Reserve ($) for the Diamond Bar Village
         Center mortgage loan so long as the balance in the Capex Reserve is at least $26,886. If the reserve falls below this level, then the Monthly
         Capex Reserve ($) will equal $746.83.

(33)     There is no Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) for
         the Fiesta Mart - Austin and Fiesta Mart - Dallas mortgage loans so long as there is no Event of Default (as fully described in the related loan documents) or should Fiesta Mart, Inc. become the subject of a voluntary or involuntary bankruptcy proceeding.

(34)     The Monthly Capex Reserve ($) for the Carmax Louisville Kentucky
         mortgage loan commences June 1, 2012 and on each payment date so long as any of the debt is outstanding in the amount of $719.00.

(35)     The Monthly Capex Reserve ($) for the U-Haul Self Storage Portfolio I
         mortgage loan will be collected until the Capex reserve totals $162,564
         (12 months worth of collections). Should the reserve fall below this level, than monthly collections will commence until such time as the
         Capex reserve is replenished.

(36)     There is no Monthly TI/LC Reserve ($) for the North Hills Shopping
         Center and Maricopa Fiesta Shopping Center mortgage loans as long as the balance in the TI/LC Reserve is at least $100,000. If the reserve falls below this level, than the Monthly Escrow TI/LC Reserve ($) will equate to $4,167.

(37)     The Monthly TI/LC Reserve ($) for the Mega Play Plaza mortgage loan is
         $3,000 if the TI/LC Reserve balance falls below $80,000 for months 1-36 and $1,677 if the TI/LC Reserve balance falls below $60,000 thereafter.

(38)     The monthly TI/LC Reserve ($) for the 1401 Walnut mortgage loan starts upon a commencement of a Cash Flow Sweep Period defined as the period of time commencing on (i) January 1, 2007 in the event that Banana
         Republic has not exercised its extension pursuant to the Banana
         Republic Lease and proof of such extension option is delivered and accepted by Lender until the Banana Republic Sweep Termination Event, or (ii) on April 1, 2008 in the event that the Banana Republic Storage
         Lease has expired and the Banana Republic Storage Space has not been leased to a Replacement Tenant pursuant to a New Lease, (iii) on
         February 1, 2012 in the event that Banana Republic has not exercised its second extension option pursuant to the Banana Republic Lease and proof of such extension is delivered and accepted by Lender until the second Banana Republic Sweep Termination Event. The amount of the TI&LC
         Reserves shall not exceed $230,000.00 with respect to a Cash Flow Sweep
         Period defined in the Reserve Agreement or (iii) of the Lockbox
         Agreement or, $250,000.00 with respect to a Cash Flow Sweep Period.

(39)     The Monthly RE Tax Reserve ($) for the U-Haul Self Storage Portfolio I
         mortgage loan will be collected monthly until, when combined with the
         Upfront RE Tax Reserve ($), the balance in the RE Tax reserve totals
         $777,216 (6 months worth of collections). Should the reserve fall below this level, monthly collections will commence until such time as the RE
         Tax reserve is replenished.

(40)     The largest tenant in the 1715 Georgesville Road property in the HSA
         Industrial I Portfolio lease expired on May 31,2004. The tenant has been in occupancy on a month-to-month basis since.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                        Annex A-2 (All Loans)



LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------

                                                                     AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                      NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS         BALANCE            BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc                      49             979,944,449            56.4              5.2799
Countrywide Commercial Real Estate Finance, Inc.         29             456,814,657            26.3              5.6087
PNC Bank, National Association                           33             301,233,846            17.3              5.4298
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  111          $1,737,992,952          100.0%            5.3923%
-----------------------------------------------------------------------------------------------------------------------------




LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                      WTD. AVG.
                                                  REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                     MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                    (MOS.)                (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc                       98                  1.68                65.5                  58.9
Countrywide Commercial Real Estate Finance, Inc.         116                  1.41                72.4                  62.5
PNC Bank, National Association                           116                  1.39                74.5                  63.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  106                 1.56x               68.9%                 60.7%
------------------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------

                                                      NUMBER OF      AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                   MORTGAGED REAL     DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
PROPERTY SUB TYPE                                    PROPERTIES           BALANCE            BALANCE              (%)
------------------------------------------------------------------------------------------------------------------------------

Retail                                                   51             697,864,572            40.2              5.1467
  Anchored                                               14             474,524,331            27.3              4.9843
  Unanchored                                             18             100,646,722            5.8               5.4978
  Single Tenant                                          13             70,883,852             4.1               5.5428
  Shadow Anchored                                         6             51,809,666             3.0               5.4097
Office                                                   33             456,080,202            26.2              5.4387
Hospitality                                              33             180,857,771            10.4              5.8271
Multifamily                                              13             164,654,016            9.5               5.3776
Self Storage                                             56             81,348,114             4.7               5.6483
Industrial                                               12             78,651,389             4.5               5.6305
Manufactured Housing                                      2             34,980,757             2.0               5.9678
Mixed Use                                                 4             31,588,795             1.8               5.6113
Other                                                     1             11,967,335             0.7               6.0100
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  205          $1,737,992,952          100.0%            5.3923%
------------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
PROPERTY SUB TYPE                                   (MOS.)                (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                                                92                  1.71                65.4                  60.2
  Anchored                                            82                  1.87                61.8                  59.1
  Unanchored                                         112                  1.36                74.7                  64.3
  Single Tenant                                      117                  1.43                68.0                  56.8
  Shadow Anchored                                    118                  1.28                77.2                  67.5
Office                                               114                  1.40                72.1                  65.4
Hospitality                                          117                  1.82                64.2                  47.8
Multifamily                                          109                  1.39                72.5                  63.7
Self Storage                                         121                  1.45                73.4                  55.1
Industrial                                           120                  1.25                78.4                  68.1
Manufactured Housing                                 119                  1.42                68.2                  57.8
Mixed Use                                            118                  1.25                76.9                  64.0
Other                                                118                  1.53                59.0                  45.8
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              106                 1.56x               68.9%                 60.7%
-----------------------------------------------------------------------------------------------------------------------------------


                                                        Annex A-2 (All Loans)



PROPERTY LOCATIONS

---------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                              NUMBER OF      AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.       REMAINING TERM TO
                           MORTGAGED REAL     DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE        MATURITY/ARD
STATE                        PROPERTIES           BALANCE            BALANCE              (%)                (MOS.)
---------------------------------------------------------------------------------------------------------------------------

New York                         12             344,305,392            19.8              4.8652                85
California                       33             274,130,367            15.8              5.4411               113
  Southern                       30             245,566,826            14.1              5.4535               112
  Northern                        3             28,563,541             1.6               5.3349               119
Virginia                          9             168,586,589            9.7               5.9393               112
Texas                            11             117,975,040            6.8               5.2688               107
Arizona                          12             114,999,734            6.6               5.5384               118
Hawaii                            3             111,839,031            6.4               4.9477                71
Florida                          11             100,677,045            5.8               5.8467               119
Illinois                         13             75,478,345             4.3               5.6129               106
Ohio                             11             62,311,985             3.6               5.6242               120
New Jersey                        7             58,966,985             3.4               5.2029               124
Washington                       13             50,816,159             2.9               5.4316               114
Missouri                         10             35,608,543             2.0               5.5070               119
Michigan                          6             31,168,144             1.8               5.4628               120
Nevada                            4             23,474,945             1.4               5.5905               118
Kentucky                          2             17,200,000             1.0               6.0078               119
Connecticut                       2             16,219,139             0.9               5.5427               118
Kansas                            6             15,324,366             0.9               5.7804               117
Indiana                           5             15,126,993             0.9               5.8289               102
Pennsylvania                      3             14,232,070             0.8               5.5490               111
Minnesota                         3             14,119,642             0.8               5.6271               119
Oklahoma                          4             13,959,707             0.8               5.1726               118
Maryland                          1             11,967,335             0.7               6.0100               118
Georgia                           3             11,359,239             0.7               5.8499               128
Colorado                          3              7,676,107             0.4               5.5369               119
Oregon                            2              7,093,388             0.4               5.5418               117
Wisconsin                         5              5,561,230             0.3               5.5693               120
New Mexico                        2              3,387,762             0.2               4.8945               118
North Carolina                    2              3,301,948             0.2               5.6820               121
Alaska                            1              2,776,638             0.2               5.6820               121
Montana                           2              2,702,828             0.2               5.4784               119
Wyoming                           1              2,250,501             0.1               5.2380               117
Nebraska                          1              2,157,523             0.1               5.6820               121
Mississippi                       1               645,381              0.0               5.6820               121
West Virginia                     1               592,850              0.0               5.6820               121
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:          205          $1,737,992,952          100.0%            5.3923%               106
---------------------------------------------------------------------------------------------------------------------------




PROPERTY LOCATIONS

----------------------------------------------------------------------------------------

                            WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                               DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                          (x)                 (%)                   (%)
----------------------------------------------------------------------------------------

New York                       2.13                53.2                  52.0
California                     1.34                73.7                  65.1
  Southern                     1.34                73.9                  65.3
  Northern                     1.40                72.5                  64.1
Virginia                       1.37                72.3                  64.0
Texas                          1.47                74.0                  63.7
Arizona                        1.42                72.5                  61.6
Hawaii                         1.56                74.4                  72.5
Florida                        1.46                70.6                  58.1
Illinois                       1.42                69.3                  60.4
Ohio                           1.27                78.3                  67.6
New Jersey                     1.60                68.0                  50.4
Washington                     1.29                78.4                  67.1
Missouri                       1.55                73.8                  59.4
Michigan                       1.28                79.1                  69.4
Nevada                         1.39                72.8                  62.2
Kentucky                       1.41                65.9                  59.8
Connecticut                    1.42                76.4                  64.0
Kansas                         1.38                71.1                  58.1
Indiana                        1.34                72.2                  62.1
Pennsylvania                   1.68                56.8                  47.1
Minnesota                      1.64                70.9                  53.1
Oklahoma                       1.53                74.2                  61.7
Maryland                       1.53                59.0                  45.8
Georgia                        1.42                67.7                  55.0
Colorado                       1.29                78.7                  70.1
Oregon                         1.37                78.3                  64.1
Wisconsin                      1.70                69.8                  51.8
New Mexico                     1.23                54.8                  9.2
North Carolina                 1.46                75.0                  57.5
Alaska                         1.46                75.0                  57.5
Montana                        1.89                65.6                  47.1
Wyoming                        2.40                54.4                  34.9
Nebraska                       1.46                75.0                  57.5
Mississippi                    1.46                75.0                  57.5
West Virginia                  1.46                75.0                  57.5
----------------------------------------------------------------------------------------
Total/Weighted Average:       1.56x               68.9%                 60.7%
----------------------------------------------------------------------------------------


                                                        Annex A-2 (All Loans)



CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------

                                                      AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                       NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)  MORTGAGE LOANS         BALANCE            BALANCE              (%)
--------------------------------------------------------------------------------------------------------------

    727,933 -   2,999,999                 13             29,737,558             1.7               5.4924
  3,000,000 -   3,999,999                  5             17,410,995             1.0               5.6927
  4,000,000 -   4,999,999                 13             56,322,270             3.2               5.7160
  5,000,000 -   5,999,999                 12             67,139,311             3.9               5.5184
  6,000,000 -   6,999,999                  2             12,315,000             0.7               5.7153
  7,000,000 -   7,999,999                  8             59,665,298             3.4               5.5061
  8,000,000 -   9,999,999                 12             109,555,486            6.3               5.6714
 10,000,000 -  12,999,999                 15             170,507,259            9.8               5.5006
 13,000,000 -  19,999,999                 13             205,571,436            11.8              5.5067
 20,000,000 -  49,999,999                 12             371,280,340            21.4              5.5177
 50,000,000 -  99,999,999                  4             318,488,000            18.3              5.4674
100,000,000 - 200,000,000                  2             320,000,000            18.4              4.8026
--------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   111          $1,737,992,952          100.0%            5.3923%
--------------------------------------------------------------------------------------------------------------

Minimum: $727,933
Maximum: $200,000,000
Average: $15,657,594




CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------
                                       WTD. AVG.
                                   REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                      MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)       (MOS.)                (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------

    727,933 -   2,999,999                 122                  1.39                65.6                  50.3
  3,000,000 -   3,999,999                 120                  1.40                65.6                  47.9
  4,000,000 -   4,999,999                 121                  1.47                68.4                  52.4
  5,000,000 -   5,999,999                 119                  1.48                69.7                  58.6
  6,000,000 -   6,999,999                 121                  1.39                77.2                  66.5
  7,000,000 -   7,999,999                 114                  1.34                75.9                  65.3
  8,000,000 -   9,999,999                 119                  1.36                71.5                  60.6
 10,000,000 -  12,999,999                 111                  1.38                74.8                  64.5
 13,000,000 -  19,999,999                 107                  1.41                71.4                  62.2
 20,000,000 -  49,999,999                 114                  1.49                71.8                  61.2
 50,000,000 -  99,999,999                 103                  1.39                75.7                  68.3
100,000,000 - 200,000,000                  83                  2.18                51.8                  51.8
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   106                 1.56x               68.9%                 60.7%
------------------------------------------------------------------------------------------------------------------------

Minimum: $727,933
Maximum: $200,000,000
Average: $15,657,594




MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------

                                                      AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                       NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)         MORTGAGE LOANS         BALANCE            BALANCE              (%)
---------------------------------------------------------------------------------------------------------------

4.6901 - 4.7499                            1             200,000,000            11.5              4.6901
4.7500 - 4.9999                            4             233,818,001            13.5              4.9099
5.0000 - 5.2499                           13             203,514,285            11.7              5.1830
5.2500 - 5.4999                           34             350,457,815            20.2              5.3749
5.5000 - 5.5999                           10             94,465,388             5.4               5.5397
5.6000 - 5.6999                           14             258,640,173            14.9              5.6522
5.7000 - 5.7499                           12             94,225,149             5.4               5.7230
5.7500 - 5.9999                           11             161,857,603            9.3               5.8660
6.0000 - 6.2499                            6             74,958,762             4.3               6.0705
6.2500 - 6.3650                            6             66,055,774             3.8               6.3325
---------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   111          $1,737,992,952          100.0%            5.3923%
---------------------------------------------------------------------------------------------------------------

Minimum: 4.6901%
Maximum: 6.3650%
Weighted Average: 5.3923%




MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------
                                       WTD. AVG.
                                   REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                      MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)              (MOS.)                (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------

4.6901 - 4.7499                            60                  2.55                42.9                  42.9
4.7500 - 4.9999                            96                  1.61                68.5                  67.1
5.0000 - 5.2499                           112                  1.62                70.1                  59.1
5.2500 - 5.4999                           110                  1.33                75.1                  65.8
5.5000 - 5.5999                           119                  1.40                72.5                  61.6
5.6000 - 5.6999                           120                  1.33                76.3                  64.4
5.7000 - 5.7499                           110                  1.32                70.5                  57.4
5.7500 - 5.9999                           119                  1.32                72.8                  63.7
6.0000 - 6.2499                           116                  1.42                68.8                  57.5
6.2500 - 6.3650                           114                  1.65                66.0                  53.4
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   106                 1.56x               68.9%                 60.7%
------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6901%
Maximum: 6.3650%
Weighted Average: 5.3923%


                                                        Annex A-2 (All Loans)



DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------

                                             AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                              NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF DSCRS (x)         MORTGAGE LOANS         BALANCE            BALANCE              (%)
------------------------------------------------------------------------------------------------------

1.19 - 1.24                      24             394,372,887            22.7              5.6207
1.25 - 1.29                      17             183,674,953            10.6              5.3881
1.30 - 1.34                      10             166,710,277            9.6               5.4385
1.35 - 1.39                      15             88,399,605             5.1               5.6025
1.40 - 1.44                       7             47,917,688             2.8               5.6863
1.45 - 1.49                       8             124,717,601            7.2               5.6245
1.50 - 1.59                      12             249,084,152            14.3              5.4123
1.60 - 1.79                       9             185,983,324            10.7              5.3343
1.80 - 1.99                       5             35,529,165             2.0               5.1975
2.00 - 2.55                       4             261,603,300            15.1              4.8346
------------------------------------------------------------------------------------------------------
Total/Weighted Average:          111          $1,737,992,952          100.0%            5.3923%
------------------------------------------------------------------------------------------------------

Minimum: 1.19x
Maximum: 2.55x
Weighted Average: 1.56x




DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------
                               WTD. AVG.
                           REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                              MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF DSCRS (x)               (MOS.)                (x)                 (%)                   (%)
----------------------------------------------------------------------------------------------------------------

1.19 - 1.24                       115                  1.21                75.7                  66.8
1.25 - 1.29                       112                  1.26                76.1                  68.2
1.30 - 1.34                       110                  1.32                75.2                  65.6
1.35 - 1.39                       118                  1.36                74.9                  62.3
1.40 - 1.44                       105                  1.41                75.0                  65.9
1.45 - 1.49                       119                  1.47                74.6                  59.0
1.50 - 1.59                       120                  1.56                67.1                  61.2
1.60 - 1.79                        88                  1.61                71.0                  64.4
1.80 - 1.99                       118                  1.91                55.0                  44.5
2.00 - 2.55                        73                  2.50                45.8                  41.3
----------------------------------------------------------------------------------------------------------------
Total/Weighted Average:           106                 1.56x               68.9%                 60.7%
----------------------------------------------------------------------------------------------------------------

Minimum: 1.19x
Maximum: 2.55x
Weighted Average: 1.56x




CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                          NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)   MORTGAGE LOANS         BALANCE            BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------

38.7 - 49.9                                   3             205,610,114            11.8              4.7108
50.0 - 59.9                                  13             143,188,260            8.2               5.4133
60.0 - 64.9                                   6             33,564,147             1.9               5.7199
65.0 - 69.9                                  18             303,607,626            17.5              5.5474
70.0 - 74.9                                  23             373,726,264            21.5              5.4445
75.0 - 80.0                                  48             678,296,539            39.0              5.4800
-----------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                      111          $1,737,992,952          100.0%            5.3923%
-----------------------------------------------------------------------------------------------------------------

Minimum: 38.7%
Maximum: 80.0%
Weighted Average: 68.9%




CUT-OFF DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                           WTD. AVG.
                                       REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                          MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)         (MOS.)                (x)                 (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------

38.7 - 49.9                                    62                  2.52                42.9                  42.1
50.0 - 59.9                                   118                  1.96                55.5                  40.6
60.0 - 64.9                                    90                  1.37                62.3                  55.4
65.0 - 69.9                                   118                  1.53                67.4                  59.8
70.0 - 74.9                                   101                  1.37                74.0                  67.4
75.0 - 80.0                                   115                  1.31                77.8                  67.4
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                       106                 1.56x               68.9%                 60.7%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 38.7%
Maximum: 80.0%
Weighted Average: 68.9%


                                                        Annex A-2 (All Loans)



MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------

                                                                     AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                      NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)       MORTGAGE LOANS         BALANCE            BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                                          3             10,707,083             0.6               5.3097
25.0 - 49.9                                              12             328,325,808            18.9              4.9506
50.0 - 54.9                                              15             128,423,779            7.4               6.0616
55.0 - 59.9                                              16             215,504,729            12.4              5.7164
60.0 - 62.4                                               5             21,248,681             1.2               5.7059
62.5 - 64.9                                              13             97,505,163             5.6               5.6547
65.0 - 67.4                                              21             317,266,723            18.3              5.3156
67.5 - 69.9                                              11             256,570,985            14.8              5.4728
70.0 - 76.1                                              15             362,440,000            20.9              5.2862
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  111          $1,737,992,952          100.0%            5.3923%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: 0.0%
Maximum: 76.1%
Weighted Average: 60.7%




MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)        (MOS.)                (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                                     146                  1.23                55.6                  0.4
25.0 - 49.9                                           83                  2.34                47.9                  41.9
50.0 - 54.9                                          115                  1.54                65.9                  52.9
55.0 - 59.9                                          115                  1.45                70.3                  57.5
60.0 - 62.4                                          118                  1.32                74.7                  61.8
62.5 - 64.9                                          118                  1.33                75.6                  63.9
65.0 - 67.4                                          116                  1.41                73.5                  66.4
67.5 - 69.9                                          114                  1.30                75.8                  69.1
70.0 - 76.1                                           98                  1.33                77.4                  72.0
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              106                 1.56x               68.9%                 60.7%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.0%
Maximum: 76.1%
Weighted Average: 60.7%




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-----------------------------------------------------------------------------------------------------------------------------

                                                                     AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                      NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        MORTGAGE LOANS         BALANCE            BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

 58 -  84                                                 9             402,508,025            23.2              4.9177
 85 - 119                                                73             775,239,602            44.6              5.5833
120 - 179                                                29             560,245,325            32.2              5.4690
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  111          $1,737,992,952          100.0%            5.3923%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 179 mos.
Weighted Average: 106 mos.




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------------
                                                 WTD. AVG.
                                             REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        (MOS.)                (x)                 (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------------

 58 -  84                                            63                  1.98                58.4                  57.1
 85 - 119                                           117                  1.46                71.5                  59.9
120 - 179                                           121                  1.40                72.8                  64.3
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             106                 1.56x               68.9%                 60.7%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 179 mos.
Weighted Average: 106 mos.


                                                        Annex A-2 (All Loans)



ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------

                                                                     AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                      NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL      MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)        MORTGAGE LOANS         BALANCE            BALANCE              (%)
------------------------------------------------------------------------------------------------------------------------------

Interest Only                                             4             416,450,000            24.0              4.8166
120 - 299                                                 5             68,310,383             3.9               5.2492
300 - 329                                                20             258,036,781            14.8              5.9041
330 - 360                                                82             995,195,787            57.3              5.5103
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  111          $1,737,992,952          100.0%            5.3923%
------------------------------------------------------------------------------------------------------------------------------

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.




ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)          (MOS.)                (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                                          78                  2.05                56.8                  56.8
120 - 299                                             122                  2.15                55.5                  30.1
300 - 329                                             118                  1.53                69.7                  54.2
330 - 360                                             114                  1.32                74.7                  66.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               106                 1.56x               68.9%                 60.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.




ESCROWS

--------------------------------------------------------------------------------------------------------
                             NUMBER OF             AGGREGAGE CUT-OFF DATE           % OF INITIAL
ESCROW TYPE                MORTGAGE LOANS            PRINCIPAL BALANCE          MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------------------------

TI/LC Reserves                   49                     625,516,246                      49.0
Real Estate Tax                  95                    1,287,523,690                     74.1
Insurance                        81                    1,014,071,164                     58.3
Replacement Reserves             89                    1,097,905,799                     63.2




LOCKBOX TYPES

--------------------------------------------------------------------------------------------------------
                             NUMBER OF             AGGREGAGE CUT-OFF DATE           % OF INITIAL
LOCKBOX TYPE               MORTGAGE LOANS            PRINCIPAL BALANCE          MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------------------------

Hard                             43                    1,066,135,201                     61.3
Soft                             11                     191,513,480                      11.0




CASH MANAGEMENT TYPES

--------------------------------------------------------------------------------------------------------
                             NUMBER OF             AGGREGAGE CUT-OFF DATE           % OF INITIAL
CASH MANAGEMENT TYPE       MORTGAGE LOANS            PRINCIPAL BALANCE          MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------------------------

Springing                        33                     863,224,565                      49.7
In-Place                         21                     394,424,116                      22.7


                                                      Annex A-2 (Loan Group 1)



LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
----------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc                      46             929,758,143            57.8              5.2606
Countrywide Commercial Real Estate Finance, Inc.         25             431,268,932            26.8              5.6147
PNC Bank, National Association                           29             248,264,081            15.4              5.4603
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
----------------------------------------------------------------------------------------------------------------------------




LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                      WTD. AVG.
                                                  REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                     MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                     (MOS.)               (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc                       97                  1.69                65.6                  59.1
Countrywide Commercial Real Estate Finance, Inc.         116                  1.42                72.4                  62.5
PNC Bank, National Association                           115                  1.40                74.3                  63.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  105                 1.57x               68.8%                 60.6%
------------------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                      NUMBER OF       DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                   MORTGAGED REAL       BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
PROPERTY SUB TYPE                                    PROPERTIES        LOAN GROUP 1          BALANCE              (%)
------------------------------------------------------------------------------------------------------------------------------

Retail                                                   51             697,864,572            43.4              5.1467
  Anchored                                               14             474,524,331            29.5              4.9843
  Shadow Anchored                                         6             51,809,666             3.2               5.4097
  Unanchored                                             18             100,646,722            6.3               5.4978
  Single Tenant                                          13             70,883,852             4.4               5.5428
Office                                                   33             456,080,202            28.3              5.4387
Hospitality                                              33             180,857,771            11.2              5.8271
Self Storage                                             56             81,348,114             5.1               5.6483
Industrial                                               12             78,651,389             4.9               5.6305
Multifamily                                               3             59,932,977             3.7               5.4837
Mixed Use                                                 4             31,588,795             2.0               5.6113
Other                                                     1             11,967,335             0.7               6.0100
Manufactured Housing                                      1             11,000,000             0.7               5.6250
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  194          $1,609,291,156          100.0%            5.3863%
------------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                WTD. AVG.
                                            REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
PROPERTY SUB TYPE                                  (MOS.)               (x)                 (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

Retail                                              92                  1.71                65.4                  60.2
  Anchored                                          82                  1.87                61.8                  59.1
  Shadow Anchored                                  118                  1.28                77.2                  67.5
  Unanchored                                       112                  1.36                74.7                  64.3
  Single Tenant                                    117                  1.43                68.0                  56.8
Office                                             114                  1.40                72.1                  65.4
Hospitality                                        117                  1.82                64.2                  47.8
Self Storage                                       121                  1.45                73.4                  55.1
Industrial                                         120                  1.25                78.4                  68.1
Multifamily                                         97                  1.33                75.0                  67.9
Mixed Use                                          118                  1.25                76.9                  64.0
Other                                              118                  1.53                59.0                  45.8
Manufactured Housing                               120                  1.58                67.5                  56.6
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                            105                 1.57x               68.8%                 60.6%
---------------------------------------------------------------------------------------------------------------------------------


                                                      Annex A-2 (Loan Group 1)



PROPERTY LOCATIONS

--------------------------------------------------------------------------------------------------------
                                               AGGREGATE CUT-OFF
                                NUMBER OF       DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                             MORTGAGED REAL       BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
STATE                          PROPERTIES        LOAN GROUP 1          BALANCE              (%)
--------------------------------------------------------------------------------------------------------

New York                           12             344,305,392            21.4              4.8652
California                         32             271,133,033            16.8              5.4379
  Southern                         29             242,569,492            15.1              5.4501
  Northern                          3             28,563,541             1.8               5.3349
Virginia                            9             168,586,589            10.5              5.9393
Hawaii                              3             111,839,031            6.9               4.9477
Arizona                            10             98,199,734             6.1               5.5535
Texas                               9             78,326,648             4.9               5.2383
Florida                            10             76,696,289             4.8               5.7597
Illinois                           13             75,478,345             4.7               5.6129
Ohio                               11             62,311,985             3.9               5.6242
Washington                         13             50,816,159             3.2               5.4316
New Jersey                          6             40,011,435             2.5               5.3686
Missouri                           10             35,608,543             2.2               5.5070
Michigan                            6             31,168,144             1.9               5.4628
Nevada                              4             23,474,945             1.5               5.5905
Kentucky                            2             17,200,000             1.1               6.0078
Connecticut                         2             16,219,139             1.0               5.5427
Kansas                              6             15,324,366             1.0               5.7804
Minnesota                           3             14,119,642             0.9               5.6271
Maryland                            1             11,967,335             0.7               6.0100
Georgia                             2              8,571,545             0.5               5.7978
Pennsylvania                        2              8,450,000             0.5               5.7468
Indiana                             4              7,876,993             0.5               5.6014
Colorado                            3              7,676,107             0.5               5.5369
Oregon                              2              7,093,388             0.4               5.5418
Wisconsin                           5              5,561,230             0.3               5.5693
Oklahoma                            3              3,459,707             0.2               5.3931
New Mexico                          2              3,387,762             0.2               4.8945
North Carolina                      2              3,301,948             0.2               5.6820
Alaska                              1              2,776,638             0.2               5.6820
Montana                             2              2,702,828             0.2               5.4784
Wyoming                             1              2,250,501             0.1               5.2380
Nebraska                            1              2,157,523             0.1               5.6820
Mississippi                         1               645,381              0.0               5.6820
West Virginia                       1               592,850              0.0               5.6820
--------------------------------------------------------------------------------------------------------
Total/Weighted Average:            194          $1,609,291,156          100.0%            5.3863%
--------------------------------------------------------------------------------------------------------




PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------
                                 WTD. AVG.
                             REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                               (MOS.)               (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------

New York                             85                  2.13                53.2                  52.0
California                          113                  1.34                73.7                  65.2
  Southern                          112                  1.34                73.9                  65.3
  Northern                          119                  1.40                72.5                  64.1
Virginia                            112                  1.37                72.3                  64.0
Hawaii                               71                  1.56                74.4                  72.5
Arizona                             118                  1.46                72.9                  61.8
Texas                               102                  1.57                71.2                  60.3
Florida                             119                  1.49                71.3                  58.0
Illinois                            106                  1.42                69.3                  60.4
Ohio                                120                  1.27                78.3                  67.6
Washington                          114                  1.29                78.4                  67.1
New Jersey                          127                  1.45                74.0                  52.8
Missouri                            119                  1.55                73.8                  59.4
Michigan                            120                  1.28                79.1                  69.4
Nevada                              118                  1.39                72.8                  62.2
Kentucky                            119                  1.41                65.9                  59.8
Connecticut                         118                  1.42                76.4                  64.0
Kansas                              117                  1.38                71.1                  58.1
Minnesota                           119                  1.64                70.9                  53.1
Maryland                            118                  1.53                59.0                  45.8
Georgia                             119                  1.45                73.3                  59.9
Pennsylvania                        106                  1.48                57.7                  50.5
Indiana                             119                  1.40                70.3                  57.3
Colorado                            119                  1.29                78.7                  70.1
Oregon                              117                  1.37                78.3                  64.1
Wisconsin                           120                  1.70                69.8                  51.8
Oklahoma                            118                  2.07                61.6                  42.8
New Mexico                          118                  1.23                54.8                  9.2
North Carolina                      121                  1.46                75.0                  57.5
Alaska                              121                  1.46                75.0                  57.5
Montana                             119                  1.89                65.6                  47.1
Wyoming                             117                  2.40                54.4                  34.9
Nebraska                            121                  1.46                75.0                  57.5
Mississippi                         121                  1.46                75.0                  57.5
West Virginia                       121                  1.46                75.0                  57.5
------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:             105                 1.57x               68.8%                 60.6%
------------------------------------------------------------------------------------------------------------------


                                                      Annex A-2 (Loan Group 1)



CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)                 MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

    727,933 -   2,999,999                                11             23,952,531             1.5               5.4024
  3,000,000 -   3,999,999                                 5             17,410,995             1.1               5.6927
  4,000,000 -   4,999,999                                13             56,322,270             3.5               5.7160
  5,000,000 -   5,999,999                                10             55,608,848             3.5               5.5409
  6,000,000 -   6,999,999                                 2             12,315,000             0.8               5.7153
  7,000,000 -   7,999,999                                 6             44,965,298             2.8               5.4318
  8,000,000 -   9,999,999                                11             100,205,486            6.2               5.6883
 10,000,000 -  12,999,999                                14             160,007,259            9.9               5.5269
 13,000,000 -  19,999,999                                12             186,615,886            11.6              5.5731
 20,000,000 -  49,999,999                                10             313,399,583            19.5              5.4959
 50,000,000 -  99,999,999                                 4             318,488,000            19.8              5.4674
100,000,000 - 200,000,000                                 2             320,000,000            19.9              4.8026
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: $727,933
Maximum: $200,000,000
Average: $16,092,912




CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------------
                                                WTD. AVG.
                                            REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)                 (MOS.)               (x)                 (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

    727,933 -   2,999,999                          118                  1.42                66.4                  50.1
  3,000,000 -   3,999,999                          120                  1.40                65.6                  47.9
  4,000,000 -   4,999,999                          121                  1.47                68.4                  52.4
  5,000,000 -   5,999,999                          119                  1.42                70.3                  59.7
  6,000,000 -   6,999,999                          121                  1.39                77.2                  66.5
  7,000,000 -   7,999,999                          118                  1.38                76.0                  64.7
  8,000,000 -   9,999,999                          119                  1.37                72.0                  61.0
 10,000,000 -  12,999,999                          111                  1.38                74.5                  64.3
 13,000,000 -  19,999,999                          106                  1.36                73.1                  63.9
 20,000,000 -  49,999,999                          113                  1.53                71.2                  60.3
 50,000,000 -  99,999,999                          103                  1.39                75.7                  68.3
100,000,000 - 200,000,000                           83                  2.18                51.8                  51.8
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                            105                 1.57x               68.8%                 60.6%
---------------------------------------------------------------------------------------------------------------------------------

Minimum: $727,933
Maximum: $200,000,000
Average: $16,092,912




MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                        MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
----------------------------------------------------------------------------------------------------------------------------

4.6901 - 4.7499                                           1             200,000,000            12.4              4.6901
4.7500 - 4.9999                                           3             214,862,452            13.4              4.9149
5.0000 - 5.2499                                          12             193,014,285            12.0              5.1876
5.2500 - 5.4999                                          30             293,975,744            18.3              5.3827
5.5000 - 5.5999                                           9             88,716,996             5.5               5.5384
5.6000 - 5.6999                                          14             258,640,173            16.1              5.6522
5.7000 - 5.7499                                          11             91,227,816             5.7               5.7228
5.7500 - 5.9999                                          11             161,857,603            10.1              5.8660
6.0000 - 6.2499                                           3             40,940,312             2.5               6.0417
6.2500 - 6.3650                                           6             66,055,774             4.1               6.3325
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6901%
Maximum: 6.3650%
Weighted Average: 5.3863%




MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------------
                                                 WTD. AVG.
                                             REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)                         (MOS.)               (x)                 (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------------

4.6901 - 4.7499                                      60                  2.55                42.9                  42.9
4.7500 - 4.9999                                      94                  1.58                69.7                  69.0
5.0000 - 5.2499                                     112                  1.64                69.7                  58.6
5.2500 - 5.4999                                     109                  1.34                75.2                  66.0
5.5000 - 5.5999                                     119                  1.40                72.2                  61.3
5.6000 - 5.6999                                     120                  1.33                76.3                  64.4
5.7000 - 5.7499                                     110                  1.32                70.4                  57.3
5.7500 - 5.9999                                     119                  1.32                72.8                  63.7
6.0000 - 6.2499                                     118                  1.51                69.2                  56.5
6.2500 - 6.3650                                     114                  1.65                66.0                  53.4
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             105                 1.57x               68.8%                 60.6%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6901%
Maximum: 6.3650%
Weighted Average: 5.3863%


                                                      Annex A-2 (Loan Group 1)



DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF DSCRS (x)                                 MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
------------------------------------------------------------------------------------------------------------------------------

1.19 - 1.24                                              21             374,575,553            23.3              5.6274
1.25 - 1.29                                              15             142,524,953            8.9               5.3764
1.30 - 1.34                                               8             139,941,827            8.7               5.3094
1.35 - 1.39                                              14             77,899,605             4.8               5.6703
1.40 - 1.44                                               7             47,917,688             3.0               5.6863
1.45 - 1.49                                               7             118,969,208            7.4               5.6277
1.50 - 1.59                                              12             249,084,152            15.5              5.4123
1.60 - 1.79                                               9             185,983,324            11.6              5.3343
1.80 - 1.99                                               3             10,791,545             0.7               5.7691
2.00 - 2.55                                               4             261,603,300            16.3              4.8346
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.19x
Maximum: 2.55x
Weighted Average: 1.57x




DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF DSCRS (x)                                   (MOS.)               (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.19 - 1.24                                          114                  1.22                75.9                  67.1
1.25 - 1.29                                          112                  1.27                75.3                  67.5
1.30 - 1.34                                          108                  1.32                76.8                  67.3
1.35 - 1.39                                          119                  1.37                74.5                  61.5
1.40 - 1.44                                          105                  1.41                75.0                  65.9
1.45 - 1.49                                          119                  1.46                74.4                  58.7
1.50 - 1.59                                          120                  1.56                67.1                  61.2
1.60 - 1.79                                           88                  1.61                71.0                  64.4
1.80 - 1.99                                          119                  1.89                53.9                  44.1
2.00 - 2.55                                           73                  2.50                45.8                  41.3
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              105                 1.57x               68.8%                 60.6%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.19x
Maximum: 2.55x
Weighted Average: 1.57x




CUT-OFF DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)               MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
----------------------------------------------------------------------------------------------------------------------------

38.7 - 49.9                                               3             205,610,114            12.8              4.7108
50.0 - 59.9                                              10             115,662,947            7.2               5.4984
60.0 - 64.9                                               6             33,564,147             2.1               5.7199
65.0 - 69.9                                              16             270,276,870            16.8              5.4981
70.0 - 74.9                                              21             363,478,931            22.6              5.4296
75.0 - 80.0                                              44             620,698,147            38.6              5.4971
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 38.7%
Maximum: 80.0%
Weighted Average: 68.8%




CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)                 (MOS.)               (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

38.7 - 49.9                                           62                  2.52                42.9                  42.1
50.0 - 59.9                                          117                  1.98                55.6                  39.8
60.0 - 64.9                                           90                  1.37                62.3                  55.4
65.0 - 69.9                                          118                  1.56                67.3                  60.0
70.0 - 74.9                                          101                  1.37                74.0                  67.4
75.0 - 80.0                                          114                  1.31                77.7                  67.2
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              105                 1.57x               68.8%                 60.6%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 38.7%
Maximum: 80.0%
Weighted Average: 68.8%


                                                      Annex A-2 (Loan Group 1)



MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)       MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                                          3             10,707,083             0.7               5.3097
25.0 - 49.9                                               9             300,800,495            18.7              4.9410
50.0 - 54.9                                              15             128,423,779            8.0               6.0616
55.0 - 59.9                                              14             182,173,972            11.3              5.6742
60.0 - 62.4                                               4             18,251,347             1.1               5.7020
62.5 - 64.9                                              13             97,505,163             6.1               5.6547
65.0 - 67.4                                              18             296,818,331            18.4              5.2902
67.5 - 69.9                                              10             246,070,985            15.3              5.4887
70.0 - 76.1                                              14             328,540,000            20.4              5.2858
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: 0.0%
Maximum: 76.1%
Weighted Average: 60.6%




MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                   MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)           (MOS.)               (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                                       146                  1.23                55.6                  0.4
25.0 - 49.9                                             79                  2.39                47.2                  41.7
50.0 - 54.9                                            115                  1.54                65.9                  52.9
55.0 - 59.9                                            115                  1.47                70.7                  57.5
60.0 - 62.4                                            118                  1.33                75.0                  61.8
62.5 - 64.9                                            118                  1.33                75.6                  63.9
65.0 - 67.4                                            116                  1.42                73.3                  66.4
67.5 - 69.9                                            114                  1.30                75.7                  69.2
70.0 - 76.1                                             96                  1.33                77.2                  72.1
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                105                 1.57x               68.8%                 60.6%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.0%
Maximum: 76.1%
Weighted Average: 60.6%




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

---------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
---------------------------------------------------------------------------------------------------------------------------

 58 -  84                                                 8             395,258,025            24.6              4.8965
 85 - 119                                                64             656,575,500            40.8              5.6132
120 - 179                                                28             557,457,631            34.6              5.4663
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
---------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 179 mos.
Weighted Average: 105 mos.




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)           (MOS.)               (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

 58 -  84                                              63                  2.00                58.1                  56.9
 85 - 119                                             117                  1.47                71.7                  59.7
120 - 179                                             121                  1.40                72.9                  64.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               105                 1.57x               68.8%                 60.6%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 179 mos.
Weighted Average: 105 mos.


                                                      Annex A-2 (Loan Group 1)



ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL      MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)        MORTGAGE LOANS      LOAN GROUP 1          BALANCE              (%)
----------------------------------------------------------------------------------------------------------------------------

Interest Only                                             4             416,450,000            25.9              4.8166
120 - 299                                                 5             68,310,383             4.2               5.2492
300 - 329                                                19             252,254,711            15.7              5.9189
330 - 360                                                72             872,276,062            54.2              5.5150
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  100          $1,609,291,156          100.0%            5.3863%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 340 mos.




ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                   MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)            (MOS.)               (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                                           78                  2.05                56.8                  56.8
120 - 299                                              122                  2.15                55.5                  30.1
300 - 329                                              118                  1.52                70.1                  54.5
330 - 360                                              113                  1.32                75.1                  66.7
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                105                 1.57x               68.8%                 60.6%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 340 mos.




ESCROWS

-----------------------------------------------------------------------------------------------------
                             NUMBER OF              AGGREGATE CUT-OFF             % OF INITIAL
                             MORTGAGE                 DATE PRINCIPAL              MORTGAGE POOL
ESCROW TYPE                    LOANS             BALANCE OF LOAN GROUP 1             BALANCE
-----------------------------------------------------------------------------------------------------

TI/LC Reserves                  49                     625,516,246                    49.0
Real Estate Tax                 85                    1,177,777,443                   73.2
Insurance                       71                     904,324,917                    56.2
Replacement Reserves            78                     969,204,003                    60.2




LOCKBOX TYPES

-----------------------------------------------------------------------------------------------------
                             NUMBER OF              AGGREGATE CUT-OFF             % OF INITIAL
                             MORTGAGE                 DATE PRINCIPAL              MORTGAGE POOL
LOCKBOX TYPE                   LOANS             BALANCE OF LOAN GROUP 1             BALANCE
-----------------------------------------------------------------------------------------------------

Hard                            43                    1,066,135,201                   66.2
Soft                             9                     161,784,331                    10.1




CASH MANAGEMENT TYPES

-----------------------------------------------------------------------------------------------------
                             NUMBER OF              AGGREGATE CUT-OFF             % OF INITIAL
                             MORTGAGE                 DATE PRINCIPAL              MORTGAGE POOL
CASH MANAGEMENT TYPE           LOANS             BALANCE OF LOAN GROUP 1             BALANCE
-----------------------------------------------------------------------------------------------------

Springing                       31                     833,495,416                    51.8
In-Place                        21                     394,424,116                    24.5


                                                      Annex A-2 (Loan Group 2)



LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

PNC Bank, National Association                            4             52,969,764            41.2              5.2870
Merrill Lynch Mortgage Lending, Inc                       3             50,186,306            39.0              5.6375
Countrywide Commercial Real Estate Finance, Inc.          4             25,545,726            19.8              5.5077
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------




LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                      WTD. AVG.
                                                  REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                    MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                    (MOS.)                (x)                (%)                    (%)
------------------------------------------------------------------------------------------------------------------------------------

PNC Bank, National Association                           120                 1.35                75.5                  65.7
Merrill Lynch Mortgage Lending, Inc                      114                 1.54                64.4                  54.8
Countrywide Commercial Real Estate Finance, Inc.         118                 1.27                72.4                  62.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  117                 1.41x              70.6%                  60.7%
------------------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                      NUMBER OF       DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                   MORTGAGED REAL       BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
PROPERTY SUB TYPE                                    PROPERTIES        LOAN GROUP 2          BALANCE             (%)
--------------------------------------------------------------------------------------------------------------------------

Multifamily                                              10             104,721,039           81.4              5.3169
Manufactured Housing                                      1             23,980,757            18.6              6.1250
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
--------------------------------------------------------------------------------------------------------------------------




PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
PROPERTY SUB TYPE                                   (MOS.)                (x)                (%)                    (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                                          117                 1.43                71.0                  61.3
Manufactured Housing                                 119                 1.34                68.5                  58.4
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              117                 1.41x              70.6%                  60.7%
-----------------------------------------------------------------------------------------------------------------------------------




PROPERTY LOCATIONS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                      NUMBER OF       DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                   MORTGAGED REAL       BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
STATE                                                PROPERTIES        LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

Texas                                                     2             39,648,392            30.8              5.3291
Florida                                                   1             23,980,757            18.6              6.1250
New Jersey                                                1             18,955,550            14.7              4.8530
Arizona                                                   2             16,800,000            13.1              5.4501
Oklahoma                                                  1             10,500,000             8.2              5.1000
Indiana                                                   1              7,250,000             5.6              6.0760
Pennsylvania                                              1              5,782,070             4.5              5.2600
California                                                1              2,997,333             2.3              5.7300
  Southern                                                1              2,997,333             2.3              5.7300
Georgia                                                   1              2,787,694             2.2              6.0100
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------




PROPERTY LOCATIONS

-------------------------------------------------------------------------------------------------------------------------------
                                              WTD. AVG.
                                          REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                            MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
STATE                                           (MOS.)                (x)                (%)                    (%)
-------------------------------------------------------------------------------------------------------------------------------

Texas                                            118                 1.28                79.7                  70.3
Florida                                          119                 1.34                68.5                  58.4
New Jersey                                       118                 1.90                55.4                  45.5
Arizona                                          119                 1.20                70.5                  61.0
Oklahoma                                         118                 1.35                78.4                  68.0
Indiana                                          84                  1.27                74.4                  67.3
Pennsylvania                                     118                 1.97                55.6                  42.1
California                                       119                 1.23                73.1                  61.6
  Southern                                       119                 1.23                73.1                  61.6
Georgia                                          155                 1.30                50.7                  39.7
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                          117                 1.41x              70.6%                  60.7%
-------------------------------------------------------------------------------------------------------------------------------


                                                      Annex A-2 (Loan Group 2)



CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)                 MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
-----------------------------------------------------------------------------------------------------------------------------

 2,787,694 -  2,999,999                                   2              5,785,027             4.5              5.8649
 5,000,000 -  5,999,999                                   2             11,530,463             9.0              5.4096
 7,000,000 -  7,999,999                                   2             14,700,000            11.4              5.7334
 8,000,000 -  9,999,999                                   1              9,350,000             7.3              5.4900
10,000,000 - 12,999,999                                   1             10,500,000             8.2              5.1000
13,000,000 - 19,999,999                                   1             18,955,550            14.7              4.8530
20,000,000 - 33,900,000                                   2             57,880,757            45.0              5.6360
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: $2,787,694
Maximum: $33,900,000
Average: $11,700,163




CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------------
                                               WTD. AVG.
                                           REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                             MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)               (MOS.)                (x)                (%)                    (%)
--------------------------------------------------------------------------------------------------------------------------------

 2,787,694 -  2,999,999                           136                 1.26                62.3                  51.0
 5,000,000 -  5,999,999                           118                 1.73                66.6                  53.6
 7,000,000 -  7,999,999                           101                 1.24                75.4                  67.0
 8,000,000 -  9,999,999                           119                 1.20                65.8                  56.4
10,000,000 - 12,999,999                           118                 1.35                78.4                  68.0
13,000,000 - 19,999,999                           118                 1.90                55.4                  45.5
20,000,000 - 33,900,000                           118                 1.29                75.2                  65.9
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                           117                 1.41x              70.6%                  60.7%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: $2,787,694
Maximum: $33,900,000
Average: $11,700,163




MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                        MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

4.8530 - 4.9999                                           1             18,955,550            14.7              4.8530
5.0000 - 5.2499                                           1             10,500,000             8.2              5.1000
5.2500 - 5.4999                                           4             56,482,070            43.9              5.3345
5.5000 - 5.6999                                           1              5,748,392             4.5              5.5600
5.7000 - 5.7499                                           1              2,997,333             2.3              5.7300
5.7500 - 6.1250                                           3             34,018,450            26.4              6.1051
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 4.8530%
Maximum: 6.1250%
Weighted Average: 5.4674%




MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------------
                                              WTD. AVG.
                                          REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                            MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)                     (MOS.)                (x)                (%)                    (%)
-------------------------------------------------------------------------------------------------------------------------------

4.8530 - 4.9999                                  118                 1.90                55.4                  45.5
5.0000 - 5.2499                                  118                 1.35                78.4                  68.0
5.2500 - 5.4999                                  118                 1.31                74.7                  65.2
5.5000 - 5.6999                                  118                 1.49                77.7                  65.1
5.7000 - 5.7499                                  119                 1.23                73.1                  61.6
5.7500 - 6.1250                                  114                 1.32                68.3                  58.8
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                          117                 1.41x              70.6%                  60.7%
-------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.8530%
Maximum: 6.1250%
Weighted Average: 5.4674%


                                                      Annex A-2 (Loan Group 2)



DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF DSCRS (x)                                 MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                                               3             19,797,333            15.4              5.4925
1.25 - 1.29                                               2             41,150,000            32.0              5.4285
1.30 - 1.34                                               2             26,768,450            20.8              6.1130
1.35 - 1.39                                               1             10,500,000             8.2              5.1000
1.45 - 1.49                                               1              5,748,392             4.5              5.5600
1.80 - 1.97                                               2             24,737,620            19.2              4.9481
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 1.20x
Maximum: 1.97x
Weighted Average: 1.41x




DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                               WTD. AVG.
                                           REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                             MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF DSCRS (x)                               (MOS.)                (x)                (%)                    (%)
--------------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                                       119                 1.21                70.9                  61.1
1.25 - 1.29                                       112                 1.25                79.0                  70.5
1.30 - 1.34                                       123                 1.34                66.6                  56.5
1.35 - 1.39                                       118                 1.35                78.4                  68.0
1.45 - 1.49                                       118                 1.49                77.7                  65.1
1.80 - 1.97                                       118                 1.92                55.4                  44.7
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                           117                 1.41x              70.6%                  60.7%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.20x
Maximum: 1.97x
Weighted Average: 1.41x




CUT-OFF DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)               MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

50.7 - 59.9                                               3             27,525,314            21.4              5.0557
65.0 - 69.9                                               2             33,330,757            25.9              5.9469
70.0 - 74.9                                               2             10,247,333             8.0              5.9748
75.0 - 80.0                                               4             57,598,392            44.8              5.2965
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 50.7%
Maximum: 80.0%
Weighted Average: 70.6%




CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                               WTD. AVG.
                                           REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                             MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)             (MOS.)                (x)                (%)                    (%)
--------------------------------------------------------------------------------------------------------------------------------

50.7 - 59.9                                       122                 1.85                55.0                  44.2
65.0 - 69.9                                       119                 1.30                67.8                  57.8
70.0 - 74.9                                       94                  1.26                74.0                  65.6
75.0 - 80.0                                       118                 1.29                79.0                  69.4
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                           117                 1.41x              70.6%                  60.7%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: 50.7%
Maximum: 80.0%
Weighted Average: 70.6%


                                                      Annex A-2 (Loan Group 2)



MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)       MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
---------------------------------------------------------------------------------------------------------------------------

39.7 - 49.9                                               3             27,525,314            21.4              5.0557
55.0 - 59.9                                               2             33,330,757            25.9              5.9469
60.0 - 64.9                                               1              2,997,333             2.3              5.7300
65.0 - 67.4                                               3             20,448,392            15.9              5.6847
67.5 - 69.9                                               1             10,500,000             8.2              5.1000
70.0 - 71.2                                               1             33,900,000            26.3              5.2900
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
---------------------------------------------------------------------------------------------------------------------------

Minimum: 39.7%
Maximum: 71.2%
Weighted Average: 60.7%




MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)         (MOS.)                (x)                (%)                    (%)
------------------------------------------------------------------------------------------------------------------------------------

39.7 - 49.9                                           122                 1.85                55.0                  44.2
55.0 - 59.9                                           119                 1.30                67.8                  57.8
60.0 - 64.9                                           119                 1.23                73.1                  61.6
65.0 - 67.4                                           106                 1.31                76.1                  66.5
67.5 - 69.9                                           118                 1.35                78.4                  68.0
70.0 - 71.2                                           118                 1.25                80.0                  71.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117                 1.41x              70.6%                  60.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 39.7%
Maximum: 71.2%
Weighted Average: 60.7%




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

 84 -  84                                                 1              7,250,000             5.6              6.0760
 85 - 119                                                 9             118,664,102           92.2              5.4175
120 - 155                                                 1              2,787,694             2.2              6.0100
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 84 mos.
Maximum: 155 mos.
Weighted Average: 117 mos.




REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------------
                                                 WTD. AVG.
                                             REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        (MOS.)                (x)                (%)                    (%)
----------------------------------------------------------------------------------------------------------------------------------

 84 -  84                                           84                  1.27                74.4                  67.3
 85 - 119                                           118                 1.42                70.8                  60.8
120 - 155                                           155                 1.30                50.7                  39.7
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             117                 1.41x              70.6%                  60.7%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 84 mos.
Maximum: 155 mos.
Weighted Average: 117 mos.


                                                      Annex A-2 (Loan Group 2)



ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                      NUMBER OF         BALANCE OF        MORTGAGE POOL     MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)        MORTGAGE LOANS      LOAN GROUP 2          BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

300 - 329                                                 1              5,782,070             4.5              5.2600
330 - 360                                                10             122,919,726           95.5              5.4772
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  11            $128,701,796          100.0%            5.4674%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.




ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)          (MOS.)                (x)                (%)                    (%)
------------------------------------------------------------------------------------------------------------------------------------

300 - 329                                             118                 1.97                55.6                  42.1
330 - 360                                             117                 1.38                71.3                  61.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117                 1.41x              70.6%                  60.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.




ESCROWS

-----------------------------------------------------------------------------------------------
                           NUMBER OF               AGGREGATE CUT-OFF          % OF INITIAL
                            MORTGAGE                 DATE PRINCIPAL           MORTGAGE POOL
ESCROW TYPE                  LOANS              BALANCE OF LOAN GROUP 2          BALANCE
-----------------------------------------------------------------------------------------------

Real Estate Tax               10                    109,746,246                   85.3
Insurance                     10                    109,746,246                   85.3
Replacement Reserves          11                    128,701,796                  100.0




LOCKBOX TYPES

-----------------------------------------------------------------------------------------------
                           NUMBER OF               AGGREGATE CUT-OFF          % OF INITIAL
                            MORTGAGE                 DATE PRINCIPAL           MORTGAGE POOL
LOCKBOX TYPE                 LOANS              BALANCE OF LOAN GROUP 2          BALANCE
-----------------------------------------------------------------------------------------------

Soft                           2                     29,729,149                   23.1




CASH MANAGEMENT TYPES

-----------------------------------------------------------------------------------------------
                           NUMBER OF               AGGREGATE CUT-OFF          % OF INITIAL
                            MORTGAGE                 DATE PRINCIPAL           MORTGAGE POOL
CASH MANAGEMENT TYPE         LOANS              BALANCE OF LOAN GROUP 2          BALANCE
-----------------------------------------------------------------------------------------------

Springing                      2                     29,729,149                   23.1


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



   LOAN #    ORIGINATOR        PROPERTY NAME                                                         STREET ADDRESS
   ------    ----------        -------------                                                         --------------

     9       PNC               The Mansions at Canyon Springs Country Club Apartments                24245 Wilderness Oak
     12      PNC               The Villas of Sage Creek Apartments                                   12820 North Lamar Boulevard
     15      MLML              Forest Lake Estates                                                   6429 Forest Lake Drive
     20      MLML              Barron's Gate at Woodbridge                                           826 Rahway Avenue
     29      CRF               Tuscany at McCormick Ranch                                            9000 East San Victor Drive
     40      MLML              Serendipity                                                           29081 US Highway 19
     46      PNC               Courtyards Apartments                                                 6748 East 91st Street
     52      CRF               Arcadia Del Sol                                                       4127 East Indian School Road
     55      CRF               Boulder Palms Apartments                                              4350 Boulder Highway
     63      CRF               Tamarack Apartments                                                   1111 West Saint Mary's Road
     64      MLML              Harcourt Club                                                         2000 West 79th Street
     72      PNC               Park Forest Apartments                                                901 West Aaron Drive
     73      CRF               Corners Apartments                                                    7878 Marvin D Love Freeway
     99      CRF               Desert Colony Town Homes                                              2818 West Avenue K8
    103      PNC               Madison Meadows Apartments                                            10 Packinghouse Road




                                                                                                         NUMBER OF
   LOAN #    CITY                                       STATE       ZIP CODE            COUNTY          PROPERTIES
   ------    ----                                       -----       --------            ------          ----------

     9       San Antonio                                TX            78258       Bexar                      1
     12      Austin                                     TX            78753       Travis                     1
     15      Zephyrhills                                FL            33540       Pasco                      1
     20      Woodbridge                                 NJ            07095       Middlesex                  1
     29      Scottsdale                                 AZ            85258       Maricopa                   1
     40      Clearwater                                 FL            33761       Pinellas                   1
     46      Tulsa                                      OK            74133       Tulsa                      1
     52      Phoenix                                    AZ            85018       Maricopa                   1
     55      Las Vegas                                  NV            89121       Clark                      1
     63      Tucson                                     AZ            85745       Pima                       1
     64      Indianapolis                               IN            46260       Marion                     1
     72      Ferguson and Patton Townships              PA            16803       Centre                     1
     73      Dallas                                     TX            75237       Dallas                     1
     99      Lancaster                                  CA            93536       Los Angeles                1
    103      Statesboro                                 GA            30459       Bulloch                    1




                        PROPERTY                        PROPERTY                CUT-OFF DATE            GROUP
   LOAN #                 TYPE                          SUBTYPE                  BALANCE ($)            1 OR 2
   ------                 ----                          -------                  -----------            ------

     9       Multifamily                     Garden                                 37,360,000.00         1
     12      Multifamily                     Garden                                 33,900,000.00         2
     15      Manufactured Housing            Manufactured Housing                   23,980,756.80         2
     20      Multifamily                     Garden                                 18,955,549.61         2
     29      Multifamily                     Senior Housing                         13,972,976.96         1
     40      Manufactured Housing            Manufactured Housing                   11,000,000.00         1
     46      Multifamily                     Garden                                 10,500,000.00         2
     52      Multifamily                     Garden                                  9,350,000.00         2
     55      Multifamily                     Garden                                  8,600,000.00         1
     63      Multifamily                     Garden                                  7,450,000.00         2
     64      Multifamily                     Garden                                  7,250,000.00         2
     72      Multifamily                     Garden                                  5,782,070.49         2
     73      Multifamily                     Garden                                  5,748,392.13         2
     99      Multifamily                     Townhouse                               2,997,333.41         2
    103      Multifamily                     Garden                                  2,787,693.62         2




                                                       NO. OF                 STUDIO/PAD                NO. OF          AVERAGE
   LOAN #            TOTAL UNITS/PADS            STUDIOS/PADS/OTHER         OTHER RENT ($)            1-BR UNITS     1-BR RENT ($)
   ------            -----------------           ------------------         --------------            ----------     -------------

     9                       360                                                                           68               871
     12                      450                                                                          252               714
     15                    1,164                        1,164                     308
     20                      228
     29                       73                                                                           18             3,103
     40                      425                         425                      385
     46                      272                                                                          176               493
     52                      260                                                                          112               580
     55                      183                                                                          182               697
     63                      270                                                                           90               412
     64                      148                                                                           61               655
     72                      273                                                                          160               489
     73                      243                         83                       466                     148               542
     99                       36
    103                      120




                        NO. OF             AVERAGE                     NO. OF             AVERAGE
LOAN #               2-BR UNITS          2-BR RENT ($)              3-BR UNITS         3-BR RENT ($)
------               ----------          -------------              ----------         -------------

     9                   160                 1,287                      96                 1,706
     12                  162                   959                      36                 1,292
     15
     20                  228                 1,409
     29                   55                 4,300
     40
     46                   96                   670
     52                  148                   757
     55                    1                   900
     63                  150                   465                      30                   619
     64                   74                   800                      13                 1,000
     72                  113                   670
     73                   12                   750
     99                   36                 1,016
    103                   64                   404                      56                   455




                 NO. OF           AVERAGE                 UTILITIES          ELEVATOR
   LOAN #      4-BR UNITS      4-BR RENT ($)             TENANT PAYS         PRESENT
   ------      ----------      -------------             -----------         -------

     9              36              1,566               E                      No
     12                                                 E, W                   No
     15                                                 E, S, W
     20                                                 E, G, S, W             No
     29                                                 None                   Yes
     40                                                 E, G
     46                                                 E                      No
     52                                                 None                   Yes
     55                                                 None                   No
     63                                                 E                      No
     64                                                 E, G, S, W             No
     72                                                 E                      No
     73                                                 E                      No
     99                                                 E, G                   No
    103                                                 E, W                   No


                                                                       ANNEX C

[GRAPHIC OMITTED]           [GRAPHIC OMITTED]              [GRAPHIC OMITTED]
  MERRILL LYNCH                COUNTRYWIDE                     PNCBANK
                         SECURITIES CORPORATION
                  A Countrywide Capital Markets Company

                      STRUCTURAL AND COLLATERAL TERM SHEET

                         $1,590,262,000 (APPROXIMATE)

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS AM,
                          CLASS AJ, CLASS B, CLASS C,
                              CLASS D AND CLASS XP

-------------------------------------------------------------------------------

                     MERRILL LYNCH MORTGAGE TRUST 2005-MCP1
                                    Issuer

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                     MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                        PNC BANK, NATIONAL ASSOCIATION
                             Mortgage Loan Sellers

                          MIDLAND LOAN SERVICES, INC.
                                Master Servicer

                          MIDLAND LOAN SERVICES, INC.
                               Special Servicer

                            WELLS FARGO BANK, N.A.
                                    Trustee

                                 JUNE 21, 2005

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED IN ITS ENTIRETY BY
THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR
ANY SECURITIES ACTUALLY SOLD TO YOU. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

PNC CAPITAL MARKETS, INC.                                    WACHOVIA SECURITIES

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES



                                 INITIAL
            EXPECTED           CERTIFICATE          APPROX.
             RATINGS        PRINCIPAL BALANCE    TOTAL INITIAL
         ---------------       OR NOTIONAL           CREDIT
  CLASS   MOODY'S   S&P        AMOUNT (1)           SUPPORT
----------------------------------------------------------------

    A-1     Aaa    AAA           67,693,000     30.000
----------------------------------------------------------------
    A-2     Aaa    AAA          346,500,000     30.000
----------------------------------------------------------------
    A-3     Aaa    AAA           47,661,000     30.000
----------------------------------------------------------------
   A-SB     Aaa    AAA          100,000,000     30.000
----------------------------------------------------------------
    A-4     Aaa    AAA          526,039,000     30.000
----------------------------------------------------------------
   A-1A     Aaa    AAA          128,700,000     30.000
----------------------------------------------------------------
    AM      Aaa    AAA          173,800,000     20.000
----------------------------------------------------------------
    AJ      Aaa    AAA          115,142,000     13.375
----------------------------------------------------------------
     B      Aa2    AA            36,932,000     11.250
----------------------------------------------------------------
     C      Aa3    AA-           15,208,000     10.375
----------------------------------------------------------------
     D       A2    A             32,587,000      8.500
----------------------------------------------------------------
    XP      Aaa    AAA        1,694,554,000(7)     N/A
----------------------------------------------------------------

             APPROX.
           PERCENTAGE
           OF INITIAL        WEIGHTED        PRINCIPAL    ASSUMED FINAL
            MORTGAGE         AVERAGE          WINDOW      DISTRIBUTION
  CLASS   POOL BALANCE   LIFE (YEARS)(2)   (MO./YR.)(2)      DATE(2)     RATE TYPE
----------------------------------------------------------------------------------

    A-1   3.895%        2.667              07/05-04/10     4/12/2010    Fixed
----------------------------------------------------------------------------------
    A-2  19.937%        4.939              04/10-06/10     6/12/2010    Fixed
----------------------------------------------------------------------------------
    A-3   2.742%        6.909              04/12-06/12     6/12/2012    Fixed
----------------------------------------------------------------------------------
   A-SB   5.754%        7.210              06/10-09/14     9/12/2014    (3)
----------------------------------------------------------------------------------
    A-4  30.267%        9.717              09/14-05/15     5/12/2015    (3)
----------------------------------------------------------------------------------
   A-1A   7.405%        9.081              07/05-05/15     5/12/2015    (3)
----------------------------------------------------------------------------------
    AM   10.000%        9.941              05/15-06/15     6/12/2015    (3)
----------------------------------------------------------------------------------
    AJ    6.625%        9.953              06/15-06/15     6/12/2015    (3)
----------------------------------------------------------------------------------
     B    2.125%        9.953              06/15-06/15     6/12/2015    (3)
----------------------------------------------------------------------------------
     C    0.875%        9.953              06/15-06/15     6/12/2015    (3)
----------------------------------------------------------------------------------
     D    1.875%        9.953              06/15-06/15     6/12/2015    (3)
----------------------------------------------------------------------------------
    XP      N/A           N/A                      N/A           N/A  Variable
----------------------------------------------------------------------------------


NON-OFFERED CERTIFICATES



                                    INITIAL            APPROX.
         EXPECTED RATINGS         CERTIFICATE       TOTAL INITIAL
        -------------------  PRINCIPAL BALANCE OR       CREDIT
 CLASS   MOODY'S     S&P      NOTIONAL AMOUNT(1)       SUPPORT
------------------------------------------------------------------

    E    (6)       (6)              19,553,000     7.375
------------------------------------------------------------------
    F    (6)       (6)              28,242,000     5.750
------------------------------------------------------------------
    G    (6)       (6)              17,380,000     4.750
------------------------------------------------------------------
    H    (6)       (6)              21,725,000     3.500
------------------------------------------------------------------
    J    (6)       (6)               6,518,000     3.125
------------------------------------------------------------------
    K    (6)       (6)               8,690,000     2.625
------------------------------------------------------------------
    L    (6)       (6)               6,517,000     2.250
------------------------------------------------------------------
    M    (6)       (6)               4,345,000     2.000
------------------------------------------------------------------
    N    (6)       (6)               4,345,000     1.750
------------------------------------------------------------------
    P    (6)       (6)               8,690,000     1.250
------------------------------------------------------------------
    Q    (6)       (6)              21,725,952     0.000
------------------------------------------------------------------
    XC   (6)       (6)           1,737,992,951(7)    N/A
------------------------------------------------------------------

            APPROX.
          PERCENTAGE
          OF INITIAL      WEIGHTED       PRINCIPAL    ASSUMED FINAL
           MORTGAGE     AVERAGE LIFE      WINDOW      DISTRIBUTION
 CLASS   POOL BALANCE    (YEARS)(2)    (MO./YR.)(2)      DATE(2)     RATE TYPE
------------------------------------------------------------------------------

    E   1.125%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    F   1.625%                (6)            (6)            (6)     (4)
------------------------------------------------------------------------------
    G   1.000%                (6)            (6)            (6)     (5)
------------------------------------------------------------------------------
    H   1.250%                (6)            (6)            (6)     (5)
------------------------------------------------------------------------------
    J   0.375%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    K   0.500%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    L   0.375%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    M   0.250%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    N   0.250%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    P   0.500%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    Q   1.250%                (6)            (6)            (6)     (3)
------------------------------------------------------------------------------
    XC       N/A              (6)            (6)            (6)     Variable
------------------------------------------------------------------------------


(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.
(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans)
      which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions described in the prospectus supplement.
(3)   The pass-through rates on the class A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
      J, K, L, M, N, P and Q certificates will equal a rate the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months).
(4)   The pass-through rate on the class F certificates will equal the weighted average of certain net mortgage rates on the mortgage loans (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), less a specified percentage.
(5)   The pass-through rates on the class G and H certificates will equal the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).
(6)   Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.
(7)   The class XC and class XP certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and class XP certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC and class XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       1

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE:  CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
       MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT.

ISSUE TYPE    Sequential pay REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
              AJ, B, C, D and XP certificates are offered publicly. All other certificates will be privately placed with qualified
              institutional buyers or with institutional accredited investors.

CUT-OFF DATE  References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in June 2005 or, with respect to those mortgage loans, if any, that were originated in
              May or June 2005 and have their respective first payment dates in
              July 2005, June 1, 2005 or, with respect to those mortgage loans, if any, that were originated in June 2005 and have their
              respective first payment dates in August 2005, their respective dates of origination. Any payments or collections that represent amounts due on or before that date will not belong to the trust fund.

MORTGAGE POOL The mortgage pool consists of 111 mortgage loans with an aggregate initial mortgage pool balance of $1,737,992,952, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 205 mortgaged real properties located throughout
              34 states.

LOAN GROUPS   For purposes of making distributions to the class A-1, A-2, A-3,
              A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 92.6% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 11 mortgage loans, representing approximately
              7.4% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties
              (approximately 63.6% of all the mortgage loans secured by
              multifamily properties and approximately 68.6% of all the
              mortgage loans secured by manufactured housing community
              properties).

ISSUER        Merrill Lynch Mortgage Trust 2005-MCP1

DEPOSITOR     Merrill Lynch Mortgage Investors, Inc.



MORTGAGE LOAN Merrill Lynch Mortgage Lending, Inc. (MLML).................56.4% of initial mortgage pool balance
SELLERS       Countrywide Commercial Real Estate Finance, Inc. (CRF)......26.3% of initial mortgage pool balance
              PNC Bank, National Association (PNC)........................17.3% of initial mortgage pool balance


UNDERWRITERS  Merrill Lynch, Pierce, Fenner & Smith Incorporated
              Countrywide Securities Corporation
              PNC Capital Markets, Inc.
              Wachovia Capital Markets, LLC

TRUSTEE       Wells Fargo Bank, N.A.

MASTER
SERVICER      Midland Loan Services, Inc.

SPECIAL
SERVICER      Midland Loan Services, Inc.

RATING
AGENCIES      Moody's Investors Service, Inc.
              Standard & Poor's Ratings Services, a division of The McGraw-Hill
              Companies, Inc.

DENOMINATIONS $25,000 minimum for the offered certificates with principal balances and $100,000 minimum in the case of the class XP
              certificates.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       2

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

CLOSING DATE  On or about June 29, 2005.

SETTLEMENT
TERMS         Book-entry through DTC for all offered certificates.

DETERMINATION
DATE          For any distribution date, the fourth business day prior to the distribution date, except that in the case of 30 mortgage loans, the master servicer may make its determination as to the
              collections received as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on the 8th day of each month.

DISTRIBUTION
DATE          The 12th day of each month or, if the 12th day is not a business day, the next succeeding business day, beginning in July 2005.

INTEREST      Each class of offered certificates will be entitled on each
DISTRIBUTIONS distribution date to interest accrued during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designation, except that the class A-1,
              A-2, A-3, A-SB, A-4, A-1A, XC and XP are pro rata and pari passu in entitlement to interest. In general, payments of interest in respect of the class A-1, A-2, A-3, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of
              available funds attributable to the mortgage loans in loan group
              2, and payments of interest in respect of the class XC and XP certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups.

PRINCIPAL
DISTRIBUTIONS Except as described below, principal will be distributed on each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will be generally made, to the extent of available funds, (i) to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the
              principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

              Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on mortgage loans

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       3

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

              in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal to any other class of certificates on that distribution date).

              If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-3, A-SB, A-4 and A-1A
              certificates (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and pari passu basis without regard to loan groups.

              Following retirement of the class A-1, A-2, A-3, A-SB, A-4 and
              A-1A certificates, amounts distributable as principal will be distributed (without regard to loan groups) on each distribution date, to the extent of available funds, to the class AM, AJ, B,
              C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES        Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C, B, AJ and AM certificates, in that order, and then, on a pro rata and pari passu basis to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates.

PREPAYMENT
PREMIUMS AND
YIELD
MAINTENANCE
CHARGES       Any prepayment premiums or yield maintenance charges collected will be distributed to certificateholders on the distribution date following the collection period in which the prepayment premium was received. On each distribution date, the holders of each class of offered certificates and of the class E, F, G and H
              certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable from it,
              multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date;
              provided that, if the A-4 and A-1A classes were both outstanding
              (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
              principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.

              The portion, if any, of the prepayment premiums or yield
              maintenance charges remaining after any payments described above will be distributed to the holders of the class XP and/or XC certificates as follows: (a) on each distribution date up to and including the distribution date in June 2013, (i) to the holders of the class XP certificates, an amount equal to 5.0% of that remaining portion of the prepayment premiums or yield maintenance charges, and (ii) to the holders of the class XC certificates, an amount equal to 95.0% of that remaining portion of the prepayment premiums or yield maintenance charges; and (b) on each
              distribution date that occurs subsequent to June 2013, to

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       4

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

              the holders of the class XC certificates, an amount equal to 100%
              of that remaining portion of the prepayment premiums or yield maintenance charges.

              All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES      The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances,
              including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered
              recoverable, and, in the case of P&I advances, subject to
              appraisal reductions that may occur.

APPRAISAL
REDUCTIONS    If any of certain adverse events or circumstances described in the prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

              A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL
TERMINATION   The master servicer, the special servicer and certain
              certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated
              principal balance of the mortgage loans is less than approximately
              1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses and the fair market value of any REO properties acquired by the trust following foreclosure.

              In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B,
              C and D certificates are reduced to zero, all of the remaining certificates, except the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates for all the
              mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING
CLASS         The most subordinate class of sequential pay certificates
              that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of
              sequential pay certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of sequential pay certificates with a class certificate balance greater than zero. The holder(s) of certificates
              representing a majority interest in the controlling class will have the right, subject to the conditions described in the prospectus supplement, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       5

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

              However, in the case of the Westchester mortgage loan, the holder of the most junior Westchester subordinate non-trust loan that has an unpaid principal balance, net of any existing related appraisal reduction amounts, equal to or greater than 25% of its original principal balance, will have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the Westchester mortgage loan and the Westchester non-trust loans.

              Subsequent to the occurrence of (a) a payment delinquency with respect to the Westchester mortgage loan that continues for more than 60 days, (b) the acceleration of the Westchester mortgage loan, (c) a default at maturity of the Westchester mortgage loan,
              (d) a voluntary bankruptcy by the related borrower or (e) a non-monetary event of default that causes the loan to be
              specially serviced, the holder of the Westchester pari passu non-trust loan and the holders of the Westchester subordinate non-trust loans will have the right to purchase the Westchester mortgage loan from the trust at a purchase price described in the prospectus supplement.

              In the event that certain events of default exist with respect to the Westchester mortgage loan after the expiration of any
              applicable grace periods, the holders of the Westchester
              subordinate non-trust loans will have the right, but not the obligation, to cure such default.

              The holder of the Westchester pari passu non-trust loan will have the right, directly or through a representative to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the Westchester loan
              combination.

LOAN
COMBINATIONS  One (1) mortgage loan (which is The Westchester mortgage loan discussed above) is part of a loan combination that includes multiple other loans, one (1) of which is pari passu in right of payment and other respects to the Westchester pari passu trust mortgage loan, and the others of which are subordinate in right of payment and other respects to the Westchester pari passu trust mortgage loan and the Westchester pari passu non-trust loan. The
              Westchester subordinate non-trust loans are grouped into three
              (3) tiers of seniority--a "B note" tier, a "C note" tier and a "D note" tier, each of which consists of one or more subordinate non-trust loans.

              Five (5) of the mortgage loans are, in each case, the senior of two mortgage loans in what is referred to as an A/B loan
              combination, both of which are secured by the same mortgage. The junior loan in each A/B loan combination will not be included in the series 2005-MCP1 trust.

              See "Description of the Mortgage Pool--Loan Combinations--The
              Westchester Loan Combination", and "--A/B Loan Combinations" in
              the prospectus supplement for more information regarding these loan combinations.

ERISA         The offered certificates are expected to be ERISA eligible.

SMMEA         The offered certificates will not be "mortgage related
              securities" for the purposes of the Secondary Mortgage Market
              Enhancement Act of 1984.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       6

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

CONTACTS



   MERRILL LYNCH & CO.        COUNTRYWIDE SECURITIES CORPORATION
      John Mulligan                     Tom O' Hallaron
  (212) 449-3860 (Phone)            (818) 225-6353 (Phone)
  (212) 738-1491 (Fax)               (818) 225-4032 (Fax)

        Max Baker                         Stew Ward
  (212) 449-3860 (Phone)            (818) 225-6353 (Phone)
  (212) 738-1491 (Fax)               (818) 225-4032 (Fax)

        Rich Sigg                       Chris Tokarski
  (212) 449-3860 (Phone)            (818) 225-6331 (Phone)
  (212) 738-1491 (Fax)               (818) 225-4179 (Fax)

      David Rodgers
  (212) 449-3611 (Phone)
  (212) 449-3658 (Fax)

       Glenn Thaler
  (212) 449-4004 (Phone)
  (212) 449-3658 (Fax)

  PNC CAPITAL MARKETS, INC.      WACHOVIA CAPITAL MARKETS LLC
        Scott Holmes                   William Cohane
  (704) 551-2847 (Phone)           (704) 374-6161 (Phone)
  (704) 643-2088 (Fax)              (704) 715-0066 (Fax)

                                       Scott Fuller
                                  (704) 715-8440 (Phone)
                                   (704) 715-1214 (Fax)

                                        Bill White
                                  (704) 715-8440 (Phone)
                                   (704) 715-1214 (Fax)

                                     Chris Campbell
                                 (704) 715-8440 (Phone)
                                  (704) 715-1214 (Fax)


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       7

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, initial loan group 1 balance or initial loan group 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool, loan group 1 or loan group 2, as the case may be.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of an A/B loan combination excludes the related B-note non-trust loan. Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property), statistical information presented with respect to the Westchester mortgage loan excludes the related non-trust loans.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------



                                                                                ALL MORTGAGE
                                                                                   LOANS

Initial mortgage pool balance ............................................. $1,737,992,952
Number of mortgage loans ..................................................            111
Number of mortgaged properties ............................................            205
Percentage of Investment Grade Loans1 .....................................          14.8%
Average cut-off date principal balance .................................... $   15,657,594
Largest cut-off date principal balance .................................... $  200,000,000
Smallest cut-off date principal balance ................................... $      727,933
Weighted average mortgage interest rate ...................................        5.3923%
Highest mortgage interest rate ............................................        6.3650%
Lowest mortgage interest rate .............................................        4.6901%
Number of Cross Collateralized Loans Groups ...............................              5
Cross Collateralized Mortgage Loans as a % of IBP .........................           4.4%
Number of Multi Property Mortgage Loans ...................................              6
Multi Property Mortgage Loans as a % of IPB ...............................          18.7%
Weighted average underwritten DSCR ........................................          1.56x
Highest underwritten debt service coverage ratio ..........................          2.55x
Lowest underwritten debt service coverage ratio ...........................          1.19x
Weighted average cut-off date loan-to-value ratio .........................          68.9%
Highest cut-off date loan-to-value ratio ..................................          80.0%
Lowest cut-off date loan-to-value ratio ...................................          38.7%
Weighted average original term to maturity or anticipated repayment date
 (months) .................................................................            107
Longest original term to maturity or anticipated repayment date (months) ..            180
Shortest original term to maturity or anticipated repayment date (months) .             60
Weighted average remaining term to maturity or anticipated repayment date
 (months) .................................................................            106
Longest remaining term to maturity or anticipated repayment date (months) .            179
Shortest remaining term to maturity or anticipated repayment date (months)              58

------------------------------------------------------------------------------------------------------------
                                                                                    LOAN               LOAN
                                                                                  GROUP 1            GROUP 2

Initial mortgage pool balance ............................................. $1,609,291,156      $128,701,796
Number of mortgage loans ..................................................            100                11
Number of mortgaged properties ............................................            194                11
Percentage of Investment Grade Loans1 .....................................          16.0%              0.0%
Average cut-off date principal balance .................................... $   16,092,912      $ 11,700,163
Largest cut-off date principal balance .................................... $  200,000,000      $ 33,900,000
Smallest cut-off date principal balance ................................... $      727,933      $  2,787,694
Weighted average mortgage interest rate ...................................        5.3863%           5.4674%
Highest mortgage interest rate ............................................        6.3650%           6.1250%
Lowest mortgage interest rate .............................................        4.6901%           4.8530%
Number of Cross Collateralized Loans Groups ...............................              5                 0
Cross Collateralized Mortgage Loans as a % of IBP .........................           4.7%              0.0%
Number of Multi Property Mortgage Loans ...................................              6                 0
Multi Property Mortgage Loans as a % of IPB ...............................          20.2%              0.0%
Weighted average underwritten DSCR ........................................          1.57x             1.41x
Highest underwritten debt service coverage ratio ..........................          2.55x             1.97x
Lowest underwritten debt service coverage ratio ...........................          1.19x             1.20x
Weighted average cut-off date loan-to-value ratio .........................          68.8%             70.6%
Highest cut-off date loan-to-value ratio ..................................          80.0%             80.0%
Lowest cut-off date loan-to-value ratio ...................................          38.7%             50.7%
Weighted average original term to maturity or anticipated repayment date
 (months) .................................................................            106               119
Longest original term to maturity or anticipated repayment date (months) ..            180               156
Shortest original term to maturity or anticipated repayment date (months) .             60                84
Weighted average remaining term to maturity or anticipated repayment date
 (months) .................................................................            105               117
Longest remaining term to maturity or anticipated repayment date (months) .            179               155
Shortest remaining term to maturity or anticipated repayment date (months)              58                84


See "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
Real Properties--Additional Statistical Information" for a similar table with additional information regarding certain of the mortgage loans.

---------------------
1 It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that The Westchester, Tharaldson Portfolio IIA and Tharaldson
  Portfolio IIB loans have credit characteristics consistent with investment-grade rated obligations.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       8

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------
SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------
                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                    % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE



                            % OF INITAL
                          MORTGAGE POOL
           STATE             BALANCE       RETAIL    OFFICE    HOSPITALITY

New York ...............       19.8         11.5       6.9         0.6
California .............       15.8          8.5       5.5         0.5
 Southern(1)............       14.1          7.3       5.5         0.2
 Northern(1)............        1.6          1.2        --         0.2
Virginia ...............        9.7           --       6.2         3.3
Texas ..................        6.8          1.3        --         1.0
Arizona ................        6.6          2.6       2.0         0.2
Hawaii .................        6.4          6.0        --          --
Florida ................        5.8          1.4        --         2.2
Illinois ...............        4.3          2.5       0.9         0.6
Ohio ...................        3.6           --        --         0.2
New Jersey .............        3.4          0.3       1.7          --
Washington .............        2.9          0.6       2.3          --
Missouri ...............        2.0          0.1       0.7         0.4
Michigan ...............        1.8          1.5        --          --
Nevada .................        1.4          0.9        --          --
Kentucky ...............        1.0          0.6        --          --
Connecticut ............        0.9           --        --          --
Kansas .................        0.9          0.9        --          --
Indiana ................        0.9          0.3        --          --
Pennsylvania ...........        0.8          0.3        --          --
Minnesota ..............        0.8           --        --         0.7
Oklahoma ...............        0.8           --        --         0.1
Maryland ...............        0.7           --        --          --
Georgia ................        0.7          0.3        --         0.2
Colorado ...............        0.4          0.3        --          --
Oregon .................        0.4          0.3        --          --
Wisconsin ..............        0.3           --        --         0.1
New Mexico .............        0.2          0.2        --          --
North Carolina .........        0.2           --        --          --
Alaska .................        0.2           --        --          --
Montana ................        0.2           --        --         0.1
Wyoming ................        0.1           --        --         0.1
Nebraska ...............        0.1           --        --          --
Mississippi ............        0.0           --        --          --
West Virginia ..........        0.0           --        --          --
------------------------      -----         ----      ----        ----
Total ..................      100.0%        40.2%     26.2%       10.4%
------------------------      -----         ----      ----        ----

                                           SELF                   MANUFACTURED    MIXED
           STATE           MULTIFAMILY   STORAGE    INDUSTRIAL      HOUSING       USE     OTHER

New York ...............        --         0.8          --             --          --      --
California .............       0.2         0.7         0.2             --         0.2      --
 Southern1 .............       0.2         0.7          --             --         0.2      --
 Northern1 .............        --          --         0.2             --          --      --
Virginia ...............        --         0.2          --             --          --      --
Texas ..................       4.4          --          --             --          --      --
Arizona ................       1.8          --          --             --          --      --
Hawaii .................        --          --          --             --         0.4      --
Florida ................        --         0.2          --            2.0          --      --
Illinois ...............        --         0.3          --             --          --      --
Ohio ...................        --         0.2         3.2             --          --      --
New Jersey .............       1.1         0.3          --             --          --      --
Washington .............        --          --          --             --          --      --
Missouri ...............        --         0.2          --             --         0.7      --
Michigan ...............        --         0.3          --             --          --      --
Nevada .................       0.5          --          --             --          --      --
Kentucky ...............        --          --         0.4             --          --      --
Connecticut ............        --          --         0.5             --         0.5      --
Kansas .................        --          --          --             --          --      --
Indiana ................       0.4         0.2          --             --          --      --
Pennsylvania ...........       0.3          --         0.2             --          --      --
Minnesota ..............        --         0.1          --             --          --      --
Oklahoma ...............       0.6         0.1          --             --          --      --
Maryland ...............        --          --          --             --          --     0.7
Georgia ................       0.2          --          --             --          --      --
Colorado ...............        --         0.1          --             --          --      --
Oregon .................        --         0.1          --             --          --      --
Wisconsin ..............        --         0.2          --             --          --      --
New Mexico .............        --          --          --             --          --      --
North Carolina .........        --         0.2          --             --          --      --
Alaska .................        --         0.2          --             --          --      --
Montana ................        --         0.1          --             --          --      --
Wyoming ................        --          --          --             --          --      --
Nebraska ...............        --         0.1          --             --          --      --
Mississippi ............        --         0.0          --             --          --      --
West Virginia ..........        --         0.0          --             --          --      --
-------------------------      ---         ---         ---            ---         ---     ---
Total ..................       9.5%        4.7%        4.5%           2.0%        1.8%    0.7%
-------------------------      ---         ---         ---            ---         ---     ---


---------------------
1 For purposes of determining whether a mortgaged real property is located in
  Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below
  93600.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       9

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------



                                                                       CUT-OFF DATE     % OF INITIAL
                                                      NUMBER OF         PRINCIPAL     MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................         4        $  416,450,000          24.0
Partial IO(1).....................................        39        $  652,916,000          37.6
Single Tenant ....................................        16        $  103,363,712           5.9
Loans  (greater than)  50% Single Tenant .........        27        $  213,213,140          12.3
Current Secondary Debt ...........................        15        $  556,262,859          32.0
Future Secondary Debt Permitted ..................        24        $  589,752,918          33.9
Lockbox ..........................................        54        $1,257,648,681          72.4
Escrow Type(2)
 TI/LC Reserves(3)................................        49        $  625,516,246          49.0
 Real Estate Tax .................................        95        $1,287,523,690          74.1
 Insurance .......................................        81        $1,014,071,164          58.3
 Replacement Reserves ............................        89        $1,097,905,799          63.2


SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------



                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 1
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................         4        $  416,450,000          25.9
Partial IO(1).....................................        35        $  591,716,000          36.8
Single Tenant ....................................        16        $  103,363,712           6.4
Loans  (greater than)  50% Single Tenant .........        27        $  213,213,140          13.2
Current Secondary Debt ...........................        14        $  545,762,859          33.9
Future Secondary Debt Permitted ..................        21        $  578,219,498          35.9
Lockbox ..........................................        52        $1,227,919,532          76.3
Escrow Type(2)
 TI/LC Reserves(3)................................        49        $  625,516,246          49.0
 Real Estate Tax .................................        85        $1,177,777,443          73.2
 Insurance .......................................        71        $  904,324,917          56.2
 Replacement Reserves ............................        78        $  969,204,003          60.2


SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------



                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 2
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................         0          $          0           0.0
Partial IO(1).....................................         4          $ 61,200,000          47.6
Single Tenant ....................................         0          $          0           0.0
Loans  (greater than)  50% Single Tenant .........         0          $          0           0.0
Current Secondary Debt ...........................         1          $ 10,500,000           8.2
Future Secondary Debt Permitted ..................         3          $ 11,533,419           9.0
Lockbox ..........................................         2          $ 29,729,149          23.1
Escrow Type(2)
 Real Estate Tax .................................        10          $109,746,246          85.3
 Insurance .......................................        10          $109,746,246          85.3
 Replacement Reserves ............................        11          $128,701,796         100.0


---------------------
1 Includes 2 mortgage loans (1.4% of the initial mortgage pool balance and 1.5%
  of the initial loan group 1 balance) which are ARD loans, and require the payment of interest only on each due date until the expiration of a designated period and the amortization of principal following this expiration.
2 Does not include mortgage loans with upfront reserves.
3 TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use, industrial and other properties.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       10

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------


          RANGE OF           NUMBER OF      AGGREGATE
          CUT-OFF             MORTGAGE     CUT-OFF DATE      % OF       % OF      % OF
       DATE BALANCES           LOANS         BALANCE         POOL     GROUP 1    GROUP 2
--------------------------- ----------- ----------------- ---------- --------- ----------

  727,933 - 2,999,999           13        $29,737,558       1.7        1.5       4.5
  3,000,000 - 3,999,999         5          17,410,995       1.0        1.1       0.0
  4,000,000 - 4,999,999         13         56,322,270       3.2        3.5       0.0
  5,000,000 - 5,999,999         12         67,139,311       3.9        3.5       9.0
  6,000,000 - 6,999,999         2          12,315,000       0.7        0.8       0.0
  7,000,000 - 7,999,999         8          59,665,298       3.4        2.8      11.4
  8,000,000 - 9,999,999         12        109,555,486       6.3        6.2       7.3
  10,000,000 - 12,999,999       15        170,507,259       9.8        9.9       8.2
  13,000,000 - 19,999,999       13        205,571,436      11.8       11.6      14.7
  20,000,000 - 49,999,999       12        371,280,340      21.4       19.5      45.0
  50,000,000 - 99,999,999       4         318,488,000      18.3       19.8       0.0
  100,000,000 - 200,000,000     2         320,000,000      18.4       19.9       0.0
                               ---      --------------    -----      -----     -----
  Total:                       111      $1,737,992,952    100.0%     100.0%    100.0%
                               ===      ==============    =====      =====     =====
  MIN: $727,933           MAX: $200,000,000                WTD. AVERAGE: $15,657,594

------------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------



   RANGE OF     NUMBER OF      AGGREGATE
 UNDERWRITTEN    MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
     DSCRS        LOANS         BALANCE         POOL    GROUP 1    GROUP 2
-------------- ----------- ----------------- --------- --------- ----------

  1.19 - 1.24      24        $394,372,887       22.7    23.3      15.4
  1.25 - 1.29      17         183,674,953       10.6     8.9      32.0
  1.30 - 1.34      10         166,710,277        9.6     8.7      20.8
  1.35 - 1.39      15          88,399,605        5.1     4.8       8.2
  1.40 - 1.44      7           47,917,688        2.8     3.0       0.0
  1.45 - 1.49      8          124,717,601        7.2     7.4       4.5
  1.50 - 1.59      12         249,084,152       14.3    15.5       0.0
  1.60 - 1.99      14         221,512,489       12.7    12.2      19.2
  2.00 - 2.55      4          261,603,300       15.1    16.3       0.0
                  ---      --------------      -----   -----     -----
  Total:          111      $1,737,992,952      100.0%  100.0%    100.0%
                  ===      ==============      =====   =====     =====
  MIN: 1.19x             MAX: 2.55x                 WTD. AVERAGE: 1.56x

--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------



                   NUMBER OF      AGGREGATE
     RANGE OF       MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
  MORTGAGE RATES     LOANS         BALANCE         POOL    GROUP 1    GROUP 2
----------------- ----------- ----------------- --------- --------- ----------

  4.6901 - 4.7499     1         $200,000,000     11.5      12.4       0.0
  4.7500 - 4.9999     4          233,818,001     13.5      13.4      14.7
  5.0000 - 5.2499     13         203,514,285     11.7      12.0       8.2
  5.2500 - 5.4999     34         350,457,815     20.2      18.3      43.9
  5.5000 - 5.5999     10          94,465,388      5.4       5.5       4.5
  5.6000 - 5.6999     14         258,640,173     14.9      16.1       0.0
  5.7000 - 5.7499     12          94,225,149      5.4       5.7       2.3
  5.7500 - 5.9999     11         161,857,603      9.3      10.1       0.0
  6.0000 - 6.2499     6           74,958,762      4.3       2.5      26.4
  6.2500 - 6.3650     6           66,055,774      3.8       4.1       0.0
                     ---      --------------    -----     -----     -----
  Total:             111      $1,737,992,952    100.0%    100.0%    100.0%
                     ===      ==============    =====     =====     =====
  MIN:  4.6901%    MAX:  6.3650%                     WTD. AVERAGE: 5.3923%

--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------



   RANGE OF
   CUT-OFF     NUMBER OF      AGGREGATE
     DATE       MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
  LTV RATIOS     LOANS         BALANCE         POOL    GROUP 1    GROUP 2
------------- ----------- ----------------- --------- --------- ----------

  38.7 - 49.9     3         $205,610,114     11.8      12.8       0.0
  50.0 - 59.9     13         143,188,260      8.2       7.2      21.4
  60.0 - 64.9     6           33,564,147      1.9       2.1       0.0
  65.0 - 69.9     18         303,607,626     17.5      16.8      25.9
  70.0 - 74.9     23         373,726,264     21.5      22.6       8.0
  75.0 - 80.0     48         678,296,539     39.0      38.6      44.8
                 ---      --------------    -----     -----     -----
  Total:         111      $1,737,992,952    100.0%    100.0%    100.0%
                 ===      ==============    =====     =====     =====
  MIN: 38.7%   MAX: 80.0%                          WTD. AVERAGE: 68.9%

--------------------------------------------------------------------------------


MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------



       RANGE OF         NUMBER OF      AGGREGATE
 MATURITY DATE OR ARD    MORTGAGE     CUT-OFF DATE      % OF       % OF      % OF
 LOAN-TO-VALUE RATIOS     LOANS         BALANCE         POOL     GROUP 1    GROUP 2
---------------------- ----------- ----------------- ---------- --------- ----------

  Full Amortizing          3          $10,707,083      0.6        0.7       0.0
  25.0 - 49.9              12         328,325,808     18.9       18.7      21.4
  50.0 - 54.9              15         128,423,779      7.4        8.0       0.0
  55.0 - 59.9              16         215,504,729     12.4       11.3      25.9
  60.0 - 62.4              5           21,248,681      1.2        1.1       2.3
  62.5 - 64.9              13          97,505,163      5.6        6.1       0.0
  65.0 - 67.4              21         317,266,723     18.3       18.4      15.9
  67.5 - 69.9              11         256,570,985     14.8       15.3       8.2
  70.0 - 76.1              15         362,440,000     20.9       20.4      26.3
                          ---      --------------    -----      -----     -----
  Total:                  111      $1,737,992,952    100.0%     100.0%    100.0%
                          ===      ==============    =====      =====     =====
  MIN:  0.0%          MAX: 76.1%                             WTD. AVERAGE: 60.7%

--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       11

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------



    RANGE OF
 ORIGINAL TERMS
   TO MATURITY    NUMBER OF      AGGREGATE
     OR ARD        MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
    (MONTHS)        LOANS         BALANCE         POOL    GROUP 1    GROUP 2
---------------- ----------- ----------------- --------- --------- ----------

  60 - 60            6       $  344,425,823      19.8      21.4       0.0
  61 - 84            3           58,082,201       3.3       3.2       5.6
  85 - 120           94       1,197,449,602      68.9      67.0      92.2
  121 - 180          8          138,035,325       7.9       8.4       2.2
                    ---      --------------     -----     -----     -----
  Total:            111      $1,737,992,952     100.0%    100.0%    100.0%
                    ===      ==============     =====     =====     =====
  MIN: 60 MOS.    MAX: 180 MOS.                   WTD. AVERAGE:  107 MOS.

--------------------------------------------------------------------------------


ORIGINAL AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------



    RANGE OF
    ORIGINAL
  AMORTIZATION   NUMBER OF      AGGREGATE
     TERMS        MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
    (MONTHS)       LOANS         BALANCE         POOL    GROUP 1    GROUP 2
--------------- ----------- ----------------- --------- --------- ----------

  Interest Only     4       $  416,450,000       24.0      25.9       0.0
  120 - 299         5           68,310,383        3.9       4.2       0.0
  300 - 329         20         258,036,781       14.8      15.7       4.5
  330 - 360         82         995,195,787       57.3      54.2      95.5
                   ---      --------------      -----     -----     -----
  Total:           111      $1,737,992,952      100.0%    100.0%    100.0%
                   ===      ==============      =====     =====     =====
  MIN: 120 MOS.  MAX: 360 MOS.                 WTD. AVERAGE1:  341 MOS.

--------------------------------------------------------------------------------


AMORTIZATION TYPES FOR ALL MORTGAGE LOANS
--------------------------------------------------------------------------------



                                                     % BY
                                                   CUT-OFF
                                     AGREGATE        DATE
                       NUMBER      CUT-OFF DATE      POOL      % OF      % OF
 AMORTIZATION TYPES   OF LOANS       BALANCE       BALANCE   GROUP 1    GROUP 2
-------------------- ---------- ----------------- --------- --------- ----------

  ARD                    4      $   21,105,000       1.2       1.3       0.0
  Balloon               61         636,814,869      36.6      35.4      52.4
  Fully Amortizing       3          10,707,083       0.6       0.7       0.0
  Interest Only          4         416,450,000      24.0      25.9       0.0
  IO-ARD                 2          23,800,000       1.4       1.5       0.0
  IO-Balloon            37         629,116,000      36.2      35.3      47.6
                        ---     --------------     -----     -----     -----
  Total:                111     $1,737,992,952     100.0%    100.0%    100.0%
                        ===     ==============     =====     =====     =====

--------------------------------------------------------------------------------


REMAINING TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------



   RANGE OF
  REMAINING
    TERMS
 TO MATURITY   NUMBER OF      AGGREGATE
    OR ARD      MORTGAGE     CUT-OFF DATE      % OF      % OF      % OF
   (MONTHS)      LOANS         BALANCE         POOL    GROUP 1    GROUP 2
------------- ----------- ----------------- --------- --------- ----------

  58 - 84         9       $  402,508,025      23.2      24.6       5.6
  85 - 119        73         775,239,602      44.6      40.8      92.2
  120 - 179       29         560,245,325      32.2      34.6       2.2
                 ---      --------------     -----     -----     -----
  Total:         111      $1,737,992,952     100.0%    100.0%    100.0%
                 ===      ==============     =====     =====     =====
  MIN: 58 MOS.  MAX: 179 MOS.                  WTD. AVERAGE: 106 MOS.

--------------------------------------------------------------------------------


REMAINING STATED AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------



   RANGE OF
   REMAINING
 AMORTIZATION   NUMBER OF      AGGREGATE
     TERMS       MORTGAGE     CUT-OFF DATE     % OF      % OF      % OF
   (MONTHS)       LOANS         BALANCE        POOL    GROUP 1    GROUP 2
-------------- ----------- ----------------- -------- --------- ----------

  118-120          1       $    2,862,452       0.2      0.2        0.0
  121 - 360       106       1,318,680,500      75.9     73.9      100.0
                  ---      --------------      ----     ----      -----
  Total:          107      $1,321,542,952      76.0%    74.1%     100.0%
                  ===      ==============      ====     ====      =====
  MIN: 118 MOS.  MAX: 360 MOS.                WTD. AVERAGE1: 340 MOS.

--------------------------------------------------------------------------------


PARTIAL IO TERM (MOS)
--------------------------------------------------------------------------------



                                  AGGREGATE    % OF INITIAL
                    NUMBER OF   CUT-OFF DATE     MORTGAGE
     RANGE OF        MORTGAGE     PRINCIPAL        POOL        % OF     % OF
 PARTIAL IO TERMS     LOANS        BALANCE       BALANCE     GROUP 1   GROUP 2
------------------ ----------- -------------- ------------- --------- --------

  9 - 12               7       $ 57,321,000       3.3           3.0       7.3
  13 - 24              14       249,370,000      14.3          14.4      13.9
  25 - 36              8        105,650,000       6.1           4.5      26.3
  37 - 60              10       240,575,000      13.8          33.1       0.0
                       --      ------------      ----          ----      ----
  Total:               39      $652,916,000      37.6%         54.9%     47.6%
                       ==      ============      ====          ====      ====
  MIN: 9 MOS.    MAX: 60 MOS.                         WTD. AVERAGE: 38 MOS.

--------------------------------------------------------------------------------


---------------------
1 Does not include interest only loans.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       12

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

--------------------------------------------------------------------------------



                                                                     % OF
                                                                  REMAINING          % OF            % OF
                MONTHS                         AGGREGATE        MORTGAGE POOL      REMAINING       REMAINING
                SINCE                          REMAINING          BALANCE--      MORTGAGE POOL   MORTGAGE POOL
               CUT-OFF      NUMBER OF          PRINCIPAL           LOCKOUT/     BALANCE--YIELD     BALANCE--
     DATE        DATE    MORTGAGE LOANS         BALANCE(1)       DEFEASANCE(2)    MAINTENANCE        OPEN       TOTAL
------------- --------- ---------------- --------------------- --------------- ---------------- -------------- ------

  12/1/2005        6           111           1,732,692,891.80        100.00           0.00            0.00      100
  12/1/2006       18           111           1,720,815,314.39        100.00           0.00            0.00      100
  12/1/2007       30           111           1,706,181,243.71         98.96           1.04            0.00      100
  12/1/2008       42           111           1,688,509,409.18         95.92           4.08            0.00      100
  12/1/2009       54           111           1,668,975,375.44         83.64           4.38           11.98      100
  12/1/2010       66           105           1,305,020,553.07         92.41           7.59            0.00      100
  12/1/2011       78           105           1,281,047,780.36         92.41           7.59            0.00      100
  12/1/2012       90           102           1,203,242,860.73         92.08           7.92            0.00      100
  12/1/2013      102           101           1,173,040,116.71         92.05           7.95            0.00      100
  12/1/2014      114            98           1,076,931,363.36         77.69           7.32           14.99      100
  12/1/2015      126             3               4,204,935.20         44.50          55.50            0.00      100
  12/1/2016      138             2               3,640,623.85         37.54          62.46            0.00      100
  12/1/2017      150             2               3,219,049.25         31.36          68.64            0.00      100
  12/1/2018      162             1                 630,801.73        100.00           0.00            0.00      100
  12/1/2019      174             1                 229,717.49        100.00           0.00            0.00      100
  12/1/2020      186             0                         --          0.00           0.00            0.00        0


---------------------
1 Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling Assumptions to be described in the prospectus supplement.
2 Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted. Also included is the entire amount of one loan ($63,000,000), HSA Industrial Portfolio I, that allows partial prepayment of up to $25,000,000 together with the payment of the greater of 1% of the principal amount being prepaid and a yield maintenance formula in connection with a partial property release in accordance with the conditions of the loan documents at any time prior to the date that is two years from the closing date of this securitization.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:



                                                           NUMBER OF
                                                           MORTGAGE
                                                            LOANS/                           SHADOW
                                       MORTGAGE            MORTGAGED      CUT-OFF DATE       RATING
                                         LOAN      LOAN      REAL           PRINCIPAL       MOODY'S/
              LOAN NAME                 SELLER    GROUP   PROPERTIES         BALANCE          S&P(1)
------------------------------------- ---------- ------- ------------ -------------------- ----------

 The Westchester .................... MLML       1             1/1      $ 200,000,000.00     A3/AA--
 711 Third Avenue ................... MLML       1             1/1      $ 120,000,000.00       NAP
 Queen Ka'ahumanu Center ............ MLML       1             1/1      $  92,000,000.00       NAP
 ACP Woodland Park I ................ CRF        1             1/3      $  88,500,000.00       NAP
 U-Haul Self Storage Portfolio I..... MLML       1            1/54      $  74,988,000.00       NAP
 HSA Industrial Portfolio I ......... CRF        1             1/9(4)   $  63,000,000.00       NAP
 Norfolk Waterside Marriott ......... MLML       1             1/1      $  40,508,044.25       NAP
 Prium Office Portfolio II .......... MLML       1            1/11      $  40,353,238.51       NAP
 The Mansions at Canyon
  Springs Country Club
  Apartments ........................ PNC        1             1/1      $  37,360,000.00       NAP
 Webster Place Shopping Center....... CRF        1             1/1      $  36,700,000.00       NAP
                                                              ----      ----------------
 TOTAL ..............................                        10/83      $ 793,409,282.76

                                         % OF
                                        INITIAL                                 LOAN              CUT-OFF
                                       MORTGAGE                               BALANCE               DATE
                                         POOL       PROPERTY      PROPERTY      PER                 LTV
              LOAN NAME                 BALANCE       TYPE         SIZE(2)    SF/UNIT   DSCR(X)   RATIO(%)
------------------------------------- ---------- -------------- ------------ --------- --------- ---------

 The Westchester ....................     11.5%      Retail        831,841        361     2.55(3)  42.9(3)
 711 Third Avenue ...................      6.9%      Office        550,651        218     1.57     66.7
 Queen Ka'ahumanu Center ............      5.3%      Retail        556,511        165     1.61     74.2
 ACP Woodland Park I ................      5.1%      Office        479,166        185     1.23     74.9
 U-Haul Self Storage Portfolio I.....      4.3%   Self Storage   1,083,787         69     1.46     75.0
 HSA Industrial Portfolio I .........      3.6%    Industrial    2,270,205         28     1.19     79.8
 Norfolk Waterside Marriott .........      2.3%    Hospitality         405    100,020     1.60     68.7
 Prium Office Portfolio II ..........      2.3%      Office        341,558        118     1.30     78.9
 The Mansions at Canyon
  Springs Country Club
  Apartments ........................      2.1%    Multifamily         360    103,778     1.32     75.1
 Webster Place Shopping Center.......      2.1%      Retail        134,329        273     1.23     75.8
                                          ----                                            -----    -----
 TOTAL ..............................     45.7%                                           1.70x    65.9%


---------------------
1 Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a
  division of The McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.
2 Property size is indicated in rooms (for hospitality properties), square feet
  (for office, industrial and retail properties) and units (for self storage properties).
3 Such ratios with respect to The Westchester loan combination are based on the aggregate indebtedness of The Westchester mortgage loan that will be included in the trust and the Westchester pari passu non-trust loan, but exclude The
  Westchester subordinate non-trust loans.
4 There are ten buildings; two of them are adjacent to one another and are leased to the same tenant and essentially function as one property. These two buildings are assigned an aggregate allocated loan amount and are treated as a single property for release purposes.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       13

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE WESTCHESTER

[PICTURE OMITTED]                                  [PICTURE OMITTED]



--------------------------------------------------------------------------------

                         PROPERTY INFORMATION

 Number of Mortgaged Real Properties                              1
 Location (City/State)                             White Plains, NY
 Property Type                                      Anchored Retail
 Size (Square Feet)                                         831,841
 Percentage in-line Occupancy as of May 19, 2005              97.0%
 Year Built                                                    1995
 Year Renovated                                                 NAP
 Appraisal Value                                       $700,000,000
 # of Tenants                                                   140
 Average Rent Per Square Foot                                $32.46
 Underwritten Occupancy                                    95.0%(1)
 Underwritten Revenues                                  $54,731,010
 Underwritten Total Expenses                            $17,228,319
 Underwritten Net Cash Flow (NOI)                       $37,502,691
 Underwritten Net Cash Flow (NCF)                       $36,435,269

--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

                      MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     MLML
 Loan Group                                                  1
 Origination Date                                 June 1, 2005
 Cut-off Date Principal Balance                   $200,000,000
 Cut-off Date Loan Balance Per SF                      $361(2)
 Percentage of Initial Mortgage Pool Balance             11.5%
 Number of Mortgage Loans                                    1
 Type of Security (fee/leasehold)                Fee/Leasehold
 Mortgage Rate                                         4.6901%
 Amortization Type                               Interest Only
 IO Period (Months)                                         60
 Original Term to Maturity/ARD (Months)                     60
 Original Amortization Term (Months)                         0
 Lockbox                                                  Hard
 Cut-off Date LTV Ratio                             42.9%(2,3)
 LTV Ratio at Maturity or ARD                       42.9%(2,4)
 Underwritten DSCR on NOI                           2.63x(2,5)
 Underwritten DSCR on NCF                           2.55x(2,6)
 Shadow Rating (S&P/Moody's)                         AA-/A3(7)
--------------------------------------------------------------------------------



-----------------
1 Represents in-line occupancy only. The anchors, Nordstrom and Neiman Marcus, were underwritten at 100% occupancy given their respective credit rating.
2 Based on the aggregate principal balance of the Westchester mortgage loan and the ($100,000,000) Westchester pari passu non-trust loan evidencing the
  Westchester loan combination, but excluding the related $60 million, $50 million and $90 million subordinate non-trust loans.
3 If the subordinate non-trust loans had been included in the calculation, the resulting Cut-Off Date LTV Ratio would have been 71.4%.
4 If the subordinate non-trust loans had been included in the calculation, the resulting LTV Ratio at maturity or ARD would have been 71.4%.
5 If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.58x.
6 If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.53x.
7 It has been confirmed by S&P and Moody's in accordance with their respective methodologies that The Westchester mortgage loan has credit characteristics consistent with a AA- and A3 investment grade obligation, respectively.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       14

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       15

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan ("The Westchester Loan") is evidenced by one (1) of multiple promissory notes secured by a first mortgage encumbering a class A regional mall located in White Plains, New York ("The Westchester Property").
The Westchester Loan has a principal balance of $200,000,000 as of the cut-off date and represents approximately 11.5% of the initial mortgage pool balance and approximately 12.4% of the initial loan group 1 balance and is shadow rated
A3 and AA- by Moody's and S&P respectively. The Westchester Loan was originated on June 1, 2005 and has a remaining term of 60 months to its maturity date of
June 1, 2010. The Westchester Loan provides for 60 months of interest only payments during its remaining loan term. The Westchester Loan may be prepaid on or after September 1, 2009 and permits defeasance with United States government obligations beginning two years
after the creation of the securitization trust.

One of the multiple promissory notes, which has a principal balance of
$100,000,000 as of the cut-off date, is pari passu in right of payment and in other respects to The Westchester Loan and has the same interest rate, maturity date and amortization term as The Westchester Loan and is held outside the trust. The other notes (which fall into three (3) tiers of priority -- a "B note" tier, a "C note" tier and a "D note" tier, which have principal balances of $60,000,000, $50,000,000 and $90,000,000, as of the cut-off date) are subordinate in right of payment and in other respects to The Westchester Loan and The Westchester pari passu non-trust loan.

THE BORROWER. The borrower, Westchester Mall, LLC ("The Westchester Borrower"),
a Delaware limited liability company, is a single purpose entity controlled indirectly by Simon Property Group, L.P. (NYSE: SPG) (Rated "BBB+" by S&P,
"Baa2" by Moody's, and "BBB" by Fitch) ("SPG"), which has an indirect 40%
ownership interest in The Westchester Borrower. Institutional Mall Investors
LLC ("IMI") also has an indirect 40% ownership interest in The Westchester
Borrower. California Public Employees' Retirement System ("CalPERS") has
approximately 99% ownership interest in IMI.

SPG is an Indianapolis-based real estate investment trust primarily engaged in the ownership, operation, leasing, management, acquisition, expansion and development of primarily regional malls and community shopping centers. SPG is the largest publicly traded retail real estate company in North America with a total equity market capitalization of approximately $14 billion as of April 23,
2005. As of December 31, 2004, SPG owned or held an interest in 296 income-producing properties in the United States, which consisted of 171 regional malls, 71 community shopping centers, 31 premium outlet centers and 23 other properties in 40 states plus Puerto Rico. In addition, SPG also own interests in twelve parcels of land held in the United States for future development and have ownership interests in 51 European shopping centers
(located in France, Italy, Poland and Portugal); five premium outlet centers in
Japan; one premium outlet center in Mexico; and one shopping center in Canada.
For the year ended December 31, 2004, SPG had total revenues of $2.7 billion and net income of $449.9 million.

CalPERS provides retirement and health benefits to more than 1.4 million public employees, retirees, and their families and more than 2,500 employers. With
$184.6 billion in assets under management, CalPERS is one of the world's largest financial services organizations. As of February 28, 2005, CalPERS'
total real estate investments have an estimated value of $11.4 billion.

LOCKBOX. The Westchester Loan requires a "Hard Lockbox with Springing Cash
Management". The Westchester Borrower will be required to instruct all tenants to make their monthly rental payments directly into a bank account acceptable to and for the benefit of the lender (the "Lockbox Account"). The lender will receive a first priority pledge of the Lockbox Account as additional security for The Westchester Loan. All sums deposited in the Lockbox Account will be transferred to the borrower on each business day. Cash management is triggered upon the occurrence of either of the following events (each a "Cash Management
Trigger Event") (i) an event of default under the loan documents or (ii) net operating income for the trailing four calendar quarters as of the end of any two consecutive calendar quarters having decreased to less than $27,101,250.00
(an "NOI Trigger Event"). Following a Cash Management Trigger Event, all
amounts on deposit in the Lockbox Account will be transferred on a weekly basis to a lender-controlled account (the "Cash Management Account") and will be disbursed by the lender in accordance with the payment priorities set forth in the related mortgage loan documents. A Cash Management Trigger Event due to an
NOI Trigger Event will be terminated: (i) if the net operating income from the
Westchester Property certified by Westchester Borrower in its quarterly financial statements is such that the net operating income for the trailing four calendar quarters as of the end of any two consecutive calendar quarters shall have increased to an amount equal to or greater than $27,101,250.00, or
(ii) if The Westchester Loan is paid in full or defeased in accordance with the loan documents.

THE PROPERTY. Constructed in 1995, The Westchester Property is a three-story upscale regional mall with approximately 831,000 SF of net rentable space located in White Plains, Westchester County, New York. The Westchester Property
is anchored by Nordstrom and Neiman Marcus. Major tenants include Crate &
Barrel, Brooks Brothers, Restoration Hardware, Fye, Victoria's Secret, Pottery
Barn, Banana Republic, Abercrombie & Fitch and Anthropologie.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       16

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at The Westchester Property:



                                                     TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------
                                                                CREDIT RATINGS   SQUARE               BASE RENT      LEASE
           TENANT NAME                   PARENT COMPANY        (MOODY'S/S&P)(2)   FEET    % OF GLA      PSF        EXPIRATION

 Nordstrom(3) ................         Nordstrom, Inc.              Baa1/A-      206,197   24.8%          NAP       3/31/2035
 Neiman Marcus ...............  The Neiman Marcus Group, Inc.       Baa2/BBB     143,196   17.2%      $  6.54       1/21/2017
 Crate & Barrel ..............     Euromarket Designs Inc.           NR/NR        32,591    3.9%      $ 27.00       1/31/2011
 Brooks Brothers .............   Retail Brand Alliance, Inc.         NR/NR        12,363    1.5%      $ 48.81       3/31/2010
 Restoration Hardware ........    Restoration Hardware,Inc.          NR/NR        10,500    1.3%      $ 33.00       8/31/2010
 Victoria's Secret ...........       Limited Brands, Inc.           Baa2/BBB      10,000    1.2%      $ 55.00       1/31/2015
------------------------------------------------------------------------------------------------------------------------------


The following table presents certain information relating to the lease rollover schedule at The Westchester Property:



--------------------------------------------------------------------------------
                       LEASE ROLLOVER SCHEDULE(4)
                         NUMBER      SQUARE     % OF
                       OF LEASES     FEET        GLA       BASE RENT
          YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant .............       NAP     15,019     1.8%              NAP
 Month-to-Month .....         0          0     0.0%      $         0
 2005 ...............         8     10,026     1.2%      $   739,321
 2006 ...............        12     20,742     2.5%      $ 1,448,886
 2007 ...............        14     77,418     9.3%      $ 3,683,234
 2008 ...............         9     30,990     3.7%      $ 1,369,449
 2009 ...............         4     10,429     1.3%      $   494,250
 2010 ...............        19     75,763     9.1%      $ 3,798,822
 2011 ...............        12     68,776     8.3%      $ 2,812,186
 2012 ...............         8     27,225     3.3%      $ 1,367,686
 2013 ...............         6     14,055     1.7%      $   931,029
 2014 ...............         8     15,983     1.9%      $   974,595
 2015 ...............        33     93,625    11.3%      $ 6,536,481
 2016 ...............         7     15,097     1.8%      $ 1,139,443
 2017 ...............         1    143,196    17.2%      $   936,504
 Thereafter .........         2    213,497    25.7%      $   284,700
---------------------       ---    -------   -----       -----------
 TOTAL ..............       143    831,841   100.0%      $26,516,585
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                        % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                          RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
          YEAR          EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .............    NAP            15,019     1.8%                 NAP     NAP
 Month-to-Month .....   0.0%            15,019     1.8%         $         0    0.0%
 2005 ...............   2.8%            25,045     3.0%         $   739,321    2.8%
 2006 ...............   5.5%            45,787     5.5%         $ 2,188,207    8.3%
 2007 ...............  13.9%           123,205    14.8%         $ 5,871,441   22.1%
 2008 ...............   5.2%           154,195    18.5%         $ 7,240,890   27.3%
 2009 ...............   1.9%           164,624    19.8%         $ 7,735,140   29.2%
 2010 ...............  14.3%           240,387    28.9%         $11,533,962   43.5%
 2011 ...............  10.6%           309,163    37.2%         $14,346,148   54.1%
 2012 ...............   5.2%           336,388    40.4%         $15,713,834   59.3%
 2013 ...............   3.5%           350,443    42.1%         $16,644,863   62.8%
 2014 ...............   3.7%           366,426    44.1%         $17,619,458   66.4%
 2015 ...............  24.7%           460,051    55.3%         $24,155,939   91.1%
 2016 ...............   4.3%           475,148    57.1%         $25,295,381   95.4%
 2017 ...............   3.5%           618,344    74.3%         $26,231,885   98.9%
 Thereafter .........   1.1%           831,841   100.0%         $26,516,585  100.0%
---------------------------            -------   -----          -----------  -----
 TOTAL .............. 100.0%           831,841   100.0%         $26,516,585  100.0%
---------------------------------------------------------------------------------------------


THE MARKET(5). The Westchester Property is located in the City of White Plains,
Westchester County, New York. White Plains is situated in lower-central
Westchester County and comprises a total of 9.6 square miles and is the fourth largest city, by population, within the county. It is bordered to the west by the Town of Greenburgh, to the north by the towns of North Castle and Harrison, to the east by the town of Harrison, and to the south by the Village of
Scarsdale. White Plains is the county seat for Westchester County and the central business district contains over 4.5 million square feet of Class "A"
office space. Westchester County is home to numerous major corporations including the headquarters offices of International Business Machines, PepsiCo,
ITT Industries and Starwood Hotels & Resorts.

The 2004 estimated population within a 5, 10, and 15 miles radius is 203,271,
765,164, and 2,329,045, respectively. The 2004 estimated average household income within a 5, 10, 15 mile radius is $135,315, 114,786 and $86,638, respectively.
---------------------
1 Information obtained from borrower rent roll except credit ratings.
2 Credit ratings are of the parent company whether or not the parent guarantees the lease.
3 In lieu of base rent, Nordstrom pays a percentage of gross annual sales for rent.
4 Information obtained from underwritten rent roll and assumes certain leasing assumptions.
5 Certain information is from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       17

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to The Westchester Loan:

Replacement, Tax and Insurance Reserves. Replacement, tax and insurance reserves are required upon the occurrence of an NOI Trigger Event until the termination thereof. The Westchester Borrower is permitted pursuant to the loan documents to provide a guaranty by SPG or IMI in lieu of making the deposits.

ADDITIONAL DEBT. The Westchester Borrower is also the borrower under additional loans which are part of a loan combination. The unpaid principal balance of the
Westchester pari passu non-trust loan is $100,000,000, and the unpaid principal balances of the other loans (which fall into three (3) tiers of priority -- a
"B note" tier, a "C note" tier and a "D note" tier) are $60,000,000,
$50,000,000 and $90,000,000, respectively.

PROPERTY MANAGEMENT. Simon Management Associates, LLC ("SMA"), an affiliate of
The Westchester Borrower, manages The Westchester Property. Headquartered in
Indianapolis, Indiana is a wholly owned subsidiary of SPG. SMA provides day-to-day property management functions including leasing, management and development services to various SPG properties.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       18

                      [THIS PAGE INTENTIONALL LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

711 THIRD AVENUE

[PICTURE OMITTED]                             [PICTURE OMITTED]



--------------------------------------------------------------------------------

                     PROPERTY INFORMATION

 Number of Mortgaged Real Properties                       1
 Location (City/State)                          New York, NY
 Property Type                                        Office
 Size (Square Feet)                                  550,651
 Percentage Occupancy as of April 1, 2005              98.7%
 Year Built                                             1955
 Year Renovated                                          NAP
 Appraisal Value                                $180,000,000
 # of Tenants                                             21
 Average Rent Per Square Foot                         $35.16
 Underwritten Occupancy                                95.9%
 Underwritten Revenues                           $21,615,383
 Underwritten Total Expenses                     $11,159,816
 Underwritten Net Cash Flow (NOI)                $10,455,567
 Underwritten Net Cash Flow (NCF)                 $9,517,662

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                    MLML
 Loan Group                                                 1
 Origination Date                                June 1, 2005
 Cut-off Date Principal Balance                  $120,000,000
 Cut-off Date Loan Balance Per SF/Unit                   $218
 Percentage of Initial Mortgage Pool Balance             6.9%
 Number of Mortgage Loans                                   1
 Type of Security (Fee/Leasehold)               Fee/Leasehold
 Mortgage Rate                                        4.9900%
 Amortization Type                              Interest Only
 IO Period (Months)                                       120
 Original Term to Maturity/ARD (Months)                   120
 Original Amortization Term (Months)                        0
 Lockbox                                                 Hard
 Cut-off Date LTV Ratio                                 66.7%
 LTV Ratio at Maturity or ARD                           66.7%
 Underwritten DSCR on NOI                               1.72x
 Underwritten DSCR on NCF                               1.57x
--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       19

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       20

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "711 Third Avenue Loan") is evidenced by a single promissory note and is secured by mortgages on a 50% fee interest and a
100% sub-leasehold interest in an office building located in New York, New York
(the "711 Third Avenue Property"), and by a collateral assignment of the mortgage currently encumbering the leasehold interest under the Prime Lease (as defined below) (the "Leasehold Mortgage"). The 711 Third Avenue Loan represents approximately 6.9% of the initial loan mortgage pool balance and approximately
7.5% of the initial loan group 1 balance.

The 711 Third Avenue Loan was originated on June 1, 2005 and has a principal balance of $120,000,000 as of the cut-off date. The 711 Third Avenue Loan has a remaining term of 120 months and a scheduled maturity date of June 1, 2015. The
711 Third Avenue Loan may be prepaid after March 1, 2015.

THE BORROWER. The borrowers are SLG 711 Fee LLC and SLG 711 Third LLC (the "711
Third Avenue Borrowers"). SLG 711 Fee LLC (the "Weiler-Arnow Fee Owner") is the
owner of an undivided 50% fee interest in the 711 Third Avenue Property as tenant-in-common.  SLG 711 Third LLC is the owner of the 100% sub-leasehold interest in the 711 Third Avenue Property as tenant under the Ground Sub-Lease
(as defined below).  The other 50% fee interest is owned by an entity controlled by the Weiler and Arnow families, and will not serve as collateral for the loan.

The 711 Third Avenue Borrowers are single-purpose entities. The 711 Third
Avenue Borrowers are indirectly owned by SL Green Realty Corp ("SLG").  SLG is a self-managed, self-administered real estate investment trust exclusively focused on owning and operating office buildings in New York, New York.

LOCKBOX. The 711 Third Avenue Loan requires a hard lockbox with cash management.  At origination, the borrowers were required to establish a lender-controlled clearing account.  The loan documents require the borrowers to direct the tenants to pay their rents directly to the clearing account.  The loan documents also require that all rents received by borrowers or the property manager be deposited into the clearing account within one business day of receipt.  Each business day, all funds in the clearing account are transferred to a lender-controlled cash management account.  Provided no event of default is continuing, funds in the cash management account are applied on each payment date to (a) pay the monthly ground rent due and payable under the
Ground Lease (defined below), less amounts payable under clauses (b) and (e)
hereof, (b) pay the monthly ground rent due and payable under the Prime Lease
(defined below), (c) fund the tax and insurance reserve account, (d) pay the monthly debt service on the 711 Third Avenue Loan, (e) pay the monthly debt service due under the leasehold mortgage, which leasehold mortgage has been pledged and collaterally assigned to the lender, (f) pay the monthly fees due and payable to the cash management account bank, and lastly (g) unless an event of default under the 711 Third Avenue Loan is continuing, pay any excess amounts to borrowers.

THE PROPERTY. The 711 Third Avenue Property consists of a 20-story class A office building located on the eastern side of Third Avenue at 711 Third Avenue in between 44th and 45th streets in New York, NY. The space is improved by a
165-space parking garage, 25,370 square feet of ground floor retail, and
480,635 square feet of office space. The 711 Third Avenue Property is currently
98.7% occupied with thirteen different office tenants, four retail tenants, three telephone antennas, and one parking garage. The largest tenant is
Ketchum, Inc., occupying 100,876 square feet (18.3% NRA) which is wholly owned by the Omnicom Group (rated A-- by S&P, Baa1 by Moody's, and A- by Fitch), through November 2015.

GROUND LEASE. The 711 Third Avenue Property is subject to a ground lease (the
"Prime Lease"). The initial term of the Prime Lease expires on June 28, 2033, but the term may be extended, at the ground lessee's option, for five successive 10-year periods. The annual ground rent payment under the Prime
Lease is $3,100,000 per year until July 29, 2021, subject to an adjustment on such date to an amount equal to the greater of net annual rent payable for the then immediately preceding lease year and 7.75% of the then fair market value of the land.

The 711 Third Avenue Property is also subject to a ground sublease (the "Ground
Sub-Lease"). The initial term of the Ground Sub-Lease expires on June 30, 2023, and there are no term extension options, but the 711 Third Avenue Borrowers have the right under the Ground Sub-Lease to cause its affiliate, SL Green
Operating Partnership LP, to purchase the leasehold interest in the Prime Lease during the one-year period commencing on June 30, 2010. The annual ground rent payment under the Ground Sub-Lease is $6,631,812.34 per year until July 28,
2011, subject to an adjustment on such date to an amount equal to $6,631,812.34 plus the amount, if any, by which annual rent under the Prime Lease exceeds
$3,100,000 for each lease year from July 29, 2011 until the expiration of the
Ground Sub-Lease. The Leasehold Mortgage is in favor of Green 711 LM LLC, which is an affiliate of the 711 Third Avenue Borrowers and is a single-purpose, bankruptcy remote entity having two independent directors. As part of the security for the 711 Third Avenue Loan, Green 711 LM LLC collaterally assigned to the lender the Leasehold Mortgage and the related assignment of leases and rents, and pledged to the lender all of right, title and interest in all of the loan documents which evidence the Leasehold Mortgage financing. In addition,
Green 711 LM LLC executed a guaranty in favor of the lender guaranteeing the payment and performance of the 711 Third Avenue Loan by the 711 Third Avenue
Borrowers.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       21

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 711 Third Avenue Property:



--------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
           TENANT NAME                            PARENT COMPANY

 Ketchum .....................                  Omnicom Group
 Crain Communications ........            Crain Communications Inc.
 Parade Publications .........            Advance Publications Inc.
 Newport News ................              Pangea Holdings Ltd.
 National Music ..............         National Music Publishers, Inc.
 Chicago Title Insurance .....        Fidelity National Financial, Inc.
 American Jewish Joint
   Distribution ..............  American Jewish Joint Distribution Committee
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               CREDIT RATINGS(2)   SQUARE      % OF    BASE RENT       LEASE
           TENANT NAME           (MOODY'S/S&P)      FEET       GLA        PSF       EXPIRATION

 Ketchum .....................    Baa1 / A--      100,876     18.3%    $ 41.31      11/30/2015
 Crain Communications ........      NR / NR        90,531     16.4%    $ 35.05       2/28/2009
 Parade Publications .........      NR / NR        82,444     15.0%    $ 24.00       8/31/2010
 Newport News ................      NR / NR        61,327     11.1%    $ 29.97       3/31/2011
 National Music ..............      NR / NR        29,967      5.4%    $ 24.00       9/30/2010
 Chicago Title Insurance .....   Baa3 / BBB--      28,279      5.1%    $ 38.00       1/31/2009
 American Jewish Joint
   Distribution ..............      NR / NR        25,437      4.6%    $ 36.02      12/31/2015
-----------------------------------------------------------------------------------------------


The following table presents certain information relating to the lease rollover schedule at the 711 Third Avenue Property:



--------------------------------------------------------------------------------

                        LEASE ROLLOVER SCHEDULE(1)
                        NUMBER      SQUARE     % OF
                      OF LEASES     FEET        GLA       BASE RENT
           YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant .............    NAP         7,097     1.3%           NAP
 MTM ................     0              0     0.0%      $         0
 2006 ...............     2          5,101     0.9%      $   188,622
 2007 ...............     4         17,593     3.2%      $   623,323
 2008 ...............     0              0     0.0%      $         0
 2009 ...............     5        130,310    23.7%      $ 4,721,994
 2010 ...............     3        115,314    20.9%      $ 2,809,629
 2011 ...............     4         78,907    14.3%      $ 2,750,464
 2012 ...............     0              0     0.0%      $         0
 2013 ...............     2         55,034    10.0%      $ 1,295,532
 2014 ...............     2         11,911     2.2%      $ 1,439,352
 2015 ...............     7        126,313    22.9%      $ 5,083,653
 2016 ...............     0              0     0.0%      $         0
 2017 ...............     1          3,071     0.6%      $   198,400
 Thereafter .........     0              0     0.0%      $         0
---------------------     --       -------   -----       -----------
 Total ..............     30       550,651   100.0%      $19,110,969
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                        % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                          RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
           YEAR         EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .............     NAP           7,097          1.3%         NAP           NAP
 MTM ................       0.0%        7,097          1.3%     $         0         0.0%
 2006 ...............       1.0%       12,198          2.2%     $   188,622         1.0%
 2007 ...............       3.3%       29,791          5.4%     $   811,945         4.2%
 2008 ...............       0.0%       29,791          5.4%     $   811,945         4.2%
 2009 ...............      24.7%      160,101         29.1%     $ 5,533,939        29.0%
 2010 ...............      14.7%      275,415         50.0%     $ 8,343,568        43.7%
 2011 ...............      14.4%      354,322         64.3%     $11,094,032        58.1%
 2012 ...............       0.0%      354,322         64.3%     $11,094,032        58.1%
 2013 ...............       6.8%      409,356         74.3%     $12,389,564        64.8%
 2014 ...............       7.5%      421,267         76.5%     $13,828,916        72.4%
 2015 ...............      26.6%      547,580         99.4%     $18,912,569        99.0%
 2016 ...............       0.0%      547,580         99.4%     $18,912,569        99.0%
 2017 ...............       1.0%      550,651        100.0%     $19,110,969       100.0%
 Thereafter .........       0.0%      550,651        100.0%     $19,110,969       100.0%
----------------------    -----       -------        -----      -----------       -----
 Total ..............     100.0%      550,651        100.0%     $19,110,969       100.0%
------------------------------------------------------------------------------------------


THE MARKET.(3) The 711 Third Avenue Property is located within the Midtown
District of Manhattan, bordered by 59th street to the north and 34th street to the south stretching across the island of Manhattan to the east and west. The
Midtown District is a combination of residential and commercial properties, predominantly populated by high-rise office buildings with ground floor retail and multilevel apartment buildings. The main commercial area lies between Park and Eighth Avenues, from 34th Street to Central Park South, and is comprised of corporate headquarters, theater and retail businesses, hotels, financial services, and fashion/textile companies. The subject property is in the Grand
Central submarket. There are approximately 331 office buildings in the Midtown
District that occupy roughly 196.1 million square feet, of which 83 buildings and 41.2 million square feet are in the Grand Central submarket. The subject is located only two blocks east of Grand Central Terminal and two blocks west of the United Nations Building, the headquarters of the United Nations in the
United States.

---------------------
1 Information obtained from borrower rent roll.
2 Credit ratings are of the parent company whether or not the parent guarantees the lease.
3 Certain information is taken from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       22

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to 711 Third Avenue Property:



-----------------------------------------------------------------------------------

                                 ESCROWS / RESERVES
                                 ------------------
 TYPE:                                                      INITIAL        MONTHLY

  Taxes ..............................................    $3,212,062      $401,508
  Insurance ..........................................    $  266,348      $ 29,594
  Ground Rent Escrow .................................    $  130,167      $130,167
  Immediate Repairs ..................................    $  409,228      $      0
  Newport News Deferral Reserve ......................    $  175,000      $      0
  SLG Leasehold Mortgage Debt Service Reserve ........    $  293,318      $293,318
  Prime Lease Purchase Option Reserve ................    $4,407,969      $      0
-----------------------------------------------------------------------------------


GROUND RENT ESCROW. One month of the ground rent payable to the Weiler-Arnow
Fee Owner was deposited at closing for July's payment and will be collected monthly through the term of the loan.

NEWPORT NEWS DEFERRAL RESERVE ACCOUNT. Newport News is currently receiving a
$12,500 per month ($150,000 per year) rent deferral until August 31, 2006.  A reserve in the amount of $175,000, reflecting the difference between the underwritten rent and the deferral amount, was deposited at closing.

SLG LEASEHOLD MORTGAGE DEBT SERVICE RESERVE. One month of the mortgage debt on the Leasehold Mortgage was deposited at closing for July's payment and will be collected monthly through the term of the loan.

PRIME LEASE PURCHASE OPTION RESERVE ACCOUNT. Under the Ground Lease, one of the
borrowers has the right to cause its affiliate, SL Green Operating Partnership,
L.P. to purchase the leasehold interest in the Prime Lease.  The borrowers deposited at closing $4,407,969 (which, at the 711 Third Avenue Borrowers'
option, may be replaced with an irrevocable letter of credit at any time) the full amount of the estimated cost to exercise of the purchase option.  In addition, all amounts paid under the Leasehold Mortgage which are to be applied to the reduction of the principal amount of the Leasehold Mortgage shall be deposited into this reserve account. The Leasehold Mortgage has been collaterally assigned to lender as part of the collateral security for the 711
Third Avenue Loan, as more particularly described above.

PROPERTY MANAGEMENT. The SL Green Management LLC, an affiliate of the 711 Third
Avenue Borrowers, will be managing the 711 Third Avenue Property. SL Green
Realty Corporation is a publicly traded real estate investment trust (REIT)
headquartered in New York, NY. The company commenced operation in 1980 and became a REIT on August 20, 1997 and currently owns 29 properties with over 17 million square feet of commercial space solely in the Manhattan metropolitan statistical area.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

QUEEN KA'AHUMANU CENTER

[PICTURE OMITTED]                                    [PICTURE OMITTED]



--------------------------------------------------------------------------------
                       PROPERTY INFORMATION

 Number of Mortgaged Real Properties                         1
 Location (City/State)                             Kahului, HI
 Property Type                                 Anchored Retail
 Size (Square Feet)                                    556,511
 Percentage Occupancy as of April 30, 2005               86.8%
 Year Built                                               1972
 Year Renovated                                           2005
 Appraisal Value                                  $124,000,000
 # of Tenants                                               89
 Average Rent Per Square Foot                           $13.41
 Underwritten Occupancy                                  87.7%
 Underwritten Revenues                             $16,784,026
 Underwritten Total Expenses                        $9,201,915
 Underwritten Net Operating Income (NOI)            $7,582,111
 Underwritten Net Cash Flow (NCF)                   $7,225,732

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                      MLML
 Loan Group                                                   1
 Origination Date                                  June 7, 2005
 Cut-off Date Principal Balance                     $92,000,000
 Cut-off Date Loan Balance Per SF/Unit                     $165
 Percentage of Initial Mortgage Pool Balance               5.3%
 Number of Mortgage Loans                                     1
 Type of Security (fee/leasehold)                           Fee
 Mortgage Rate                                          4.8220%
 Amortization Type                                Interest Only
 IO Period (Months)                                          60
 Original Term to Maturity/ARD (Months)                      60
 Original Amortization Term (Months)                          0
 Lockbox                                                   Hard
 Cut-off Date LTV Ratio                                   74.2%
 LTV Ratio at Maturity or ARD                             74.2%
 Underwritten DSCR on NOI                                 1.69x
 Underwritten DSCR on NCF                                 1.61x
--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       24

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       25

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Queen Ka'ahumanu Center Loan") is evidenced by a single promissory note and is secured by a mortgage encumbering a regional mall located at 275 West Ka'ahumanu Avenue, Kahului, Maui, Hawaii (the "Queen
Ka'ahumanu Center Property"). The Queen Ka'ahumanu Center Loan represents approximately 5.3% of the initial mortgage pool balance and 5.7% of the initial loan group 1 balance.

The Queen Ka'ahumanu Center Loan was originated on June 7, 2005, and has a principal balance as of the cut-off date of $92,000,000. The Queen Ka'ahumanu
Center Loan has a remaining term of 60 months and a scheduled maturity of June
8, 2010. The Queen Ka'ahumanu Center Loan may be prepaid on or after April 8,
2010, and permits defeasance with United States government obligations beginning two years after the securitization of the Queen Ka'ahumanu Center
Loan.

THE BORROWER. The borrower, QKC Maui Owner, LLC (the "Queen Ka'ahumanu
Borrower"), is a single purpose entity. The borrower is 100% owned by QKC Maui
MZB, LLC, which is owned by Queen Ka'ahumanu Center, LLC (80% ownership interest), Somera Realty Value Fund, LP (8% ownership interest), Coastwood QKC
Equity, LLC (1.5% ownership interest) and QKC Maui Manager, LLC (10.5%
ownership interest). QKC Maui Manager, LLC is the general managing member of
QKC Maui MZB, LLC and is 52.38% owned by Somera Investment Partners, LLC
(managing member) and 47.62% owned by Coastwood QKC MMPMT, LLC.

Somera Realty Value Fund, LP is a closed-end real estate private equity fund formed and sponsored by an affiliated entity of Somera Capital Management, LLC
("Somera Capital") in the fall of 2003. Somera Capital is a commercial real estate private-equity company that owns office, retail, hotel and industrial properties primarily in the western United States. Since 2003, Somera Capital, its principals, and affiliates have invested and managed assets exclusively for
Somera Realty Value Fund, LP with approximately $132 million of capital committed from institutions and high net worth investors. As of January, 2005,
Somera Capital had acquired a diversified portfolio consisting of 47 properties with an original cost of over one billion dollars. Somera Investment Partners,
LLC was formed by Somera Capital in October 2002 to be its retail property investment division, Somera Investment Partners, LLC, along with CoastWood, will retain rights to all major decisions relating to the Queen Ka'ahumanu
Center Property.

Coastwood QKC Equity, LLC and Coastwood QKC MMPMT, LLC were formed and sponsored by an affiliated entity of CoastWood Capital Group, LLC, which is a newly formed private-equity real estate investment firm located in Greenwich,
Connecticut and will share decision making responsibilities with Somera
Capital.

Queen Ka'ahumanu Center, LLC was formed and sponsored by Seligman and
Associates, Inc. ("Seligman"), which is a private equity real estate company that develops, owns and operates commercial real estate properties primarily located in California and Michigan. As of May 2005, Seligman had interests in over 30 properties including office, industrial, residential and retail.
Seligman has a history in acquiring and operating real estate dating back to
1954. The Seligman family also founded Sterling Bank and Trust, FSB, a bank with over $599 million in assets as of March 31, 2005 and is headquartered in
Southfield, Michigan.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Queen Ka'ahumanu Borrower was required to establish a lender-controlled rent account. The loan documents require the
Queen Ka'ahumanu Borrower to direct the tenants to pay their rents directly to a rent account. The loan documents also require that all rents received by the
Queen Ka'ahumanu Borrower or the property manager be deposited into the applicable rent account. Each business day, all funds in the rent account are transferred to a lender-controlled cash management account. Provided no event of default is continuing, funds in the central account are applied to (a) pay the monthly debt service, (b) if a "cash management trigger event" has occurred, fund the tax and insurance reserve account, (c) if a "cash management trigger event" has occurred, fund the replacement reserve account and the rollover reserve account as required under the loan documents, and lastly, (d)
pay any excess amounts to borrower on a daily basis. Lease termination payments from tenants that are in excess of $25,000 will be deposited by borrower directly into a dedicated account for payment of re-tenanting expenses.

A "cash management trigger event" shall occur upon DSCR dropping below 1.20x, and will last until the DSCR is at least 1.30x for 6 consecutive months.

THE PROPERTY. The Queen Ka'ahumanu Center Property is a 556,511 SF, open air, one- and part two-story regional mall located in Kahului, Maui, Hawaii.
Included in the property's square footage is a free-standing office building
(16,436 SF or approximately 2.9% of total property SF). The Queen Ka'ahumanu
Center Property is approximately two miles from the Kahului airport and within the central business district and residential center of Maui. The mall was built in 1972 and renovated in 2005. The mall is anchored by three tenants,
Sears, Macy's and Macy's Men's and Home. Sears, Macy's, Macy's Men's and Home,
and another major tenant, Foodland, own their own improvements and operate under ground leases from the borrower. The remaining major in-line tenant over
20,000 SF is Ka'ahumanu Theatres which operates six screens. In-line tenants include Ben Franklin, Borders Express, Foot Locker, Gap, Forever 21, American
Eagle Outfitters and Pacific Sunwear.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       26

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Queen Ka'ahumanu Center Property:



--------------------------------------------------------------------------------

                              TENANT INFORMATION(1)
                              ---------------------

 TENANT NAME                         PARENT COMPANY

 Macy's Men's and Home   Federated Department Stores Inc.
 Macy's                  Federated Department Stores Inc.
 Sears                   Sears Holdings Corporation
 Ka'ahumanu Theatres     Ka'ahumanu Theatres
 Foodland                Foodland Asssociated Ltd
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
 TENANT NAME             CREDIT RATINGS(2)  SQUARE FEET   % OF GLA    BASE RENT PSF       LEASE
                            (MOODY'S/S&P)                                               EXPIRATION

 Macy's Men's and Home        Baa1/BBB+         82,950      14.5%       $  1.30         10/31/2014
 Macy's                       Baa1/BBB+         80,020      14.0%       $  3.06         10/31/2014
 Sears                         Ba1/BB+          77,582      13.6%       $  0.44         10/31/2013
 Ka'ahumanu Theatres            NR/NR           26,356       4.6%       $ 19.19         11/30/2014
 Foodland                       NR/NR           26,231       4.6%       $  2.75         05/31/2028
---------------------------------------------------------------------------------------------------


The following table presents certain information relating to the lease rollover schedule at the Queen Ka'ahumanu Center Property:



--------------------------------------------------------------------

                      LEASE ROLLOVER SCHEDULE1
                      ------------------------

                        NUMBER      SQUARE      % OF
                      OF LEASES     FEET        GLA       BASE RENT
          YEAR         EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant ............    NAP        73,360     13.2%          NAP
 Month-to-Month.....     2          3,507      0.6%      $  113,052
 2005 ..............     7          9,160      1.6%      $  317,680
 2006 ..............     10        25,995      4.7%      $  800,929
 2007 ..............     13        31,481      5.7%      $  898,274
 2008 ..............     7         12,744      2.3%      $  347,694
 2009 ..............     9         26,479      4.8%      $  650,319
 2010 ..............     7         12,929      2.3%      $  382,190
 2011 ..............     3          5,613      1.0%      $  150,710
 2012 ..............     2          8,101      1.5%      $  162,552
 2013 ..............     6         85,000     15.3%      $  343,920
 2014 ..............     15       221,555     39.8%      $1,731,869
 2015 ..............     7         14,356      2.6%      $  506,605
 Thereafter ........     1         26,231      4.7%      $   72,156
--------------------     --       -------    -----       ----------
 TOTAL: ............     89       556,511    100.0%      $6,477,955

-----------------------------------------------------------------------------------------
                          % OF     CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                      BASE RENT   SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
          YEAR         EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant ............    NAP         73,360      13.2%             NAP             NAP
 Month-to-Month.....   1.7%         76,867      13.8%         $  113,052         1.7%
 2005 ..............   4.9%         86,027      15.5%         $  430,732         6.6%
 2006 ..............  12.4%        112,022      20.1%         $1,231,661        19.0%
 2007 ..............  13.9%        143,503      25.8%         $2,129,936        32.9%
 2008 ..............   5.4%        156,247      28.1%         $2,477,630        38.2%
 2009 ..............  10.0%        182,726      32.8%         $3,127,949        48.3%
 2010 ..............   5.9%        195,655      35.2%         $3,510,139        54.2%
 2011 ..............   2.3%        201,268      36.2%         $3,660,849        56.5%
 2012 ..............   2.5%        209,369      37.6%         $3,823,401        59.0%
 2013 ..............   5.3%        294,369      52.9%         $4,167,321        64.3%
 2014 ..............  26.7%        515,924      92.7%         $5,899,190        91.1%
 2015 ..............   7.8%        530,280      95.3%         $6,405,795        98.9%
 Thereafter ........   1.1%        556,511     100.0%         $6,477,955       100.0%
--------------------------         -------     -----          ----------       -----
 TOTAL: ............ 100.0%        556,511     100.0%         $6,477,955       100.0%
-----------------------------------------------------------------------------------------


THE MARKET(3). The Queen Ka'ahumanu Center Property is located in Kahului, Maui,
Hawaii. Between 2000 and 2004, the appraiser reports that the population within the property's primary trade area, the entire Maui County, increased at a compound annual rate of approximately 1.8%, almost twice the national average.
During the same period, the primary trade area gained households at a compound annual rate of approximately 1.9%. In 2004, the primary trade area had an estimated population of 137,520 and an estimated number of households of
46,981. 2004 average household income was estimated at $69,417.

Maui contains approximately 3.7 million square feet of retail gross leaseable area, including freestanding big box stores, neighborhood and community centers, resort and specialty uses, strip centers, outlets, power centers and the Queen Ka'ahumanu Center Property. The appraisal cited the most recent market survey performed by Grubb & Ellis in 2003, which analyzed 2,246,022 square feet in neighborhood, community and regional centers. The survey reported an average vacancy of 6.2%. The Kahului area, where the Queen
Ka'ahumanu Center Property is located, had a vacancy rate of 4.3%.

Two mountain ranges effectively separate the central region of Maui from the west and east coasts of the Maui. West Maui is separated from Kahului by a geographic boundary created by the West Maui Forest Reserve. East Maui and the southern coastal areas are separated from North-Central Maui by several ranges, including Haleakala National Park. As positioned, the Queen Ka'ahumanu Center
Property is located in the North Central portion of the Island of Maui in
Kahului, the region's primary commercial and retail center. With its location, the Queen Ka'ahumanu Center Property is situated away from some of the region's primary tourist destinations, which are largely located along the coastline of
West Maui. As the primary shopping area for the island, however, Kahului tends to draw shopping expenditures from the entire island of Maui.

Major employers on the island of Maui include Hawaii Health Systems Corp.
(Healthcare), Macy's Department Stores (Retail), Bank of Hawii (Banking),
Hawaii Pacific Health (Healthcare), Outrigger Hotels & Resorts (Hospitality),
GTE Hawaiian Tel (Communications), St. Francis Healthcare System (Healthcare),
Hawaiian Airlines (Transportation), Kaiser Permanente Medical Care
(Healthcare), First Hawaiian Bank (Banking), and Aloha Airlines
(Transportation).
--------------
1 Information obtained from borrower's rent roll and supplement.
2 Credit ratings are of the parent company whether or not the parent guarantees the lease.
3 Certain information is from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       27

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Queen Ka'ahumanu Center Loan:



                   ESCROWS / RESERVES
------------------------------------------------------
 TYPE:                             INITIAL     MONTHLY

  Immediate Repairs ...........   $280,000      $0


Taxes and Insurance Upon the occurrence of a cash management trigger event (see
Lockbox section above), monthly escrows equal to one-twelfth of the annual taxes and insurance premiums will be required.

Immediate Repairs. Borrower has agreed to apply $280,000 of the proceeds of the
Queen Ka'ahumanu Center Loan for upgrading the fire alarm system. Upon the occurrence of a cash management trigger event, monthly escrows equal to a $0.20 per square foot of leaseable area per annum will be required.

Rollover Reserve. Upon the occurrence of a cash management trigger event, monthly escrows equal to a $1.00 per square foot of leaseable area per annum will be required. Additionally, lease termination payments from tenants that are in excess of $25,000 will be deposited by the borrower directly into this account for payment of re-tenanting expenses.

ADDITIONAL DEBT. The Queen Ka'ahumanu Borrower may seek mezzanine financing
("Mezzanine Loan") from the lender, or another third party lender at any time after the closing of the Queen Ka'ahumanu Center Loan provided that: (i) no event of default has occurred and is continuing under the loan documents, (ii)
Lender has received at least 30 days' prior written notice of the proposed
Mezzanine Loan, (iii) the aggregate amount of the Loan and the Mezzanine Loan do not exceed a 90% loan-to-value ratio (as determined by a new appraisal or an update of the appraisal accepted by Lender at Loan closing, in either event, reasonably acceptable to Lender), (iv) the Mezzanine lender and Lender enter into a reasonably acceptable intercreditor agreement, (v) the single purpose structure of the Queen Ka'ahumanu Borrower remains intact, (vi) the Queen
Ka'ahumanu Borrower provides a no downgrade letter from the applicable rating agencies, and (vii) the Queen Ka'ahumanu Borrower shall pay Lender's reasonable out-of-pocket costs in connection with the Mezzanine Loan. Such Mezzanine Loan may be secured by direct and/or indirect interests in the Queen Ka'ahumanu
Borrower (but not the property itself).

PROPERTY MANAGEMENT. The property manager for the Queen Ka'ahumanu Center
Property is General Growth Management, Inc., a subsidiary of General Growth
Properties, Inc. ("GGP"). GGP is a publicly traded Real Estate Investment Trust
("REIT") listed on the New York Stock Exchange (NYSE: GGP) and as of May 2005
had an equity market capitalization of $9.2 billion. As of May 2005, GGP had ownership interest and management responsibility for a portfolio of 209 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. GGP's portfolio totals approximately 200 million square feet of retail space and includes over 18,000 retailers nationwide. GGP currently owns and operates three retail properties in Hawaii, totaling approximately 2 million square feet: Ala Moana Center and
Victoria Ward Center in Honolulu, Hawaii on the island of Oahu, and Prince
Kuhio Plaza in Hilo, Hawaii on the island of Hawaii. GGP and its predecessor companies have been in the shopping center business for nearly fifty years and
GGP is currently the second largest regional mall REIT in the United States.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       28

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ACP WOODLAND PARK I

[PICTURE OMITTED]                           [PICTURE OMITTED]



--------------------------------------------------------------------------------

                      PROPERTY INFORMATION

 Number of Mortgaged Real Properties                         3
 Location (City/State)                             Herndon, VA
 Property Type                                          Office
 Size (Square Feet)                                    479,166
 Percentage Occupancy as of April 30, 2005               80.8%
 Year Built                                          2000-2001
 Year Renovated                                            NAP
 Appraisal Value                                  $118,100,000
 # of Tenants                                               21
 Average Rent Per Square Foot                           $26.63
 Underwritten Occupancy                               92.0%(2)
 Underwritten Revenues                             $12,610,256
 Underwritten Total Expenses                        $4,222,743
 Underwritten Net Cash Flow (NOI)1                  $8,387,513
 Underwritten Net Cash Flow (NCF)1                  $7,678,473
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     CRF
 Loan Group                                                 1
 Origination Date                                May 10, 2005
 Cut-off Date Principal Balance                   $88,500,000
 Cut-off Date Loan Balance Per SF/Unit                   $185
 Percentage of Initial Mortgage Pool Balance             5.1%
 Number of Mortgage Loans                                   1
 Type of Security (fee/leasehold)                         Fee
 Mortgage Rate                                        5.8300%
 Amortization Type                                 IO-Balloon
 IO Period (Months)                                        60
 Original Term to Maturity/ARD (Months)                   120
 Original Amortization Term (Months)                      360
 Lockbox                                                 Hard
 Cut-off Date LTV Ratio                              74.9%(1)
 LTV Ratio at Maturity or ARD                        69.9%(1)
 Underwritten DSCR on NOI                            1.34x(1)
 Underwritten DSCR on NCF                            1.23x(1)
--------------------------------------------------------------------------------


---------------------
1 UW DSCR and appraised value were calculated based on certain assumptions related to the property's lease up in order to achieve a stabilized value.
  These assumptions are consistent with the performance related criteria required to obtain the release of the holdback that serves as additional collateral as defined in the loan documents. The "As Is" UW DSCR (which is a
  NCF of $6,808,539) is 1.09x, based on existing leases in place and without assumptions related to the holdback. The "as is" LTV based on the cut-off date balance is 81.5%.
2 "As-is" underwritten occupancy based on actual leases in place is 80.6%.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       29

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       30

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "ACP Woodland Park I Loan") is evidenced by a single promissory note that is secured by first mortgages encumbering three office properties located in Herndon, VA (the "ACP Woodland Park I
Properties"). The ACP Woodland Park I Loan represents approximately 5.1% of the initial mortgage pool balance and approximately 5.5% of the initial loan group
1 balance.

The ACP Woodland Park I Loan was originated on May 10, 2005 and has a principal balance of $88,500,000 as of the cut-off date. As of the cut-off date, the ACP
Woodland Park I Loan has a remaining term of 120 months and a scheduled maturity date of June 8, 2015. The ACP Woodland Park I Loan may be prepaid without a prepayment premium on or after the payment date in March 2015. In addition, the ACP Woodland Park I Loan may be defeased in whole or in part with
United States government securities two years after the creation of the series
2005-MCP1 trust, as decribed under "Prepayment; Release Provisions."

THE BORROWERS. The "Borrowers" are (i) ACP/2300 Corporate Park Drive, LLC, (ii)
ACP/2350 Corporate Park Drive, LLC, and (iii) ACP/2250 Corporate Park Drive,
LLC, each of which is a Delaware limited liability company and each is a special purpose entity with two independent directors. The Borrowers are 100%
owned by a third special purpose entity (the "ACP Parent") that is controlled by a 10% managing member. The managing member is owned by several individuals who are the principals of America's Capital Partners ("ACP"). ACP is a private real estate investment company founded in 1998 by former employees of Cushman &
Wakefield and Associated Capital Properties. Since its founding, ACP has completed approximately over $2.5 billion in acquisitions, dispositions and new developments in ACP's two target markets, Northern Virginia and Florida. The
ACP Parent is 90% indirectly owned by Baupost Group LLC ( the "Baupost Group").
The Baupost Group was established in 1982 and is a registered investment adviser with approximately $5.0 billion of equity capital under discretionary management.

The managing member of the ACP Parent is an affiliate of the entity that controls the borrower on another loan in the Series 2005-MCP1 mortgage pool, which is identified as loan number 28 on Annex A-1 to the prospectus supplement
(the ACP Dulles Creek loan).

LOCKBOX. The Borrowers have established a "hard" lockbox. The Borrowers are required to direct all tenants to make their payments directly to the deposit account. Prior to a cash management period, all funds received in the deposit account will be swept to an account specified by the Borrowers. During a cash management period, all funds in the deposit account are swept into a cash collateral account and applied by the lender to pay amounts due under the loan, including real estate taxes, insurances premiums, debt service, capital expenditures, rollover reserve, and, if no event of default has occurred and is continuing, all excess cash flow will be remitted to the Borrowers. A cash management period occurs if (a) an event of default occurs, or (b) the ACP
Woodland Park I Loan fails to achieve a debt service coverage of at least 1.10x for three consecutive calendar months.

THE PROPERTIES. The ACP Woodland Park I Properties are three six-story class A office buildings containing an aggregate of 479,166 square feet. The buildings are centrally located in the Dulles Toll Road Corridor of Herndon, Fairfax
County, Virginia. The three buildings, South Pointe I, South Pointe II and
Plaza Ridge II, are all located on Corporate Park Drive and were constructed between 2000 and 2001 by Tishman Speyer Properties. Each ACP Woodland Park I
Property has garage and surface parking equating to a parking ratio of four spaces per 1,000 square feet of office space.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       31

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information regarding the ACP Woodland
Park I Properties:



--------------------------------------------------------------------------------
                              PORTFOLIO PROPERTIES
                                                 YEAR
                                                 BUILT/    SQUARE  % OF TOTAL
     PROPERTY                LOCATION          RENOVATED    FEET   SQUARE FEET

 South Pointe I  2350 Corporate Park Drive,      2000     160,541    33.5%
                 Herndon, VA
 South Pointe II 2300 Corporate Park Drive,      2000     159,737    33.3%
                 Herndon, VA
 Plaza Ridge II  2250 Corporate Park Drive,      2001     158,888    33.2%
                 Herndon, VA
--------------------------------------------------------------------------------
 Total/Weighted Average ...................               479,166   100.0%
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                                     APPRAISED
     PROPERTY                  OCCUPANCY                 PRIMARY TENANT                VALUE

 South Pointe I              76.5%        Veritas Software Global, LLC            $ 37,900,000
 South Pointe II             72.9%        France Telecom Long Distance USA, LLC   $ 39,000,000
 Plaza Ridge II              93.1%        McDonald Bradley, Inc.                  $ 41,200,000
----------------------------------------------------------------------------------------------
 Total/Weighted Average      80.8%                                                $118,100,000
----------------------------------------------------------------------------------------------



The following table presents certain information relating to the primary tenants of the Woodland Park I Properties:



--------------------------------------------------------------------------------
                                PRIMARY TENANTS
                   TENANT NAME                           PARENT COMPANY

 France Telecom Long Distance USA, LLC .....          France Telecom SA
 McDonald Bradley, Inc.(1) .................
 Dieca Communications, Inc. ................  Covad Communications Group, Inc.
 Finetre Corporation .......................
 Veritas Software Global, LLC ..............       Veritas Software Corp.
 Triple Canopy, Inc.(2) ....................
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                               CREDIT RATINGS    SQUARE      % OF     BASE RENT      LEASE
                   TENANT NAME                 (MOODY'S/S&P)      FEET       GLA         PSF      EXPIRATION

 France Telecom Long Distance USA, LLC .....      Baa1/A-(3)    55,504   11.6%      $ 27.05       9/30/2009
 McDonald Bradley, Inc.1 ...................                    54,868   11.5%      $ 26.48       4/30/2014
 Dieca Communications, Inc. ................                    37,517    7.8%      $ 25.22       7/31/2010
 Finetre Corporation .......................                    28,036    5.9%      $ 26.27       9/30/2007
 Veritas Software Global, LLC ..............      NR/BB+(4)     28,036    5.9%      $ 24.86       8/31/2014
 Triple Canopy, Inc.2 ......................                    27,434    5.7%      $ 26.75       6/30/2010
------------------------------------------------------------------------------------------------------------


The following table presents certain information relating to the lease rollover schedule at the ACP Woodland Park I Properties:



--------------------------------------------------------------------------------
                      LEASE ROLLOVER SCHEDULE(5)
                        NUMBER      SQUARE      % OF
                      OF LEASES     FEET        GLA       BASE RENT
          YEAR         EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant ............    NAP        91,966    19.2%           NAP
 Month-to-Month.....     1          1,735     0.4%      $         0
 2005 ..............     1          6,836     1.4%      $   175,959
 2006 ..............     2          8,537     1.8%      $   250,031
 2007 ..............     1         28,036     5.9%      $   736,506
 2008 ..............     1         14,440     3.0%      $   504,927
 2009 ..............     4         88,001    18.4%      $ 2,315,751
 2010 ..............     4         98,755    20.6%      $ 2,512,148
 2011 ..............     3         35,880     7.5%      $ 1,118,772
 2012 ..............     3         46,132     9.6%      $ 1,210,361
 2013 ..............     0              0     0.0%      $         0
 2014 ..............     2         55,470    11.6%      $ 1,400,108
 2015 ..............     0              0     0.0%      $         0
 Thereafter ........     1          3,378     0.7%      $    87,828
--------------------     --       -------   -----       -----------
 TOTAL .............     23       479,166   100.0%      $10,312,391
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                     % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
          YEAR       EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant ............    NAP            91,966    19.2%                 NAP     NAP
 Month-to-Month.....   0.0%            93,701    19.6%         $         0    0.0%
 2005 ..............   1.7%           100,537    21.0%         $   175,959    1.7%
 2006 ..............   2.4%           109,074    22.8%         $   425,989    4.1%
 2007 ..............   7.1%           137,110    28.6%         $ 1,162,495   11.3%
 2008 ..............   4.9%           151,550    31.6%         $ 1,667,422   16.2%
 2009 ..............  22.5%           239,551    50.0%         $ 3,983,174   38.6%
 2010 ..............  24.4%           338,306    70.6%         $ 6,495,322   63.0%
 2011 ..............  10.8%           374,186    78.1%         $ 7,614,093   73.8%
 2012 ..............  11.7%           420,318    87.7%         $ 8,824,455   85.6%
 2013 ..............   0.0%           420,318    87.7%         $ 8,824,455   85.6%
 2014 ..............  13.6%           475,788    99.3%         $10,224,563   99.1%
 2015 ..............   0.0%           475,788    99.3%         $10,224,563   99.1%
 Thereafter ........   0.9%           479,166   100.0%         $10,312,391  100.0%
--------------------------            -------   -----          -----------  -----
 TOTAL ............. 100.0%           479,166   100.0%         $10,312,391  100.0%
------------------------------------------------------------------------------------------


---------------------
1 McDonald Bradley, Inc. currently has two separate lease contracts that have an average base rent of $26.48 psf, with one of the leases expiring on
  9/30/2012.
2 Triple Canopy has signed a lease that commences on in July 1st, 2005. This space is currently vacant but is included in the rent roll and roll-over schedule.
3 Ratings provided are those of the parent company, which does not guarantee the tenant's lease.
4 Ratings provided are those of the parent company which does guarantee the tenant's lease.
5 Information obtained from borrower provided rent roll as of April 30, 2005.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       32

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE MARKET(1). The ACP Woodland Park I Properties are located within the Toll
Road South submarket of the Dulles Toll Road Office Market which encompasses the cities of Reston and Herndon in Fairfax County, Virginia. The ACP Woodland
Park I Properties are part of the Woodland Park Master Planned Project
("Woodland Park") which is a mixed use development, planned and constructed by
Tishman Speyer Properties.

Greater Washington Region Area Overview:  As the fourth largest metro area in the United States, the Greater Washington region encompasses parts of Maryland,
Virginia (Northern -- where the ACP Woodland Park I Properties are located) and the District of Columbia.  With a 2003 population of 5.8 million, the region grew by almost 500,000 in the past five years and is projected to increase to
6.3 million by 2008. Greater Washington posted a 2003 median household income of $70,666 up from $64,613 in 2000.  The Gross Regional Product totaled $288 billion in 2003 and the economy grew by 23.2% in the past five years compared to the national growth rate of 14.7%.

Fairfax County, VA Overview:  Fairfax County is one of Northern Virginia's
fastest growing counties.  The population is currently one million residents and has grown at an annual compounded rate of 1.6% for the last ten years.  As a center of commerce, Fairfax County also supports a large commuter population with 54% of the workforce residing outside the office market.  Roughly 76% of the households earn over $50,000 per year and 42% earn over $100,000 per year.
In 2002, Fairfax County's median household income was $85,300, up approximately
4% from 2000.  The County supported a workforce of 524,232 in 2003 which is an increase of 29% from 1993.  The unemployment reported in August 2004 was 2.0%
which is down 1.1% in the last two years.

Within Woodland Park, the ACP Portfolio Properties are located on Corporate
Park Drive off of Sunrise Valley Drive, one of the Dulles Corridor's main
East-West connector roads.  In addition, the location is nearly equidistant from the Fairfax County Parkway, the County's main North-South connector, and
Centreville Road.  Sunrise Valley Drive provides several access points for commuting purposes, nearby amenities and the residential planned unit developments of Loudon County and the Southern residential communities in
Springfield.  Likewise, proximity to major routes, minimizes travel time to
Dulles Airport, Reston Town Center and the Beltway markets of Tyson's Corner and Merrifield.

The Dulles Toll Road Corridor Office Market Overview:  The Dulles Toll Road
Corridor comprised of 26.3 million square feet of rentable space in 175 office and flex buildings located throughout Reston and Herndon, VA.  The Dulles Toll
Road Corridor can be further divided into five submarkets:  Reston Town Center
(4.6 million square feet), Toll Road South (the ACP Portfolio Properties'
submarket -- 3.2 million square feet), Centreville West (2.7 million square feet, Hunter Mill (1.9 million square feet) and Toll Road North (1.6 million square feet).  Overall, Class A vacancy rates in Fairfax County have declined to 11.4%.

The Toll Road South submarket has a Class A vacancy rate of 7.3% and an overall
Class A vacancy rate of 8.1%.

Over the course of 2004, Class A rental rates in the Dulles Toll Road market increased by 6.3% over 2003 to an average of $25 per square foot to $27 per square foot.

---------------------
1 Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       33

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to ACP Woodland Park I Loan:



--------------------------------------------------------------------------------
                     ESCROWS / RESERVES
 TYPE:                                 INITIAL       MONTHLY

  Taxes ........................   $  373,760      $62,293
  Insurance ....................   $   52,905      $13,258
  Capital Expenditures .........   $        0      $ 3,993
  Rollover Reserve .............   $        0      $35,139
  Cashflow Reserve .............   $6,000,000      $     0
  Leasing Reserve ..............   $2,000,000      $     0
--------------------------------------------------------------------------------


Rollover Reserve. The rollover reserve is capped at $1,300,000.

Cash Flow Reserve. Amounts in the cash flow reserve will be released to the
Borrowers no more than once per quarter upon the ACP Woodland Park I Properties achieving a debt service coverage ratio of 1.20:1 on the aggregate amount of loan proceeds released to the Borrowers and payment of basic rent having commenced under all leases at the ACP Woodland Park I Properties. All amounts remaining in the cash flow reserve after May 10, 2008 will be transferred to the leasing reserve.

Leasing Reserve. Amounts in the leasing reserve are released to the Borrowers upon the lender's receipt of signed market rate leases to reimburse the
Borrowers for tenant improvement and leasing brokerage costs associated with such leases. No amounts are released from the leasing reserve until all amounts in the rollover reserve have been disbursed.

PREPAYMENT; RELEASE PROVISIONS. The ACP Woodland Park I Loan prohibits voluntary prepayment until on or after the date that is three payment dates prior to the maturity date. On or after the date that is three payment dates prior to the maturity date the loan may be prepaid in full but not in part without the payment of a prepayment premium. At any time after the second anniversary of the creation of the Series 2005-MCP1 trust, the Borrowers may defease the ACP Woodland Park I Loan in whole or in part and, in connection with a partial defeasance, may obtain the release from the lien of the related mortgage of either the Plaza Ridge II property or both the South Pointe I and
II properties (but not the South Pointe I property or South Pointe II property individually), provided, no event of default has occurred and certain conditions are met. The defeasance amount related to a partial defeasance will equal the greater of the allocated loan amount of the individual property or properties to be released, and an amount necessary to produce a debt service coverage ratio on the undefeased balance from cash flow on the remaining property or properties of at least 1.20:1.

ADDITIONAL DEBT. At any time after May 10, 2007, the direct or indirect owners of 100% of the equity interests of the Borrowers may incur mezzanine debt secured by a pledge of the equity interests in the Borrowers provided, among other things, that (a) the aggregate of the first mortgage debt and the mezzanine debt do not exceed 80% of the fair market value of the ACP Woodland
Park I Properties; (b) the debt service coverage ratio on such aggregate debt amount is not less than 1.20:1 and (c) the mezzanine debt amount does not exceed $20,000,000. Rating agency confirmation that the ratings assigned to the certificates will not be qualified, downgraded or withdrawn is also required.

AFFILIATE DEBT. To partially fund the equity contribution of the indirect owners of 37.5% of the managing member of the ACP Parent, certain entities owned by the Baupost Group have provided a revolving line of credit, which was drawn upon in the amount of $2,000,000. This line of credit is secured by a pledge of such owners' equity in the managing member of the ACP Parent and is paid solely out of excess cash flow. Foreclosure of the line of credit would not result in a change of control as the lender under the facility is an existing controlling holder. The intercreditor agreement prevents transfers of the equity loan without the approval of the lender.

PROPERTY MANAGEMENT. The property manager for the ACP Portfolio Properties is
ACP Mid-Atlantic LLC, an affiliate of ACP.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       34

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--------------------------------------------------------------------------------

U-HAUL (Copyright)  SELF STORAGE PORTFOLIO I

[PICTURE OMITTED]                            [PICTURE OMITTED]



--------------------------------------------------------------------------------
                      PROPERTY INFORMATION

 Number of Mortgaged Real Properties                     54
 Location (City/State)                            See Table
 Property Type                                 Self Storage
 Size (Square Feet)                               1,083,787
 Percentage Occupancy as of March 31, 2005         85.3%(1)
 Year Built                                       See Table
 Year Renovated                                   See Table
 Appraisal Value                                $99,925,000
 Average Monthly Rent Per Unit                       $73.79
 Underwritten Occupancy                               86.4%
 Underwritten Revenues                          $13,244,873
 Underwritten Total Expenses                     $4,913,906
 Underwritten Net Cash Flow (NOI)                $8,330,966
 Underwritten Net Cash Flow (NCF)                $8,222,590

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                    MLML
 Loan Group                                                 1
 Origination Date                                June 8, 2005
 Cut-off Date Principal Balance                   $74,988,000
 Cut-off Date Loan Balance Per SF                         $69
 Percentage of Initial Mortgage Pool Balance             4.3%
 Number of Mortgage Loans                                   1
 Type of Security (fee/leasehold)                         Fee
 Mortgage Rate                                        5.6820%
 Amortization Type                                    Balloon
 Original Term to Maturity/ARD (Months)                   121
 Original Amortization Term (Months)                      300
 Lockbox                                                 Soft
 Cut-off Date LTV Ratio                                 75.0%
 LTV Ratio at Maturity or ARD                           57.5%
 Underwritten DSCR on NOI                               1.48x
 Underwritten DSCR on NCF                               1.46x
--------------------------------------------------------------------------------


---------------------
1 Occupancy reflects the weighted average for the U-Haul (Copyright)  Self
  Storage Portfolio I Properties (hereafter defined) by square footage.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       35

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       36

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "U-Haul (Copyright)  Self Storage Portfolio 1
Loan") is evidenced by a single promissory note secured by first mortgages encumbering 54 U-Haul (Copyright)  self storage properties (the "U-Haul
(Copyright)  Self Storage Portfolio 1 Properties"). The table below provides specific information about the U-Haul (Copyright)  Self Storage Portfolio 1
Properties. The U-Haul (Copyright)  Self Storage Portfolio 1 Loan represents approximately 4.3% of the initial mortgage pool balance and 4.7% of the initial loan group 1 balance.

The U-Haul (Copyright)  Self Storage Portfolio 1 Loan was originated on June 8,
2005 and has a principal balance as of the cut-off date of $74,988,000. The
U-Haul (Copyright)  Self Storage Portfolio 1 Loan has a remaining term of 121 months to its maturity date of July 1, 2015. The U-Haul (Copyright)  Self
Storage Portfolio 1 Loan may be prepaid on or after January 1, 2015, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrowers, AREC 1, LLC and UHIL1, LLC (the "U-Haul
(Copyright)  Self Storage Portfolio 1 Borrowers") are single-purpose Delaware limited liability companies. AREC Holdings, LLC owns 100% of the beneficial interests in the U-Haul (Copyright)  Self Storage Portfolio 1 Borrower . AREC
Holdings, LLC is wholly owned by AMERCO Real Estate Company, which, in turn, is a wholly-owned subsidiary of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AO+PA). The
properties are net leased to UHIL 1 LLC ("Lessee"), a single purpose Delaware limited liability company. Lessee is a co-borrower under the U-Haul
(Copyright)  Self Storage Portfolio 1 Loan. UHI Lease Holdings, LLC owns 100%
of the beneficial interest in Lessee. UHI Lease Holdings, LLC is wholly-owned by U-Haul (Copyright)  International, Inc., which in turn is a wholly-owned subsidiary of AMERCO, Inc. An employee of CSC Entity Services, LLC serves as the independent director for the U-Haul (Copyright)  Self Storage Portfolio 1
Borrower and Lessee.

AMERCO Real Estate Company, U-Haul (Copyright)  Company of Florida and AMERCO
Real Estate Company of Texas serve as the indemnitors for the U-Haul
(Copyright)  Self Storage Portfolio 1 Loan. As stated above, AMERCO Real Estate
Company is a wholly-owned subsidiary of AMERCO, Inc. AMERCO Real Estate Company reported total assets of $508 million as of December 31, 2004. Total liabilities were reported at $260 million, resulting in shareholder's equity of
$249 million. AMERCO Real Estate Company reported cash and cash equivalents of
$4 million. AMERCO Real Estate Company generated total revenues of $52 million for the nine months ended December 31, 2004, and net earnings of $10 million.

AMERCO and its wholly-owned subsidiary AMERCO Real Estate Company, filed petitions for relief under Chapter 11 on June 20, 2003 and August 13, 2003, respectively. The Chapter 11 filings resulted from an accounting reclassification, which adversely affected AMERCO's ability to renegotiate a
$400 million credit facility in June 2002. Consequently, AMERCO was unable to complete a $275 million bond offering, and therefore, defaulted on a $100 million debt. A Plan of Reorganization was confirmed on February 25, 2004 calling for the full restoration of AMERCO's equity. On March 14, 2004, AMERCO emerged from Chapter 11 protection and entered into a $550 million exit financing credit facility. AMERCO's largest subsidiary, U-Haul (Copyright)
International (an additional indemnitor for the U-Haul (Copyright)  Self
Storage Portfolio I Loan), did not file for Chapter 11 protection.

U-Haul (Copyright)  International, Inc. serves as an additional indemnitor for the U-Haul (Copyright)  Self Storage Portfolio 1 Loan with respect to environmental matters only. U-Haul (Copyright)  International, Inc. is also a wholly-owned subsidiary of AMERCO, Inc. U-Haul (Copyright)  International, Inc.
reported total assets of $1.545 billion, total liabilities of $824 million, and shareholder's equity of $720 million as of December 31, 2004. The subsidiary reported cash and cash equivalents of $54 million. For the nine months ended
December 31, 2004, U-Haul (Copyright)  International, Inc. generated total revenues of $1.385 billion and net earnings of $104 million.

LOCKBOX. A cash management account was established at closing in the joint names of the Lessee and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul (Copyright)  Self Storage
Portfolio 1 Borrower will have access to funds in the cash management account after payment of debt service. After a trigger event, funds in the cash management account will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon an event of default or if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis.

The U-Haul (Copyright)  Self Storage Portfolio 1 Properties produce significant income from business lines other than self storage rental. These business lines include U-Haul (Copyright)  truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio for the U-Haul (Copyright)  Self Storage Portfolio
1 Loan, the majority of this ancillary non-storage income was excluded.
However, this ancillary income flows through the cash management account and is available for debt service. The actual trailing 12-month net cash flow from the
U-Haul (Copyright)  Self Storage Portfolio 1 Properties totals $13,061,646, which translates to a 2.32x debt service coverage ratio for the U-Haul
(Copyright)  Self Storage Portfolio 1 Loan.

THE PROPERTIES. The U-Haul (Copyright)  Self Storage Portfolio 1 consists of 54
U-Haul (Copyright)  self storage properties totaling 12,910 self storage units and 1,083,787 net rentable square feet. The properties are located in 22 states across the U.S. The properties average 239 self storage units per location
(ranging from 79 to 499 units) with an average unit size of 84 rentable square feet. The largest state concentrations are New York, with nine properties totaling 2,227 units (17.3% of total units), and California, with seven properties totaling 1,466 units (11.4% of total units). No other state has more than 8.5% of the portfolio by unit count or square footage. Typical construction consists of either metal or concrete block framing block on concrete slab foundations, with pitched, corrugated metal roofs.
Exterior-access storage units generally have roll-up aluminum or metal doors.
Interior-access storage units, some of which are climate-controlled, are either located within the main retail/office building, or in separate buildings built or converted specifically for interior-access storage. Approximately 25.4% of the U-Haul (Copyright)  Self Storage Portfolio 1 Properties units are climate-controlled. Some U-Haul (Copyright)  Self Storage Portfolio 1
Properties also have an apartment for an on-site manager. As of March 31, 2005, the U-Haul (Copyright)  Self Storage Portfolio 1 Properties were 85.4%
occupied.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       37

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--------------------------------------------------------------------------------

The table on the following page presents certain information regarding the
U-Haul (Copyright)  Self Storage Portfolio 1 Properties.



--------------------------------------------------------------------------------
             U-HAUL (Copyright)  SELF STORAGE PORTFOLIO 1 PROPERTIES
                                                         SELF
                                         APPROXIMATE   STORAGE   % OF TOTAL SELF
                                         YEAR BUILT/    SQUARE   STORAGE SQUARE
  U-HAUL (Copyright)  CENTER LOCATION     RENOVATED      FEET        FEET

 Akron, Ohio                             1970/1994     48,830        4.51%
 Fairbanks, Alaska                         2002        44,020        4.06%
 Blaine, Minnesota                         1990        39,430        3.64%
 Park Forest, Illinois                     1980        37,200        3.43%
 Billings, Montana                       1955/2000     34,930        3.22%
 Richmond, Virginia                      1989/2002     32,650        3.01%
 Schererville, Indiana                   1960/1991     30,850        2.85%
 Escondido, California                   1979/2002     29,100        2.69%
 Waterford, Michigan                       1983        28,525        2.63%
 Milwaukee, Wisconsin                    1990/1992     27,800        2.57%
 Fayetteville, North
   Carolina                                1983        27,685        2.55%
 Nanuet, New York                          2000        27,575        2.54%
 Hillsboro, Oregon                       1960/2000     25,860        2.39%
 Springfield, Illinois                     1971        25,690        2.37%
 Omaha, Nebraska                           1980        25,336        2.34%
 Buffalo, New York                         1967        24,310        2.24%
 Lawton, Oklahoma                          1979        24,300        2.24%
 Colorado Springs,
   Colorado                                1979        24,275        2.24%
 Rochester, New York                       1980        23,564        2.17%
 Long Beach, California                    1984        23,000        2.12%
 Independence, Missouri                  1973/2002     20,979        1.94%
 Watertown, New York                       1970        20,957        1.93%
 Raleigh, North Carolina                   2002        20,339        1.88%
 Indianapolis, Indiana                     1973        20,136        1.86%
 El Cajon, California                      1977        19,594        1.81%
 Benton Harbor, Michigan                   1968        19,350        1.79%
 Pueblo, Colorado                          1981        19,258        1.78%
 Waukegan, Illinois                        1980        19,104        1.76%
 Monroe, Michigan                        1983/1991     19,010        1.75%
 Indianapolis, Indiana                     1961        17,317        1.60%
 Depew, New York                           1957        17,176        1.58%
 West Allis, Wisconsin                     1991        16,300        1.50%
 Columbia, Missouri                      1986/1991     15,500        1.43%
 Buffalo, New York                         1920        14,288        1.32%
 Niagara Falls, New York                   1965        14,030        1.29%
 Elizabeth, New Jersey                     1994        13,850        1.28%
 University City, Missouri                 1955        13,750        1.27%
 Bridgeport, West Virginia               1966/1984     13,725        1.27%
 Troy, Michigan                            1965        13,665        1.26%
 Rome, New York                          1979/1985     13,648        1.26%
 La Crosse, Wisconsin                    1980/1990     13,300        1.23%
 Norfolk, Virginia                       1975/2001     12,260        1.13%
 Corona, California                        1960        11,355        1.05%
 Oklahoma City, Oklahoma                   1979        10,800        1.00%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                      % OF TOTAL
                                            SELF          SELF        AVERAGE RENT                 APPRAISED
  U-HAUL (Copyright)  CENTER LOCATION  STORAGE UNITS  STORAGE UNITS      / UNIT    OCCUPANCY(1)      VALUE

 Akron, Ohio                                488        3.78%          $   67.64       88.9%        $3,300,000
 Fairbanks, Alaska                          499        3.87%          $   69.87       96.3%        $3,700,000
 Blaine, Minnesota                          412        3.19%          $   68.59       84.8%        $2,700,000
 Park Forest, Illinois                      452        3.50%          $   87.57       94.0%        $2,600,000
 Billings, Montana                          324        2.51%          $   55.52       83.8%        $1,950,000
 Richmond, Virginia                         343        2.66%          $   95.11       74.7%        $2,790,000
 Schererville, Indiana                      266        2.06%          $   75.74       95.0%        $1,900,000
 Escondido, California                      377        2.92%          $   82.86       84.1%        $3,860,000
 Waterford, Michigan                        334        2.59%          $   71.53       83.8%        $2,450,000
 Milwaukee, Wisconsin                       232        1.80%          $   88.86       92.9%        $2,540,000
 Fayetteville, North
   Carolina                                 356        2.76%          $   62.65       92.2%        $2,625,000
 Nanuet, New York                           418        3.24%          $  127.98       86.4%        $5,500,000
 Hillsboro, Oregon                          258        2.00%          $   90.41       80.6%        $2,620,000
 Springfield, Illinois                      274        2.12%          $   67.34       96.8%        $2,180,000
 Omaha, Nebraska                            305        2.36%          $   72.17       92.3%        $2,875,000
 Buffalo, New York                          377        2.92%          $   47.90       87.6%        $1,640,000
 Lawton, Oklahoma                           278        2.15%          $   52.44       76.8%        $1,200,000
 Colorado Springs,
   Colorado                                 278        2.15%          $   65.35       63.1%        $1,600,000
 Rochester, New York                        272        2.11%          $   90.07       89.8%        $2,270,000
 Long Beach, California                     191        1.48%          $  136.16       96.1%        $3,300,000
 Independence, Missouri                     222        1.72%          $   76.67       86.4%        $1,850,000
 Watertown, New York                        223        1.73%          $   77.93       92.7%        $2,100,000
 Raleigh, North Carolina                    256        1.98%          $   82.52       57.9%        $1,775,000
 Indianapolis, Indiana                      259        2.01%          $   54.37       70.0%        $1,110,000
 El Cajon, California                       377        2.92%          $   57.97       85.4%        $3,600,000
 Benton Harbor, Michigan                    172        1.33%          $   69.82       84.8%        $1,800,000
 Pueblo, Colorado                           214        1.66%          $   55.84       63.2%        $  900,000
 Waukegan, Illinois                         204        1.58%          $   73.85       72.5%        $1,700,000
 Monroe, Michigan                           248        1.92%          $   72.06       73.6%        $1,350,000
 Indianapolis, Indiana                      310        2.40%          $   51.21       61.0%        $1,490,000
 Depew, New York                            195        1.51%          $   65.68       76.5%        $1,285,000
 West Allis, Wisconsin                      134        1.04%          $  100.75       90.7%         1,450,000
 Columbia, Missouri                         128        0.99%          $   72.37       93.8%        $1,070,000
 Buffalo, New York                          207        1.60%          $   68.34       88.4%        $1,570,000
 Niagara Falls, New York                    167        1.29%          $   74.51       89.6%        $1,230,000
 Elizabeth, New Jersey                      155        1.20%          $  136.64       93.0%        $2,260,000
 University City, Missouri                  224        1.74%          $   65.03       87.0%        $1,675,000
 Bridgeport, West Virginia                  154        1.19%          $   64.50       68.9%        $  790,000
 Troy, Michigan                             187        1.45%          $   73.98       78.5%        $1,500,000
 Rome, New York                             253        1.96%          $   39.60       93.8%        $1,070,000
 La Crosse, Wisconsin                       124        0.96%          $   64.38       88.3%        $  750,000
 Norfolk, Virginia                          160        1.24%          $  113.33       93.6%        $1,740,000
 Corona, California                         205        1.59%          $   63.24       89.0%        $1,560,000
 Oklahoma City, Oklahoma                    125        0.97%          $   47.91       70.2%        $  410,000
---------------------------------------------------------------------------------------------------------------


---------------------
1 Occupancy reflects the weighted average for each property by square footage.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       38

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
              U-HAUL (Copyright)  SELF STORAGE PORTFOLIO 1 PROPERTIES
                                                          SELF
                                         APPROXIMATE    STORAGE     % OF TOTAL SELF
                                         YEAR BUILT/     SQUARE     STORAGE SQUARE
  U-HAUL (Copyright)  CENTER LOCATION     RENOVATED       FEET           FEET

 Janesville, Wisconsin                     1958         10,703      0.99%
 Meridian, Mississippi                     1991         10,350      0.95%
 Roswell, New Mexico                       1950         10,331      0.95%
 Chicago, Illinois                         1960         10,152      0.94%
 Auburn, Washington                      1953/2002      9,095       0.84%
 Tustin, California                        1970         8,764       0.81%
 Victor, New York                          1970         8,750       0.81%
 San Bernadino, California               1960/1984      8,378       0.77%
 Cleveland Heights, Ohio                   1957         7,413       0.68%
 Garden Grove, California                  1973         5,230       0.48%
--------------------------------------   ---------    ---------   ------
 TOTAL/WEIGHTED AVERAGE                               1,083,787   100.00%
------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                       % OF TOTAL
                                             SELF         SELF        AVERAGE RENT                  APPRAISED
  U-HAUL (Copyright)  CENTER LOCATION  STORAGE UNITS  STORAGE UNITS     / UNIT     OCCUPANCY(1)      VALUE

 Janesville, Wisconsin                      182          1.41%        $   45.74       84.5%        $   790,000
 Meridian, Mississippi                       87          0.67%        $   75.91       92.2%        $   860,000
 Roswell, New Mexico                        172          1.33%        $   31.07       96.0%        $   700,000
 Chicago, Illinois                          167          1.29%        $   63.94       91.2%        $ 1,130,000
 Auburn, Washington                         128          0.99%        $   69.07       91.8%        $   950,000
 Tustin, California                         135          1.05%        $   88.22       93.3%        $ 1,570,000
 Victor, New York                           115          0.89%        $   99.53       97.1%        $ 1,240,000
 San Bernadino, California                  102          0.79%        $   75.18       90.5%        $ 1,000,000
 Cleveland Heights, Ohio                    106          0.82%        $  109.51       95.7%        $ 1,260,000
 Garden Grove, California                    79          0.61%        $   76.45       96.1%        $   790,000
--------------------------------------     ------      ------         ---------       ----         -----------
 TOTAL/WEIGHTED AVERAGE                    12,910      100.00%        $   73.79       85.3%        $99,925,000
---------------------------------------------------------------------------------------------------------------


ESCROWS. The following escrow/reserve accounts have been established with respect to the U-Haul (Copyright)  Self Storage Portfolio 1 Loan:



--------------------------------------------------------------------------------
                     ESCROWS / RESERVES
 TYPE:                                 INITIAL       MONTHLY

  Taxes ..........................   $388,608     $129,536
  Insurance ......................   $ 26,305     $      0
  Capital Expenditures ...........   $      0     $ 13,547
  Immediate Repairs ..............   $800,092     $      0
  Environmental Reserves .........   $412,991     $      0
--------------------------------------------------------------------------------


Tax, Insurance and Capital Expenditure Reserves. Up-front reserves were collected at closing to secure payment of insurance by the U-Haul Self Storage
Portfolio 1 Borrower (the "U-Haul Insurance Reserve").  An up-front reserve equal to three monthly payments of taxes was collected at closing to secure payment of taxes.  The U-Haul Self Storage Portfolio 1 Borrower will make three additional payments on a monthly basis during the first three months of the term, each of which will be added to the up-front tax payment so that a total of six months' worth of taxes will be on deposit in a tax reserve (the "U-Haul
Tax Reserve").  No up-front reserves were collected for Capital Expenditures.
The U-Haul Self Storage Portfolio 1 Borrower will make twelve payments on a monthly basis during the first twelve months of the term so that a total of twelve months' worth of Capital Expenditures will be on deposit in a Capital
Expenditure reserve (the "U-Haul Capital Expenditure Reserve").  Once the
threshold requirements for each of the U-Haul Insurance Reserve, U-Haul Tax
Reserve and U-Haul Capital Expenditure Reserve are on deposit, the reserves are static, and will stay in place throughout the term of the U-Haul Self Storage
Portfolio 1 Loan.  In the event that any of the reserve funds are drawn down during the term for payment of corresponding expenses, the U-Haul Self Storage
Portfolio 1 Borrower is obligated to replenish the reserve balances through monthly escrow deposits.

Immediate Repair and Environmental Reserves. Up-front reserves were collected for all identified immediate repairs and environmental conditions identified in the property condition reports and environmental site assessments, respectively.

PROPERTY MANAGEMENT. The U-Haul (Copyright)  Self Storage Portfolio 1
Properties are managed by UHIL1 LLC, a wholly-owned subsidiary of U-Haul
(Copyright)  International, Inc.

PARTIAL DEFEASANCE. The U-Haul (Copyright)  Self Storage Portfolio 1 Borrower
may elect to defease the U-Haul (Copyright)  Self Storage Portfolio 1 Loan in
whole or in part provided that the conditions set forth in the loan documents are satisfied, including no defeasance will be permitted until after the second anniversary of the creation of the securitization trust or if any event of default under the mortgage loan documents has occurred and is continuing.

ADDITIONAL DEBT. Up to approximately $50,000,000 in mezzanine financing may be permitted in the future, to be secured by partnership interests in the U-Haul
Self Storage Portfolio 1 Borrower and in other AMERCO subsidiaries that are borrowers on similar first mortgage loans in the aggregate amount of
$480,000,000, secured by 321 properties. Subordinate debt will be subject to a maximum aggregate loan-to-value of 85% and a debt service coverage ratio (in combination with the U-Haul (Copyright)  Self Storage Portfolio 1 Loan) of no
less than 1.15x.
---------------------
1 Occupancy reflects the weighted average for each property by square footage.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       39

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

HSA INDUSTRIAL PORTFOLIO I

[PICTURE OMITTED]                           [PICTURE OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                 9(1)
 Location (City/State)                            Various
 Property Type                                 Industrial
 Size (Square Feet)                             2,270,205
 Percentage Occupancy as of May 17, 2005           100.0%
 Year Built                                       Various
 Year Renovated                                   Various
 Appraisal Value                              $78,900,000
 # of Tenants                                           9
 Average Rent Per Square Foot                       $2.89
 Underwritten Occupancy                             93.0%
 Underwritten Revenues                         $7,147,424
 Underwritten Total Expenses                   $1,346,699
 Underwritten Net Cash Flow (NOI)              $5,800,725
 Underwritten Net Cash Flow (NCF)              $5,194,636

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     CRF
 Loan Group                                                 1
 Origination Date                                May 19, 2005
 Cut-off Date Principal Balance                   $63,000,000
 Cut-off Date Loan Balance Per SF/Unit                    $28
 Percentage of Initial Mortgage Pool Balance             3.6%
 Number of Mortgage Loans                                   1
 Type of Security (fee/leasehold)                         Fee
 Mortgage Rate                                        5.6450%
 Amortization Type                                 IO-Balloon
 IO Period (Months)                                        24
 Original Term to Maturity/ARD (Months)                   120
 Original Amortization Term (Months)                      360
 Lockbox                                                  Yes
 Cut-off Date LTV Ratio                                 79.8%
 LTV Ratio at Maturity or ARD                           70.2%
 Underwritten DSCR on NOI                               1.33x
 Underwritten DSCR on NCF                               1.19x
--------------------------------------------------------------------------------


--------------
1 There are ten buildings; two of them are adjacent to one another and are leased to the same tenant and essentially function as one property. These two buildings are assigned an aggregate allocated loan amount and are treated as a single property for release purposes.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       40

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       41

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "HSA Industrial Portfolio I Loan") is evidenced by a single promissory note that is secured by ten first mortgages encumbering ten industrial properties located in Ohio (9 properties) and
Kentucky (1 property) (the "HSA Industrial Portfolio I Properties"). The HSA
Industrial Portfolio I Loan represents approximately 3.6% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance.

The HSA Industrial Portfolio I Loan was originated on May 19, 2005 and has a principal balance of $63,000,000 as of the cut-off date. As of the cut-off date, the HSA Industrial Portfolio I Loan has a remaining term of 120 months and a scheduled maturity date of June 8, 2015. The HSA Industrial Portfolio I
Loan may be prepaid without a prepayment premium on or after the payment date in March 2015. In addition, the Borrowers (as defined below) are permitted to obtain a release of individual properties at any time prior to the date (the
"Defeasance Date") that is two years from the creation of the Series 2005-MCP1 trusts with the payment of the greater of 1% and a yield maintenance formula.
The borrower is also permitted to defease in whole or in part the HSA
Industrial Portfolio I Loan on or after the Defeasance Date as described under the "Prepayment; Release Provisions" below.

THE BORROWER.  The borrowers are (i) Kenhio, LLC, (ii) JES Kenhio, LLC, (iii)
RES Kenhio, LLC, and (iv) MSP Kenhio, LLC (the "HSA Industrial Portfolio I
Borrowers"), each of which is a Delaware limited liability company and each is a tenant-in-common with the other. The HSA Industrial I Borrowers are controlled by the principals of HSA Commercial, Inc. ("HSA"). Founded in 1981,
HSA is a diversified, full service real estate firm active in the marketing, development, asset management, and facilities management of office, industrial, and retail properties. The company currently manages over 16 million square feet, has developed facilities totaling more than 26 million square feet, and has handled more than 5,000 real estate transactions.

LOCKBOX.  The HSA Industrial Portfolio I Loan requires a "hard" lockbox and
"hard" cash management. At origination, the HSA Industrial I Borrowers were required to establish a collection account. The loan documents require the
Borrowers to direct the tenants to pay their rents directly to the collection account and that all rents received by the HSA Industrial I Borrowers or the property manager be deposited into the collection account. Each business day, all funds in the collection account are required to be transferred to a lender-controlled cash management account. Provided no event of default has occurred and is continuing, funds in the cash management account are applied on each payment date to pay (a) the monthly debt service payment, (b) the rollover reserve amount, (c) during a mezzanine default period, operating expenses and extra operating expenses, (d) the monthly mezzanine debt service payment, (e)
during a mezzanine default period, all excess cash flow will be transferred to the mezzanine lender, and (e) provided no mezzanine event of default exists, the balance will transferred to the borrower.

THE PROPERTIES. The portfolio includes industrial distribution centers located in the Cincinnati and Columbus, OH metropolitan statistical area ("MSA").

EGL Global Logistics: 2727 London-Groveport Road is a 509,190-square foot, single tenant warehouse/distribution facility constructed in 1994. The property is located within the Southeast Columbus submarket in the Rickenbacker area.
This location has access to I-70, I-71, and I-270. This facility is used to service all areas within two days driving distance which encompasses approximately 50 markets ranging from Boston to Texas to Miami. The building is constructed of pre-cast concrete, has a clear height of 32', and contains 2%, or 10,184 square feet, of office space.  The property has sufficient loading capacity, with 48 dock high doors and one drive-in door.  There are 148 vehicle parking spots.

Eagle USA Airfreight, Inc.: 6700 Port Road is a 240,000-square foot, single tenant warehouse/distribution facility constructed in 1996 and is located in the Rickenbacker industrial submarket.  It is located down the block from the
2727 Groveport property discussed above. The building is constructed of pre-cast concrete, has a clear height of 28', and contains 4%, or 9,600 square feet, of office space.  The property has a loading capacity that includes 33 dock high doors and two drive-in doors. There are 111 vehicle parking spots, 35 trailer spots and a 148' truck court.

The Gap Inc. Building: 2700 Earhart Court is a 325,000-square foot, single tenant warehouse/distribution facility constructed in 1996 and located within the Airpark International Business Park ("Airpark"), a 366-acre planned industrial park adjacent to the Greater Cincinnati International Airport.
Airpark is in close proximity to I-275, Cincinnati's beltway that, together with I-75 and I-74, provides access to the entire region.  Cincinnati's central business district is in close proximity to the Airpark. The property is constructed of tilt-up concrete, has a clear height of 30', and contains 3%, or
9,750 square feet, of office space.  The property has loading capacity that includes 35 dock high doors and one drive-in door.  There are 199 vehicle parking spots and approximately 150 trailer parking spots. The property was a built to suit for Gap Inc.

MBM Foods Building (tenant: Meadowbrook Meat Co., Inc. ): 4300 Diplomacy Drive is a 237,170-square feet, single tenant warehouse/distribution facility constructed in 1980 and expanded in 1998.  It is located in the Westbelt
Business Park of Columbus (the "Westbelt Park").  Westbelt Park is a 400-acre master-planned business community offering access to I-270 via two exits or entrances and I-270 visibility.  The property is constructed of concrete tilt-up, has a clear height of 28', and contains 4%, or 9,487 square feet, of office space. The property is also equipped with approximately 57,570 square feet of freezer space and approximately 30,000 square feet of cooler space. The property has loading capacity that includes 26 dock high doors and one drive-in door.  There are 124 vehicle parking spots.

Kellogg Sales Company Buildings: 2771-2779 Westbelt Drive and 2781 Westbelt
Drive are two 252,520-square foot (aggregate of 504,040 square feet) , single tenant warehouse/distribution facilities constructed in 1980. The properties are located in Westbelt Park.  Westbelt Park is discussed, in further detail above.  The properties have rail access and are constructed of masonry block and metal panel. Each property has a clear height of 22'-26. 2771

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       42

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

Westbelt contains 4%, or 10,101 square feet, of office space and 2781 Westbelt contains 2%, or 5,050 square feet, of office space.  The properties have loading capacity that includes 56 dock high doors, sixteen rail doors and four drive-in doors.  There are 96 spaces for trailer storage.  The buildings are connected together by way of a 20-foot long enclosed bridge, enabling these properties to either serve a single tenant for bulk distribution and warehousing purposes or be subdivided for multi-tenant use. Kellogg or its third-party logistics provider has occupied these two buildings since 1991 and they use the buildings for cereal distribution to the seven-state area surrounding Ohio.  This location serves as one of six regional distribution centers Kellogg maintains.  This location supports a number of grocery store distribution networks.  These two buildings are leased to Kellogg under a single lease and are treated as a single property for allocated loan amount and release purposes.

Hammacher Schlemmer & Co.: 9180 LeSaint Drive is a 124,880-square foot, single tenant warehouse/distribution facility constructed in 1988.  The property is located in the Interstate Properties Park, a 550-acre planned industrial park developed by Al Neyer, Inc.  This park is also in close proximity to I-275 and the Cincinnati central business district.  The property is constructed of masonry and metal panel, has a clear height of 24'-27', and contains approximately 7,000 square feet of office build-out on the first and second floor.  The property has loading capacity that includes 16 dock high doors and one drive in door. There are 180 vehicle parking spots and a 120' truck court.

Sears Logistics Services, Inc.: 1615 Georgesville Road is a 96,325-square foot, single tenant warehouse/distribution facility constructed in 1986. The property is located near the intersection of I-70 and I-270. The property is adjacent to
1715 Georgesville Road and 1727 Georgesville Road, which are other HSA
Industrial Portfolio I Properties and are described below.  The property is constructed of masonry block, metal panel, has a clear height of 20'-25', and contains 6%, or 5,780 square feet, of office space.  The property has loading capacity that includes 15 dock high doors and two drive-in doors.  There are 56 vehicle parking spots and a 100' truck court. The property is used primarily as a customer pick-up location for large appliances and a local market delivery property.  This building provides market delivery directly to the consumers'
homes within a 150 mile radius using 15 full-time delivery trucks.

Sears Logistics Services, Inc.: 1727 Georgesville Road is a 120,000 square foot, single tenant warehouse/distribution facility constructed in 1996.  The property is adjacent to 1715 Georgesville Road (described below) and 1615
Georgesville Road (described above). The property is constructed of masonry block, metal panel, has a clear height of 24', and contains 6%, or 7,200 square feet, of office space.  The property has loading capacity that includes 16 dock high doors, 2 interior docks and two drive in doors.  There are 68 vehicle parking spots and a 120' truck court. The property is mainly used for inventory overflow from Sears' one million-square foot distribution center located just north of the HSA Industrial Portfolio I Properties on Georgesville Road

Georgesville Commerce Center Building (tenant: BT Property, Inc. and Genco L.
Inc.): 1715 Georgesville Road is a 112,600-square foot warehouse/distribution facility constructed in 1988.  The property is adjacent to 1727 Georgesville
Road and 1615 Georgesville Road, which are both occupied by Sears Logistics and described above.  The property is constructed of masonry block, metal panel, has a clear height of 20'-25', and contains 9%, or 10,134 square feet, of office space.  The property has sufficient loading capacity, with 27 dock high doors, and three drive-in doors.  There are 95 vehicle parking spots and a 125'
truck court.

The three Georgesville Road properties contain a total 328,925 square feet and share truck courts. Each building can be used in either a single tenant or a multi-tenant capacity.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       43

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information regarding the HSA Industrial
Portfolio I Properties:



                            HSA INDUSTRIAL PORTFOLIO I PROPERTIES
---------------------------------------------------------------------------------------------
                                                                         YEAR
                                                                         BUILT/      SQUARE
 PROPERTY                                         LOCATION             RENOVATED      FEET

 EGL Eagle Global Logistics       2727 London-Groveport Road,
                                  Groveport, OH                          1994      509,190
 Kellogg Sales Company            2771-2779 & 2781 Westbelt Drive,
   Buildings                      Columbus, OH                           1980      505,040
 The Gap, Inc. Building           2700 Earhart Court, Hebron, KY         1996      325,000
 Eagle USA Airfreight, Inc.       6700 Port Road, Groveport, OH          1996      240,000
 MBM Foods Building               4300 Diplomacy Drive,
                                  Columbus, OH                        1980/1998    237,170
 Hammacher Schlemmer & Co.        9180 LeSaint Drive, Fairfield, OH      1988      124,880
 Sears Logistics Services, Inc.   1727 Georgesville Road,
                                  Columbus, OH                           1996      120,000
 Georgesville Commerce            1715 Georgesville Road,
   Center Building                Columbus, OH                           1988      112,600
 Sears Logistics Services, Inc.   1615 Georgesville Road,
                                  Columbus, OH                           1986       96,325
---------------------------------------------------------------------------------------------
 Total/Weighted Average                                                           2,270,205
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                      % OF
                                     TOTAL
                                    SQUARE                            PRIMARY              APPRAISED
 PROPERTY                            FEET      OCCUPANCY              TENANT                 VALUE

 EGL Eagle Global Logistics
                                   22.4%     100.0%      EGL Global Logistics, LP         $20,700,000
 Kellogg Sales Company
   Buildings                       22.2%     100.0%      Kellogg USA, Inc.                $15,500,000
 The Gap, Inc. Building            14.3%     100.0%      The Gap, Inc.                    $11,200,000
 Eagle USA Airfreight, Inc.        10.6%     100.0%      Eagle USA Airfreight, Inc.       $ 8,400,000
 MBM Foods Building
                                   10.4%     100.0%      Meadowbrook Meat Co., Inc.       $ 8,500,000
                                                         Hammacher Schlemmer & Co.,
 Hammacher Schlemmer & Co.          5.5%     100.0%      Inc.                             $ 4,800,000
 Sears Logistics Services, Inc.
                                    5.3%     100.0%      Sears Logistics Services, Inc.   $ 3,700,000
 Georgesville Commerce
   Center Building                  5.0%     100.0%      Genco L. Inc.                    $ 3,300,000
 Sears Logistics Services, Inc.
                                    4.2%     100.0%      Sears Logistics Services, Inc.   $ 2,800,000
-----------------------------------------------------------------------------------------------------
 Total/Weighted Average           100.0%     100.0%                                       $78,900,000
-----------------------------------------------------------------------------------------------------


The following table presents certain information relating to the Primary
Tenants of the HSA Industrial Portfolio I Properties:



--------------------------------------------------------------------------------------------------------------------------------
                                                          PRIMARY TENANTS
                                                          ---------------
 TENANT NAME                           PARENT COMPANY     CREDIT RATINGS(1)    SQUARE    % OF        BASE RENT         LEASE
                                                           (MOODY'S/S&P)        FEET      GLA           PSF          EXPIRATION

 EGL Eagle Global Logistics, LP         EGL, Inc.                            509,190     22.4%        $ 3.19         12/31/2007
 Kellogg USA, Inc.                   Kellogg Company         Baa1/BBB+       505,040     22.2%        $ 2.67          1/31/2008
 The Gap, Inc.                                               Baa3/BBB-       325,000     14.3%        $ 2.55          2/29/2008
 Eagle USA Airfreight, Inc.             EGL, Inc.                            240,000     10.6%        $ 3.00         11/30/2007
 Meadowbrook Meat Company, Inc.         MBM Foods                            237,170     10.4%        $ 3.10          5/31/2006
--------------------------------------------------------------------------------------------------------------------------------


1 Ratings provided are those of the Parent Company, which does guarantee the tenant's lease.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       44

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the HSA Industrial Portfolio I Properties:



                        LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------
                           NUMBER      SQUARE       % OF
                         OF LEASES      FEET        GLA       BASE RENT
            YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING

 Vacant ...............    NAP          0         0.0%          NAP
 Month-to-Month .......     1         72,600      3.2%      $  217,800
 2005 .................     0           0         0.0%      $        0
 2006 .................     3        453,495     20.0%      $1,313,386
 2007 .................     2        749,190     33.0%      $2,344,316
 2008 .................     2        830,040     36.6%      $2,175,610
 2009 .................     1        124,880      5.5%      $  405,860
 2010 .................     1         40,000      1.8%      $  110,400
 2011 .................     0           0         0.0%      $        0
 2012 .................     0           0         0.0%      $        0
 2013 .................     0           0         0.0%      $        0
 2014 .................     0           0         0.0%      $        0
 2015 .................     0           0         0.0%      $        0
 Thereafter ...........     0           0         0.0%      $        0
-----------------------     --      ---------   -----       ----------
 TOTAL ................     10      2,270,205   100.0%      $6,567,372
------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                          % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                            RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
            YEAR          EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant ...............    NAP            0          0.0%                NAP          NAP
 Month-to-Month .......   3.3%          72,600       3.2%         $  217,800         3.3%
 2005 .................   0.0%          72,600       3.2%         $  217,800         3.3%
 2006 .................  20.0%         526,095      23.2%         $1,531,186        23.3%
 2007 .................  35.7%        1,275,285     56.2%         $3,875,502        59.0%
 2008 .................  33.1%        2,105,325     92.7%         $6,051,112        92.1%
 2009 .................   6.2%        2,230,205     98.2%         $6,456,972        98.3%
 2010 .................   1.7%        2,270,205    100.0%         $6,567,372       100.0%
 2011 .................   0.0%        2,270,205    100.0%         $6,567,372       100.0%
 2012 .................   0.0%        2,270,205    100.0%         $6,567,372       100.0%
 2013 .................   0.0%        2,270,205    100.0%         $6,567,372       100.0%
 2014 .................   0.0%        2,270,205    100.0%         $6,567,372       100.0%
 2015 .................   0.0%        2,270,205    100.0%         $6,567,372       100.0%
 Thereafter ...........   0.0%        2,270,205    100.0%         $6,567,372       100.0%
-----------------------------         ---------    -----          ----------       -----
 TOTAL ................ 100.0%        2,270,205    100.0%         $6,567,372       100.0%
----------------------------------------------------------------------------------------------



THE MARKET.(2) The Gap Inc. Building and the Hammacher Schlemmer & Co. property are located in the Cincinnati MSA. All other properties are located in the MSA of Columbus.

Columbus MSA. The Columbus MSA encompasses six counties and 3,141 square miles.
The Columbus metropolitan region is located approximately in the middle of the
State of Ohio, at the junction of the Scioto and Olentangy Rivers. Columbus is the capitol of Ohio and is located at the intersection of I-70 and I-71. The area is served by three railroads and two airports. A number of companies provide air cargo and express service out of Columbus. More than 35 million pounds of freight, including airmail, move to and from Columbus annually.
Nearly 60% of the population of North America lives within approximately 500 miles, or one-day's drive, of Columbus. The Columbus MSA industrial market benefits from several foreign trade zones (areas where goods may be imported duty-free) (each an "FTZ").

As of the fourth quarter of 2004, the Columbus industrial market had grown to approximately 193.7 million square feet and had a vacancy rate of 9.7%, the lowest since the first quarter of 2001.

The seven properties located in the Columbus MSA are located within three distinct submarkets.  EGL Eagle Global Logistics and Eagle USA Airfreight, Inc.
are located within the Rickenbacker, or Southeast submarket.  The two Sears
Logistics Services, Inc. properties and the Georgesville Commerce Center
Building are located within the Southwest submarket and the Kellogg Sales
Company Buildings and the MBM Foods Building are located in the West submarket.

---------------------
1 Information obtained from Borrower provided rent roll as of May 17, 2005.
2 Certain information is from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       45

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

Columbus Southeast (Rickenbacker) submarket. According to an industrial market survey performed by CB Richard Ellis ("CBRE") in the fourth quarter of 2004 and discussions with CBRE, the Southeast submarket contains 32.8 million square feet (16.9% of the total Columbus market), has an average asking net lease rate of $2.92 psf, and a 17.2% vacancy rate. This 17.2% vacancy rate is largely due to four buildings totaling two million square feet that are currently under construction and not leased.  Excluding these buildings, the vacancy rate is approximately 12%.  CBRE identified 51 properties (with 24' ceilings or higher)
within the Columbus MSA that ranged from 450,000 - 500,000 square feet (similar to the 2727 London-Groveport Road property) which totals 40 million square feet. Only two buildings, or one million square feet, of these 51 properties are vacant, equating to a 2.5% vacancy. Including the four (two million square feet) buildings discussed above the overall vacancy would be approximately
7.1%.  Additionally, CBRE performed a similar analysis for the mortgaged property located at 6700 Port Road with respect to buildings ranging in size from 120,000 to 1,000,000 square feet and having 24' or higher ceilings.  CBRE identified inventory of 377 similar buildings in the Columbus MSA totaling 103 million square feet of which only four million square feet is currently available, equating to 3.8% vacancy.  Including the four buildings the current vacancy is 5.7%. The area is in close proximity to Rickenbacker International
Airport (an FTZ) and benefits from tax available tax abatements.

Columbus Southwest submarket. According to an industrial market survey performed by CBRE in the fourth quarter of 2004 and discussions with CBRE, the
Southwest submarket contains 11.3 million square feet (5.8% of the total
Columbus market), has an average asking net lease rate of $3.01 psf, and a 5.0%
vacancy rate.  The Southwest submarket is largely comprised of mid-sized office/industrial properties.  Each of the three Georgesville Road mortgaged properties contains a little more than 100,000 square feet. CBRE identified 873 buildings in the Columbus MSA that contain between 40,000 and 250,000 square feet for a total inventory of 83 million square feet. The vacancy on these 873 buildings totals 3.2 million square feet, or 3.88%. This submarket benefits from available tax abatements.

Columbus West submarket. According to an industrial market survey performed by
CBRE in the fourth quarter of 2004 and discussions with CBRE, the West submarket contains 34.9 million square feet (18.0% of the total Columbus market), has an average asking net lease rate of $2.80 psf, and a 12.1% vacancy rate. This submarket is in Columbus City proper and is not a tax abatement area. One of the three Westbelt mortgage properties contains 237,000 square feet and each of the other two contains 252,000 square feet.  Each of the mortgaged properties may be subdivided and leased into approximately
70,000-square foot spaces.  CBRE identified 655 buildings containing between
70,000 and 1,000,000 square feet within the Columbus MSA. These building contain a total of 128 million square feet of space. The vacancy on these 655 buildings totals 8.8 million square feet, or 6.8%.

Cincinnati MSA. The Cincinnati MSA is located in the southwest corner of the
State of Ohio and is bounded by the Ohio River to the south. Cincinnati is located within a 600-mile radius of more than half the nation's population
(54%) and more than half of the nation's manufacturing establishments (53%).
Twenty major metropolitan areas are served by a one day's trucking service and another 30 are within two days. Major freeways that link the city to the rest of the country include Interstates 75, 71, and 74. Cincinnati's inland port is the nation's fifth largest for domestic barge traffic. Four major railroad systems serve the Cincinnati region. Courier hubs that are within 100 miles include Airborne Express, FedEx, DHL Worldwide, and UPS.

The Cincinnati MSA contains over 242 million square feet of industrial space.
The market has stabilized over the past several quarters as the availability rate continues to drop and gross absorption increases.  Although new construction in the industrial market has slowed considerably over the past two years, the stabilization of the market has resulted in an increase in new construction projects, with 3.4 million square feet of new space, largely comprised of build-to-suit projects and expansion of existing buildings.

The 2700 Earhart Court mortgaged property is located within the Northern
Kentucky submarket and the 9180 LeSaint Drive mortgaged property is located within the Northwest submarket.

Cincinnati Northern Kentucky submarket. According to an industrial market survey performed by CBRE in the fourth quarter of 2004 and discussions with
CBRE, the Northern Kentucky submarket contains 50.3 million square feet (20.8%
of the total Cincinnati market), has an average asking net lease rate of $3.62 psf, and a 11.94% vacancy rate.  The mortgage property is part of the Airpark
East submarket which is currently 15% vacant.  This park is in close proximity to the Cincinnati International Airport.  CBRE provided a 25 property competitive subset representing almost 8,000,000 square feet of space of which there is currently 500,000 square feet vacant and another 300,000 square feet available for sublease bringing the total competitive availability to 800,000 square feet, which equates to a 10% vacancy rate.

Cincinnati Northwest submarket. According to an industrial market survey performed by CBRE in the fourth quarter of 2004 and discussions with CBRE, the
Northwest submarket contains 58.8 million square feet (24.3% of the total
Cincinnati market), has an average asking net lease rate of $3.66 psf, and a
10.9% vacancy rate.  The mortgaged property is located within the center of the
Northern Cincinnati market. CBRE indicated that vacancy rates represented in the market survey are a result of the inclusion of some buildings being under construction and, excluding such buildings, the competitive vacancy rate is lower than 10%.  CBRE identified an inventory of 70 buildings within the
Northwest submarket consisting of freestanding buildings containing 80,000 to
150,000 square feet.  Excluding older buildings that are located 14 miles north of the mortgaged property, which are not competitive with the mortgaged property, the available square footage totals 450,000 on a total inventory of
7.5 million square feet, which equates to a 6% vacancy rate.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       46

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to HSA Industrial Portfolio I Loan:



------------------------------------------------------------------------
                   ESCROWS / RESERVES
------------------------------------------------------------------------
 TYPE:                              INITIAL      MONTHLY

  Rollover Reserve ...........   $940,000      $40,114
  Other Reserves .............   $218,850      $     0
------------------------------------------------------------------------


Rollover Reserves. With respect to the mortgaged property located at 6700 Port
Road and occupied by Eagle USA Airfreight, Inc. ("Eagle USA"), the lender required an upfront reserve of $540,000. Amounts in the reserve will be released to the Borrower upon the receipt of satisfactory evidence that either
Eagle USA has renewed its lease or an acceptable replacement tenant is in place. With respect to the mortgaged property located at 4300 Diplomacy Drive, the lender required an upfront reserve of $400,000. Amounts in the reserve will be released to reimburse the Borrower for costs associated with reletting such mortgaged property. The monthly rollover deposit of $40,113.58 is required until the amount on deposit in such account is equal to $2,000,000 unless either EGL Eagle Logistics LP renews its sublease for the related mortgage property or all of the leases at the mortgaged properties have been either renewed or replaced with leases acceptable to the lender, in which case the monthly deposit is required until the amount in such account is equal to
$1,500,000.

Other Reserves. The lender required a $218,850 upfront reserve to offset a rent abatement associated with the mortgaged properties located at 2771-2779 & 2781
Westbelt Drive. One half of the amount in this account will be released to the
Borrower on the payment date occurring in April 2006 and the remainder on the payment date occurring in April 2007.

ADDITIONAL DEBT.  Lender funded a $4,200,000 mezzanine loan (the "HSA Mezzanine
Loan) to the equity owners of the HSA Industrial Portfolio I Borrowers. The HSA
Mezzanine Loan is secured by a pledge of 100% of the equity interests in the
HSA Industrial Portfolio I Borrowers. It is anticipated that the HSA Mezzanine
Loan will have an annual interest rate of 11.0%. The HSA Industrial Portfolio I
Loan and HSA Mezzanine Loan have a combined annual interest rate equal to
5.98%. The HSA Mezzanine Loan matures on June 8, 2015. In addition, at any time after payment in full of the HSA Mezzanine Loan the mezzanine borrower may obtain a new mezzanine loan, secured by a pledge of the mezzanine borrower's direct equity interests in the HSA Industrial I Borrowers provided that the mezzanine borrower satisfies certain conditions, including, that (i) the aggregate debt service coverage ratio (including both the HSA Industrial
Portfolio I Loan and the new mezzanine Loan) equals at least 1.10x, (ii) the aggregate amounts of the HSA Industrial Portfolio I Loan and the HSA Mezzanine
Loan will not exceed 85% of the fair market value of the properties and (iii)
the term of the HSA Mezzanine Loan will be co-terminus with the term of the HSA
Industrial Portfolio I Loan (or longer).

PREPAYMENT; RELEASE PROVISIONS.  The HSA Industrial Portfolio I Loan permits voluntary prepayment and the release of an individual property from the lien of the related mortgage at any time prior to the second anniversary of the creation of the series 2005-MCP1 trust in connection with the bona fide sale of a property to a third party provided that (i) the principal prepaid is in amount equal to the greatest of (a) 120% of the allocated loan amount of the individual property to be released, (b) 85% of the gross sales proceeds of such property, and (c) an amount necessary to produce a debt service coverage ratio on the remaining balance from cash flow on the remaining properties of at least
1.25:1; (ii) the HSA Industrial I Borrowers pay an amount equal to the greater of 1% of the principal amount being prepaid and a yield maintenance formula;
and (iii) the aggregate principal amount being prepaid in connection with such releases does not exceed $25,000,000. From the second anniversary of the creation of the series 2005-MCP1 trust until on or after the date which is three payment dates prior to the maturity date, voluntary prepayment of the HSA
Industrial Portfolio I Loan is prohibited. On or after the date which is three payment dates prior to the maturity date, the loans may be prepaid in full but not in part without the payment of prepayment premium. At any time after the second anniversary of the creation of the series 2005-MCP1 trust, the HSA
Industrial I Borrowers may defease the HSA Industrial Portfolio I Loan, in whole or in part, and in connection with a partial defeasance may obtain the release of an individual property from the lien of the related mortgage, provided, no event of default has occurred and certain conditions are met. The defeasance amount will be equal to the greater of (a) 120% of the allocated loan amount of the individual property to be released, (b) 85% of the gross sales proceeds of such property, and (c) an amount necessary to produce a debt service coverage ratio on the undefeased balance from cash flow on the remaining properties of at least 1.25:1. For purposes of property release and calculations of allocated loan amounts, the two properties occupied by Kellogg are treated as a single property. In connection with any partial release related to a voluntary prepayment or a defeasance, in whole in part, of the HSA
Industrial Portfolio I Loan, the mezzanine borrowers will be required to prepay in whole or in part, as applicable, the mezzanine loan(s) in accordance with the terms of the mortgage loan documents.

PROPERTY SUBSTITUTION. The HSA Industrial I Borrowers may substitute one or more of the HSA Industrial Portfolio I Properties upon satisfaction of certain conditions set forth in the loan documents, including without limitation: (a)
after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties for the preceding twelve months will be no less than the greater of (i) the debt service coverage ratio as of the origination date, and (ii) the debt service coverage ratio immediately prior to the property substitution is no greater than the lesser of
85% and the loan to value ratio immediately prior to the proposed property substitution; (c) if the HSA Industrial I Borrowers elects to replace either of the mortgaged real properties located at 2781 Westbelt Drive, Columbus, Ohio or
2771-2779 Westbelt Drive, Columbus, Ohio, the HSA Industrial I Borrowers must simultaneously replace the other property located in Westbelt Drive, and; (d)
lender receives a written confirmation from each rating agency that any ratings of the Certificates will not, as a result of the proposed substitution, be downgrade, qualified, or withdrawn.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       47

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. HSA, an affiliate of the HSA Industrial I Borrowers, is the property manager. Founded in 1981, HSA is a diversified, full service real estate firm active in the marketing, development, asset management, and facilities management of office, industrial, and retail properties.  The company currently manages over 16 million square feet, has developed facilities totaling more than 26 million square feet, and has handled more than 5,000 real estate transactions.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       48

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

NORFOLK WATERSIDE MARRIOTT

[PICTURE OMITTED]                        [PICTURE OMITTED]



------------------------------------------------------------------------

                     PROPERTY INFORMATION

 Number of Mortgaged Properties                            1
 Location (City/State)                           Norfolk, VA
 Property Type                                   Hospitality
 Size (Rooms)                                            405
 Percentage Occupancy as of March 31, 2005             74.6%
 Year Built                                             1991
 Year Renovated                                         2004
 Appraised Value                                 $59,000,000
 Underwritten Occupancy                                74.6%
 Underwritten Revenues                           $21,744,602
 Underwritten Total Expenses                     $15,618,572
 Underwritten Net Operating Income (NOI)          $6,126,030
 Underwritten Net Cash Flow (NCF)                 $5,256,246
------------------------------------------------------------------------




------------------------------------------------------------------------
                          LOAN INFORMATION

 Mortgage Loan Seller                                       MLML
 Loan Group                                                    1
 Origination Date                                August 24, 2004
 Cut-off Date Principal Balance                      $40,508,044
 Cut-off Date Loan Balance Per Key                      $100,020
 Percentage of Initial Mortgage Pool Balance                2.3%
 Number of Mortgage Loans                                      1
 Type of Security (fee/leasehold)                      Leasehold
 Mortgage Rate                                           6.3650%
 Amortization Type                                       Balloon
 Original Term to Maturity/ARD (Months)                      120
 Original Amortization Term (Months)                         300
 Lockbox                                                    Hard
 Cut-off Date LTV Ratio                                    68.7%
 LTV Ratio at Maturity or ARD                              54.5%
 Underwritten DSCR on NOI                                  1.87x
 Underwritten DSCR on NCF                                  1.60x
------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       49

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       50

MERRILL LYNCH MORTGAGE TRUST 2005-MCP(1)

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Norfolk Waterside Marriott Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the Waterside Marriott, located in Norfolk,Virginia (the "Norfolk
Waterside Marriott Property"). The Norfolk Waterside Marriott Loan represents
2.3% of the initial pool balance and 2.5% of the initial loan group 1 balance.
The Norfolk Waterside Marriott Loan was originated on August 24, 2004 and has a principal balance as of the cut-off date of $40,508,044.

THE BORROWER. The PVA III, L.P. (the "Borrower"), is a special purpose entity which owns 100% of the Norfolk Waterside Marriott Property as a leasehold interest. The general partner of the Borrower is PVA III GP, LLC, which has a
0% ownership interest in the Borrower. The Borrower is 100% owned by Elizabeth
Procaccianti as its sole member. CMS/Procaccianti Hospitality Holdings, L.P. is the sole limited partner of the Borrower. PHHGP, LLC is the general partner of the sole limited partner and has Elizabeth Procaccianti as its manager.
Elizabeth Procaccianti is the Chief Operating Officer of The Procaccianti Group
which owns and/or manages 23 hotel properties, comprised of approximately 5,100 guest rooms and 425,000 square feet of meeting space.

THE LOCKBOX. Loan documents require the Borrower, a Delaware limited partnership, to establish and maintain an account in the name of the Borrower for the benefit of the lender (the "Lockbox") at a bank acceptable to the lender. The Borrower and property manager shall cause all Rent (as defined in the loan documents) which is due and payable to the Borrower or the property manager to be deposited into the Lockbox. Prior to the occurrence of a Trigger
Event (as hereinafter defined), all funds deposited into the Lockbox shall be made available to the Borrower. Upon the occurrence of a Trigger Event (as hereinafter defined), all funds on deposit in the Lockbox shall be transferred by or on behalf of the lender to an account under the sole dominion and control of the lender. A "Trigger Event" means the earliest to occur of (a) an Event of
Default (as defined in the loan documents) or (b) the payment date which is one month prior to the scheduled maturity date or (c) the date upon which the debt service coverage ratio falls below 1.30x.

THE PROPERTIES. The Norfolk Waterside Marriott Property was constructed in 1991 and consists of a 23 story hotel containing 405 guestrooms, restaurants and a lounge containing a total of 421 seats, an indoor swimming pool, a gift shop and two fitness rooms. The first 4 stories of the hotel contain connections to the adjacent Waterside Convention Center which, when combined with the Norfolk
Waterside Marriott Property's meeting space, contains approximately 60,000 square feet of meeting space. The Waterside Convention Center is managed and maintained by the same management of the hotel (see below) under a formal agreement with the City of Norfolk. The property operates under a franchise agreement with Marriott Corporation; this agreement expires in July 2018. The
Norfolk Waterside Marriott Property is located in downtown Norfolk, approximately 1/4 mile from I-264 which extends east-west from I-64 into downtown Norfolk.

The following table presents certain information relating to the Norfolk
Waterside Marriott Loan:



----------------------------------------------------------------------------------------------------------------------------

                                                   OPERATIONAL STATISTICS(1)
                                                   -----------------------
                                                                                                   TRAILING
                                                                                                   12-MONTH
                                                                                                    MARCH
                                          2001           2002           2003           2004          2005            UW

  Average Daily Rate (ADR) .........   $ 110.92       $ 113.07       $ 114.08       $ 115.35       $ 117.04       $ 115.50
  Occupancy % ......................      74.11%         76.41%         74.63%         74.62%          74.6%         74.6%
  RevPar ...........................   $  82.20       $  86.39       $  85.14       $  86.07       $  87.32       $  86.16
----------------------------------------------------------------------------------------------------------------------------


THE MARKET.(2,3) The Norfolk Waterside Marriott Property is located in the City of Norfolk within the Commonwealth of Virginia. The City of Norfolk is part of the Hampton Roads metropolitan statistical area and had a resident population of over 231,000 as of 2003. The three largest employment sectors in Norfolk as of 2003 were the Government (41.9%), Services (23.3%) and Trade (10.5%).
Commercial uses surrounding the Norfolk Waterside Marriott Property include office buildings, retail stores and restaurants. High-rise office buildings in the neighborhood are primarily anchored by financial services and banking institutions, including Bank of America, Wachovia, and South Trust Bank.

Hotel demand in the Norfolk area is primarily derived from the meeting and group segment, at approximately 39% of market-wide demand. The commercial, leisure and government segments account for approximately 24%, 21% and 17% of the remaining market-wide demand, respectively. The Norfolk Waterside Marriott
Property derives approximately 47%, 29%, 13% and 11% of its demand from the meeting and group, commercial, government and leisure segments, respectively.
The February 2005 trailing twelve-month average for market occupancy, average room rate and RevPAR was 59.9%, $80.87, and $48.42, respectively. Over the same period, the Norfolk Waterside Marriott Property has outperformed its competitive set (5 hotels and 1,413 rooms), with an occupancy, average room rate and RevPAR penetration index of 118.4%, 126.4% and 149.7%, respectively.

---------------------
1 Historical operational statistics were derived from Borrower provided
  Operating Statements.
2 Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.
3 Competitive set, ADR, Occupancy and RevPar penetration statistics were obtained from a February 2005 Smith Travel Research report.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       51

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS / RESERVES. The following escrows/reserves have been established with respect to the Norfolk Waterside Marriott Loan:



--------------------------------------------------------------------------------
                              ESCROWS / RESERVES
 TYPE:                                      INITIAL              MONTHLY

  Taxes ..............................   $23,026        $55,603
  Insurance ..........................   $0             $17,816
  Capital Expenditure / FF&E .........   $0             4% of Gross Revenues
  Seasonality Reserve ................   $833,439       $83,344


Capital Expenditure/FF&E: The amount held in reserve shall be adjusted annually to be equal to 4% of the gross receipts for the Norfolk Waterside Marriott
Property for the preceding year.  The reserve shall be used to reimburse the
Norfolk Waterside Marriott Borrower for ongoing repairs and replacements and/or replacement of  furniture, fixtures and equipment at the Norfolk Waterside
Marriott Property.

Seasonality Reserve: Commencing with the payment date occurring in February
2005 and on each payment date thereafter other than the payment date occurring in December and January of each year (the "Seasonal Payment Date"), the Norfolk
Waterside Marriott Borrower shall deposit funds in an amount equal to 1/10th of the amount equal to the principal, interest and other reserve payments required
(the "Seasonal Monthly Debt Service Amount") multiplied by two (the "Aggregate
Seasonal Monthly Debt Service Amount") to establish a reserve to pay the
Seasonal Monthly debt Service Amount on the Seasonal Payment Date.  The
Seasonal Reserve shall be adjusted, according to the loan documents, for any increases in the Seasonal Monthly Debt Service Amount.

PROPERTY MANAGEMENT. The Norfolk Waterside Marriott Property is managed by
Lenox Hotels, Inc., which is an affiliate of The Procaccianti Group. The
Procaccianti Group currently has 23 hotels under management (20 owned), comprised of approximately 5,100 guest rooms and approximately 425,000 square feet of meeting space.

FRANCHISE AGREEMENT: Marriott International, Inc. is the franchisor of the
Norfolk Waterside Marriott Property in accordance with a Franchise Agreement dated July 18, 2003.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       52

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

PRIUM OFFICE PORTFOLIO II

[PICTURE OMITTED]                              [PICTURE OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                   11
 Location (City/State)                          See Table
 Property Type                                     Office
 Size (Square Feet)                               341,558
 Percentage Occupancy as of May 23, 2005            98.6%
 Year Built                                     See Table
 Year Renovated                                 See Table
 Appraisal Value                              $51,150,000
 # of Tenants                                          11
 Average Rent Per Square Foot                      $14.71
 Underwritten Occupancy                             95.3%
 Underwritten Revenues                         $4,778,266
 Underwritten Total Expenses                     $951,648
 Underwritten Net Cash Flow (NOI)              $3,826,618
 Underwritten Net Cash Flow (NCF)              $3,592,321

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                        MLML
 Loan Group                                                     1
 Origination Date                              September 29, 2004
 Cut-off Date Principal Balance                       $40,353,239
 Cut-off Date Loan Balance Per SF/Unit                       $118
 Percentage of Initial Mortgage Pool Balance                 2.3%
 Number of Mortgage Loans                                       1
 Type of Security (fee/leasehold)                             Fee
 Mortgage Rate                                            5.4500%
 Amortization Type                                        Balloon
 Original Term to Maturity/ARD (Months)                       120
 Original Amortization Term (Months)                          360
 Lockbox                                                     Hard
 Cut-off Date LTV Ratio                                     78.9%
 LTV Ratio at Maturity or ARD                               66.4%
 Underwritten DSCR on NOI                                   1.39x
 Underwritten DSCR on NCF                                   1.30x
--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       53

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]                                              [MAP OMITTED]

                               [GRAPHIC OMITTED]

[MAP OMITTED]                                              [MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       54

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Prium Portfolio Loan") is evidenced by a single promissory note secured by first mortgages encumbering 11 office buildings (the "Prium Portfolio Properties"). The table below provides specific information about the Prium Portfolio Properties. The Prium Portfolio Loan
represents approximately 2.3% of the initial mortgage pool balance and 2.5% of the initial loan group 1 balance.

The Prium Portfolio Loan was originated on September 29, 2004 ("Origination
Date") and has a principal balance as of the cut-off date of $40,353,239. The
Prium Portfolio Loan has a remaining term of 112 months to its maturity date of
October 1, 2014. The Prium Portfolio Loan may be prepaid on or after August 1,
2014, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower, CDC Properties I LLC (the "Prium Portfolio
Borrower") is a single-purpose Delaware limited liability company. CDC
Acquisition Company I LLC (the "Borrower Principal") owns 100% of the beneficial interests in the Prium Portfolio Borrower. Hyun J. Um is the sole member of CDC Acquisition Company I LLC. Special Member SPE, LLC, whose sole member is William F. Wright, serves as an independent director for the Prium
Portfolio Borrower.

Hyun J. Um serves as the indemnitor for the Prium Portfolio Loan. Mr. Um is a principal in Prium Development Company, LLC, which is an active developer of residential lots as well as an owner of commercial properties in Washington state. Prior to the acquisition of the Prium Portfolio Properties, Prium
Development Company, LLC owned 18 commercial buildings totaling more than
709,000 square feet, the majority of which are leased to the State of
Washington.

LOCKBOX. The Prium Portfolio Borrower shall cause all rent which is due and payable to the Prium Portfolio Borrower pursuant to the terms of the leases
(other than security deposits under valid leases which are held in the security deposit account) to be paid through automated clearing house funds or by
Federal wire directly to the central account. The Prium Portfolio Borrower is required to give each tenant under a lease an irrevocable direction in the form approved by the lender to deliver all rent payments made by tenants and other payments constituting rent directly to the central account. Notwithstanding the foregoing, if any rent is received by the Prium Portfolio Borrower or manager then (a) such amounts shall be held in trust for the benefit and as the property of the lender (b) such amounts shall not be commingled with any other funds or property of the Prium Portfolio Borrower or manager and (c) the Prium
Portfolio Borrower or manager shall deposit such amounts in the central account within (1) business day of receipt.

THE PROPERTIES. The Prium Portfolio Properties consist of 11 office buildings totaling 341,558 net rentable square feet. Six of the 11 Prium Portfolio
Properties (representing 74.7% of the total square footage and 75.3% of the total potential lease income) are situated in Lacey and Tumwater, Washington, within close proximity to the Washington capitol building. Five of these six buildings are located within Preferred Leasing Areas ("PLAs") established by the State of Washington to govern and control state space requirements in the capitol area. The building in Tumwater is proximate to the Capitol and designated PLAs, but is not technically within a PLA boundary. Nonetheless, this building is leased to the State of Washington Insurance Commission through
January, 2012. The other five buildings are located throughout the State of
Washington; one is situated in suburban Seattle, two are in Wenatchee, one is in Moses Lake, and one is in Chehalis. As of May 23, 2005, the Prium Portfolio
Properties were 98.6% occupied and 94.9% leased (with one State of Washington tenant continuing to occupy space on a holdover basis the Chehalis Building in
Chehalis, Washington).

The following table presents certain information regarding the Prium Portfolio
Properties:



-------------------------------------------------------------------------------------------
                                   PORTFOLIO PROPERTIES
                                                     YEAR
                                                     BUILT/                  % OF SQUARE
              PROPERTY                LOCATION     RENOVATED    SQUARE FEET     FEET

 Lacey DSHS ....................     Lacey, WA       2000        85,238       25.0%
 Lacey Revenue .................     Lacey, WA       2001        66,596       19.5%
 Capitol Building ..............   Tumwater, WA   1973/2002      46,080       13.5%
 Attorney General
  Building .....................     Lacey, WA       1988        33,269        9.7%
 Wenatchee II ..................   Wenatchee, WA     1988        28,383        8.3%
 Moses Lake Building ...........  Moses Lake, WA  1980/1990      25,307        7.4%
 Department of
  Corrections ..................     Lacey, WA       1986        18,104        5.3%
 Chehalis Building .............   Chehalis, WA      1976        12,650        3.7%
 Wenatchee I ...................   Wenatchee, WA     1974        10,800        3.2%
 Seattle West ..................    Seattle, WA      1977         9,385        2.7%
 Department of Licensing .......     Lacey, WA       1985         5,746        1.7%
-------------------------------- ---------------- ---------      -------     -----
 TOTAL/WEIGHTED AVERAGE ........                                 341,558     100.0%
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                                      APPRAISED
              PROPERTY             OCCUPANCY               PRIMARY TENANT               VALUE

 Lacey DSHS ....................  97.6%                 State of WA/DSHS           $14,200,000
 Lacey Revenue .................  95.9%          State of WA/Gambling Commission   $11,000,000
 Capitol Building .............. 100.0%        State of WA/Insurance Commissioner  $ 6,900,000
 Attorney General
  Building ..................... 100.0%           State of WA/Attorney General     $ 5,300,000
 Wenatchee II .................. 100.0%                 State of WA/DSHS           $ 3,800,000
 Moses Lake Building ........... 100.0%                 State of WA/DSHS           $ 2,800,000
 Department of
  Corrections .................. 100.0%         State of WA/Dept. of Corrections   $ 2,300,000
 Chehalis Building ............. 100.0%                 State of WA/DSHS           $ 1,050,000
 Wenatchee I ................... 100.0%          State of WA/Employment Security   $ 1,200,000
 Seattle West .................. 100.0%          State of WA/Dept. of Licensing    $ 1,700,000
 Department of Licensing ....... 100.0%          State of WA/Dept. of Licensing    $   900,000
--------------------------------------        ------------------------------------ -----------
 TOTAL/WEIGHTED AVERAGE ........  98.6%                                            $51,150,000
----------------------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       55

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP(1)
--------------------------------------------------------------------------------

The following table presents certain information relating to the Primary
Tenants of the Prium Portfolio Properties:



-------------------------------------------------------------------------------------------
                        STATE OF WASHINGTON TENANTS BY BASE RENT(1)
                        -------------------------------------------
                                                               CREDIT
                                                               RATINGS        NUMBER OF
                  TENANT                  PARENT COMPANY   (MOODY'S/S&P)(2)   LOCATIONS

 State of WA/ DSHS ..................  State of Washington     Aa1 / AA           4
 State of WA/ Insurance
  Commissioner ......................  State of Washington     Aa1 / AA           1
 State of WA/ Gambling
  Commission ........................  State of Washington     Aa1 / AA           1
 State of WA/Attorney General .......  State of Washington     Aa1 / AA           1
 State of WA/ Dept. of
  Employment Security ...............  State of Washington     Aa1 / AA           4
 State of WA/Dept. of Revenue .......  State of Washington     Aa1 / AA           1
 State of WA/Dept. of
  Corrections .......................  State of Washington     Aa1 / AA           1
 State of WA/Dept. of Licensing .....  State of Washington     Aa1 / AA           2
 State of WA/Dept. of Sentencing
  Guidelines ........................  State of Washington     Aa1 / AA           1
------------------------------------- --------------------- ----------------     --
 Total ..............................                                            16
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                    % OF PORTFOLIO                   % OF
                  TENANT                BASE RENT      BASE RENT          SF    PORTFOLIO SF

 State of WA/ DSHS ..................  $1,932,319         39.0%       127,431       37.3%
 State of WA/ Insurance
  Commissioner ......................  $  645,120         13.0%        46,080       13.5%
 State of WA/ Gambling
  Commission ........................  $  576,184         11.6%        41,156       12.0%
 State of WA/Attorney General .......  $  499,035         10.1%        33,265        9.7%
 State of WA/ Dept. of
  Employment Security ...............  $  445,614          9.0%        32,130        9.4%
 State of WA/Dept. of Revenue .......  $  285,359          5.8%        19,748        5.8%
 State of WA/Dept. of
  Corrections .......................  $  261,603          5.3%        18,104        5.3%
 State of WA/Dept. of Licensing .....  $  184,658          3.7%        11,893        3.5%
 State of WA/Dept. of Sentencing
  Guidelines ........................  $   45,651          0.9%         2,974        0.9%
-------------------------------------- ----------         ----        -------       ----
 Total ..............................  $4,875,543         98.4%       332,785       97.4%
-------------------------------------------------------------------------------------------


The following table presents certain information relating to the lease rollover schedule at the Prium Portfolio Properties:



-------------------------------------------------------------------------------------------
                        LEASE ROLLOVER SCHEDULE(1)
                        --------------------------
                             NUMBER      SQUARE      % OF
                           OF LEASES     FEET        GLA      BASE RENT
             YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING

 Vacant .................     NAP        4,752        1.4%       NAP
 Month-to-Month .........       1       12,650        3.7%   $  312,708
 2005 ...................       6       53,567       15.7%   $  706,334
 2006 ...................       4       67,055       19.6%   $  993,866
 2007 ...................       0            0        0.0%   $        0
 2008 ...................       2       34,129       10.0%   $  511,935
 2009 ...................       2       21,078        6.2%   $  307,254
 2010 ...................       1       61,091       17.9%   $  899,989
 2011 ...................       1       41,156       12.0%   $  576,184
 2012 ...................       1       46,080       13.5%   $  645,120
 2013 ...................       0            0        0.0%   $        0
 2014 ...................       0            0        0.0%   $        0
 Thereafter .............       0            0        0.0%   $        0
-------------------------     ---       ------      -----    ----------
 TOTAL ..................      18      341,558      100.0%   $4,953,390
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                            % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                              RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
             YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .................     NAP           4,752          1.4%         NAP           NAP
 Month-to-Month .........       6.3%       17,402          5.1%     $  312,708          6.3%
 2005 ...................      14.3%       70,969         20.8%     $1,019,042         20.6%
 2006 ...................      20.1%      138,024         40.4%     $2,012,908         40.6%
 2007 ...................       0.0%      138,024         40.4%     $2,012,908         40.6%
 2008 ...................      10.3%      172,153         50.4%     $2,524,843         51.0%
 2009 ...................       6.2%      193,231         56.6%     $2,832,097         57.2%
 2010 ...................      18.2%      254,322         74.5%     $3,732,086         75.3%
 2011 ...................      11.6%      295,478         86.5%     $4,308,270         87.0%
 2012 ...................      13.0%      341,558        100.0%     $4,953,390        100.0%
 2013 ...................       0.0%      341,558        100.0%     $4,953,390        100.0%
 2014 ...................       0.0%      341,558        100.0%     $4,953,390        100.0%
 Thereafter .............       0.0%      341,558        100.0%     $4,953,390        100.0%
--------------------------    -----       -------        -----      ----------        -----
 TOTAL ..................     100.0%      341,558        100.0%     $4,953,390        100.0%
----------------------------------------------------------------------------------------------


---------------------
1 Information obtained from borrower rent roll.
2 Ratings provided are for the general obligations of the State of Washington as of February, 2005.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       56

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

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--------------------------------------------------------------------------------

THE MARKET.(1) The majority of the Prium Portfolio Properties (six properties representing 74.7% of the total square footage and 75.3% of the total potential lease income) are located in the cities of Lacey and Tumwater both of which are situated within the Thurston County office market. The Washington state capitol is located in Olympia, and the Thurston County office market is therefore dominated by state government and associated uses. The total inventory of office space in the county is estimated at approximately 7.4 million square feet, of which state agencies occupy approximately 80%. The state's office space in Thurston County is divided between state-owned space (approximately
3.1 million square feet) and space leased from private-sector owners
(approximately 2.8 million square feet). Thurston County buildings primarily leased as state office space are approximately 96% occupied.

Five of the six capitol-area subject properties are located in Preferred
Leasing Areas ("PLAs"), established by the State of Washington through a
10-year space planning initiative for the period between 2001 and 2010 . This plan, entitled Thurston County Leasing and Space Planning, was assembled with input from state agencies, local municipalities, and private-sector developers.
A key part of the plan calls for state leases to be concentrated in defined
PLAs in order to promote co-location of agencies and more efficient space utilization, and in order to control government sprawl away from core office campuses. The five buildings within defined PLAs are located in the Lacey PLA
1, which constitutes one of two primary satellite office campuses within five miles of the state capitol. The subject's Tumwater building is located between
Tumwater PLA 1 and Tumwater PLA 3; while not technically within a PLA, the building is leased to the State of Washington Insurance Commissioner through
January, 2012.

The five subject buildings not located in Thurston County are situated throughout Washington State. These buildings are occupied by a combination of government and private tenants providing services to area residents.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Prium Portfolio Loan:



--------------------------------------------------------------------------------
                      ESCROWS / RESERVES
 TYPE:                                   INITIAL       MONTHLY

  Taxes ...........................    $      0      $31,082
  Insurance .......................    $      0      $ 4,627
  Capital Expenditures ............    $      0      $ 4,269
  Lease Rollover Reserves .........    $250,000      $14,000
--------------------------------------------------------------------------------


Lease Rollover Reserve. The Lease Rollover Reserve is subject to a rolling maximum of $770,000, so long as the Washington State government continues to occupy more than 85.0% of the Prium Portfolio Properties. Should the percentage of the state government occupancy decline from the historical levels at the properties, provisions governing the lease rollover reserve allow increases in both the monthly collections and the rolling maximum. Should state tenancy fall below 85.0% of the total portfolio by square footage, monthly collections in to the lease rollover reserve will escalate from $14,000 to $17,000 per month, and the rolling maximum will increase to $1,030,000. Should state tenancy fall below 80.0% of the total portfolio by square footage, monthly collections into the lease rollover reserve will escalate to $20,000 per month, and the rolling maximum will increase to $1,290,000.

PROPERTY MANAGEMENT. The Prium Portfolio Properties are managed by Prium
Development Company, LLC, an affiliate of the Prium Portfolio Borrower. Prium
Development, LLC also manages 18 other commercial buildings totaling more than
709,000 square feet for affiliates. The majority of these buildings are also leased to the State of Washington.

SUBORDINATE DEBT. CBA-Mezzanine Capital Finance, LLC issued a $2,557,500 B Note
(the "MezzCap Loan") made by the Prium Portfolio Borrower contemporaneously with the Prium Portfolio Loan. The MezzCap Loan encumbers the Prium Portfolio
Properties, and is secured by the same mortgages as the Prium Portfolio Loan.
The amortization term and maturity date for the MezzCap Loan are the same as for the Prium Portfolio Loan.

---------------------
1 Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       57

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--------------------------------------------------------------------------------

THE MANSIONS AT CANYON SPRINGS COUNTRY CLUB APARTMENTS

[PICTURE OMITTED]                                 [PICTURE OMITTED]



--------------------------------------------------------------------------------
                       PROPERTY INFORMATION

 Number of Mortgaged Real Properties                          1
 Location (City/State)                          San Antonio, TX
 Property Type                                      Multifamily
 Size (Units)                                               360
 Percentage Occupancy as of February 21, 2005             93.6%
 Year Built                                                2001
 Year Renovated                                             NAP
 Appraisal Value                                    $49,750,000
 Underwritten Occupancy                                   94.0%
 Underwritten Revenues                               $5,719,648
 Underwritten Total Expenses                         $2,396,287
 Underwritten Net Operating Income (NOI)             $3,323,362
 Underwritten Net Cash Flow (NCF)                    $3,233,362

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     PNC
 Loan Group                                                 1
 Origination Date                                 May 3, 2005
 Cut-off Date Principal Balance                   $37,360,000
 Cut-off Date Loan Balance Per SF/Unit               $103,778
 Percentage of Initial Mortgage Pool Balance             2.1%
 Number of Mortgage Loans                                   1
 Type of Security (fee/leasehold)                         Fee
 Mortgage Rate                                        5.1700%
 IO Period (Months)                                        24
 Original Term to Maturity/ARD (Months)                    84
 Original Amortization Term (Months)                      360
 Lockbox                                                 Hard
 Cut-off Date LTV Ratio                                 75.1%
 LTV Ratio at Maturity or ARD                           69.4%
 Underwritten DSCR on NOI                               1.35x
 Underwritten DSCR on NCF                               1.32x
--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       58

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       59

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The Mansions at Canyon Springs Country Club Apartments (the "Mansions
at Canyon Springs Loan"), is secured by a first deed of trust encumbering a
360-unit multifamily complex located in San Antonio, Texas ("The Mansions at
Canyon Springs Property"). The Mansions at Canyon Springs Loan represents approximately 2.1% of the initial mortgage pool balance and 2.3% of the loan group 1 balance. The Mansions at Canyon Springs Loan was originated on May 3,
2005 and has a principal balance as of the cut-off date of $37,360,000. The
Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Mansion at Canyon Springs Loan has a remaining term of 84 months and matures on June 1, 2012. The Mansions at Canyon Springs Loan may be defeased on or after July 1, 2008 and may be prepaid without penalty or premium on or after
March 1, 2012.

THE BORROWER. The Borrower is Retreat at Canyon Springs, Ltd, a Texas Limited
Partnership, a special-purpose entity (the "Mansions at Canyon Springs
Borrower"). Most (99.5%) of the equity interest in the Mansions at Canyon
Springs Borrower is owned by Retreat at Canyon Springs Holdings, LTD, a Texas
Limited Partnership ("Mezzanine Borrower"). The remaining 0.5% of the equity interest in the Borrower is owned by RACS, LLC, a Delaware limited liability company ("RACS"). 16.67% of the equity interest in RACS is owned by U.S.
Advisor, LLC, a Virginia limited liability company ("U.S. Advisor"). The additional 83.33% of the equity interest in RACS is owned by MBS Strategic
Acquisitions, LLC, a Louisiana limited liability company ("MBS"). The indemnitors are MBS and U.S. Advisor. Michael B. Smuck is the owner of the MBS
Companies, a group of interrelated companies that together provide real estate and investment services to individuals, owners, investors, and institutional clients. Since their inception in 1987, the MBS Companies have formed more than
100 ownership entities for the acquisition of multifamily properties valued in excess of $500 million. To date, the lender has provided to Mr. Smuck approximately $788 million in financing on 71 multifamily properties with a total of nearly 17,000 units.

LOCKBOX. The Loan documents require hard cash management. The Mansions at
Canyon Springs Borrower was required to establish a lender-controlled lockbox account. The Loan documents require the Mansions at Canyon Springs Borrower to cause all rent which is due and payable to the Mansions at Canyon Springs
Borrower pursuant to the terms of the leases to be paid immediately and directly to the lockbox account. The Mansions at Canyon Springs Borrower shall give each tenant an irrevocable direction, in the form approved by the lender, to deliver all tenant payments to the lockbox account. Provided no event of default is continuing, funds in the lockbox account are applied on each disbursement date to (a) the reimbursement of lockbox costs, (b) fund any tax and insurance escrows, (c) pay any unreimbursed lender costs, (d) pay the monthly debt service on the loan, (e) fund the reserve amount for the next disbursement date, (f) until the mezzanine loan is paid in full, pay the monthly debt service on the Mezzanine Loan and (g) upon full payment of the mezzanine loan, distribute the balance to the Mansions at Canyon Springs
Borrower.

THE PROPERTY.  The Mansions of Canyon Springs Property is a 360-unit, upscale,
Class "A" apartment community located at 24245 Wilderness Oak, San Antonio,
Bexar County, Texas. The Mansions at Canyon Springs Property consists of 35 buildings (including the clubhouse) of 2 and 3 stories each, with attached garage and direct access from the ground level. Occupancy was approximately 94%
as of February 21, 2005. The entire site is fenced except for the clubhouse.
The community includes a 10,000 sf clubhouse with rooms for manicures/pedicures and massages, a 20-seat theatre/media room, a sauna, a tanning room, a business center, a conference room, an aerobic room (with floating floor), a workout room with numerous machines, a billiards room and a kitchenette. The community has two pools, a lighted tennis court facility, basketball court, sand volleyball court and a jogging trail. Amenities for individual units include intrusion alarms, full kitchens with all the amenities including upgraded appliances, ample cabinet space, bathrooms with a jacuzzi tub, and ten foot ceilings with crown molding. All units have washer/dryer hookups. There are 79 units that have hardwood floors instead of carpeting, 139 units have granite countertops, both of which are upgrades reflecting premium pricing and 292 units have fireplaces. The number of parking spaces reflects the parking within garages and outside parking for guests and overflow. The Mansions at Canyon
Springs Property has an attractive density of 11.24 units per acre.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       60

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the unit configuration of The Mansions at Canyon Springs Property:



------------------------------------------------------------------------------------------------------------------------
                                                MULTIFAMILY INFORMATION
                                              WEIGHTED                                     WEIGHTED          WEIGHTED
                                           AVERAGE UNIT        NET           % OF     AVERAGE MONTHLY   AVERAGE MONTHLY
 UNIT MIX                   NO. OF UNITS    SQUARE FEET   RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT/UNIT

 1BR/1BA                         68              795           795          18.9%          $  878            $  850
 2BR/1BA                         34            1,103         1,103           9.4%          $1,161            $1,135
 2BR/2BA                        126            1,235         1,235          35.0%          $1,320            $1,256
 3BR/2BA                         96            1,748         1,748          26.7%          $1,706            $1,626
 4BR/2BA                         36            1,884         1,884          10.0%          $1,566            $1,815
------                          ---            -----         -----         -----           ------            ------
 Total/Weighted Average         360            1,341         1,341         100.0%          $1,348            $1,323
------------------------------------------------------------------------------------------------------------------------


THE MARKET.  The Mansions at Canyon Springs Property is located in the northern part of San Antonio in an area commonly known as the "hill country." According to The San Antonio Multifamily Trend Report, there are a total of 2,496 units within the Far North Central (FNC) submarket, all of which are considered to be
Class "A" communities. Average physical occupancy for the FNC submarket, as of
4th Quarter of 2004, is reported to be 93.99%, up significantly from the 1st
Quarter 2004 occupancy of 91.27%. The survey reported the average rental rates for the FNC submarket were $1.00/sf per month, up from $0.99/sf per month in the 1st Quarter of 2004. In San Antonio overall, 1,622 new apartment units were leased in 2004, compared with 1,011 units in 2003. The pace of new completions jumped up 250 percent with 3,160 apartment units completed in 2004 compared to just 902 during the previous year. Two new apartment complexes are reported to be under construction in the 4th Quarter of 2004. The 358-unit Montecristo and the 258-unit Bristol Canyons at Encino Commons are both located in the Far
North Submarket. Additionally, a 300-unit community known as Abby at Stone Oak is proposed for construction at Stone Oak and Hardy Oak.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mansions at Canyon Springs Apartment Loan:



-------------------------------------------------------------------------------
                       ESCROWS / RESERVES
 TYPE:                                     INITIAL       MONTHLY

  Taxes ............................     $      0      $57,434
  Insurance ........................     $      0      $11,567
  Capital Improvements .............     $      0      $ 7,500
  Immediate Repair Reserve .........     $400,000      $     0
-------------------------------------------------------------------------------


Capital Improvements: The Mansions at Canyon Springs Borrower will fund an escrow for Capital Improvement items in the amount of $90,000 per year up to a maximum of $180,000.

SUBORDINATE DEBT. RAlT Investment Trust, through its subsidiary RAlT
Partnership, L.P. has provided $7,000,000 in mezzanine financing to the
Mezzanine Borrower ("Mezzanine Loan"). The Mezzanine Loan is secured by (i) a pledge from the Mezzanine Borrower of 99.5% of the equity in the Mansions at
Canyon Springs Borrower, (ii) a pledge by U.S. Advisor of 16.67% of the equity in RACS, and (iii) a pledge by MBS of 83.33% of the equity in RACS.

PROPERTY MANAGEMENT.  The Mansions at Canyon Springs Property is managed by MBS
Management Services, Inc., which is owned by the sponsor, Michael B. Smuck. Mr.
Smuck's experience in the multifamily market started in the early 1980's and has grown today such that his operations include a staff of over 300 employees and a portfolio of 71 properties totaling nearly 17,000 units. The sponsor's portfolio includes properties in Houston, Dallas/Fort Worth, San Antonio, Tampa and Orlando. MBS Management Services currently manages eight communities (2,744 units) in the Greater San Antonio metropolitan area.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       61

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--------------------------------------------------------------------------------

WEBSTER PLACE

[PICTURE OMITTED]                                       [PICTURE OMITTED]



--------------------------------------------------------------------------------
                     PROPERTY INFORMATION

 Number of Mortgaged Real Properties                      1
 Location (City/State)                          Chicago, IL
 Property Type                                       Retail
 Size (Square Feet)                                 134,329
 Percentage Occupancy as of March 31, 2005           100.0%
 Year Built                                            1988
 Year Renovated                                         NAP
 Appraisal Value                                $48,400,000
 # of Tenants                                            10
 Average Rent Per Square Foot                        $21.49
 Underwritten Occupancy                               99.0%
 Underwritten Revenues                           $4,854,536
 Underwritten Total Expenses                     $1,603,435
 Underwritten Net Cash Flow (NOI)                $3,251,101
 Underwritten Net Cash Flow (NCF)                $3,126,827

 --------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                         CRF
 Loan Group                                                     1
 Origination Date                                  April 28, 2005
 Cut-off Date Principal Balance                       $36,700,000
 Cut-off Date Loan Balance Per SF/Unit                       $273
 Percentage of Initial Mortgage Pool Balance                 2.1%
 Number of Mortgage Loans                                       1
 Type of Security (fee/leasehold)                             Fee
 Mortgage Rate                                            5.6300%
 Amortization Type                                     IO-Balloon
 IO Period (Months)                                            60
 Original Term to Maturity/ARD (Months)                       120
 Original Amortization Term (Months)                          360
 Lockbox                                                     Hard
 Cut-off Date LTV Ratio                                     75.8%
 LTV Ratio at Maturity or ARD                               70.6%
 Underwritten DSCR on NOI                                   1.28x
 Underwritten DSCR on NCF                                   1.23x

--------------------------------------------------------------------------------


-----------------
1 The underwritten occupancy of 99% is calculated by applying a 5% vacancy factor to the in-line rents, underwritten in-line reimbursements, parking income, percentage rents, and other income.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       62

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       63

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Webster Place Loan") is evidenced by a single promissory note that is secured by a first mortgage encumbering a retail property located in Chicago, Illinois (the "Webster Place Property"). The
Webster Place Loan represents approximately 2.1% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Webster Place Loan was originated on April 28, 2005 and has a principal balance of $36,700,000 as of the cut-off date. As of the cut-off date, the
Webster Place Loan has a remaining term of 119 months and a scheduled maturity date of May 8, 2015. The Webster Place Loan may be prepaid without a prepayment premium on or after the payment date in February 2015. In addition, the borrower may defease the Webster Place Loan with United States government securities two years after creation of the series 2005-MCP1 trust.

THE BORROWER. The "Webster Place Borrower" is comprised of sixteen special purpose entities who own undivided fractional interests in the property as tenants-in-common. The sponsor of the Borrower is Syndicated Equities
Corporation ("SEC"). SEC is a national real estate investment company specializing in commercial real estate acquisition and syndication. Since 2002,
SEC has completed in excess of $350 million of tenants-in-common transactions.
Each tenant-in-common borrower may transfer its interest to a successor tenant-in-common borrower subject to the lender's approval and the payment of a transfer fee. The mortgage loan documents do not permit more than seventy-five separate tenant-in-common borrowers at any time.

LOCKBOX. The Webster Place Borrower has established a "hard" lockbox. The
Webster Place Borrower is required to direct all tenants to make their payments directly to a deposit account. Prior to a cash management period, all funds received in the deposit account will be swept to an account specified by the
Webster Place Borrower. During a cash management period, all funds in the deposit account are swept to a cash collateral account and applied by the lender to pay for real estate taxes, insurances premiums, debt service, capital expenditures, rollover reserve, and during a Bally's Trigger Event (as defined below), to pay (x) operating expenses, (y) extraordinary expenses approved by lender and (z) the Bally's reserve sub account until the amount in such account equals $1,000,000, and if no event of default has occurred and is continuing all excess cash flow will be remitted to the Webster Place Borrower. A cash management period occurs if (a) an event of default has occurred and is continuing, (b) the Webster Place Loan fails to achieve a debt service coverage ratio of at least 1.10:1 as of the last day of any calendar quarter, or (c) (i)
Bally Total Fitness Corporation (a tenant at the Webster Place Property)
("Bally's") closes its store for a period in excess of 15 consecutive days
("goes dark"), other than as a result of a casualty or remodeling or (ii) an order for relief is entered against Bally's under the U.S. Bankruptcy Code
(either such event, a "Bally's Trigger Event").

THE PROPERTY. The Webster Place Property is a 134,329-square foot retail plaza that was constructed in 1988. The Webster Place Property is located in the
"Clybourn Corridor" in the Lincoln Park neighborhood of Chicago, IL and is currently 100% occupied. The anchor tenants are an 11-screen Loews Theater,
Bally Total Fitness, Barnes & Noble, and Bank One. The Webster Place Property
includes 650 on-site parking spaces split among an attached 430-space three-story parking garage, an immediately adjacent 170-space two-story garage, and a 50-car surface lot. The "Clybourn Corridor" is a retail destination with local and national retailers including Crate & Barrel, Bed, Bath & Beyond, Home
Depot, The Container Store, Pottery Barn, Banana Rebublic, The Gap, Old Navy,
Border's Books, Whole Foods, CVS Pharmacy, Trader Joe's, and Restoration
Hardware.

The following table presents certain information relating to the major tenants at the Webster Place Property:



                           TENANT INFORMATION
-------------------------------------------------------------------------
               TENANT NAME                        PARENT COMPANY

 Webster Chicago Cinemas, Inc.(1) .. Loews Cineplex Entertainment Corp.
 Bally Total Fitness(2) ............  Bally Total Fitness Holding Corp.
 Barnes & Noble Booksellers, Inc. ..        Barnes & Noble, Inc.
 Bank One Building Corporation .....        JPMorgan Chase & Co.
-------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
               TENANT NAME             CREDIT RATINGS    SQUARE    % OF GLA   SALES      BASE       LEASE
                                      (MOODY'S / S&P)     FEET                 PSF    RENT PSF   EXPIRATION

 Webster Chicago Cinemas, Inc.(1) ..       B2/B(3)      49,500   36.8%      $108     $ 17.62     3/31/2019
 Bally Total Fitness(2) ............     Caa2/CCC+(3)   32,315   24.1%        --     $ 20.90    11/30/2014
 Barnes & Noble Booksellers, Inc. ..      Ba3/NR(4)     29,957   22.3%      $268     $ 19.65     4/30/2012
 Bank One Building Corporation .....      Aa3/A+(3)     10,660    7.9%        --     $ 36.08     5/31/2010
--------------------------------------------------------------------------------------------------------------------


-----------------
1 Sales per square foot for 2004 as reported by the borrower. No representation is made as to the accuracy of the sales data.
2 S&P and Moody's recently downgraded the ratings of Bally's. In addition, both agencies have a negative outlook on the company. Bally's has recently dismissed several senior managers for participating in alleged misleading accounting practices.
3 Ratings provided are those of the parent company, which does not guarantee the tenant's lease.
4 Ratings provided are those of the parent company, which does guarantee the tenant's lease.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       64

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Webster Place Property:



                     LEASE ROLLOVER SCHEDULE(1,2)
--------------------------------------------------------------------
                       NUMBER OF     SQUARE      % OF
                        LEASES       FEET        GLA      BASE RENT
          YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING

 Vacant ............        NAP          0     0.0%          NAP
 2005 ..............          0          0     0.0%      $        0
 2006 ..............          1      2,996     2.2%      $   94,368
 2007 ..............          0          0     0.0%      $        0
 2008 ..............          3      5,973     4.4%      $  186,087
 2009 ..............          1      1,754     1.3%      $   52,620
 2010 ..............          2     11,834     8.8%      $  416,976
 2011 ..............          0          0     0.0%      $        0
 2012 ..............          1     29,957    22.3%      $  588,528
 2013 ..............          0          0     0.0%      $        0
 2014 ..............          1     32,315    24.1%      $  675,383
 2015 ..............          0          0     0.0%      $        0
 2016 ..............          0          0     0.0%      $        0
 Thereafter ........          1     49,500    36.8%      $  872,289
--------------------         --    -------   -----       ----------
 TOTAL .............         10    134,329   100.0%      $2,886,251
---------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                         RENT      SQUARE FEET     % OF GLA     BASE RENT       OF BASE
          YEAR         EXPIRING      EXPIRING      EXPIRING      EXPIRING        RENT

 Vacant ............       NAP              0        0.0%              NAP         NAP
 2005 ..............      0.0%              0        0.0%       $        0        0.0%
 2006 ..............      3.3%          2,996        2.2%       $   94,368        3.3%
 2007 ..............      0.0%          2,996        2.2%       $   94,368        3.3%
 2008 ..............      6.4%          8,969        6.7%       $  280,455        9.7%
 2009 ..............      1.8%         10,723        8.0%       $  333,075       11.5%
 2010 ..............     14.4%         22,557       16.8%       $  750,051       26.0%
 2011 ..............      0.0%         22,557       16.8%       $  750,051       26.0%
 2012 ..............     20.4%         52,514       39.1%       $1,338,579       46.4%
 2013 ..............      0.0%         52,514       39.1%       $1,338,579       46.4%
 2014 ..............     23.4%         84,829       63.2%       $2,013,962       69.8%
 2015 ..............      0.0%         84,829       63.2%       $2,013,962       69.8%
 2016 ..............      0.0%         84,829       63.2%       $2,013,962       69.8%
 Thereafter ........     30.2%        134,329      100.0%       $2,886,251      100.0%
---------------------   -----         -------      -----        ----------      -----
 TOTAL .............    100.0%        134,329      100.0%       $2,886,251      100.0%
------------------------------------------------------------------------------------------


THE MARKET(3). The Webster Place Property is located in the Lincoln Park neighborhood of Chicago, Cook County, IL in the Chicago primary metropolitan statistical area (the "Chicago PMSA"). The Chicago PMSA has a population of more than 8 million. Area population grew by more than 11.4% between 1990 and
2000 (by more than 250,000 people) and is projected to grow by more than another 3% in the period from 2003 to 2008. The Chicago metropolitan area had an unemployment rate for year-end 2004 of 5.5%, down from 6.8% in 2003. Total median household effective buying income for the Chicago PMSA is $44,783, compared to $41,219 for the State of Illinois and $38,201 for the United
States.

Primary employment sectors for the Chicago PMSA include trade, transportation, and utilities (20.9%), professional and business services (15.5%), government
(12.5%), educational and health services (12.2%), and manufacturing (11.2%).
The largest private sector employers are Jewel-Osco (39,220), Advocate Health
Care (25,293), SBC Ameritech (21,000), United Parcel Service of America
(19,063), Walgreen Co. (17,049), Target Corp. (17,000), and Abbott Laboratories
(16,851).

The Webster Place Property is located at the southwest corner of Clybourn and
Webster Avenues in the "Clybourn Corridor" in the Lincoln Park neighborhood of
Chicago. The Lincoln Park neighborhood is located on Chicago's north side, approximately four miles from Chicago's central business district. The one-mile radius area surrounding the Webster Place Property has a population of over
49,000 and an average household income of over $123,000.

The Webster Place Property's submarket is considered the "City North" submarket of Chicago.  Rental rates in the City North submarket ranged from $26.75 to
$31.60 per square foot on a gross basis at the end of the fourth quarter 2004.
Vacancy within the submarket is reported to be 2.7%, compared to 7.6% for the overall Chicago market.  The rental comparables identified by the appraiser currently display an overall 99% occupancy.  Tenants at the Webster Place
Property are paying, on average, below market rents.  Base rental rates at the
Webster Place Property can be divided among five types of spaces; theater, fitness center, big box, branch bank, and in-line space, each of which appear to be below market levels.
-----------------
1 Information obtained from borrower provided rent roll as of March 31, 2005.
2 Excludes Metro Light lease. Metro Light (scheduled expiration date of
  09/2008) has signage on site and pays percentage rent.
3 Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       65

MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Webster Place Loan:



-------------------------------------------------------------------------
                    ESCROWS/RESERVES
 TYPE:                               INITIAL      MONTHLY

  Taxes ........................   $74,470      $74,470
  Insurance ....................   $24,488      $     0
  Capital Expenditures .........   $     0      $   415
-------------------------------------------------------------------------


Insurance. Initial deposit represents six months of insurance premiums to be held in escrow in lieu of monthly collections. The Webster Place Borrower is required to pay insurance premiums directly.

Rollover Reserve. In the event that during any period the property is less than
95% occupied by tenants in possession and paying rent, a rollover reserve of
$11,166.67 per month will be collected unless the Borrower is required to make deposits into the Bally's reserve upon the occurrence of a Bally's Trigger
Event. Further, in the event that, at any time on or before the fifth anniversary of the loan closing, (i) an order for relief is entered against
Bally Total Fitness Corporation ("Bally's") under the Bankruptcy Code, or (ii)
Bally's closes its store at the Webster Place Property or is not open for business for a period in excess of fifteen consecutive days (excluding any period resulting from a casualty or remodeling) (either such event, a "Bally's
Trigger Event"), the Borrower is required to deposit into the Bally's reserve account $500,000 within two business days. During the continuance of a Bally's
Trigger Event, all excess cash flow is swept into the Bally's reserve account until the amount on deposit is equal to $1,000,000.

Parking Income Letter of Credit. The Webster Place Borrower delivered to the lender as additional collateral for the Webster Place Loan a letter of credit in the amount of $500,000 issued by Northern Trust Bank. The lender may draw upon the letter of credit following an event of default. In the event that base and percentage rent under the lease of the parking spaces equal or exceed
$110,250 (the "Budgeted Amount") for the first twelve months of the lease term, the lender will release the letter of credit. In the event the base and percentage rent do not exceed the Budgeted Amount, the letter of credit amount may be reduced by a proportionate amount equal to the percentage that the base and percentage rent are of the Budgeted Amount.

Theater Income Escrow Assignment. The prior owner of the mortgaged property deposited $1,000,000 in escrow for the benefit of the Webster Place Borrower in the event that the percentage rent paid by the theater tenant does not generate the targeted rental income. The Webster Place Borrower assigned this escrow account to the lender. If the annual percentage rent paid by the theater tenant in any year during the term of the escrow is less than $300,000, such shortfall
(but in no event more than $100,000) will be paid to the Borrower from the escrow account. Any balance in the escrow account at the end of the term (which is 10 years unless sooner terminated by Borrower selling the Webster Place
Property or the theater tenant permanently discontinuing operations at the
Webster Place Property) will be paid to the prior owner.

ADDITIONAL DEBT. The direct or indirect owners of 100% of the equity interests of the Borrower may incur mezzanine debt secured by a pledge of the equity interests in the Webster Place Borrower provided, among other things, that (a)
the aggregate of the first mortgage debt and the mezzanine debt do not exceed
80% of the fair market value of the Webster Place Property ; (b) the debt service coverage ratio on such aggregate debt amount is not less than 1.20:1 and (c) the mezzanine debt is incurred solely in connection with an expansion of the theater space.

PROPERTY MANAGEMENT. The manager for the Webster Place Property is Jerome H.
Meyer & Company ("JHM"). JHM has managed and leased the subject property since
1988 and has managed numerous properties for SEC's principals over the past 30 years.  JHM's property management program currently includes approximately 70 properties with a total of approximately 2,500 units, including residential, condominium, retail, and office buildings.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC
Capital Markets, Inc. or Wachovia Capital Markets, LLC (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       66


                                                                                                  ANNEX D

                                     CLASS XP REFERENCE RATE SCHEDULE

INTEREST                               CLASS XP           INTEREST                                CLASS XP
 ACCRUAL                              REFERENCE            ACCRUAL                               REFERENCE
 PERIOD         DISTRIBUTION DATE       RATE %             PERIOD          DISTRIBUTION DATE       RATE %

1                   7/12/2005          5.32651              49                  7/12/2009         5.31292
2                   8/12/2005          5.50496              50                  8/12/2009         5.49083
3                   9/12/2005          5.50486              51                  9/12/2009         5.49066
4                  10/12/2005          5.32622              52                 10/12/2009         5.31926
5                  11/12/2005          5.50464              53                 11/12/2009         5.49738
6                  12/12/2005          5.32600              54                 12/12/2009         5.31891
7                   1/12/2006          5.32588              55                  1/12/2010         5.31873
8                   2/12/2006          5.32578              56                  2/12/2010         5.31857
9                   3/12/2006          5.32596              57                  3/12/2010         5.31893
10                  4/12/2006          5.50404              58                  4/12/2010         5.49645
11                  5/12/2006          5.32542              59                  5/12/2010         5.31717
12                  6/12/2006          5.50380              60                  6/12/2010         5.49230
13                  7/12/2006          5.32518              61                  7/12/2010         5.45768
14                  8/12/2006          5.50355              62                  8/12/2010         5.64054
15                  9/12/2006          5.50342              63                  9/12/2010         5.64048
16                 10/12/2006          5.32480              64                 10/12/2010         5.45751
17                 11/12/2006          5.50315              65                 11/12/2010         5.64036
18                 12/12/2006          5.32454              66                 12/12/2010         5.45738
19                  1/12/2007          5.32440              67                  1/12/2011         5.45732
20                  2/12/2007          5.32428              68                  2/12/2011         5.45726
21                  3/12/2007          5.32447              69                  3/12/2011         5.45798
22                  4/12/2007          5.50244              70                  4/12/2011         5.64001
23                   /12/2007          5.32385              71                  5/12/2011         5.45705
24                  6/12/2007          5.50215              72                  6/12/2011         5.63988
25                  7/12/2007          5.32079              73                  7/12/2011         5.45692
26                  8/12/2007          5.49898              74                  8/12/2011         5.63974
27                  9/12/2007          5.49884              75                  9/12/2011         5.63967
28                 10/12/2007          5.32035              76                 10/12/2011         5.45672
29                 11/12/2007          5.49853              77                 11/12/2011         5.63953
30                 12/12/2007          5.32005              78                 12/12/2011         5.45658
31                  1/12/2008          5.49822              79                  1/12/2012         5.63939
32                  2/12/2008          5.31974              80                  2/12/2012         5.45644
33                  3/12/2008          5.31974              81                  3/12/2012         5.45665
34                  4/12/2008          5.49772              82                  4/12/2012         5.63916
35                  5/12/2008          5.32133              83                  5/12/2012         5.45676
36                  6/12/2008          5.49350              84                  6/12/2012         5.63957
37                  7/12/2008          5.31452              85                  7/12/2012         5.46450
38                  8/12/2008          5.49249              86                  8/12/2012         5.64757
39                  9/12/2008          5.49234              87                  9/12/2012         5.64749
40                 10/12/2008          5.31405              88                 10/12/2012         5.46427
41                 11/12/2008          5.49201              89                 11/12/2012         5.64732
42                 12/12/2008          5.31372              90                 12/12/2012         5.46411
43                  1/12/2009          5.31355              91                  1/12/2013         5.46402
44                  2/12/2009          5.31339              92                  2/12/2013         5.46323
45                  3/12/2009          5.31371              93                  3/12/2013         5.46478
46                  4/12/2009          5.49112              94                  4/12/2013         5.64614
47                  5/12/2009          5.31327              95                  5/12/2013         5.46295
48                  6/12/2009          5.49119              96                  6/12/2013         5.64595


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E


                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                                2
                                 Certificate Factor Detail                                      3
                                 Reconciliation Detail                                          4
                                 Other Required Information                                     5
                                 Cash Reconciliation Detail                                     6
                                 Ratings Detail                                                 7
                                 Current Mortgage Loan and Property Stratification Tables     8-10
                                 Mortgage Loan Detail                                          11
                                 Principal Prepayment Detail                                   12
                                 Historical Detail                                             13
                                 Delinquency Loan Detail                                       14
                                 Specially Serviced Loan Detail                               15-16
                                 Modified Loan Detail                                          17
                                 Liquidated Loan Detail                                        18
                                 Bond / Collateral Realized Loss Reconciliation                19
                                 ===================================================================

                 DEPOSITOR                                  MASTER SERVICER                            SPECIAL SERVICER
============================================  ===========================================  =========================================
Merrill Lynch Mortgage Investors Inc.         Midland Loan Services, Inc.                  Midland Loan Services, Inc.
4 World Financial Center, 16th Floor          10851 Mastin Street, Bldg. 82                10851 Mastin Street, Bldg. 82
250 Vesey Street                              Suite 700                                    Suite 700
New York, NY 10080                            Overland Park, KS 66210                      Overland Park, KS 66210

Contact:      Robert Denicola                 Contact:      Brad Hauger                    Contact:      Brad Hauger
Phone Number: (212) 449-1000                  Phone Number: (913) 253-9000                 Phone Number: (913) 253-9000
============================================  ===========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-SB                   0.000000%          0.00         0.00          0.00            0.00            0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00            0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00            0.00
B                      0.000000%          0.00         0.00          0.00            0.00            0.00
C                      0.000000%          0.00         0.00          0.00            0.00            0.00
D                      0.000000%          0.00         0.00          0.00            0.00            0.00
E                      0.000000%          0.00         0.00          0.00            0.00            0.00
F                      0.000000%          0.00         0.00          0.00            0.00            0.00
G                      0.000000%          0.00         0.00          0.00            0.00            0.00
H                      0.000000%          0.00         0.00          0.00            0.00            0.00
J                      0.000000%          0.00         0.00          0.00            0.00            0.00
K                      0.000000%          0.00         0.00          0.00            0.00            0.00
L                      0.000000%          0.00         0.00          0.00            0.00            0.00
M                      0.000000%          0.00         0.00          0.00            0.00            0.00
N                      0.000000%          0.00         0.00          0.00            0.00            0.00
P                      0.000000%          0.00         0.00          0.00            0.00            0.00
Q                      0.000000%          0.00         0.00          0.00            0.00            0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00            0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00            0.00
Z                      0.000000%          0.00         0.00          0.00            0.00            0.00
==============================================================================================================
Totals
==============================================================================================================

===================================================================
         Realized Loss/                                   Current
        Additional Trust       Total        Ending    Subordination
Class    Fund Expenses      Distribution    Balance        Level(1)
===================================================================
A-1           0.00             0.00          0.00          0.00%
A-2           0.00             0.00          0.00          0.00%
A-3           0.00             0.00          0.00          0.00%
A-SB          0.00             0.00          0.00          0.00%
A-4           0.00             0.00          0.00          0.00%
A-1A          0.00             0.00          0.00          0.00%
A-J           0.00             0.00          0.00          0.00%
B             0.00             0.00          0.00          0.00%
C             0.00             0.00          0.00          0.00%
D             0.00             0.00          0.00          0.00%
E             0.00             0.00          0.00          0.00%
F             0.00             0.00          0.00          0.00%
G             0.00             0.00          0.00          0.00%
H             0.00             0.00          0.00          0.00%
J             0.00             0.00          0.00          0.00%
K             0.00             0.00          0.00          0.00%
L             0.00             0.00          0.00          0.00%
M             0.00             0.00          0.00          0.00%
N             0.00             0.00          0.00          0.00%
P             0.00             0.00          0.00          0.00%
Q             0.00             0.00          0.00          0.00%
R-I           0.00             0.00          0.00          0.00%
R-II          0.00             0.00          0.00          0.00%
Z             0.00             0.00          0.00          0.00%
===================================================================
Totals
===================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-P                    0.000000%          0.00         0.00           0.00            0.00            0.00     0.00
X-C                    0.000000%          0.00         0.00           0.00            0.00            0.00     0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                    Realized Loss/
                  Beginning       Principal        Interest         Prepayment     Additional Trust     Ending
Class  CUSIP      Balance         Distribution     Distribution     Premium         Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-SB              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Q                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional         Interest     Prepayment     Notional
Class    CUSIP       Amount         Distribution   Premium        Amount
============================================================================
X-P               0.00000000        0.00000000    0.00000000     0.00000000
X-C               0.00000000        0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                               MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Delinquent Master Servicing Fees on Delinquent Payments   0.00

Reimbursement for Interest on P & I Advances   0.00            Less Reductions to Master Servicing Fees                       0.00
paid from general collections
                                                               Plus Master Servicing Fees for Delinquent Payments Received    0.00
Reimbursement for Interest on Servicing        0.00            Plus Adjustments for Prior Master Servicing Calculation        0.00
Advances paid from general collections                         Total Master Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================

          Accrued      Net Aggregate     Distributable     Distributable      Additional                     Remaining Unpaid
        Certificate      Prepayment      Certificate   Certificate Interest   Trust Fund      Interest         Distributable
Class     Interest   Interest Shortfall    Interest         Adjustment         Expenses      Distribution  Certificate Interest
====================================================================================================================================
A-1
A-2
A-3
A-SB
A-4
A-1A
AJ
XP
XC
B
C
D
E
F
G
H
J
K
L
M
N
P
Q
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 Appraisal Reduction Amount
Available Distribution Amount                                        0.00       ====================================================
                                                                                           Appraisal     Cumulative     Most Recent
                                                                                  Loan     Reduction        ASER         App. Red.
                                                                                 Number     Amount         Amount           Date
                                                                                ====================================================
Aggregate Number of Outstanding Loans                                   0

Aggregate Unpaid Principal Balance of Loans                          0.00

Aggregate Stated Principal Balance of Loans                          0.00

Aggregate Amount of Servicing Fee                                    0.00

Aggregate Amount of Special Servicing Fee                            0.00

Aggregate Amount of Trustee Fee                                      0.00

Aggregate Stand-by Fee                                               0.00

Aggregate Trust Fund Expenses                                        0.00

Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                                         0       ====================================================
                                                                                  Total
    Aggregate Unpaid Principal Balance                               0.00       ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------
      TOTAL INTEREST COLLECTED                               0.00       Reimbursement for Interest on Advances           0.00
                                                                        ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
  PRINCIPAL:                                                            Rating Agency Expenses                           0.00
    Scheduled Principal                               0.00              Attorney Fees & Expenses                         0.00
    Unscheduled Principal                             0.00              Bankruptcy Expense                               0.00
      Principal Prepayments                           0.00              Taxes Imposed on Trust Fund                      0.00
      Collection of Principal after Maturity Date     0.00              Non-Recoverable Advances                         0.00
      Recoveries from Liquidation and Insurance                         Other Expenses                                   0.00
         Proceeds                                     0.00                                                                    ------
      Excess of Prior Principal Amounts paid          0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Curtailments                                    0.00
    Negative Amortization                             0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00
                                                                      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
  OTHER:                                                                Interest Distribution                            0.00
    Prepayment Penalties/Yield Maintenance            0.00              Principal Distribution                           0.00
    Repayment Fees                                    0.00              Prepayment Penalties/Yield Maintenance           0.00
    Borrower Option Extension Fees                    0.00              Borrower Option Extension Fees                   0.00
    Equity Payments Received                          0.00              Equity Payments Paid                             0.00
    Net Swap Counterparty Payments Received           0.00              Net Swap Counterparty Payments Paid              0.00
                                                           ------                                                             ------
      TOTAL OTHER COLLECTED                                  0.00         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                           ------                                                             ------
TOTAL FUNDS COLLECTED                                        0.00   TOTAL FUNDS DISTRIBUTED                                     0.00
                                                           ======                                                             ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-SB
                           A-4
                           A-1A
                           AJ
                           XP
                           XC
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           P
                           Q
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                     STATE (3)
===============================================================   ===============================================================
                                % of                                                              % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                   # of   Scheduled   Agg.   WAM          Weighted
 Balance     Loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)  State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================   ===============================================================

===============================================================   ===============================================================
Totals                                                            Totals
===============================================================   ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                 DEBT SERVICE COVERAGE RATIO (1)                                           PROPERTY TYPE (3)
================================================================   ================================================================
                                    % of                                                               % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted      Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  Loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)     Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

                            NOTE RATE                                                          SEASONING
================================================================   ================================================================
                                    % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)   Seasoning       Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
======================================================================  ============================================================
                                          % of                          Remaining                      % of
Anticipated Remaining   # of   Scheduled  Agg.  WAM        Weighted       Stated      # of   Scheduled  Agg.  WAM        Weighted
        Term (2)        Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)     Term       Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
======================================================================  ============================================================
                                          % of                                                         % of
Remaining Amortization  # of   Scheduled  Agg.  WAM        Weighted     Age of Most  # of   Scheduled  Agg.  WAM        Weighted
         Term           Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)  Recent NOI   Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                              MORTGAGE LOAN DETAIL

==========================================================================================================
                                                                          Anticipated               Neg.
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort
Number   ODCR   Type (1)   City   State   Payment    Payment     Coupon       Date        Date     (Y/N)
==========================================================================================================

==========================================================================================================
Totals
==========================================================================================================

=============================================================================
         Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
Loan     Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number    Balance     Balance    Date      Date       Amount     (2)     (3)
=============================================================================

=============================================================================
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------------------------------
         (1) Property Type Code                           (2) Resolution Strategy Code                     (3) Modification Code
         ----------------------                           ----------------------------                     ---------------------

MF - Multi-Family       OF -  Office               1 - Modification       9 - Pending Return to         1 - Maturity Date Extension
RT - Retail             MU -  Mixed Use            2 - Foreclosure             Master Servicer          2 - Amortization Change
HC - Health Care        LO -  Lodging              3 - Bankruptcy        10 - Deed in Lieu Of           3 - Principal Write-Off
IN - Industrial         SS -  Self Storage         4 - Extension               Foreclosure              4 - Combination
WH - Warehouse          OT -  Other                5 - Note Sale         11 - Full Payoff
MH - Mobile Home Park                              6 - DPO               12 - Reps and Warranties
                                                   7 - REO               13 - Other or TBD
                                                   8 - Resolved
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           PRINCIPAL PREPAYMENT DETAIL

   ==============================================================================================================================
                                              Principal Prepayment Amount                         Prepayment Penalties
                   Offering Document     ------------------------------------     -----------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
   ==============================================================================================================================

   ==============================================================================================================================
   Totals
   ==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL
===================================================================================================
                                              Delinquencies
---------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO       Modifications
Date           #  Balance   #  Balance     #   Balance     #   Balance   #  Balance     #  Balance
===================================================================================================

===================================================================================================

======================================   =========================
                    Prepayments             Rate and Maturities
--------------------------------------   -------------------------
Distribution Curtailments     Payoff     Next Weighted Avg.
Date          #   Amount    #   Amount    Coupon    Remit    WAM
======================================   =========================

======================================   =========================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            DELINQUENCY LOAN DETAIL

=================================================================================================================================
                   Offering        # of                     Current     Outstanding    Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy        Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)      Code(2)      Transfer Date
=================================================================================================================================

=================================================================================================================================
Totals
=================================================================================================================================

===========================================================================
                               Actual      Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number        Date        Balance       Advances        Date      Date
===========================================================================

===========================================================================
Totals
===========================================================================

------------------------------------------------------------------------------------------------------------------------------------
                (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
                ---------------------------                                         ----------------------------

A - Payment Not Received         0 - Current                                   1 - Modification     9 - Pending Return to
     But Still in Grace Period   1 - One Month Delinquent                      2 - Foreclosure           Master Servicer
B - Late Payment But Less        2 - Two Months Delinquent                     3 - Bankruptcy      10 - Deed In Lieu Of
     Than 1 Month Delinquent     3 - Three or More Months Delinquent           4 - Extension             Foreclosure
                                 4 - Assumed Scheduled Payment                 5 - Note Sale       11 - Full Payoff
                                     (Performing Matured Balloon)              6 - DPO             12 - Reps and Warranties
                                 7 - Foreclosure                               7 - REO             13 - Other or TBD
                                 9 - REO                                       8 - Resolved

** Outstanding P & I Advances include the current period advance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                     SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================
              Offering       Servicing    Resolution
Loan          Document       Transfer      Strategy     Scheduled    Property             Interest    Actual
Number    Cross-Reference      Date        Code(1)       Balance     Type (2)    State      Rate      Balance
================================================================================================================

================================================================================================================

======================================================================
            Net                                            Remaining
Loan     Operating    DSCR            Note    Maturity    Amortization
Number    Income      Date    DSCR    Date      Date          Term
======================================================================

======================================================================

                   (1) Resolution Strategy Code                                             (2) Property Type Code
                   ----------------------------                                             ----------------------

1 - Modification   6  - DPO                     10 -  Deed in Lieu Of              MF  -  Multi-Family       OF  -  Office
2 - Foreclosure    7  - REO                            Foreclosure                 RT  -  Retail             MU  -  Mixed Use
3 - Bankruptcy     8  - Resolved                11 -  Full Payoff                  HC  -  Health Care        LO  -  Lodging
4 - Extension      9  - Pending Return          12 -  Reps and Warranties          IN  -  Industrial         SS  -  Self Storage
5 - Note Sale            to Master Servicer     13 -  Other or TBD                 WH  -  Warehouse          OT  -  Other
                                                                                   MH  -  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering         Resolution        Site
Loan         Document          Strategy      Inspection                    Appraisal    Appraisal       Other REO
Number    Cross-Reference      Code (1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                             1 - Modification   6  - DPO                     10 -  Deed in Lieu Of
                             2 - Foreclosure    7  - REO                            Foreclosure
                             3 - Bankruptcy     8  - Resolved                11 -  Full Payoff
                             4 - Extension      9  - Pending Return          12 -  Reps and Warranties
                             5 - Note Sale            to Master Servicer     13 -  Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                             MODIFIED LOAN DETAIL

====================================================================================================================================
               Offering
 Loan          Document         Pre-Modification
Number     Cross-Reference          Balance          Modification Date                    Modification Description
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            LIQUIDATED LOAN DETAIL

====================================================================================================================================
           Final Recovery        Offering                                                             Gross Proceeds     Aggregate
Loan       Determination         Document        Appraisal     Appraisal     Actual      Gross          as a % of        Liquidation
Number         Date          Cross-Reference        Date          Value      Balance     Proceeds     Actual Balance     Expenses *
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

=================================================================================
                             Net        Net Proceeds                  Repurchased
Loan                    Liquidation       as a % of       Realized     by Seller
Number                    Proceeds      Actual Balance      Loss         (Y/N)
=================================================================================

=================================================================================
Current Total
=================================================================================
Cumulative Total
=================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19




                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]             MERRILL LYNCH MORTGAGE TRUST 2005-MCP1                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-MCP1                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  07/12/2005
                                                                                          RECORD DATE:   06/30/2005

------------------------------------------------------------------------------------------------------------------------------------

                                      BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                                  Amounts
                               Balance of        Aggregate     Prior Realized        Covered by Over-    Interest (Shortage)
Distribution   Prospectus     the Loan at      Realized Loss    Loss Applied     collateralization and   Excesses applied to
   Date            ld         Liquidation        on Loans      to Certificates    other Credit Support   other Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                     Modification            Additional
                     Adjustments/           (Recoveries)/         Current Realized        Recoveries of      (Recoveries)/Realized
Distribution      Appraisal Reduction    Expenses applied to      Loss Applied to        Realized Losses         Loss Applied to
   Date              Adjustment            Realized Losses         Certificates            Paid as Cash        Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX F

                        Class A-SB Planned Principal Balance Schedule



        Date            Principal Balance                      Date           Principal Balance
  ----------------    ---------------------               --------------    ---------------------

       6/1/2005           100,000,000.00                    2/12/2010           100,000,000.00
      7/12/2005           100,000,000.00                    3/12/2010           100,000,000.00
      8/12/2005           100,000,000.00                    4/12/2010           100,000,000.00
      9/12/2005           100,000,000.00                    5/12/2010           100,000,000.00
     10/12/2005           100,000,000.00                    6/12/2010            99,878,990.75
     11/12/2005           100,000,000.00                    7/12/2010            98,087,836.09
     12/12/2005           100,000,000.00                    8/12/2010            96,454,308.60
      1/12/2006           100,000,000.00                    9/12/2010            94,812,935.24
      2/12/2006           100,000,000.00                   10/12/2010            92,998,229.12
      3/12/2006           100,000,000.00                   11/12/2010            91,340,251.59
      4/12/2006           100,000,000.00                   12/12/2010            89,509,399.45
      5/12/2006           100,000,000.00                    1/12/2011            87,834,659.86
      6/12/2006           100,000,000.00                    2/12/2011            86,151,875.71
      7/12/2006           100,000,000.00                    3/12/2011            83,968,687.84
      8/12/2006           100,000,000.00                    4/12/2011            82,267,321.10
      9/12/2006           100,000,000.00                    5/12/2011            80,394,276.94
     10/12/2006           100,000,000.00                    6/12/2011            78,675,735.46
     11/12/2006           100,000,000.00                    7/12/2011            76,785,990.44
     12/12/2006           100,000,000.00                    8/12/2011            75,050,110.88
      1/12/2007           100,000,000.00                    9/12/2011            73,305,891.95
      2/12/2007           100,000,000.00                   10/12/2011            71,391,177.96
      3/12/2007           100,000,000.00                   11/12/2011            69,629,376.75
      4/12/2007           100,000,000.00                   12/12/2011            67,697,565.60
      5/12/2007           100,000,000.00                    1/12/2012            65,918,014.88
      6/12/2007           100,000,000.00                    2/12/2012            64,129,914.20
      7/12/2007           100,000,000.00                    3/12/2012            62,011,836.12
      8/12/2007           100,000,000.00                    4/12/2012            60,238,457.14
      9/12/2007           100,000,000.00                    5/12/2012            59,262,954.84
     10/12/2007           100,000,000.00                    6/12/2012            57,488,575.86
     11/12/2007           100,000,000.00                    7/12/2012            55,572,451.13
     12/12/2007           100,000,000.00                    8/12/2012            53,799,803.16
      1/12/2008           100,000,000.00                    9/12/2012            52,018,617.24
      2/12/2008           100,000,000.00                   10/12/2012            50,076,992.62
      3/12/2008           100,000,000.00                   11/12/2012            48,277,871.50
      4/12/2008           100,000,000.00                   12/12/2012            46,318,806.33
      5/12/2008           100,000,000.00                    1/12/2013            44,501,578.99
      6/12/2008           100,000,000.00                    2/12/2013            42,675,598.20
      7/12/2008           100,000,000.00                    3/12/2013            40,389,599.14
      8/12/2008           100,000,000.00                    4/12/2013            34,093,799.45
      9/12/2008           100,000,000.00                    5/12/2013            32,089,343.05
     10/12/2008           100,000,000.00                    6/12/2013            30,224,991.97
     11/12/2008           100,000,000.00                    7/12/2013            28,202,495.82
     12/12/2008           100,000,000.00                    8/12/2013            26,319,416.43
      1/12/2009           100,000,000.00                    9/12/2013            24,427,265.18
      2/12/2009           100,000,000.00                   10/12/2013            22,377,735.56
      3/12/2009           100,000,000.00                   11/12/2013            20,466,590.89
      4/12/2009           100,000,000.00                   12/12/2013            18,398,591.67
      5/12/2009           100,000,000.00                    1/12/2014            16,468,272.44
      6/12/2009           100,000,000.00                    2/12/2014            14,528,652.93
      7/12/2009           100,000,000.00                    3/12/2014            12,139,516.15
      8/12/2009           100,000,000.00                    4/12/2014            10,179,029.56
      9/12/2009           100,000,000.00                    5/12/2014             8,063,049.17
     10/12/2009           100,000,000.00                    6/12/2014             6,082,917.35
     11/12/2009           100,000,000.00                    7/12/2014             3,947,833.51
     12/12/2009           100,000,000.00                    8/12/2014             1,947,869.08
      1/12/2010           100,000,000.00                    9/12/2014                     0.00


PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF
DISTRIBUTION".

--------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this prospectus is June 10, 2005.

                                                                            PAGE
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this

                                      -2-

prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Merrill Lynch
Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey
Street, New York, New York 10080, Attention: Secretary, or by telephone at
212-449-1000.

                                      -3-

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE...............................  Merrill Lynch Mortgage Investors,
                                           Inc. We are a Delaware corporation.
                                           Our principal offices are located at
                                           4 World Financial Center, 10th Floor,
                                           250 Vesey Street, New York, New York
                                           10080. Our main telephone number is
                                           212-449-1000. See "MERRILL LYNCH
                                           MORTGAGE INVESTORS, INC."

THE SECURITIES BEING OFFERED.............  The securities that will be offered by this prospectus and the related
                                           prospectus supplements consist of
                                           mortgage pass-through certificates.
                                           These certificates will be issued in
                                           series, and each series will, in
                                           turn, consist of one or more classes.
                                           Each class of offered certificates
                                           must, at the time of issuance, be
                                           assigned an investment grade rating
                                           by at least one nationally recognized
                                           statistical rating organization.
                                           Typically, the four highest rating
                                           categories, within which there may be
                                           sub-categories or gradations to
                                           indicate relative standing, signify
                                           investment grade. See "RATING".

                                           Each series of offered certificates
                                           will evidence beneficial ownership
                                           interests in a trust established by
                                           us and containing the assets
                                           described in this prospectus and the
                                           related prospectus supplement.

THE OFFERED CERTIFICATES
  MAY BE ISSUED WITH OTHER
  CERTIFICATES...........................  We may not publicly offer all the mortgage pass-through certificates
                                           evidencing interests in one of our
                                           trusts. We may elect to retain some
                                           of those certificates, to place some
                                           privately with institutional
                                           investors or to deliver some to the
                                           applicable seller as partial
                                           consideration for the related
                                           mortgage assets. In addition, some of
                                           those certificates may not satisfy
                                           the rating requirement for offered
                                           certificates described under "--The
                                           Securities Being Offered" above.

THE GOVERNING DOCUMENTS..................  In general, a pooling and servicing agreement or other similar agreement
                                           or collection of agreements will
                                           govern, among other things--

                                           o    the issuance of each series of
                                                offered certificates,

                                           o    the creation of and transfer of
                                                assets to the related trust, and

                                           o    the servicing and administration
                                                of those assets.

                                           The parties to the governing
                                           document(s) for a series of offered
                                           certificates will always include us
                                           and a trustee. We will be

                                       -4-

                                           responsible for establishing the
                                           trust relating to each series of
                                           offered certificates. In addition, we
                                           will transfer or arrange for the
                                           transfer of the initial trust assets
                                           to that trust. In general, the
                                           trustee for a series of offered
                                           certificates will be responsible for,
                                           among other things, making payments
                                           and preparing and disseminating
                                           various reports to the holders of
                                           those offered certificates.

                                           If the trust assets for a series of
                                           offered certificates include mortgage
                                           loans, the parties to the governing
                                           document(s) will also include--

                                           o    a master servicer that will
                                                generally be responsible for
                                                performing customary servicing
                                                duties with respect to those
                                                mortgage loans that are not
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect, and

                                           o    a special servicer that will
                                                generally be responsible for
                                                servicing and administering
                                                those mortgage loans that are
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect and real estate
                                                assets acquired as part of the
                                                related trust with respect to
                                                defaulted mortgage loans.

                                           The same person or entity, or
                                           affiliated entities, may act as both
                                           master servicer and special servicer
                                           for any trust.

                                           If the trust assets for a series of
                                           offered certificates include
                                           mortgage-backed securities, the
                                           parties to the governing document(s)
                                           may also include a manager that will
                                           be responsible for performing various
                                           administrative duties with respect to
                                           those mortgage-backed securities. If
                                           the related trustee assumes those
                                           duties, however, there will be no
                                           manager.

                                           In the related prospectus supplement,
                                           we will identify the trustee and any
                                           master servicer, special servicer or
                                           manager for each series of offered
                                           certificates and will describe their
                                           respective duties in further detail.
                                           See "DESCRIPTION OF THE GOVERNING
                                           DOCUMENTS".

CHARACTERISTICS OF THE
  MORTGAGE ASSETS.......................   The trust assets with respect to any
                                           series of offered certificates will,
                                           in general, include mortgage loans.
                                           Each of those mortgage loans will
                                           constitute the obligation of one or
                                           more persons to repay a debt. The
                                           performance of that obligation will
                                           be secured by a first or junior lien
                                           on, or security interest in, the
                                           ownership, leasehold or other
                                           interest(s) of the related borrower
                                           or another person in or with respect
                                           to one or more commercial or
                                           multifamily real properties. In
                                           particular, those properties may
                                           include:

                                           o    rental or cooperatively-owned
                                                buildings with multiple dwelling
                                                units;

                                       -5-

                                           o    retail properties related to the
                                                sale of consumer goods and other
                                                products, or related to
                                                providing entertainment,
                                                recreational or personal
                                                services, to the general public;

                                           o    office buildings;

                                           o    hospitality properties;

                                           o    casino properties;

                                           o    health care related facilities;

                                           o    industrial facilities;

                                           o    warehouse facilities,
                                                mini-warehouse facilities and
                                                self-storage facilities;

                                           o    restaurants, taverns and other
                                                establishments involved in the
                                                food and beverage industry;

                                           o    manufactured housing
                                                communities, mobile home parks
                                                and recreational vehicle parks;

                                           o    recreational and resort
                                                properties;

                                           o    arenas and stadiums;

                                           o    churches and other religious
                                                facilities;

                                           o    parking lots and garages;

                                           o    mixed use properties;

                                           o    other income-producing
                                                properties; and/or

                                           o    unimproved land.

                                           The mortgage loans underlying a
                                           series of offered certificates may
                                           have a variety of payment terms. For
                                           example, any of those mortgage
                                           loans--

                                           o    may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that is fixed over its
                                                term, that resets on one or more
                                                specified dates or that
                                                otherwise adjusts from time to
                                                time;

                                           o    may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that may be converted at
                                                the borrower's election from an
                                                adjustable to a fixed interest
                                                rate or from a fixed to an
                                                adjustable interest rate;

                                           o    may provide for no accrual of
                                                interest;

                                      -6-

                                           o    may provide for level payments
                                                to stated maturity, for payments
                                                that reset in amount on one or
                                                more specified dates or for
                                                payments that otherwise adjust
                                                from time to time to accommodate
                                                changes in the mortgage interest
                                                rate or to reflect the
                                                occurrence of specified events;

                                           o    may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing,
                                                with a substantial payment of
                                                principal due on its stated
                                                maturity date;

                                           o    may permit the negative
                                                amortization or deferral of
                                                accrued interest;

                                           o    may prohibit some or all
                                                voluntary prepayments or require
                                                payment of a premium, fee or
                                                charge in connection with those
                                                prepayments;

                                           o    may permit defeasance and the
                                                release of real property
                                                collateral in connection with
                                                that defeasance;

                                           o    may provide for payments of
                                                principal, interest or both, on
                                                due dates that occur monthly,
                                                bi-monthly, quarterly,
                                                semi-annually, annually or at
                                                some other interval; and/or

                                           o    may have two or more component
                                                parts, each having
                                                characteristics that are
                                                otherwise described in this
                                                prospectus as being attributable
                                                to separate and distinct
                                                mortgage loans.

                                           Most, if not all, of the mortgage
                                           loans underlying a series of offered
                                           certificates will be secured by liens
                                           on real properties located in the
                                           United States, its territories and
                                           possessions. However, some of those
                                           mortgage loans may be secured by
                                           liens on real properties located
                                           outside the United States, its
                                           territories and possessions, provided
                                           that foreign mortgage loans do not
                                           represent more than 10% of the
                                           related mortgage asset pool, by
                                           balance.

                                           We do not originate mortgage loans.
                                           However, some or all of the mortgage
                                           loans included in one of our trusts
                                           may be originated by our affiliates.

                                           Neither we nor any of our affiliates
                                           will guarantee or insure repayment of
                                           any of the mortgage loans underlying
                                           a series of offered certificates.
                                           Unless we expressly state otherwise
                                           in the related prospectus supplement,
                                           no governmental agency or
                                           instrumentality will guarantee or
                                           insure repayment of any of the
                                           mortgage loans underlying a series of
                                           offered certificates. See
                                           "DESCRIPTION OF THE TRUST ASSETS--
                                           Mortgage Loans".

                                      -7-

                                           The trust assets with respect to any
                                           series of offered certificates may
                                           also include mortgage participations,
                                           mortgage pass-through certificates,
                                           collateralized mortgage obligations
                                           and other mortgage-backed securities,
                                           that evidence an interest in, or are
                                           secured by a pledge of, one or more
                                           mortgage loans of the type described
                                           above. We will not include a
                                           mortgage-backed security among the
                                           trust assets with respect to any
                                           series of offered certificates
                                           unless--

                                           o    the security has been registered
                                                under the Securities Act of
                                                1933, as amended, or

                                           o    we would be free to publicly
                                                resell the security without
                                                registration.

                                           See "DESCRIPTION OF THE TRUST ASSETS
                                           --Mortgage-Backed Securities".

                                           We will describe the specific
                                           characteristics of the mortgage
                                           assets underlying a series of offered
                                           certificates in the related
                                           prospectus supplement.

                                           In general, the total outstanding
                                           principal balance of the mortgage
                                           assets transferred by us to any
                                           particular trust will equal or exceed
                                           the initial total outstanding
                                           principal balance of the related
                                           series of certificates. In the event
                                           that the total outstanding principal
                                           balance of the related mortgage
                                           assets initially delivered by us to
                                           the related trustee is less than the
                                           initial total outstanding principal
                                           balance of any series of
                                           certificates, we may deposit or
                                           arrange for the deposit of cash or
                                           liquid investments on an interim
                                           basis with the related trustee to
                                           cover the shortfall. For 90 days
                                           following the date of initial
                                           issuance of that series of
                                           certificates, we will be entitled to
                                           obtain a release of the deposited
                                           cash or investments if we deliver or
                                           arrange for delivery of a
                                           corresponding amount of mortgage
                                           assets. If we fail, however, to
                                           deliver mortgage assets sufficient to
                                           make up the entire shortfall within
                                           that 90-day period, any of the cash
                                           or, following liquidation,
                                           investments remaining on deposit with
                                           the related trustee will be used by
                                           the related trustee to pay down the
                                           total principal balance of the
                                           related series of certificates, as
                                           described in the related prospectus
                                           supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS...........   If so specified in the related
                                           prospectus supplement, we or another
                                           specified person or entity may be
                                           permitted, at our or its option, but
                                           subject to the conditions specified
                                           in that prospectus supplement, to
                                           acquire from the related trust
                                           particular mortgage assets underlying
                                           a series of certificates in exchange
                                           for:

                                           o    cash that would be applied to
                                                pay down the principal balances
                                                of certificates of that series;
                                                and/or

                                      -8-

                                           o    other mortgage loans or
                                                mortgage-backed securities
                                                that--

                                                1.  conform to the description
                                                    of mortgage assets in this
                                                    prospectus, and

                                                2.  satisfy the criteria set
                                                    forth in the related
                                                    prospectus supplement.

                                           If so specified in the related
                                           prospectus supplement, the related
                                           trustee may be authorized or
                                           required, to apply collections on the
                                           mortgage assets underlying a series
                                           of offered certificates to acquire
                                           new mortgage loans or mortgage-backed
                                           securities that--

                                           o    conform to the description of
                                                mortgage assets in this
                                                prospectus, and

                                           o    satisfy the criteria set forth
                                                in the related prospectus
                                                supplement.

                                           No replacement of mortgage assets or
                                           acquisition of new mortgage assets
                                           will be permitted if it would result
                                           in a qualification, downgrade or
                                           withdrawal of the then-current rating
                                           assigned by any rating agency to any
                                           class of affected offered
                                           certificates.

                                           Further, if so specified under
                                           circumstances described in the
                                           related prospectus supplement, a
                                           certificateholder of a series of
                                           certificates that includes offered
                                           certificates may exchange the
                                           certificates it holds for one or more
                                           of the mortgage loans or
                                           mortgage-backed securities
                                           constituting part of the mortgage
                                           pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES..........................  An offered certificate may entitle the holder to receive:

                                           o    a stated principal amount;

                                           o    interest on a principal balance
                                                or notional amount, at a fixed,
                                                variable or adjustable
                                                pass-through rate;

                                           o    specified, fixed or variable
                                                portions of the interest,
                                                principal or other amounts
                                                received on the related mortgage
                                                assets;

                                           o    payments of principal, with
                                                disproportionate, nominal or no
                                                payments of interest;

                                           o    payments of interest, with
                                                disproportionate, nominal or no
                                                payments of principal;

                                      -9-

                                           o    payments of interest or
                                                principal that commence only as
                                                of a specified date or only
                                                after the occurrence of
                                                specified events, such as the
                                                payment in full of the interest
                                                and principal outstanding on one
                                                or more other classes of
                                                certificates of the same series;

                                           o    payments of principal to be
                                                made, from time to time or for
                                                designated periods, at a rate
                                                that is--

                                                1.  faster and, in some cases,
                                                    substantially faster, or

                                                2.  slower and, in some cases,
                                                    substantially slower,

                                                than the rate at which payments
                                                or other collections of
                                                principal are received on the
                                                related mortgage assets;

                                           o    payments of principal to be
                                                made, subject to available
                                                funds, based on a specified
                                                principal payment schedule or
                                                other methodology; or

                                           o    payments of all or part of the
                                                prepayment or repayment
                                                premiums, fees and charges,
                                                equity participations payments
                                                or other similar items received
                                                on the related mortgage assets.

                                           Any class of offered certificates may
                                           be senior or subordinate to one or
                                           more other classes of certificates of
                                           the same series, including a
                                           non-offered class of certificates of
                                           that series, for purposes of some or
                                           all payments and/or allocations of
                                           losses.

                                           A class of offered certificates may
                                           have two or more component parts,
                                           each having characteristics that are
                                           otherwise described in this
                                           prospectus as being attributable to
                                           separate and distinct classes.

                                           We will describe the specific
                                           characteristics of each class of
                                           offered certificates in the related
                                           prospectus supplement. See
                                           "DESCRIPTION OF THE CERTIFICATES".

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY-RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES.........................   Some classes of offered certificates
                                           may be protected in full or in part
                                           against defaults and losses, or
                                           select types of defaults and losses,
                                           on the related mortgage assets
                                           through the subordination of one or
                                           more other classes of certificates of
                                           the same series or by other types of
                                           credit support. The other types of
                                           credit support may include a letter
                                           of credit, a surety bond, an
                                           insurance policy, a guarantee or a
                                           reserve fund. We will describe the
                                           credit support, if any, for each
                                           class of offered certificates in the
                                           related prospectus supplement.

                                      -10-

                                           The trust assets with respect to any
                                           series of offered certificates may
                                           also include any of the following
                                           agreements:

                                           o    guaranteed investment contracts
                                                in accordance with which moneys
                                                held in the funds and accounts
                                                established with respect to
                                                those offered certificates will
                                                be invested at a specified rate;

                                           o    interest rate exchange
                                                agreements, interest rate cap or
                                                floor agreements, or other
                                                agreements and arrangements
                                                designed to reduce the effects
                                                of interest rate fluctuations on
                                                the related mortgage assets or
                                                on one or more classes of those
                                                offered certificates; or

                                           o    currency exchange agreements or
                                                other agreements and
                                                arrangements designed to reduce
                                                the effects of currency exchange
                                                rate fluctuations with respect
                                                to the related mortgage assets
                                                and one or more classes of those
                                                offered certificates.

                                           We will describe the types of
                                           reinvestment, interest rate and
                                           currency related protection, if any,
                                           for each class of offered
                                           certificates in the related
                                           prospectus supplement.

                                           See "RISK FACTORS", "DESCRIPTION OF
                                           THE TRUST ASSETS" and "DESCRIPTION OF
                                           CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS.......................  If the trust assets for a series of offered certificates include mortgage
                                           loans, then, as and to the extent
                                           described in the related prospectus
                                           supplement, the related master
                                           servicer, the related special
                                           servicer, the related trustee, any
                                           related provider of credit support
                                           and/or any other specified person may
                                           be obligated to make, or may have the
                                           option of making, advances with
                                           respect to those mortgage loans to
                                           cover--

                                           o    delinquent scheduled payments of
                                                principal and/or interest, other
                                                than balloon payments,

                                           o    property protection expenses,

                                           o    other servicing expenses, or

                                           o    any other items specified in the
                                                related prospectus supplement.

                                           Any party making advances will be
                                           entitled to reimbursement from
                                           subsequent recoveries on the related
                                           mortgage loan and as otherwise
                                           described in this prospectus or the
                                           related prospectus supplement. That
                                           party may also be entitled to receive
                                           interest

                                      -11-

                                           on its advances for a specified
                                           period. See "DESCRIPTION OF THE
                                           CERTIFICATES--Advances".

                                           If the trust assets for a series of
                                           offered certificates include
                                           mortgage-backed securities, we will
                                           describe in the related prospectus
                                           supplement any comparable advancing
                                           obligations with respect to those
                                           mortgage-backed securities or the
                                           underlying mortgage loans.

OPTIONAL TERMINATION.....................  We will describe in the related prospectus supplement any
                                           circumstances in which a specified
                                           party is permitted or obligated to
                                           purchase or sell any of the mortgage
                                           assets underlying a series of offered
                                           certificates. In particular, a master
                                           servicer, special servicer or other
                                           designated party may be permitted or
                                           obligated to purchase or sell--

                                           o    all the mortgage assets in any
                                                particular trust, thereby
                                                resulting in a termination of
                                                the trust, or

                                           o    that portion of the mortgage
                                                assets in any particular trust
                                                as is necessary or sufficient to
                                                retire one or more classes of
                                                offered certificates of the
                                                related series.

                                           See "DESCRIPTION OF THE CERTIFICATES
                                           --Termination".

FEDERAL INCOME TAX CONSEQUENCES..........  Any class of offered certificates will constitute or evidence ownership
                                           of:

                                           o    regular interests or residual
                                                interests in a real estate
                                                mortgage investment conduit
                                                under Sections 860A through 860G
                                                of the Internal Revenue Code of
                                                1986; or

                                           o    interests in a grantor trust
                                                under Subpart E of Part I of
                                                Subchapter J of the Internal
                                                Revenue Code of 1986.

                                           See "FEDERAL INCOME TAX
                                           CONSEQUENCES".

ERISA CONSIDERATIONS.....................  If you are a fiduciary of an employee benefit plan or other retirement plan
                                           or arrangement, you should review
                                           with your legal advisor whether the
                                           purchase or holding of offered
                                           certificates could give rise to a
                                           transaction that is prohibited or is
                                           not otherwise permissible under
                                           applicable law. See "ERISA
                                           CONSIDERATIONS".

LEGAL INVESTMENT.........................  If your investment authority is subject to legal investment laws and
                                           regulations, regulatory capital
                                           requirements or review by regulatory
                                           authorities, then you may be subject
                                           to restrictions on investment in the
                                           offered certificates. You should
                                           consult your legal advisor to
                                           determine whether and to what extent
                                           the offered certificates constitute a
                                           legal investment for you. We will

                                      -12-

                                           specify in the related prospectus
                                           supplement which classes of the
                                           offered certificates, if any, will
                                           constitute mortgage related
                                           securities for purposes of the
                                           Secondary Mortgage Market Enhancement
                                           Act of 1984, as amended. See "LEGAL
                                           INVESTMENT".

                                      -13-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT
WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED
NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED
CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o   the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -14-

     o   legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o   investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
         and

     o   investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -15-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o   an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o   a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o   the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o   the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of

                                      -16-

principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -17-

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -18-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                      -19-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

                                      -20-

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

                                      -21-

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -22-

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover

                                      -23-

the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

                                      -24-

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -25-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -26-

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                      -27-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                                      -28-

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -29-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

                                      -30-

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws".

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

                                      -31-

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In

                                      -32-

addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

                                      -33-

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. Person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          Persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates".

                                      -34-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.

                                      -35-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

                                      -36-

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      -37-

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

                                      -38-

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

                                      -39-

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

     Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with

                                      -40-

respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

                                      -41-

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

                                      -42-

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if

                                      -43-

vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

                                      -44-

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

                                      -45-

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

                                      -46-

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                      -47-

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care Related Properties. Health care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

                                      -48-

     o    in some cases, assisted living centers and housing for seniors.

     Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                                      -49-

     Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-

                                      -50-

warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses

                                      -51-

to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

                                      -52-

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

                                      -53-

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                                      -54-

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

                                      -55-

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

                                      -56-

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

                                      -57-

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

                                      -58-

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance".

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

                                      -59-

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                      -60-

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

                                      -61-

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

                                      -62-

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

                                      -63-

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing

                                      -64-

offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

                                      -65-

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

                                      -66-

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

                                      -67-

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

                                      -68-

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

                                      -69-

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                                      -70-

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto; and

     o    acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th
Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is
212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -71-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable

                                      -72-

in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

                                      -73-

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                      -74-

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                                      -75-

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                      -76-

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment", or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

                                      -77-

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -78-

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other

                                      -79-

things, delivery of instructions by the applicable member
organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

                                      -80-

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued under the Governing
Document. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued under that
Governing Document and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the

                                      -81-

Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS,
INC."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

                                      -82-

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

                                      -83-

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

                                      -84-

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the

                                      -85-

master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective affiliates, shareholders, partners, members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

                                      -86-

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective affiliates, shareholders, partners, members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing
Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

                                      -87-

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

     No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

     o    the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

     o    the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute an action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith,
          and

     o    the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2.   to correct, modify or supplement any provision in the Governing
               Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
               Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that
               requirement;

          5.   to relax or eliminate any requirement under the Governing
               Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                                      -88-

          6.   to comply with any requirements imposed by the Internal Revenue
               Code or any final, temporary or, in some cases, proposed
               regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

          7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

          8.   to otherwise modify or delete existing provisions of the
               Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the
Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

                                      -89-

     Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control" persons within the meaning of the Securities Act of 1933, as amended, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

                                      -90-

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing Document for that series or to make any investigation of matters arising under the
Governing Document or to institute, conduct or defend any litigation under or in relation to the Governing Document at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the
Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

                                      -91-

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more

                                      -92-

letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of

                                      -93-

those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans".

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

                                      -94-

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default

                                      -95-

amount and the purchaser may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -96-

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

                                      -97-

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -98-

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties

                                      -99-

located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a o foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on

                                     -100-

the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from

                                     -101-

enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                     -102-

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in

                                     -103-

lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                      -104-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                     -105-

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                     -106-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                     -107-

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX
CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -108-

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -109-

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -110-

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                     -111-

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                     -112-

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following payment date.
The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                                     -113-

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments

                                     -114-

that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                     -115-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                     -116-

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                     -117-

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                     -118-

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                     -119-

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                     -120-

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                     -121-

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                     -122-

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                     -123-

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the

                                     -124-

alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

                                     -125-

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                     -126-

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate

                                     -127-

          based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

                                     -128-

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

                                     -129-

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

                                     -130-

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

                                     -131-

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                     -132-

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                     -133-

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

                                     -134-

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which...[are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                     -135-

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                     -136-

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                     -137-

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                     -138-

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

                                     -139-

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the

                                     -140-

related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include

                                     -141-

as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                     -142-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

                                     -143-

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless

                                     -144-

we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

                                     -145-

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

                                     -146-

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate", the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager";

                                     -147-

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager".

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are

                                     -148-

contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c)
of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

                                     -149-

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as
Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of

                                     -150-

securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                     -151-

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

                                     -152-

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

                                     -153-

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -154-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

                                     -155-

     "Fannie Mae" means the Federal National Mortgage Association.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

                                     -156-

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -157-

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2005-MCP1.xls". The spreadsheet file "MLMT 2005-MCP1.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until September 23, 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,590,262,000
                                  (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-MCP1
                                    as Issuer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MCP1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                            PNC CAPITAL MARKETS, INC.

                               WACHOVIA SECURITIES

                                  June 21, 2005

================================================================================